Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-253693

Prospectus Supplement to Prospectus dated March 1, 2021

£1,500,000,000 9.250% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities

Barclays PLC

We, Barclays PLC (the “Issuer”), are issuing £1,500,000,000 aggregate principal amount of 9.250% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (the “Securities”). From (and including) the Issue Date (as defined herein) to (but excluding) March 15, 2029 (such date and each fifth (5th) anniversary thereafter being a “Reset Date”), the interest rate on the Securities will be 9.250% per annum. From (and including) each Reset Date to (but excluding) the next following Reset Date, the applicable per annum interest rate will be equal to the sum, as determined by the Calculation Agent (as defined herein), of the applicable Mid-Market Swap Rate (as defined herein) on the relevant Reset Determination Date (as defined herein) and 5.639%, converted to a quarterly rate in accordance with market convention as instructed by the Issuer (rounded to three decimal places, with 0.0005 rounded down). The interest rate following any Reset Date may be less than the initial interest rate and/or the interest rate that applies immediately prior to such Reset Date. Subject to the conditions described herein, interest, if any, will be payable quarterly in arrear on March 15, June 15, September 15 and December 15 of each year (each, an “Interest Payment Date”), commencing on June 15, 2023.

We will apply to the London Stock Exchange plc (the “LSE”) for the Securities to be admitted to trading on the LSE’s International Securities Market (the “ISM”).

The ISM is not a regulated market for the purposes of MiFID II or U.K. MiFIR (each as defined herein). The ISM is a market designated for professional investors. Securities admitted to trading on the ISM are not admitted to the Official List of the U.K. Financial Conduct Authority (the “FCA”). The LSE has not approved or verified the contents of either this prospectus supplement or the accompanying prospectus. Neither this prospectus supplement nor the accompanying prospectus comprises (i) a prospectus or listing particulars for the purposes of Part VI of the Financial Services and Markets Act 2000, as amended (the “FSMA”) or (ii) a prospectus for the purposes of Regulation (EU) 2017/1129 or Regulation (EU) 2017/1129 as it forms part of domestic law of the United Kingdom (“U.K.”) by virtue of the European Union (Withdrawal) Act 2018 (the “Withdrawal Act”).

As described in this prospectus supplement, the terms of the Securities provide that interest on the Securities will be due and payable only at the sole discretion of the Issuer, and the Issuer shall have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any Interest Payment Date. As described herein, the terms of the Securities also provide for circumstances under which the Issuer shall be restricted from making an interest payment (in whole or in part) on the Securities on an Interest Payment Date, and the interest payable in respect of any such Interest Payment Date shall be deemed cancelled (in whole or in part) and therefore not due and payable. Interest will only be due and payable on an Interest Payment Date to the extent it is not cancelled or deemed cancelled in accordance with the terms of the Securities and as further described herein. Any interest cancelled or deemed cancelled (in each case, in whole or in part) in accordance with the terms of the Securities and as further described herein shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation.

The Securities are perpetual and have no fixed maturity or fixed redemption date. As a result of the fact that the Securities are perpetual securities and that interest on the Securities will be due and payable only at our sole discretion and that we may cancel (in whole or in part) any interest payment at any time, we are not required to make any payment of the principal amount of the Securities at any time prior to our winding-up or administration and you may not receive interest on any Interest Payment Date.

The Securities will constitute our direct, unsecured and subordinated obligations, ranking pari passu without any preference among themselves, as described herein. The Securities will be in registered form in minimum denominations of £200,000 and in integral multiples of £1,000 in excess thereof.

As described herein, we may, at our option, redeem the Securities, in whole but not in part, on (i) any day falling in the period commencing on (and including) September 15, 2028 and ending on (and including) the first Reset Date or (ii) any day falling in the period commencing on (and including) the date that is six months before any subsequent Reset Date and ending on (and including) such Reset Date at 100% of their principal amount, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described herein) to (but excluding) the date fixed for redemption.

As described herein, we may also, at our option, redeem the Securities, in whole but not in part, at any time in the event of a change in certain U.K. regulatory capital requirements or upon the occurrence of certain tax events as described herein at 100% of their principal amount, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described herein) to (but excluding) the date fixed for redemption.

If a Capital Adequacy Trigger Event (as defined herein) occurs, then an Automatic Conversion (as defined herein) will occur on the Conversion Date (as defined herein), at which point all of the Issuer’s obligations under the Securities (other than certain Issuer obligations in connection with the Conversion Shares Offer (as defined herein), if any, which are referred to herein as the CSO Obligations) shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares (as defined herein) to the Conversion Shares Depository (as defined herein) (or other relevant recipient as described herein), and under no circumstances shall such released obligations be reinstated. The Conversion Shares shall initially be registered in the name of the Conversion Shares Depository (which shall hold the Conversion Shares on behalf of the holders of the Securities) or the relevant recipient in accordance with the terms of Securities. As more fully described herein, the Issuer may elect, in its sole and absolute discretion, that a Conversion Shares Offer be made by the Conversion Shares Depository to all or some of the then existing shareholders of the Issuer. The realizable value of any Conversion Shares received by a holder of the Securities following an Automatic Conversion may be significantly less than the Conversion Price (as defined herein) of £1.65 initially and holders of the Securities could lose all or part of their investment in the Securities as a result of the Automatic Conversion.

Following an Automatic Conversion, the Securities shall remain in existence until the applicable Cancellation Date (as defined herein) for the sole purpose of evidencing (a) the holder’s right to receive Conversion Shares or Conversion Shares Offer Consideration (as defined herein), as applicable, from the Conversion Shares Depository and (b) the Issuer’s CSO Obligations, if any. All obligations of the Issuer under the Securities (except for the CSO Obligations, if any) shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository (or other relevant recipient as described herein) on the Conversion Date.

IMPORTANT—PRIIPs REGULATION / PROHIBITION OF SALES TO EEA RETAIL INVESTORS. The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

IMPORTANT—U.K. PRIIPs REGULATION / PROHIBITION OF SALES TO U.K. RETAIL INVESTORS. The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the U.K. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law of the U.K. by virtue of the Withdrawal Act; or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the U.K. by virtue of the Withdrawal Act (“U.K. MiFIR”). Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law of the U.K. by virtue of the Withdrawal Act (the “U.K. PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation.

In addition to the above, pursuant to the U.K. Financial Conduct Authority Conduct of Business Sourcebook (“COBS”) the Securities are not intended to be offered, sold or otherwise made available and should not be offered, sold or otherwise made available to retail clients (as defined in COBS 3.4) in the U.K.

U.K. MIFIR PRODUCT GOVERNANCE / PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET—Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Securities has led to the conclusion that: (i) the target market for the Securities is only eligible counterparties, as defined in COBS, and professional clients, as defined in U.K. MiFIR; and (ii) all channels for distribution of the Securities to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Securities (a “Distributor”) should take into consideration the manufacturers’ target market assessment; however, a Distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “U.K. MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the Securities (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Singapore SFA Product Classification—In connection with Section 309B of the Securities and Futures Act 2001 of Singapore (the “SFA”) and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the Securities are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16 Notice on Recommendations on Investment Products).

The Issuer is not a bank nor an authorized deposit-taking institution which is authorized under the Banking Act 1959 (Cth) of Australia (the “Australian Banking Act”) nor is it authorized to carry on banking business under the Australian Banking Act. The Securities are not obligations of any government and, in particular, are not guaranteed by the Commonwealth of Australia. The Issuer is not supervised by the Australian Prudential Regulation Authority. Securities that are offered for issue or sale or transferred in, or into, Australia are offered only in circumstances that would not require disclosure to investors under Part 6D.2 or Part 7.9 of the Corporations Act 2001 of Australia and issued and transferred in compliance with the terms of the exemption from compliance with section 66 of the Australian Banking Act that is available to the Issuer. Such Securities are issued or transferred in, or into, Australia in parcels of not less than A$500,000 in aggregate principal amount. An investment in any Securities issued by the Issuer will not be covered by the depositor protection provisions in section 13A of the Australian Banking Act and will not be covered by the Australian government’s bank deposit guarantee (also commonly referred to as the Financial Claims Scheme) under the Australian Banking Act.

Notwithstanding and to the exclusion of any other term of the Securities or any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Securities (or the Trustee on behalf of the holders of the Securities), by acquiring the Securities, each holder and beneficial owner of the Securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power (as defined in the accompanying prospectus) by the Relevant U.K. Resolution Authority (as defined in the accompanying prospectus) that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Securities; (ii) the conversion of all, or a portion of, the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Issuer or another person (and the issue to, or conferral on, the holder or beneficial owner of the Securities, of such shares, securities or obligations); (iii) the cancellation of the Securities; and/or (iv) the amendment or alteration of the maturity, if any, of the Securities, or the amendment of the amount of interest due on the Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the Securities solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-in Power. For more information, see “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power” below and the section entitled “Description of Contingent Capital Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the accompanying prospectus.

By its acquisition of the Securities, each holder and beneficial owner of the Securities acknowledges, accepts, consents and agrees to be bound by and consents to the determinations made by the Issuer, the Independent Adviser, the Trustee, the Principal Paying Agent, the Calculation Agent or other relevant entities, as applicable, to determine the Subsequent Interest Rate in the event the Issuer determines that a Benchmark Event has occurred or that there is a Successor Rate, including as may occur without any prior notice from the Issuer and without the need for the Issuer to obtain any further consent from holders and beneficial owners of the

Securities to implement consequential amendments to the Indenture and other agreements or documents relating to the Securities. For more information, see the sections entitled “Description of Contingent Capital Securities—Determination of Subsequent Interest Rate” and “Description of Contingent Capital Securities—Agreement with Respect to the Determination of the Subsequent Interest Rate.”

By its acquisition of the Securities, each holder and beneficial owner of the Securities, to the extent permitted by the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), also waives any and all claims against The Bank of New York Mellon, London Branch, as trustee (the “Trustee”) for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Securities. For more information, see “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power” below and the section entitled “Description of Contingent Capital Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the accompanying prospectus.

Investing in the Securities involves risks. We encourage you to read and carefully consider this document in its entirety, in particular the risk factors beginning on page S-25 of this prospectus supplement and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of the factors you should carefully consider before deciding to invest in the Securities.

Neither the U.S. Securities and Exchange Commission nor any U.S. state securities commission has approved or disapproved of the Securities or determined that this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of Barclays PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation, the Canada Deposit Insurance Corporation or any other governmental agency of the United States, the U.K., Canada or any other jurisdiction.

	Price to Public(1)	Underwriting Compensation	Proceeds, before expenses, to Barclays PLC
Per Security	100.000%	1.000%	99.000%
Total	£1,500,000,000	£15,000,000	£1,485,000,000

Note:
(1)	Plus accrued interest, if any, from and including March 6, 2023.

The Securities will be issued in registered form. The Securities will be represented by one global certificate that will be deposited with a common depositary for Euroclear and/or Clearstream, Luxembourg (each as defined herein), and registered in the name of such common depositary or its nominee. Holders of the Securities will hold beneficial interests in the Securities through Clearstream, Luxembourg and/or Euroclear and their respective direct and indirect participants and such direct and indirect participants will record such beneficial interest on their books.

The underwriters expect to deliver the Securities to purchasers in book-entry form only through the facilities of Clearstream, Luxembourg, and/or Euroclear, on or about March 6, 2023.

By its acquisition of the Securities, each holder and beneficial owner of the Securities shall also be deemed to have (i) acknowledged and agreed that an interest payment shall not be due and payable on the relevant Interest Payment Date if it has been cancelled or deemed cancelled (in each case, in whole or in part) for any reason in accordance with the terms of the Securities, (ii) consented to (x) the Automatic Conversion, including the appointment of a Conversion Shares Depository and the issuance of the Conversion Shares thereto (or any related Conversion Shares Offer Consideration, including the appointment of any Conversion Shares Offer Agent (as defined herein) and the sale of the Conversion Shares by the Conversion Shares Depository), and acknowledged that such Automatic Conversion of its Securities (and any related Conversion Shares Offer) may occur without any further action on the part of such holder or beneficial owner or the Trustee and (y) the exercise of any U.K. Bail-in Power as it may be imposed without any prior notice by the Relevant U.K. Resolution Authority of its decision to exercise such power with respect to the Securities and (iii) authorized, directed and requested Clearstream, Luxembourg and/or Euroclear, their respective direct participants or any other intermediary through which they hold such Securities to take any and all necessary action, if required, to implement (x) the Automatic Conversion (including any related Conversion Shares Offer) and (y) the exercise of any U.K. Bail-in Power with respect to the Securities as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.

Sole Structuring Adviser and Sole Bookrunner

Barclays

Joint Lead Managers

BBVA	BNP PARIBAS	Citigroup	Commerzbank

J.P. Morgan	Lloyds Bank Corporate Markets	Mizuho	Nordea

Société Générale Corporate & Investment Banking	TD Securities	UBS Investment Bank	UniCredit

Senior Co-Managers

ANZ	BMO Capital Markets	CaixaBank	CIBC Capital Markets

Danske Markets	DZ Financial Markets LLC	MUFG	Rabobank

Raiffeisen Bank International	Santander	Swedbank

Prospectus Supplement dated February 27, 2023

PROSPECTUS SUPPLEMENT

Suitability of Investment in the Securities

The Securities discussed in this prospectus supplement are high risk and complex financial instruments and such instruments may be purchased by investors as a way to enhance yield with an understood, measured, appropriate addition of risk to their overall portfolios. Each potential investor in the Securities must determine the suitability of that investment in light of its own circumstances. In particular, each potential investor should:

(i)

have sufficient knowledge and experience to make a meaningful evaluation of the Securities, the merits and risk of investing in the Securities and the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus;

(ii)

have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the Securities and the impact such investment will have on its overall investment portfolio;

(iii)

have sufficient financial resources and liquidity to bear all of the risks of an investment in the Securities or where the currency for principal or interest payments is different from the currency in which such investor’s financial activities are principally denominated;

(iv)

understand thoroughly the terms of the Securities, such as the provisions governing an Automatic Conversion (including, in particular, the circumstances under which a Capital Adequacy Trigger Event may occur) and the situations in which interest payments may be cancelled or deemed cancelled and be familiar with the resolution regime applicable to the Group, including the possibility that the Securities may become subject to write-down or conversion if the resolution powers are exercised;

(v)

be able to evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks; and

(vi)	understand the accounting, legal, regulatory and tax implications of a purchase, and the holding and disposal of an investment in the Securities.

The investment activities of certain investors are subject to legal investment laws and regulations, or review or regulation by certain authorities. Each potential investor should consult its legal advisers to determine whether and to what extent: (i) the Securities are legal investments for it; (ii) the Securities can be used as collateral for various types of borrowing; and (iii) other restrictions apply to its purchase or pledge of the Securities. Financial institutions should consult their legal advisors or the appropriate regulators to determine the appropriate treatment of the Securities under any applicable risk-based capital or similar rules.

Prior to making an investment decision, potential investors should consider carefully, in light of their own financial circumstances and investment objectives, all the information included and incorporated by reference in this prospectus supplement and the accompanying prospectus.

PROHIBITION ON MARKETING AND SALES TO RETAIL INVESTORS

1.

The Securities are complex financial instruments and are not a suitable or appropriate investment for all investors, especially retail investors. In some jurisdictions, regulatory authorities have adopted or published laws, regulations or guidance with respect to the offer or sale of securities such as the Securities. Potential investors in the Securities should inform themselves of, and comply with, any applicable laws, regulations or regulatory guidance with respect to any resale of the Securities (or any beneficial interests therein).

2. (a)	In the U.K., the COBS requires, in summary, that the Securities should not be offered or sold to retail clients (as defined in COBS 3.4 and each a “retail client”) in the U.K.

(b)	Certain of the underwriters are required to comply with the COBS.

(c)

By purchasing, or making or accepting an offer to purchase, any Securities (or a beneficial interest in such Securities) from the Issuer and/or the underwriters, each prospective investor represents, warrants, agrees with and undertakes to the Issuer and each of the underwriters that:

(i)	it is not a retail client in the U.K.; and

(ii)

it will not sell or offer the Securities (or any beneficial interest therein) to retail clients in the U.K. or communicate (including the distribution of this prospectus supplement or the accompanying prospectus) or approve an invitation or inducement to participate in, acquire or underwrite the Securities (or any beneficial interests therein) where that invitation or inducement is addressed to or disseminated in such a way that it is likely to be received by a retail client in the U.K.

(d)	In selling or offering the Securities or making or approving communications relating to the Securities, prospective investors may not rely on the limited exemptions set out in the COBS.

3.

The obligations in paragraph 2 above are in addition to the need to comply at all times with all other applicable laws, regulations and regulatory guidance (whether inside or outside the EEA or the U.K.) relating to the promotion, offering, distribution and/or sale of the Securities (or any beneficial interests therein), whether or not specifically mentioned in this prospectus supplement or the accompanying prospectus, including (without limitation) any requirements under MiFID II or the U.K. FCA Handbook as to determining the appropriateness and/or suitability of an investment in the Securities (or any beneficial interests therein) for investors in any relevant jurisdiction.

4.

Where acting as agent on behalf of a disclosed or undisclosed client when purchasing, or making or accepting an offer to purchase, any Securities (or any beneficial interests therein) from the Issuer and/ or the underwriters the foregoing representations, warranties, agreements and undertakings will be given by and be binding upon both the agent and its underlying client.

IMPORTANT—PRIIPs REGULATION / PROHIBITION OF SALES TO EEA RETAIL INVESTORS. The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

U.K. MIFIR PRODUCT GOVERNANCE / PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET—Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Securities has led to the conclusion that: (i) the target market for the Securities is only eligible counterparties, as defined in COBS, and professional clients, as defined in U.K. MiFIR; and (ii) all channels for distribution of the Securities to eligible counterparties and professional clients are appropriate. A Distributor should take into consideration the manufacturers’ target market assessment; however, a Distributor subject to the U.K. MiFIR Product Governance Rules is responsible for undertaking its own target market assessment in respect of the Securities (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

IMPORTANT—U.K. PRIIPs REGULATION / PROHIBITION OF SALES TO U.K. RETAIL INVESTORS. The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the U.K. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law of the U.K. by virtue of the Withdrawal Act; or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of U.K. MiFIR. Consequently no key information document required by the U.K. PRIIPs Regulation for offering or selling the Securities or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation.

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the Securities are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16 Notice on Recommendations on Investment Products).

FORWARD-LOOKING STATEMENTS

This prospectus supplement and certain documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to the Group (as defined below). We caution readers that no forward-looking statement is a guarantee of future performance and that actual results or other financial condition or performance measures could differ materially from those contained in the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as “may,” “will,” “seek,” “continue,” “aim,” “anticipate,” “target,” “projected,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “achieve” or other words of similar meaning. Examples of forward-looking statements include, among others, statements or guidance regarding or relating to the Group’s future financial position, income levels, costs, assets and liabilities, impairment charges, provisions, capital, leverage and other regulatory ratios, capital distributions (including dividend policy and share buybacks), return on tangible equity, projected levels of growth in banking and financial markets, industry trends, any commitments and targets (including environmental, social and governance (“ESG”) commitments and targets), business strategy, plans and objectives for future operations and other statements that are not historical or current facts. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements speak only as at the date on which they are made. Forward-looking statements may be affected by a number of factors, including, without limitation: changes in legislation, regulation and the interpretation thereof, changes in International Financial Reporting Standards (“IFRS”) and other accounting standards, including practices with regard to the interpretation and application thereof and emerging and developing ESG reporting standards; the outcome of current and future legal proceedings and regulatory investigations; the policies and actions of governmental and regulatory authorities; the Group’s ability along with governments and other stakeholders to measure, manage and mitigate the impacts of climate change effectively; environmental, social and geopolitical risks and incidents and similar events beyond the Group’s control; the impact of competition; capital, leverage and other regulatory rules applicable to past, current and future periods; U.K., United States (“U.S.”), Eurozone and global macroeconomic and business conditions, including inflation; volatility in credit and capital markets; market related risks such as changes in interest rates and foreign exchange rates; higher or lower asset valuations; changes in credit ratings of any entity within the Group or any securities issued by it; changes in counterparty risk; changes in consumer behavior; the direct and indirect consequences of the Russia-Ukraine war on European and global macroeconomic conditions, political stability and financial markets; direct and indirect impacts of the coronavirus (“COVID-19”) pandemic; instability as a result of the U.K.’s exit from the European Union (“EU”), the effects of the EU-U.K. Trade and Cooperation Agreement and any disruption that may subsequently result in the U.K. and globally; the risk of cyber-attacks, information or security breaches or technology failures on the Group’s reputation, business or operations; the Group’s ability to access funding; and the success of acquisitions, disposals and other strategic transactions. A number of these factors are beyond the Group’s control. As a result, the Group’s actual financial position, results, financial and non-financial metrics or performance measures or its ability to meet commitments and targets may differ materially from the statements or guidance set forth in the Group’s forward-looking statements. The list above is not exhaustive and there are other factors that may cause our actual results to differ materially from the forward-looking statements contained in this prospectus supplement and the documents incorporated by reference herein. You are also advised to read carefully the risk factors set out in the section entitled “Risk Factors” in this prospectus supplement and in our filings with the U.S. Securities Exchange Commission (the “SEC”), including, without limitation, in our Annual Report on Form 20-F for the financial year ended December 31, 2022 (File No. 001-09246), filed with the SEC on February 15, 2023 (the “2022 Form 20-F”), which is available on the SEC’s website at http://www.sec.gov for a discussion of certain factors that should be considered when deciding what action to take in relation to the Securities.

Subject to our obligations under the applicable laws and regulations of any relevant jurisdiction (including, without limitation, the U.K. and the U.S.), in relation to disclosure and ongoing information, we undertake no obligation to update publicly or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus supplement is part of a registration statement on Form F-3 (File No. 333-253693) we have filed with the SEC under the Securities Act. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on us and the Securities. Statements in this prospectus supplement concerning any document we have filed or will file as an exhibit to the registration statement or that we have otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is an important part of this prospectus supplement. For information on the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus, we refer you to “Incorporation of Certain Documents by Reference” on page 2 of the accompanying prospectus. In particular, we refer you to the 2022 Form 20-F for a discussion of our audited results of operations and financial condition as of, and for the year ended, December 31, 2022, which is incorporated by reference into this prospectus supplement.

In addition to the documents listed in the accompanying prospectus and the documents incorporated by reference since the date of the accompanying prospectus, we incorporate by reference in this prospectus supplement and the accompanying prospectus any future documents we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the offering contemplated in this prospectus supplement is completed. Reports on Form 6-K we may furnish to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus supplement.

We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents referred to above or in the accompanying prospectus which we have incorporated in this prospectus supplement by reference. You should direct your requests to Barclays Treasury, Barclays PLC, 1 Churchill Place, London E14 5HP, U.K. (telephone: +44-20-7116-1000).

CERTAIN DEFINITIONS

For purposes of this prospectus supplement:

•	“A$” shall refer to the lawful currency for the time being of Australia;

•	“BBPLC” refers to Barclays Bank PLC (or any successor entity);

•	“BBUKPLC” refers to Barclays Bank UK PLC (or any successor entity);

•

“Capital Regulations” means, at any time, the laws, regulations, requirements, standards, guidelines and policies relating to capital adequacy and/or minimum requirement for own funds and eligible liabilities and/or loss absorbing capacity for credit institutions of either (i) the PRA and/or (ii) any other national or European authority, in each case then in effect in the U.K. (or in such other jurisdiction in which the Issuer may be organized or domiciled) and applicable to the Group including U.K. CRD;

•

“CET1 Capital” means, at any time, the sum, expressed in pounds sterling, of all amounts that constitute Common Equity Tier 1 Capital of the Group at such time, less any deductions from Common Equity Tier 1 Capital required to be made at such time, in each case as determined by the Issuer on a consolidated basis in accordance with the Capital Regulations applicable at such time (which determination shall be binding on the Trustee and the holders). For the purposes of this definition, the term “Common Equity Tier 1 Capital ” shall have the meaning assigned to such term in the Capital Regulations then applicable;

•	“Clearing Systems” means Clearstream, Luxembourg and Euroclear and shall include any successor clearing systems;

•	“Clearstream, Luxembourg” means Clearstream Banking S.A.;

•

“Distributable Items” shall have the meaning assigned to such term in the Capital Regulations, but amended so that for so long as there is any reference therein to “before distributions to holders of own funds instruments” it shall be read as a reference to “before distributions to holders of Parity Securities, the Securities or any Junior Securities.” Under U.K. CRD, as at the date hereof, “distributable items” means the amount of the profits at the end of the last financial year plus any profits brought forward and reserves available for that purpose before distributions to holders of own funds instruments less any losses brought forward, any profits which are non-distributable pursuant to the law of the U.K., or any part of it, or of a third country or the institution’s by-laws and any sums placed to non-distributable reserves in accordance with the law of the U.K., or any part of it, or of a third country or the statutes of the institution, in each case with respect to the specific category of own fund instruments to which the law of the U.K., or any part of it, or of a third country or the institution’s by-laws or statutes relate; such profits, losses and reserves being determined on the basis of the individual accounts of the institution and not on the basis of the consolidated accounts;

•	“EU CRD” means:

(i)

Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investments firms, as amended before IP completion day; and

(ii)

Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended before IP completion day;

•	“Euroclear” means Euroclear Bank SA/NV;

•

“fully loaded” means, in relation to a measure that is presented or described as being on a “fully loaded basis,” that such measure is determined without applying the transitional provisions set out in Part Ten of the U.K. CRD Regulation in accordance with the Capital Regulations applicable as at the time such measure is determined;

•

“fully loaded CET1 Ratio” means, at any time, the ratio of CET1 Capital at such time to the Risk Weighted Assets at such time, expressed as a percentage and on the basis that all measures used in such calculation shall be determined on a fully loaded basis;

•	“Group” and “Barclays” refer to Barclays PLC (or any successor entity) and its consolidated subsidiaries;

•	“IP completion day” has the meaning given in the U.K. European Union (Withdrawal Agreement) Act 2020;

•

“Junior Securities” means any ordinary shares, securities or other obligations (including any guarantee, credit support or similar undertaking) of the Issuer ranking, or expressed to rank, junior to the Securities in a winding-up or administration of the Issuer;

•

“Parity Securities” means any preference shares, securities or other obligations (including any guarantee, credit support or similar undertaking) of the Issuer ranking, or expressed to rank, pari passu with the Securities in a winding-up or administration of the Issuer;

•

“PRA” means the Prudential Regulation Authority of the U.K. or such other governmental authority in the U.K. (or if the Issuer becomes domiciled in a jurisdiction other than the U.K., such other jurisdiction) having primary responsibility for the prudential supervision of the Issuer;

•

“Prevailing Rate” means, in respect of any currencies on any day, the spot rate of exchange between the relevant currencies prevailing as at or about 12:00 pm, London time, on that date as appearing on or derived from the relevant page on Bloomberg (or such other information service provider that displays the relevant information) or, if such a rate cannot be determined at such time, the rate prevailing as at or about 12:00 pm, London time, on the immediately preceding day on which such rate can be so determined or, if such rate cannot be so determined by reference to the relevant page on Bloomberg (or such other information service provider that displays the relevant information), the rate determined in such other manner as an Independent Financial Adviser (as defined herein) shall in good faith prescribe;

•

“Risk Weighted Assets” or “RWAs” means, at any time, the aggregate amount, expressed in pounds sterling, of the risk weighted assets of the Group at such time, as determined by the Issuer on a consolidated basis in accordance with the Capital Regulations applicable at such time (which determination shall be binding on the Trustee and the holders and beneficial owners of the Securities). For the purposes of this definition, the term “risk weighted assets” means the risk weighted assets or total risk exposure amount, as determined by the Issuer in accordance with the Capital Regulations;

•	“Tier 1 Capital” means Tier 1 Capital for the purposes of the Capital Regulations;

•	“Tier 2 Capital” means Tier 2 Capital for the purposes of the Capital Regulations;

•	“U.K. CRD” means the legislative package consisting of:

(i)	the U.K. CRD Regulation;

(ii)

the law of the U.K. or any part of it (as amended or replaced in accordance with domestic law from time to time), which immediately before IP completion day implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and its implementing measures, such Directive as amended before IP completion day; and

(iii)

direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day implemented EU CRD as it forms part of domestic law of the U.K.by virtue of the Withdrawal Act and as the same may be amended or replaced in accordance with domestic law from time to time;

•

“U.K. CRD Regulation” means Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investments firms, as amended before IP completion day, as it forms part of domestic law of the U.K.by virtue of the Withdrawal Act and as the same may be further amended or replaced in accordance with domestic law from time to time;

•	“Withdrawal Act” means the U.K. European Union (Withdrawal Act) 2018, as amended;

•	“we,” “us,” “our,” and the “Issuer” refer to Barclays PLC (or any successor entity), unless the context requires otherwise;

•	“£” and “sterling” shall refer to the lawful currency for the time being of the U.K.; and

•	“$” and “U.S. dollars” shall refer to the lawful currency for the time being of the United States

SUMMARY

The following is a summary of this prospectus supplement and should be read as an introduction to, and in conjunction with, the remainder of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein. You should base your investment decision on a consideration of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein, as a whole. Words and expressions defined in “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities” below shall have the same meanings in this summary and capitalized terms used in this summary but not otherwise defined in this summary shall have the meaning given to them in “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities” below.

The Issuer	Barclays PLC

Barclays is a British universal bank supporting individuals and small businesses through its consumer banking services, and larger businesses and institutions through its corporate and investment banking services. Barclays is diversified by business, geography and income type. The Group’s operations include consumer banking and payment services around the U.K., U.S. and Europe, as well as a global corporate and investment bank. The Group operates as two divisions—the Barclays UK (“Barclays UK”) division and the Barclays International (“Barclays International”) division—which are supported by Barclays Execution Services Limited, the Group-wide service company providing technology, operations and functional services to businesses across the Group.

Barclays UK consists of UK Personal Banking, UK Business Banking and Barclaycard Consumer UK businesses. These businesses are carried on by its UK ring-fenced bank BBUKPLC and certain other entities within the Group. Barclays International consists of Corporate and Investment Bank and Consumer, Cards and Payments businesses. These businesses operate within its non-ring-fenced bank BBPLC and its subsidiaries, and by certain other entities within the Group.

The Issuer is the ultimate holding company of the Group.

The Securities We Are Offering	We are offering £1,500,000,000 aggregate principal amount of 9.250% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities. The Securities will constitute a series of Contingent Capital Securities issued under the Indenture (as defined herein).

Issue Date	March 6, 2023 (the “Issue Date”).

Perpetual Securities	The Securities are perpetual securities and have no fixed maturity or fixed redemption date.

Price to Public	100.000%.

Interest Rate	From (and including) the Issue Date to (but excluding) March 15, 2029, the interest rate on the Securities will be 9.250% per annum (the “Initial Interest Rate” ).

From (and including) each Reset Date to (but excluding) the next following Reset Date (each such period, a “Reset Period”), the applicable per annum interest rate (the “Subsequent Interest Rate”) will be equal to the sum, as determined by the Calculation Agent, of the applicable Mid-Market Swap Rate (as defined herein, such term subject to the provisions described under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Determination of Subsequent Interest Rate” below) on the relevant Reset Determination Date and 5.639% (the “Margin”), converted to a quarterly rate in accordance with market convention as instructed by the Issuer (rounded to three decimal places, with 0.0005 rounded down).

Reset Date	March 15, 2029 and each fifth (5th) anniversary thereafter.

Reset Determination Date	The second Payment Business Day (as defined herein) immediately preceding each Reset Date.

Day Count Fraction	Subject to the conditions described herein, interest on the Securities, if any, will be computed and payable as set out under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Day Count Fraction” below.

Interest Payment Dates	March 15, June 15, September 15 and December 15 of each year, commencing on June 15, 2023. A payment made on that first Interest Payment Date, if any, would be in respect of the period from (and including) March 6, 2023, to (but excluding) June 15, 2023 (and thus a long first interest period).

Mid-Market Swap Rate	“Mid-Market Swap Rate” means, in relation to a Reset Date and the related Reset Determination Date:

(i)	the annual sterling mid-market swap rate with a term of five years where the floating leg pays daily compounded Sterling Overnight Index Average (“SONIA”) annually, which is calculated and published by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) and appearing on the Bloomberg screen page BPISDS05 (or such other page as may replace such page on Bloomberg, or such other information service as may be nominated or authorized by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) (the “Relevant Screen Page”) at approximately 11.00 a.m. (London time) on the relevant Reset Determination Date, as determined by the Calculation Agent; and

(ii)

if the Relevant Screen Page is not available or such swap rate does not appear on the Relevant Screen Page at such time on such Reset Determination Date (in circumstances other than those in which the Issuer has determined that a Benchmark Event (as defined herein) has occurred or that there is a Successor Rate, as set out in the provisions described under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Determination of Subsequent Interest Rate— Benchmark Replacement Event” below), then the Mid-Market Swap Rate shall be the Reset Reference Bank Rate on such Reset Determination Date.

Reset Reference Bank Rate	“Reset Reference Bank Rate” means, in relation to a Reset Date and the related Reset Determination Date, the percentage rate determined by the Calculation Agent on the basis of the Five-year Mid-Market Swap Rate Quotations provided by each of the Reference Banks (as defined herein) at approximately 11:00 a.m. (London time) on the relevant Reset Determination Date (or thereafter on such date), rounded, if necessary, to the nearest 0.001% (with 0.0005% being rounded upwards). If at least three Five-year Mid-Market Swap Rate Quotations are provided, the Reset Reference Bank Rate will be the arithmetic mean of such Five-year Mid-Market Swap Rate Quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If only two Five-year Mid-Market Swap Rate Quotations are provided, the Reset Reference Bank Rate will be the arithmetic mean of such Five-year Mid-Market Swap Rate Quotations. If only one Five-year Mid-Market Swap Rate Quotation is provided, the Reset Reference Bank Rate will be the quotation provided. If no Five-year Mid-Market Swap Rate Quotations are provided, the Reset Reference Bank Rate will be (i) in respect of the Reset Reference Bank Rate determined in respect of the Reset Date falling on March 15, 2029, 4.045% per annum or (ii) in respect of the Reset Reference Bank Rate determined in respect of any Reset Date other than March 15, 2029, the Mid-Market Swap Rate in respect of the immediately preceding Reset Date.

Five-year Mid-Market Swap Rate Quotations	“Five-year Mid-Market Swap Rate Quotations” means, for any Reset Period, the arithmetic mean of the bid and offered rates for the annual fixed leg (calculated on an Actual/365 (Fixed) day count basis) of a fixed-for-floating sterling interest rate swap transaction which: (i) has a term of five years commencing on the applicable Reset Date; (ii) is in an amount that is representative of a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the swap market; and (iii) has a floating leg based on the overnight SONIA rate compounded for 12-months (calculated on an Actual/365 (Fixed) day count basis).

Reference Banks	“Reference Banks” means four major banks in the sterling swap, money, securities or other market most closely connected with the relevant Mid-Market Swap Rate, as selected by the Issuer on the advice of an investment bank of international repute.

Currency of Payments	Initial holders of the Securities will be required to pay for the Securities in sterling and principal and interest payments in respect of the Securities will be payable in sterling. If, on any date on which a payment in respect of the Securities is contemplated, sterling is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or is no longer used for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the Securities will be made in U.S. dollars until sterling is again available to us or so used, in accordance with the provisions described under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Determination of Subsequent Interest Rate—Currency of Payments” below.

Regular Record Dates	The close of business on the Clearing System Business Day (as defined below) immediately preceding each Interest Payment Date (or, if the Securities are held in definitive form, the close of business on the 15th Business Day preceding each Interest Payment Date).

Business Days	“Business Day” means any weekday, other than one on which banking institutions are authorized or obligated by law, regulation or executive order to close in London, U.K.

“Clearing System Business Day” means a day on which each Clearing System for which the global certificate is being held is open for business.

“Payment Business Day” means any day on which banks are open for general business (including dealings in foreign currencies) in London, U.K. or, if the Securities are held in definitive form, in the case of payment by transfer to a sterling account, any day on which dealings in foreign currencies may be carried on in London, U.K.; and in the case of surrender (or, in the case of part payment only, endorsement) of any Securities in definitive form, any day on which banks are open for general business (including dealings in foreign currencies) in the place in which the Securities in definitive form are surrendered (or, as the case may be, endorsed).

Interest Payments Discretionary	Interest on the Securities will be due and payable only at the sole discretion of the Issuer, and the Issuer shall have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any Interest Payment Date. If the Issuer does not make an interest payment on the relevant Interest Payment Date (or if the Issuer elects to make a payment of a portion, but not all, of such interest payment), such non-payment shall evidence the Issuer’s exercise of its discretion to cancel such interest payment (or the portion of such interest payment not paid), and accordingly such interest payment (or the portion thereof not paid) shall not be due and payable.

See also “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Interest Cancellation—Agreement to Interest Cancellation” and “—Notice of Interest Cancellation” below.

Restriction on Interest Payments	Subject to terms described below under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Interest Cancellation—Restriction on Interest Payments” and the extent permitted therein in respect of partial interest payments, the Issuer shall not make an interest payment on the Securities on any Interest Payment Date (and such interest payment shall therefore be deemed to have been cancelled and thus shall not be due and payable on such Interest Payment Date) if:

(a)	the Issuer has an amount of Distributable Items on such Interest Payment Date that is less than the sum of (i) all distributions or interest payments made or declared by the Issuer since the end of the last financial year and prior to such Interest Payment Date on or in respect of any Parity Securities, the Securities and any Junior Securities and (ii) all distributions or interest payments payable by the Issuer (and not cancelled or deemed cancelled) on such Interest Payment Date (x) on the Securities and (y) on or in respect of any Parity Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items; or

(b)	the Solvency Condition (as defined herein under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Ranking”) is not satisfied in respect of such interest payment.

See also “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Interest Cancellation—Agreement to Interest Cancellation” and “—Notice of Interest Cancellation” below.

Agreement to Interest Cancellation	By subscribing for, purchasing or otherwise acquiring the Securities, holders of the Securities acknowledge and agree that:

(a)	interest is payable solely at the discretion of the Issuer, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been (x) cancelled (in whole or in part) by the Issuer at its sole discretion and/or (y) deemed cancelled (in whole or in part) as a result of us having insufficient Distributable Items or failing to satisfy the Solvency Condition; and

(b)	a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture shall not constitute a default in payment or otherwise under the terms of the Securities.

Interest will only be due and payable on an Interest Payment Date to the extent it is not cancelled or deemed cancelled in accordance with the provisions described under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Interest Payments Discretionary” and “Interest Cancellation—Restriction on Interest Payments” below. Any interest cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances referred to above shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation. The Issuer may use such cancelled payments without restriction to meet its obligations as they fall due.

Ranking	The Securities will constitute our direct, unsecured and subordinated obligations, ranking pari passu without any preference among themselves. In the event of our winding up or administration, the rights and claims of the holders of the Securities in respect of or arising from the Securities (including any damages (if payable)) will be subordinated to the claims of Senior Creditors.

The claim of a holder of Securities is also subject to the ranking provisions described below under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Ranking.”

Pursuant to the Banks and Building Societies (Priorities on Insolvency) Order 2018 (the “2018 Order”), the Securities will constitute tertiary non-preferential debts of the Issuer and therefore both ordinary non-preferential debts and secondary non-preferential debts will rank in priority to the Securities.

The terms ‘ordinary non-preferential debt,’ ‘secondary-non preferential debt’ and ‘tertiary non-preferential debt’ shall have the meanings given to each of them in such 2018 Order and any other law or regulation applicable to the Issuer which is amended by such 2018 Order, as each may be amended or replaced from time to time.

In addition, see “Risk Factors—Risks Relating to the Securities—The Issuer is a holding company, which means that its right to participate in the assets of any of its subsidiaries (including those of BBPLC, BBUKPLC, Barclays Execution Services Limited or any other present or future subsidiary) upon the liquidation of such subsidiaries and the extent to which the Issuer suffers losses if it or any of its subsidiaries are subject to bank resolution proceedings, may depend, amongst other things, upon the degree to which the Issuer’s loans to, and investments in, such subsidiaries are subordinated.”

No Set-off	The Securities are subject to the waiver of set-off provisions set forth under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—No Set-off” below.

Optional Redemption	We may, at our option, redeem the Securities, in whole but not in part, on (i) any day falling in the period commencing on (and including) September 15, 2028 and ending on (and including) the first Reset Date or (ii) any day falling in the period commencing on (and including) the date that is six months before any subsequent Reset Date and ending on (and including) such Reset Date at 100% of their principal amount, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Interest Cancellation—Interest Payments Discretionary” or “—Restriction on Interest Payments” below) to (but excluding) the date fixed for redemption.

Any optional redemption will be subject, among other things, to the provisions described under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Redemption—Notice of Redemption” and “—Condition to Redemption” below.

Regulatory Event Redemption	We may, at our option, at any time, redeem the Securities, in whole but not in part, upon the occurrence of a Regulatory Event on the terms and subject to the conditions set forth under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Redemption—Regulatory Redemption” below.

Any such redemption will be subject, among other things, to the provisions described under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Redemption—Notice of Redemption” and “—Condition to Redemption” below.

Tax Redemption	We may, at our option, redeem the Securities, in whole but not in part, at any time, if we determine that a Tax Event (as defined herein) occurred, on the terms and subject to the conditions set forth under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Redemption—Tax Redemption” below.

Any such redemption will be subject, among other things, to the provisions described under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Redemption—Notice of Redemption” and “—Condition to Redemption” below.

Condition to Repurchase	The Issuer or any member of the Group may purchase or otherwise acquire any of the outstanding Securities at any price in the open market or otherwise in accordance with the Capital Regulations, and subject to the prior consent of the PRA and/or the Relevant U.K. Resolution Authority (in either case if such consent is then required by the Capital Regulations) and to applicable law and regulation.

Automatic Conversion Upon Capital Adequacy Trigger Event	If a Capital Adequacy Trigger Event occurs, then an Automatic Conversion will occur on the Conversion Date, on the terms and subject to the conditions and procedures set forth under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Automatic Conversion Upon Capital Adequacy Trigger Event” below, at which point all of the Issuer’s obligations under the Securities (other than the CSO Obligations, if any) shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) on the Conversion Date at the Conversion Price, and under no circumstances shall such released obligations be reinstated. The Automatic Conversion shall occur without delay upon the occurrence of a Capital Adequacy Trigger Event.

A “Capital Adequacy Trigger Event” shall occur if at any time the fully loaded CET1 Ratio is less than 7.00%. Whether a Capital Adequacy Trigger Event has occurred at any time shall be determined by the Issuer and such determination shall be binding on the Trustee and holders of the Securities.

“Conversion Shares” means the ordinary shares of the Issuer to be issued to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) following an Automatic Conversion, which ordinary shares shall be in such number as is determined by dividing the aggregate principal amount of the Securities outstanding immediately prior to the Automatic Conversion on the Conversion Date by the Conversion Price rounded down, if necessary, to the nearest whole number of ordinary shares.

Conversion Price	The “Conversion Price” of the Securities is fixed at £1.65 per Conversion Share, subject to certain anti-dilution adjustments, as described under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Anti-Dilution” below.

Conversion Shares Offer

No later than ten (10) Business Days following the Conversion Date, the Issuer may, in its sole and absolute discretion, elect that the Conversion Shares Depository make an offer of all or some of the Conversion Shares to all or some of the Issuer’s ordinary shareholders at such time at a cash price per Conversion Share equal to the Conversion Price, on the terms and subject to the conditions and procedures set forth under “Description of Fixed Rate Resetting

Perpetual Subordinated Contingent Convertible Securities—Automatic Conversion Upon Capital Adequacy Trigger Event— Conversion Shares Offer.”

Conversion Shares Offer Consideration	Upon completion of the Conversion Shares Offer, the Issuer or the Conversion Shares Depository will provide notice to the holders of the Securities of the composition of the Conversion Shares Offer Consideration (as defined below) (and of the deductions from the cash component, if any, of the Conversion Shares Offer Consideration (as defined below)) per £1,000 Tradable Amount (as defined below) of the Securities. The Conversion Shares Offer Consideration will be delivered to holders of the Securities pursuant to the procedures set forth under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Automatic Conversion Upon Capital Adequacy Trigger Event—Settlement Procedure” below.

“Conversion Shares Offer Consideration” means in respect of each Security (i) if all of the Conversion Shares are sold in the Conversion Shares Offer, the pro rata share of the cash proceeds in sterling from the sale of the Conversion Shares attributable to such Security, (ii) if some but not all of the Conversion Shares are sold in the Conversion Shares Offer, (x) the pro rata share of the cash proceeds in sterling from the sale of the Conversion Shares attributable to such Security and (y) the pro rata share of the Conversion Shares not sold pursuant to the Conversion Shares Offer attributable to such Security rounded down to the nearest whole number of Conversion Shares, and (iii) if no Conversion Shares are sold in a Conversion Shares Offer, the relevant Conversion Shares attributable to such Security rounded down to the nearest whole number of Conversion Shares, subject in the case of (i) and (ii)(x) above to deduction from any such cash proceeds of an amount equal to the pro rata share of any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid as a consequence of the transfer of any interest in the Conversion Shares to the Conversion Shares Depository as a consequence of the Conversion Shares Offer.

Agreement with Respect to the Determination of the Subsequent Interest Rate

Notwithstanding and to the exclusion of any other term of the Securities or any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Securities, or the Trustee on behalf of the holders of the Securities, by acquiring the Securities, each holder and beneficial owner of the Securities acknowledges, accepts, agrees to be bound by and consents to the determinations made by the Issuer, the Independent Adviser, the Trustee, the Principal Paying Agent, the Calculation Agent or other relevant entities, as applicable, to determine the Subsequent Interest Rate in the event the Issuer determines that a Benchmark Event has occurred or that there is a Successor Rate, including as may occur without any prior notice from the Issuer and without the need for the

Issuer to obtain any further consent from holders and beneficial owners of the Securities to implement consequential amendments to the Indenture and other agreements or documents relating to the Securities. For more information, see “Description of Contingent Capital Securities—Determination of Subsequent Interest Rate” and “Description of Contingent Capital Securities—Agreement with Respect to the Determination of the Subsequent Interest Rate.”

Agreement with Respect to the Exercise of U.K. Bail-in Power	Notwithstanding and to the exclusion of any other term of the Securities or any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Securities, or the Trustee on behalf of the holders of the Securities, by acquiring the Securities, each holder and beneficial owner of the Securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the Relevant U.K. Resolution Authority that may result in (i) the reduction or cancellation of all, or a portion of, the principal amount of, or interest on, the Securities; (ii) the conversion of all, or a portion of, the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Issuer or another person (and the issue to, or conferral on, the holder or beneficial owner of the Securities, of such shares, securities or obligations); (iii) the cancellation of the Securities; and/or (iv) the amendment or alteration of the maturity, if any, of the Securities, or the amendment of the amount of interest due on the Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the Securities solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-in Power. For more information, see “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power” below and “Description of Contingent Capital Securities— Agreement with Respect to the Exercise of U.K. Bail-in Power” in the accompanying prospectus. See also “Risk Factors—Risks Relating to the Securities—Under the terms of the Securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority.”

No repayment of Principal or Payment of Interest After Exercise of U.K. Bail-In Power

No repayment of the principal amount of the Securities or payment of interest on the Securities shall become due and payable after the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the U.K. and the European Union applicable to the Issuer.

Enforcement Events and Remedies	Winding-up

If a Winding-up Event occurs before the occurrence of a Capital Adequacy Trigger Event, subject to the provisions described below under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities— Ranking,” the principal amount of the Securities will become immediately due and payable.

For the avoidance of doubt, as the principal amount of the Securities will become immediately due and payable upon a Winding-up Event that occurs before the occurrence of a Capital Adequacy Trigger Event, neither the Trustee nor the holders of the Securities are required to declare such principal amount to be due and payable.

A “Winding-up Event” with respect to the Securities shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within 30 days of the making of such order, (ii) our shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator of the Issuer, the administrator gives notice that it intends to declare and distribute a dividend.

Non-payment

If we fail to pay any amount that has become due and payable under the Securities and such failure continues for 14 days, the Trustee may give us written notice of such failure. If within a period of 14 days following the provision of such notice, the failure continues and has not been cured nor waived (a “Non-Payment Event”), the Trustee may, at its discretion and without further notice to us, institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration. For the avoidance of doubt, no interest will be due and payable if such interest has been cancelled or is deemed cancelled (in each case, in whole or in part) as described under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Interest Payments Discretionary” and “Interest Cancellation—Restriction on Interest Payments” below. Accordingly, no default in payment under the Securities will have occurred or be deemed to have occurred in such circumstances.

Limited remedies for breach of obligations (other than non-payment)

In addition to the remedies for non-payment provided above, the Trustee may without further notice institute such proceedings against us as it may deem fit to enforce any term, obligation or condition binding on us under the Securities or the Indenture (other than any payment obligation of the Issuer under or arising from the Securities or the Indenture, including payment of any principal or interest, including Contingent Capital Additional Amounts (as defined in the accompanying prospectus)) (a “Performance Obligation”); provided always that the Trustee (acting on behalf of the holders of the Securities) and the holders of the Securities may not enforce, and may not be entitled to enforce or otherwise claim, against the Issuer any judgment or other award given in such proceedings that requires the payment of money by the Issuer, whether by way of damages or otherwise (a “Monetary Judgment”), except by proving such Monetary Judgment in a winding-up of the Issuer and/or by claiming such Monetary Judgment in an administration of the Issuer. For the avoidance of doubt, the sole and exclusive manner by which the Trustee (acting on behalf of the holders of the Securities) and the holders of the Securities may seek to enforce or otherwise claim a Monetary Judgment against the Issuer in connection with the Issuer’s breach of a Performance Obligation shall be by proving such Monetary Judgment in a winding-up of the Issuer and/or by claiming such Monetary Judgment in an administration of the Issuer.

By its acquisition of the Securities, each holder of the Securities acknowledges and agrees that such holder will not seek to enforce or otherwise claim, and will not direct the Trustee (acting on behalf of the holders of the Securities) to enforce or otherwise claim, a Monetary Judgment against the Issuer in connection with the Issuer’s breach of a Performance Obligation, except by proving such Monetary Judgment in a winding-up of the Issuer and/or by claiming such Monetary Judgment in an administration of the Issuer. See “Risk Factors—Risks Relating to the Securities—Holders of the Securities will have limited remedies.”

No other remedies

Other than the limited remedies specified herein under “Enforcement Events and Remedies” above and subject to “Trust Indenture Act remedies” below, no remedy against us will be available to the Trustee (acting on behalf of the holders of the Securities) or the holders of the Securities whether for the recovery of amounts owing in respect of such Securities or under the Indenture or in respect of any breach by us of any of our obligations under or in respect of the terms of the Securities or under the Indenture in relation thereto; provided, however, that such limitation shall not apply to our obligations to pay the fees and expenses of, and to indemnify, the Trustee (including fees and expenses of Trustee’s counsel) and the Trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in the Indenture.

Trust Indenture Act remedies

Notwithstanding the limitation on remedies specified herein under “Enforcement Events and Remedies” above, (1) the Trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the Securities under the provisions of the Indenture and (2) nothing shall impair the right of a holder of the Securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to the Securities; provided that, in the case of each of (1) and (2) above, any payments in respect of, or arising from, the Securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Securities, are subject to the subordination provisions set forth in the Indenture.

Book-Entry Issuance, Denominations, Settlement and Clearance	Under the terms of the Indenture, the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Securities is not a Winding-up Event, a Non-Payment Event, a default in payment or otherwise.

We will issue the Securities in registered form. Book-entry interests in the Securities will be issued in minimum denominations of £200,000 and integral multiples of £1,000 in excess thereof (the denomination of each book-entry interest being the “Tradable Amount” of such book-entry interest).

The Securities will be represented by one global certificate that will be deposited with a common depositary for Clearstream, Luxembourg and/or Euroclear, and registered in the name of such common depositary or its nominee. You will hold beneficial interests in the Securities through Clearstream, Luxembourg and/or Euroclear and their respective direct and indirect participants and such direct and indirect participants will record your beneficial interest on their books. We will not issue Securities in definitive form except in limited circumstances that we explain under “Description of Certain Provisions relating to Debt Securities and Contingent Capital Securities—Special Situations When a Global Security Will Be Terminated” in the accompanying prospectus, provided that we shall not have the option described in the accompanying prospectus to determine in our sole discretion that the global certificate representing the Securities should be exchanged for registered Securities in definitive form.

Settlement of the Securities will occur through Clearstream, Luxembourg and/or Euroclear for value on the Issue Date. Secondary market trading through Clearstream, Luxembourg and/or Euroclear will occur in the ordinary way following the applicable rules and operating procedures of the Clearing Systems. For information on Clearstream, Luxembourg’s or Euroclear’s book-entry systems, see “Clearance and Settlement” in the accompanying prospectus.

Conflicts of Interest	Barclays Bank PLC, the Sole Structuring Adviser and Sole Bookrunner, is an affiliate of Barclays Capital Inc. Because Barclays Capital, Inc. is an affiliate of the Issuer, it is deemed to have a “conflict of interest” in this offering within the meaning of Rule 5121 (or any successor rule thereto) (“Rule 5121”) of the Financial Industry Regulatory Authority Inc. (“FINRA”).

Consequently, this offering is being conducted in compliance with the provisions of Rule 5121. Moreover, neither of Barclays Capital Inc. nor Barclays Bank PLC is permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. For more information, see “Underwriting—Conflicts of Interest.”

ISIN	XS2591803841

Common Code	259180384

Financial Short Name (“FISN”)	BARCLAYS PLC/BD PERP JR SUB UNSEC

Classification of Financial Instruments (“CFI”) Code	DBFJPR

Legal Entity Identifier (“LEI”) Code	213800LBQA1Y9L22JB70

Listing and Trading	We will apply to the LSE for the Securities to be admitted to trading on the ISM. The ISM is not a regulated market for the purposes of MiFID II or U.K. MiFIR.

The Securities will cease to be admitted to trading on the ISM on the date that the ISM has been notified to cancel the Securities or after the Suspension Date, as applicable, in accordance with the terms of the Securities and, in each case, subject to receipt by the ISM of any notice by the Issuer required under the ISM’s rules and operating procedures.

Trustee and Principal Paying Agent	The Bank of New York Mellon, London Branch, 160 Queen Victoria Street, London, EC4V 4LA, U.K., will act as the Trustee and initial principal paying agent for the Securities.

Calculation Agent	The Bank of New York Mellon, London Branch, or its successor appointed by the Issuer.

Timing and Delivery	We currently expect delivery of the Securities to occur on March 6, 2023.

Further Issues

We may, without the consent of the holders of the Securities, issue additional securities having the same ranking and same interest rate, interest cancellation terms, redemption terms, Conversion Price and other terms as the Securities described in this prospectus supplement except for the price to the public and issue date (the “additional securities”). Any such additional securities, together with the Securities offered by this prospectus supplement, will constitute a single series of securities under the Indenture. There is no limitation on the amount of Securities or other debt securities that we or our subsidiaries may issue under the Indenture and there is no restriction on us issuing securities that may have preferential rights to the Securities or securities with similar or different provisions to those described herein.

Use of Proceeds	We intend to use the proceeds of the offering for general corporate purposes of the Issuer and its subsidiaries and/or the Group and to strengthen further the capital base of the Issuer and its subsidiaries and/or the Group.

Governing Law	The Indenture and the Securities will be governed by, and construed in accordance with, the laws of the State of New York, except for the waiver of set-off provisions and subordination provisions in Section 5.04(d) and Section 12.01, respectively, of the Base Indenture, as amended by the Eighth Supplemental Indenture, which will be governed by, and construed in accordance with, English law.

Risk Factors	Investing in the Securities offered under this prospectus supplement involves risk. For a discussion of certain risks that should be considered in connection with an investment in the Securities, see “Risk Factors” beginning on page S-25 of this prospectus supplement.

SUMMARY OF RISK FACTORS

An investment in the Securities involves significant risk. Below is a summary of the principal factors that make an investment in the Securities speculative or risky. Importantly, this summary does not address all of the risks that we face. In addition to the summary below, you should consider carefully all of the information set forth in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors” starting at page S-25, before you decide to invest in the Securities.

Risks relating to the Securities being perpetual, subordinated and resettable instruments and to their credit rating

•

The Securities have no scheduled maturity and you do not have the right to cause the Securities to be redeemed or otherwise accelerate the repayment of the principal amount of the Securities except in very limited circumstances.

•

The Issuer is a holding company, which means that its right to participate in the assets of any of its subsidiaries upon the liquidation of such subsidiaries and the extent to which the Issuer suffers losses if it or any of its subsidiaries are subject to bank resolution proceedings, may depend, amongst other things, upon the degree to which the Issuer’s loans to, and investments in, such subsidiaries are subordinated.

•

The interest rate on the Securities will reset on each Reset Date, which can be expected to affect the interest payment on an investment in the Securities and could affect the market value of the Securities.

•	We may redeem the Securities at our option in certain situations.

•	Our obligations under the Securities will be unsecured and subordinated, and the rights of the holders of Conversion Shares will be further subordinated.

•	Holders of the Securities will have limited remedies.

•	A downgrade of the credit rating assigned by any credit rating agency to the Issuer or to the Securities could adversely affect the liquidity or market value of the Securities.

Risks relating to the potential cancellation of interest on the Securities

•

Interest on the Securities will be due and payable only at the sole and absolute discretion of the Issuer, and we may cancel interest payments (in whole or in part) at any time. Cancelled interest shall not be due and shall not accumulate or be payable at any time thereafter and you shall have no rights thereto.

•

In addition to our right to cancel (in whole or in part) interest payments at any time, the terms of the Securities also restrict us from making interest payments on the Securities in certain circumstances, in which case such interest shall be deemed to have been cancelled. Interest that is deemed cancelled shall not be due and shall not accumulate or be payable at any time thereafter and you shall have no rights thereto.

•

The Capital Regulations impose capital and regulatory requirements that will restrict the Issuer’s ability to make discretionary distributions in certain circumstances, in which case the Issuer may reduce or cancel interest payments on the Securities. In addition, the PRA has broad powers to impose prudential requirements on the Issuer which may include requiring the Issuer to limit or cancel interest on the Securities.

•

As a holding company, the level of the Issuer’s Distributable Items and its available funding may be affected by a number of factors. Insufficient Distributable Items or funding may restrict the Issuer’s ability to make interest payments on the Securities.

•	The Securities may be traded with accrued interest, but under certain circumstances, such interest may be cancelled and not paid on the relevant Interest Payment Date.

•	Failure to meet the requirements of regulatory stress tests could result in the Group taking steps to improve its capital position and may otherwise adversely affect the Group.

Risks relating to the potential occurrence of an Automatic Conversion or Takeover Event

•	The Securities may be subject to an Automatic Conversion and upon the occurrence of such an event you could lose all or part of the value of your investment in the Securities.

•

As the Conversion Price is fixed at the time of issue of the Securities, holders will bear the risk of fluctuations in the market price of the Conversion Shares and the risk of depreciation of sterling against the U.S. dollar.

•

Issuance of the Conversion Shares to the Conversion Shares Depository shall constitute a complete, irrevocable and automatic release of all of the Issuer’s obligations in respect of the Securities (other than the CSO Obligations, if any).

•

Holders of the Securities may receive Conversion Shares Offer Consideration instead of Conversion Shares upon a Capital Adequacy Trigger Event and would not know the composition of any Conversion Shares Offer Consideration until the end of the Conversion Shares Offer Period.

•

Following an Automatic Conversion, the Securities will remain in existence until the applicable Cancellation Date for the sole purpose of evidencing the holder’s right to receive Conversion Shares or Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository and the Issuer’s CSO Obligations, if any, and the rights of the holders of the Securities will be limited accordingly.

•

Holders of the Securities will have to submit a Conversion Shares Settlement Notice in order to receive delivery of the Conversion Shares or the Conversion Share component, if any, of any Conversion Shares Offer Consideration, as applicable.

•	Holders of the Securities do not have anti-dilution protection in all circumstances.

•	If a Takeover Event occurs, the Securities may be convertible into shares of an entity other than the Issuer or into unlisted shares.

•	Holders of the Securities may be subject to disclosure obligations, take-over requirements and/or may need approval from the Issuer’s regulator under certain circumstances.

•	Holders of the Securities will bear the risk of changes in the Group’s fully loaded CET1 Ratio.

•	The circumstances surrounding or triggering an Automatic Conversion are unpredictable, and there are a number of factors that could affect the Group’s fully loaded CET1 Ratio.

•

The Group’s fully loaded CET1 Ratio, and more generally, its overall capital position, will be affected by the Group’s business decisions and, in making such decisions, its interests may not be aligned with those of the holders of the Securities.

•

Future regulatory changes to the calculation of CET1 Capital and/or Risk Weighted Assets may negatively affect the Group’s fully loaded CET1 Ratio and thus increase the risk of a Capital Adequacy Trigger Event, which will lead to an Automatic Conversion, as a result of which holders of the Securities could lose all or part of the value of their investment in the Securities.

Risks relating to the exercise of the U.K. bail-in power or other regulatory powers

•

Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the Relevant U.K. Resolution Authority of a variety of statutory resolution powers, could materially adversely affect the value of the Securities.

•	Under the terms of the Securities, you agree to be bound by the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority.

Risks relating to the Mid-Market Swap Rate

•

The market continues to develop in relation to near risk-free rates (including overnight rates such as SONIA) and the administrator of SONIA may make changes that could impact the value of SONIA or discontinue SONIA entirely. Any such developments or changes may adversely affect the value of and return on the Securities.

•

“Benchmark rates” are the subject of ongoing national and international regulatory review and reform and SONIA may be an affected “benchmark rate.” Any resulting changes to the determination of SONIA or its replacement or elimination, and effects on the Mid-Market Swap Rate, may trigger adjustments beyond the control of the Issuer to the terms of the Securities which may adversely affect their value of and return.

Other Risks relating to the Securities

•	An investment in the Securities by a holder whose home currency is not sterling entails significant risks, including currency exchange risk in any lawsuit for payment on the Securities.

•	Trading in the Clearing Systems is subject to minimum denomination requirements and holders of the Securities will have to rely on their procedures for transfer, payment and communication with us.

RISK FACTORS

You should carefully consider the risks described below and all of the information contained and incorporated by reference in this document before you decide whether to acquire the Securities.

Investing in the Securities offered under this prospectus supplement involves significant risks. You should reach your own investment decision only after consultation with your own financial, legal and tax advisers (as you deem appropriate) about risks associated with an investment in the Securities and the suitability of investing in the Securities in light of the particular characteristics and terms of the Securities and of your particular financial circumstances. As part of making an investment decision, you should make sure you thoroughly understand the Securities’ terms, such as the provisions governing an Automatic Conversion (including, in particular, the circumstances under which a Capital Adequacy Trigger Event may occur), the agreement by you to be bound by the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority, that interest is due and payable only at the sole discretion of the Issuer, and that there is no scheduled repayment date for the principal of the Securities. You should also carefully consider the risk factors and the other information contained in this prospectus supplement and our 2022 Form 20-F and the other information included and incorporated by reference in this prospectus supplement or the accompanying prospectus before deciding to invest in the Securities and you should evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors that may affect an investment in the Securities and your ability to bear the loss of all or a portion of your investment. If any of the risks described herein (including the risks described in the documents incorporated by reference in this prospectus supplement or the accompanying prospectus) materializes, our business, financial condition and results of operations could suffer, the Securities could be subject to Automatic Conversion and/or the U.K. Bail-in Power, and the trading price and liquidity of the Securities and/or our ordinary shares could decline, in which case you could lose some or all of the value of your investment. Terms defined in “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities” have the same meanings in this risk factor section.

Risks Relating to the Securities

The Securities have no scheduled maturity and you do not have the right to cause the Securities to be redeemed or otherwise accelerate the repayment of the principal amount of the Securities except in very limited circumstances.

The Securities are perpetual securities and have no fixed maturity date or fixed redemption date. Accordingly, we are under no obligation to repay all or any part of the principal amount of the Securities, we have no obligation to redeem the Securities at any time and you have no right to call for their redemption or otherwise accelerate the repayment of the principal amount of the Securities (except in the very limited circumstances of automatic acceleration following a Winding-up Event as described under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Enforcement Events and Remedies” below).

Interest on the Securities will be due and payable only at the sole and absolute discretion of the Issuer, and we may cancel interest payments (in whole or in part) at any time. Cancelled interest shall not be due and shall not accumulate or be payable at any time thereafter and you shall have no rights thereto.

Interest on the Securities will be due and payable only at the sole discretion of the Issuer, and the Issuer shall have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any Interest Payment Date. Interest will only be due and payable on an Interest Payment Date to the extent it is not cancelled in accordance with the terms of the Securities. If the Issuer does not make an interest payment on the relevant Interest Payment Date (or if the Issuer elects to make a payment of a portion, but not all, of such interest payment), such non-payment shall evidence the Issuer’s exercise of its discretion to cancel such interest payment (or the portion of such interest payment not paid), and accordingly such interest payment (or the portion thereof not paid) shall not be due and payable.

Because the Securities are intended to qualify as Additional Tier 1 Capital under U.K. CRD, the Issuer may cancel (in whole or in part) any interest payment on the Securities at its discretion and may pay dividends on its ordinary or preference shares notwithstanding such cancellation. In addition, the Issuer may without restriction use funds that could have been applied to make such cancelled payments to meet its other obligations as they become due.

Cancelled interest shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation. Furthermore, no cancellation of interest in accordance with the terms of the Indenture shall constitute a default in payment or otherwise under the terms of the Securities. If practicable, we shall provide notice of any cancellation of interest (in whole or in part) to the holders of the Securities through the Clearing Systems. If practicable, we shall endeavor to provide such notice at least five (5) Business Days prior to the relevant Interest Payment Date. However, failure to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation of interest, or give holders of the Securities any rights as a result of such failure.

Barclays’ current dividend policy provides that in determining any proposed dividend and the appropriate payout ratio, our Board of Directors (the “Board”) will consider, among other things, the expectation of servicing more senior securities. The Securities are senior in rank to ordinary shares. It is the Board’s current intention that, whenever exercising its discretion to declare ordinary share dividends, or its discretion to cancel interest on the Securities, the Board will take into account the relative ranking of these instruments in our capital structure.

However, subject to any applicable law, the Board may at any time depart from the above policy at its sole discretion.

In addition to our right to cancel (in whole or in part) interest payments at any time, the terms of the Securities also restrict us from making interest payments on the Securities in certain circumstances, in which case such interest shall be deemed to have been cancelled. Interest that is deemed cancelled shall not be due and shall not accumulate or be payable at any time thereafter and you shall have no rights thereto.

Subject to terms described below under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Interest Cancellation—Restriction on Interest Payments” and the extent permitted therein in respect of partial interest payments, the Issuer shall not make an interest payment on the Securities on any Interest Payment Date (and such interest payment shall therefore be deemed to have been cancelled and thus shall not be due and payable on such Interest Payment Date) if:

(a)

the Issuer has an amount of Distributable Items on such Interest Payment Date that is less than the sum of (i) all distributions or interest payments made or declared by the Issuer since the end of the last financial year and prior to such Interest Payment Date on or in respect of any Parity Securities, the Securities and any Junior Securities and (ii) all distributions or interest payments payable by the Issuer (and not cancelled or deemed cancelled) on such Interest Payment Date (x) on the Securities and (y) on or in respect of any Parity Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items; or

(b)	the Solvency Condition is not satisfied in respect of such interest payment.

Although the Issuer may, in its sole discretion, elect to make a partial interest payment on the Securities on any Interest Payment Date, it may only do so to the extent that such partial interest payment may be made without breaching the restrictions in paragraphs (a) and (b) above. In addition, the Issuer may elect to make a full or partial interest payment with respect to any Parity Security without making a full or partial interest payment on the Securities on any Interest Payment Date.

The Issuer shall be responsible for determining compliance with this restriction, and neither the Trustee nor any agent shall be required to monitor such compliance or to perform any calculations in connection therewith.

Any interest deemed cancelled on any relevant Interest Payment Date shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such deemed cancellation. Furthermore, no cancellation of interest in accordance with the terms of the Securities shall constitute a default in payment or otherwise under the terms of the Securities. If practicable, we shall provide notice of any deemed cancellation of interest (in whole or in part) to the holders of the Securities through the Clearing Systems. If practicable, we shall endeavor to provide such notice at least five (5) Business Days prior to the relevant Interest Payment Date. However, failure to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation of interest, or give holders of the Securities any rights as a result of such failure.

The Capital Regulations impose capital and regulatory requirements that will restrict the Issuer’s ability to make discretionary distributions in certain circumstances, in which case the Issuer may reduce or cancel interest payments on the Securities. In addition, the PRA has broad powers to impose prudential requirements on the Issuer which may include requiring the Issuer to limit or cancel interest on the Securities.

The capital and regulatory framework to which the Group is subject imposes certain requirements for the Group to hold sufficient levels of capital, including CET1 capital, leverage and additional loss absorbing capacity (including the minimum requirement for own funds and eligible liabilities (“MREL”) and total loss absorbing capacity (“TLAC”)). A failure to comply with such requirements, as the same may be amended from time to time, may result in restrictions on the Issuer’s ability to make discretionary distributions (including on the Securities) in certain circumstances.

In addition, amendments could be made to such framework, to impose general restrictions or prohibitions in relation to discretionary distributions (including in respect of additional tier 1 instruments, such as the Securities) in certain circumstances.

Combined buffer requirement

Pursuant to the Capital Regulations, the Group is subject to capital buffer requirements that are additional to the Pillar 1 “own funds” requirement and are required to be met with CET1 capital. These capital buffers, as currently applicable to the Issuer on a consolidated basis (in respect of the Group), which make up the “combined buffer”, are: (i) the capital conservation buffer, (ii) the institution-specific counter-cyclical capital buffer (“CCyB”) and (iii) the global systemically important institutions (“G-SIIs”) buffer. Please see the section entitled “Risk review—Supervision and regulation” on pages 291-298 of the 2022 Form 20-F for further information. In addition, CCyBs as determined by other national authorities in relation to the Group’s exposures in their jurisdictions started to apply from 2016 and have continued since. The U.K. CCyB is currently 1% as set by the Financial Policy Committee of the Bank of England (the “FPC”) with effect from December 13, 2022. In July 2022, the FPC announced that it would raise the U.K. CCyB rate to 2% with effect from July 5, 2023.

The PRA capital buffer rules applicable to the Issuer require that firms that fail to meet the “combined buffer” are made subject to restricted discretionary payments (such as payments relating to common equity tier 1, variable remuneration and payments on additional tier 1 instruments) (the “MDA Restrictions”). These types of restrictions have applied in the U.K. since January 1, 2016. In the event of a breach of the “combined buffer,” the MDA Restrictions will be scaled according to the extent of the breach of the “combined buffer” and calculated as a percentage of the profits of the firm earned in each of the past four calendar quarters, net of distributions. Such calculation will result in a “maximum distributable amount” in each relevant period. As an example, the scaling is such that in the bottom quartile of the “combined buffer,” no “discretionary distributions” will be permitted to be paid. As a consequence, in the event of breach of the combined buffer (as applicable at Group level) the Issuer’s discretionary payments will be restricted and the Issuer may exercise its discretion to cancel (in whole or in part) interest payments in respect of the Securities.

Separately, certain regulatory requirements may restrict the Issuer’s ability to make discretionary distributions in certain circumstances, in which case the Issuer may reduce or cancel interest payments on the Securities. For example, a firm will be deemed not to have met its combined buffer, and may become subject to the MDA Restrictions, where it does not have own funds and eligible liabilities in an amount and quality to meet: (i) its combined buffer, (ii) its 4.5% Pillar 1 CET1 capital requirement and its Pillar 2A CET1 capital requirement, (iii) its 6% Pillar 1 Tier 1 requirement and its Pillar 2A Tier 1 requirement, (iv) its 8% Pillar 1 total capital requirement and its Pillar 2A total capital requirement, and (v) its Pillar 1 and Pillar 2A MREL requirements, including, in the case of G-SIIs (such as the Group), its risk- based ratio and non-risk based ratio. See also the last paragraph under “Interest on the Securities will be due and payable only at the sole and absolute discretion of the Issuer, and we may cancel interest payments (in whole or in part) at any time. Cancelled interest shall not be due and shall not accumulate or be payable at any time thereafter and you shall have no rights thereto” above.

Furthermore, national supervisors may require additional capital to be held by a firm to cover its idiosyncratic risks which the supervisor assesses are not fully captured by the Pillar 1 “own funds” requirement. This additional capital requirement, referred to as “Pillar 2A,” derives from our individual capital guidance, which is a point in time and confidential assessment that, in respect of U.K. firms, is made by the PRA, at least annually, and is expected to vary over time. The Group’s current Pillar 2A requirement is equivalent to 4.3% of Risk Weighted Assets, of which at least 56.25% is required to be met with CET1 capital and no more than 25% may be met with tier 2 capital. In addition, the capital that firms use to meet their minimum requirements (Pillar 1 “own funds” and “Pillar 2A”) cannot be counted towards meeting the “combined buffer,” meaning that the “combined buffer” (which is described above) will effectively be applied above both the Pillar 1 “own funds” and “Pillar 2A” requirements.

The Group’s capital, leverage and/or MREL resources and requirements are, by their nature, calculated by reference to a number of factors, any one of which or combination of which may not be easily observable or capable of calculation by investors. See “—The circumstances surrounding or triggering an Automatic Conversion are unpredictable, and there are a number of factors that could affect the Group’s fully loaded CET1 Ratio,” “—Future regulatory changes to the calculation of CET1 Capital and/or Risk Weighted Assets may negatively affect the Group’s fully loaded CET1 Ratio and thus increase the risk of a Capital Adequacy Trigger Event, which will lead to an Automatic Conversion, as a result of which holders of the Securities could lose all or part of the value of their investment in the Securities” herein for examples of the type of factors that can affect the Group’s capital, leverage and/or MREL resources and requirements and how they are determined. Therefore, you may not be able to predict accurately the proximity of the risk of discretionary payments on the Securities being prohibited from time to time as a result of the operation of the MDA Restrictions and/or the exercise by the PRA of its broad powers to impose prudential requirements on the Issuer. Accordingly, the trading behavior of the Securities is not necessarily expected to follow the trading behavior of other types of securities. Any indication that a breach of the combined buffer or an exercise by the PRA of its broad powers to impose prudential requirements may occur can be expected to have a material adverse effect on the trading price of the Securities.

PRA power to limit or cancel interest

There are additional tools that the PRA and other relevant authorities in the U.K. have, or are expected to have, available to them to require U.K. firms to hold additional capital to address micro-prudential or macro- prudential risks as assessed by the relevant authorities in the U.K. These include, the “PRA buffer” (replacing the capital planning buffer), which may be assessed by the PRA to cover risks over a forward-looking planning horizon, including with regard to firm-specific stresses or management and governance weaknesses. If the PRA buffer is imposed on a specific firm, it must be met separately to the “combined buffer”, and must be met fully with CET1 capital. Failure by the Issuer to meet its PRA buffer (so long as one is imposed), could result in the PRA requiring the Issuer to prepare a capital restoration plan. Such capital restoration plan may impose restrictions on discretionary payments, which may result in the cancellation (in whole or in part) of interest payments in respect of the Securities. In addition, “sectoral capital requirements” could be imposed as a macroprudential tool to increase firms’ capital requirements as a result of exposure to specific sectors (for example, via the revised systemic risk buffer).

More generally, the PRA has a broad power under sections 55M and 192C of the FSMA, to impose requirements on the Issuer to strengthen its capital position, the effect of which could be to restrict or prohibit payments of interest on the Securities. If the PRA imposes such a requirement, the Issuer will exercise its discretion to cancel (in whole or in part, as required by the PRA) interest payments in respect of the Securities.

Any further changes to the rules to include more onerous requirements, and/or any decrease in the Group’s capital, leverage and/or MREL resources, and/or increase in such requirements applicable to the Group, may increase the risk of (i) the Issuer breaching its combined buffer and being bound by MDA Restrictions and/or (ii) the PRA imposing requirements on the Issuer under sections 55M and 192C of the FSMA, each of which may, in turn, increase the risk of the Issuer exercising its discretion to cancel interest payments in respect of the Securities. Moreover, a decline or perceived decline in the Group’s capital, leverage and/or MREL resources towards a level at which a breach of the combined buffer requirement or an exercise of the PRA’s powers under section 55M and 192C of the FSMA may occur, may significantly affect the trading price of the Securities.

As a holding company, the level of the Issuer’s Distributable Items and its available funding may be affected by a number of factors. Insufficient Distributable Items or funding may restrict the Issuer’s ability to make interest payments on the Securities.

As a holding company, the level of the Issuer’s Distributable Items is affected by a number of factors, principally its ability to receive funds, directly or indirectly, from its operating subsidiaries in a manner which creates Distributable Items for the Issuer. The Issuer is also reliant on the receipt of distributions from its subsidiaries for funding the Issuer’s payment obligations. Consequently, the level of the Issuer’s Distributable Items and available funding, and therefore its ability to make interest payments on the Securities, are a function of its existing Distributable Items, future Group profitability, the ability of the Issuer’s operating subsidiaries to distribute or dividend profits up the Group structure to the Issuer and other factors such as the amount and availability of such profits and how they are calculated in accordance with accounting rules including the valuation of investment in subsidiaries. In addition, the Issuer’s Distributable Items available for making payments to holders may also be adversely affected by the servicing of other instruments issued by the Issuer or by Group subsidiaries.

The level of the Issuer’s Distributable Items may be further affected by changes to regulation or the requirements and expectations of applicable regulatory authorities. For example, the U.K. implemented U.K. ring-fencing requirements which became effective as of January 2019, while in the United States, an intermediate holding company (“U.S. IHC”) was created to comply with section 165 of the Dodd-Frank Act (each as discussed in the section entitled “Risk Review—Supervision and regulation” on pages 291-298 of the 2022 Form 20-F). Any such changes or similar local capital or ring-fencing requirements in other jurisdictions, could adversely affect the Issuer’s Distributable Items in the future.

In addition, the ability of the Group’s subsidiaries to make distributions and the Issuer’s ability to receive distributions and other payments from its investments in other entities is subject to applicable local laws and other restrictions, including such subsidiaries’ respective regulatory, capital and leverage requirements, statutory reserves, financial and operating performance and applicable tax laws. For example, BBPLC is an institution regulated by the PRA and subject to the U.K. CRD regime, including capital and combined buffer requirements such as those described for the Group (see “—The Capital Regulations impose capital and regulatory requirements that will restrict the Issuer’s ability to make discretionary distributions in certain circumstances, in which case the Issuer may reduce or cancel interest payments on the Securities. In addition, the PRA has broad powers to impose prudential requirements on the Issuer which may include requiring the Issuer to limit or cancel interest on the Securities” herein). In addition, BBUKPLC and the U.S. IHC each have individual capital and buffer requirements and similar requirements may apply to other subsidiaries over time. The continuing progress in the implementation of international principles and EU and domestic rules and regulations (including such rules and regulations in the U.K. or in other jurisdictions in which the Group operates) around additional loss absorbing capacity (such as TLAC and MREL) are expected to increase current requirements. Such rules and regulations could limit the payment of dividends, distributions and other payments to the Issuer by its subsidiaries, which could restrict the Issuer’s available funding for meeting its obligations or funding other operations and may also restrict the Issuer’s ability to maintain or increase its Distributable Items. These factors could, in turn, restrict the Issuer’s ability to make interest payments on the Securities.

Further, the Issuer’s Distributable Items and its available funding, and therefore its ability to make interest payments, may be adversely affected by the performance of the Group’s business in general, factors affecting its financial position (including capital and leverage), the economic environment in which the Group operates and other factors outside of the Issuer’s control. In addition, adjustments to earnings, as determined by the Board, may fluctuate significantly and may materially adversely affect Distributable Items. The Issuer shall not make an interest payment on the Securities on any Interest Payment Date (and such interest payment shall therefore be deemed to have been cancelled and thus shall not be due and payable on such Interest Payment Date) if the level of Distributable Items is insufficient to fund that payment, as discussed in the risk factor “—In addition to our right to cancel (in whole or in part) interest payments at any time, the terms of the Securities also restrict us from making interest payments on the Securities in certain circumstances, in which case such interest shall be deemed to have been cancelled. Interest that is deemed cancelled shall not be due and shall not accumulate or be payable at any time thereafter and you shall have no rights thereto” above. In addition, if the Issuer’s ability to receive distributions from its subsidiaries is restricted and alternative sources of funding are not available, the Issuer may exercise its discretion to cancel interest payments in respect of the Securities (see “—Interest on the Securities will be due and payable only at the sole and absolute discretion of the Issuer, and we may cancel interest payments (in whole or in part) at any time. Cancelled interest shall not be due and shall not accumulate or be payable at any time thereafter and you shall have no rights thereto”).

The Issuer is a holding company, which means that its right to participate in the assets of any of its subsidiaries (including those of BBPLC, BBUKPLC, Barclays Execution Services Limited or any other present or future subsidiary) upon the liquidation of such subsidiaries and the extent to which the Issuer suffers losses if it or any of its subsidiaries are subject to bank resolution proceedings, may depend, amongst other things, upon the degree to which the Issuer’s loans to, and investments in, such subsidiaries are subordinated.

The Issuer is a holding company that currently has no significant assets other than its loans to, and investments in, Group subsidiaries such as BBPLC, BBUKPLC, Barclays Execution Services Limited and any other present or future subsidiary, which means that if any such subsidiary is liquidated, the Issuer’s right to participate in the assets of such subsidiary will depend upon the ranking of the Issuer’s claims against such subsidiary according to the ordinary hierarchy of claims in insolvency. So, for example, insofar as the Issuer is a holder of ordinary shares in a Group subsidiary, the Issuer’s recovery in the liquidation of such subsidiary will be subject to the prior claims of such subsidiary’s third party creditors and preference shareholders (if any). To the extent the Issuer holds other claims against any Group subsidiary that are recognized to rank pari passu with any third party creditors’ or preference shareholders’ claims, such claims of the Issuer should in liquidation be treated pari passu with those third party claims.

As well as the risk of losses in the event of a Group subsidiary’s insolvency, the Issuer may suffer losses if any of its loans to, or investments in, such subsidiary are subject to write-down and conversion by statutory power or regulatory direction or if the subsidiary is otherwise subject to resolution proceedings. In particular, the U.K. Banking Act 2009, as amended (the “Banking Act”) specifies that the resolution powers should be applied in a manner such that losses are transferred to shareholders and creditors in an order which reflects the hierarchy of issued instruments under the relevant Capital Regulations and which otherwise respects the hierarchy of claims in an ordinary insolvency. In general terms, the more junior the investments in, and loans made to, any Group subsidiary are, relative to third party investors, the greater the losses likely to be suffered by the Issuer in the event that any Group subsidiary enters into resolution proceedings or is subject to write-down or conversion of its capital instruments or other liabilities. See “—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the Relevant U.K. Resolution Authority of a variety of statutory resolution powers, could materially adversely affect the value of the Securities” below. The Issuer has in the past made, and may continue to make, loans to, and investments in, BBPLC, BBUKPLC and other Group subsidiaries, with the proceeds received from the Issuer’s issuance of debt instruments. Such loans to, and investments made by, the Issuer in such subsidiary will generally be subordinated to depositors and other unsubordinated creditors and may be subordinated further to meet regulatory requirements and furthermore may contain mechanisms that, upon the occurrence of a trigger related to the prudential or financial condition of the Group or such subsidiary or upon regulatory direction would result in a write down or conversion into equity of such loans and investments.

The Issuer retains its absolute discretion to restructure such loans to, and any other investments in, any of its Group subsidiaries, including BBPLC and BBUKPLC, at any time and for any purpose including, without limitation, in order to provide different amounts or types of capital or funding to such subsidiary. A restructuring of a loan or investment made by the Issuer in a Group subsidiary could include changes to any or all features of such loan or investment, including its legal or regulatory form, how it would rank in the event of resolution and/ or insolvency proceedings in relation to the Group subsidiary, and the inclusion of a mechanism that provides for a write down and/or conversion into equity upon specified triggers or regulatory direction. Any restructuring of the Issuer’s loans to, and investments in, any of the Group subsidiaries may be implemented by the Issuer without prior notification to, or consent of, the holders of the Securities.

Furthermore, as a result of the structural subordination of the Securities issued by the Issuer described above, if any Group subsidiary were to be wound up, liquidated or dissolved, (i) the holders of the Securities would have no right to proceed against the assets of such subsidiary, and (ii) the liquidator of such subsidiary would first apply the assets of such subsidiary to settle the claims of the creditors (and holders of preference shares or other tier 1 capital instruments ranking ahead of any such entity’s ordinary shares) of such subsidiary (such creditors and holders of preference shares may include the Issuer) ranking ahead of the holders of ordinary shares of such subsidiary. Similarly, if any of the Group subsidiaries were subject to resolution proceedings (i) the holders of the Securities would have no direct recourse against such subsidiary, and (ii) holders of the Securities themselves may also be exposed to losses pursuant to the exercise by the Relevant U.K. Resolution Authority of the resolution powers conferred by the SRR (as defined below) or the mandatory write-down and conversion power—see “Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the Relevant U.K. Resolution Authority of a variety of statutory resolution powers, could materially adversely affect the value of the Securities” below. For a description of the relevant underlying regulatory background, see the section entitled “Risk Review—Supervision and regulation” on pages 291-298 of the 2022 Form 20-F.

The Securities may be traded with accrued interest, but under certain circumstances described above, such interest may be cancelled and not paid on the relevant Interest Payment Date.

The Securities may trade, and/or the prices for the Securities may appear, on the ISM and in other trading systems with accrued interest. If this occurs, purchasers of Securities in the secondary market will pay a price that includes such accrued interest upon purchase of the Securities. However, if a payment of interest on any Interest Payment Date is cancelled or deemed cancelled (in each case, in whole or in part) as described herein and thus is not due and payable, purchasers of such Securities will not be entitled to that interest payment (or if the Issuer elects to make a payment of a portion, but not all, of such interest payment, the portion of such interest payment not paid) on the relevant Interest Payment Date.

The interest rate on the Securities will reset on each Reset Date, which can be expected to affect the interest payment on an investment in the Securities and could affect the market value of the Securities.

The interest rate on the Securities will initially be 9.250% per annum. However, the interest rate will be reset on each Reset Date such that from (and including) each Reset Date, the applicable per annum interest rate will be equal to the sum, as determined by the Calculation Agent, of the applicable Mid-Market Swap Rate on the relevant Reset Determination Date immediately preceding the relevant Reset Date and the Margin, converted to a quarterly rate in accordance with market convention as instructed by the Issuer (rounded to three decimal places, with 0.0005 rounded down). The interest rate following any Reset Date may be less than the initial interest rate and/or the interest rate that applies immediately prior to such Reset Date, which would result in the amount of any interest under the Securities being lower than the interest prior to such Reset Date and so could affect the amount of any interest payments under the Securities and so the market value of the Securities.

The Securities may be subject to an Automatic Conversion and upon the occurrence of such an event you could lose all or part of the value of your investment in the Securities.

A Capital Adequacy Trigger Event will occur if at any time the Group’s fully loaded CET1 Ratio has fallen below 7.00%. Whether a Capital Adequacy Trigger Event has occurred at any time shall be determined by the Issuer and such determination shall be binding on the Trustee and the holders of the Securities. Upon the occurrence of a Capital Adequacy Trigger Event, an Automatic Conversion will occur on the Conversion Date, at which point all of the Issuer’s obligations under the Securities (other than the CSO Obligations, if any) shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository to be held on your behalf (or to the relevant recipient in accordance with terms of the Securities), and under no circumstances shall such released obligations be reinstated. As a result, you could lose all or part of the value of your investment in the Securities, as, following an Automatic Conversion, you will receive only (i) the Conversion Shares (if the Issuer does not elect that a Conversion Shares Offer be made) or (ii) the Conversion Shares Offer Consideration, which shall comprise Conversion Shares and/or cash depending on the results of the Conversion Shares Offer (if the Issuer elects that a Conversion Shares Offer be made). In addition, the realizable value of any Conversion Shares received could be substantially lower than that implied by the price paid for the Securities at the time of their purchase and upon an Automatic Conversion, holders will no longer have a debt claim in relation to the Securities. See “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Automatic Conversion Upon Capital Adequacy Trigger Event” for more information. See also “—Holders of the Securities may receive Conversion Shares Offer Consideration instead of Conversion Shares upon a Capital Adequacy Trigger Event and would not know the composition of any Conversion Shares Offer Consideration until the end of the Conversion Shares Offer Period,” “—As the Conversion Price is fixed at the time of issue of the Securities, holders will bear the risk of fluctuations in the market price of the Conversion Shares and the risk of depreciation of sterling against the U.S. dollar” and “Our obligations under the Securities will be unsecured and subordinated, and the rights of the holders of the Conversion Shares will be further subordinated.”

Furthermore, upon the occurrence of an Automatic Conversion, the holders will not be entitled to any compensation in the event of any improvement in the Group’s fully loaded CET1 Ratio after the Conversion Date.

For more information, see “—The circumstances surrounding or triggering an Automatic Conversion are unpredictable, and there are a number of factors that could affect the Group’s fully loaded CET1 Ratio,” “—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the Relevant U.K. Resolution Authority of a variety of statutory resolution powers could materially adversely affect the value of the Securities” and “—Future regulatory changes to the calculation of CET1 Capital and/or Risk Weighted Assets may negatively affect the Group’s fully loaded CET1 Ratio and thus increase the risk of a Capital Adequacy Trigger Event, which will lead to an Automatic Conversion, as a result of which holders of the Securities could lose all or part of the value of their investment in the Securities.”

As the Conversion Price is fixed at the time of issue of the Securities, holders will bear the risk of fluctuations in the market price of the Conversion Shares and the risk of depreciation of sterling against the U.S. dollar.

Because a Capital Adequacy Trigger Event will only occur at a time when the Group’s fully loaded CET1 Ratio has deteriorated significantly, a Capital Adequacy Trigger Event may be accompanied by a deterioration in the market price of the Issuer’s ordinary shares, which may be expected to continue after the occurrence of the Capital Adequacy Trigger Event. Therefore, following a Capital Adequacy Trigger Event, the realizable value of the Conversion Shares may be below the Conversion Price. The Conversion Price is fixed at the time of issue of the Securities at £1.65 per Conversion Share, and is subject to certain anti-dilution adjustments, as described under “—Holders of the Securities do not have anti-dilution protection in all circumstances” below. As a result, the Conversion Price may not reflect the market price of ordinary shares of the Issuer, which could be significantly lower than the Conversion Price.

Moreover, as our ordinary shares are denominated and trade in sterling, the U.S. dollar value of our ordinary shares may fluctuate depending on the exchange rate between sterling and the U.S. dollar. For example, if sterling depreciates relative to the U.S. dollar, the U.S. dollar value of our ordinary shares will decrease. Depreciation of sterling against the U.S. dollar may result in the U.S. dollar value of any Conversion Shares received by a holder of the Securities following an Automatic Conversion being significantly less than the U.S. dollar equivalent of the Conversion Price on the date of this prospectus supplement.

In addition, there may be a delay in a holder receiving its Conversion Shares following a Capital Adequacy Trigger Event (in particular if we elect that a Conversion Shares Offer be conducted, as the Conversion Shares Offer Period may last up to forty (40) Business Days after the delivery of the Conversion Shares Offer Notice), during which time the market price of the ordinary shares of the Issuer or the exchange rate of sterling against the U.S. dollar may further decline. As a result, the realizable value in U.S. dollars of the Conversion Shares received upon a Capital Adequacy Trigger Event could be substantially lower than that implied by the sterling price paid for the Securities at the time of their purchase.

No interest or other compensation is payable in the event of a loss by a holder of Securities due to foreign currency conversions.

Issuance of the Conversion Shares to the Conversion Shares Depository shall constitute a complete, irrevocable and automatic release of all of the Issuer’s obligations in respect of the Securities (other than the CSO Obligations, if any).

Upon an Automatic Conversion, the Issuer shall issue the Conversion Shares to the Conversion Shares Depository, which will hold the Conversion Shares on behalf of the holders of the Securities. Issuance of the Conversion Shares to the Conversion Shares Depository shall constitute a complete, irrevocable and automatic release of all of the Issuer’s obligations in respect of the Securities (other than the CSO Obligations, if any). Provided that the Issuer issues the Conversion Shares to the Conversion Shares Depository in accordance with the terms of the Securities as described herein, with effect from the Conversion Date, holders of the Securities shall have recourse only to the Conversion Shares Depository for the delivery to them of Conversion Shares or, if the Issuer elects that a Conversion Shares Offer be made as described under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares Offer” below, of any Conversion Shares Offer Consideration to which such holders are entitled as described herein.

In addition, we have not as at the Issue Date appointed a Conversion Shares Depository and we may not be able to appoint a Conversion Shares Depository if an Automatic Conversion occurs. In such a scenario, we would give notice to the holders of the Securities through the Clearing Systems or the Trustee or otherwise, as practicable, of any alternative arrangements in connection with the issuance and/or delivery of the Conversion Shares and such arrangements may be disadvantageous to, and more restrictive on, the holders of the Securities. For example, such arrangements may involve holders of the Securities having to wait longer to receive their Conversion Shares than would be the case under the arrangements expected to be entered into with a Conversion Shares Depository. Under these circumstances, the Issuer’s issuance of the Conversion Shares to the relevant recipient in accordance with these alternative arrangements shall constitute a complete, irrevocable and automatic release of all of the Issuer’s obligations in respect of the Securities (other than the CSO Obligations, if any).

Holders of the Securities may receive Conversion Shares Offer Consideration instead of Conversion Shares upon a Capital Adequacy Trigger Event and would not know the composition of any Conversion Shares Offer Consideration until the end of the Conversion Shares Offer Period.

Holders of the Securities may not ultimately receive Conversion Shares upon a Capital Adequacy Trigger Event because the Issuer may elect, in its sole and absolute discretion, that a Conversion Shares Offer be conducted by the Conversion Shares Depository.

The Conversion Shares Offer may be conducted at the election of the Issuer, in its sole and absolute discretion, on the terms set out in “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares Offer.” The Issuer currently expects that in determining whether or not a Conversion Shares Offer shall be conducted and, if one is to be conducted, how and to whom such Conversion Shares Offer shall be made, the directors of the Issuer would, in accordance with their duties, have regard to a variety of matters, including, without limitation, the interests of the Issuer’s shareholders, taken as a whole, and the potential impact of a Conversion Shares Offer on the Issuer’s financial stability.

If the Issuer elects, in its sole and absolute discretion, that a Conversion Shares Offer be conducted by the Conversion Shares Depository and all of the Conversion Shares are sold in the Conversion Shares Offer, holders of the Securities shall be entitled to receive, in respect of each Security, the pro rata share of the cash proceeds in sterling from the sale of the Conversion Shares attributable to such Security. If some but not all of the Conversion Shares are sold in the Conversion Shares Offer, holders of the Securities shall be entitled to receive, in respect of each Security, (a) the pro rata share of the cash proceeds in sterling from the sale of the Conversion Shares attributable to such Security together with (b) the pro rata share of the Conversion Shares not sold pursuant to the Conversion Shares Offer attributable to such Security rounded down to the nearest whole number of Conversion Shares. In each case, the cash component of any Conversion Shares Offer Consideration shall be subject to deduction of an amount equal to the pro rata share of any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid as a consequence of the transfer of Conversion Shares to the Conversion Shares Depository as a consequence of the Conversion Shares Offer.

No interest or other compensation is payable in respect of the period elapsed from the Conversion Date to the date of delivery of cash sums or Conversion Shares in the circumstances described above.

Furthermore, the Issuer or the Conversion Shares Depository will provide notice of the results of any Conversion Shares Offer only at the end of the Conversion Shares Offer Period. Accordingly, holders of the Securities would not know the composition of the Conversion Shares Offer Consideration to which they may be entitled until the end of the Conversion Shares Offer Period.

Following an Automatic Conversion, the Securities will remain in existence until the applicable Cancellation Date for the sole purpose of evidencing the holder’s right to receive Conversion Shares or Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository and the Issuer’s CSO Obligations, if any, and the rights of the holders of the Securities will be limited accordingly.

Following an Automatic Conversion, the Securities will remain in existence until the applicable Cancellation Date for the sole purpose of evidencing (a) the holder’s right to receive Conversion Shares or Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository and (b) the Issuer’s CSO Obligations, if any. All obligations of the Issuer under the Securities (except for the CSO Obligations, if any) shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) on the Conversion Date, and under no circumstances shall such released obligations be reinstated. The Securities shall be cancelled on the applicable Cancellation Date.

Although we currently expect that beneficial interests in the Securities will be transferable between the Conversion Date and the Suspension Date, there is no guarantee that an active trading market will exist for the Securities following the Automatic Conversion. Accordingly, the price received for the sale of any beneficial interest under a Security during this period may not reflect the market price of such Security or the Conversion Shares. Furthermore, transfers of beneficial interests in the Securities may be restricted following the Conversion Date, for example if the clearance and settlement of transactions in the Securities is suspended by any of the Clearing Systems at an earlier time than currently expected. In such a situation it may not be possible to transfer beneficial interests in the Securities and trading in the Securities may cease.

We expect that, on the Suspension Date, each of the Clearing Systems will block all positions relating to the Securities held in such Clearing System, which will suspend all clearance and settlement of transactions in the Securities through such Clearing System. As a result, holders of the Securities will not be able to settle the transfer of any Securities through such Clearing System following the Suspension Date with respect to such Clearing System, and any sale or other transfer of the Securities that such holder may have initiated prior to the Suspension Date with respect to such Clearing System that is scheduled to match or settle after the Suspension Date will be rejected by such Clearing System and will not be matched or settled through such Clearing System.

The Securities will cease to be admitted to trading on the ISM after the Suspension Date, subject to receipt by the ISM of any notice by the Issuer required under the ISM’s rules and operating procedures.

Moreover, although the holders of the Securities will become beneficial owners of the Conversion Shares upon the issuance of such Conversion Shares to the Conversion Shares Depository and the Conversion Shares will be registered in the name of the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities), no holder of the Securities will be able to sell or otherwise transfer any Conversion Shares until such time as they are finally delivered to such holder and registered in their name.

Holders of the Securities will have to submit a Conversion Shares Settlement Notice in order to receive delivery of the Conversion Shares or the Conversion Share component, if any, of any Conversion Shares Offer Consideration, as applicable.

In order to obtain delivery of the relevant Conversion Shares or the Conversion Share component, if any, of any Conversion Shares Offer Consideration, as applicable, a holder of the Securities must deliver a Conversion Shares Settlement Notice (and the relevant Securities, if applicable) to the Conversion Shares Depository. The Conversion Shares Settlement Notice must contain certain information, including the holder’s CREST account details. Accordingly, holders of Securities (or their nominee, custodian or other representative) will have to have an account with CREST in order to receive the Conversion Shares or Conversion Share component, if any, of any Conversion Shares Offer Consideration, as applicable. If a holder of the Securities fails to properly complete and deliver a Conversion Shares Settlement Notice on or before the Notice Cut-off Date, the Conversion Shares Depository shall continue to hold the relevant Conversion Shares or Conversion Share component, if any, of any Conversion Shares Offer Consideration until a Conversion Shares Settlement Notice (and the relevant Securities, if applicable) is or are so delivered. However, the relevant Securities shall be cancelled on the Final Cancellation Date and any holder of Securities delivering a Conversion Shares Settlement Notice after the Notice Cut-off Date will have to provide evidence of its entitlement to the relevant Conversion Shares (or the relevant Conversion Shares component, if any, of any Conversion Shares Offer Consideration) satisfactory to the Conversion Shares Depository in its sole and absolute discretion in order to receive delivery of such Conversion Shares (or Conversion Share component of any Conversion Shares Offer Consideration, as applicable). The Issuer shall have no liability to any holder of the Securities for any loss resulting from such holder not receiving any Conversion Shares (or Conversion Share component of any Conversion Shares Offer Consideration, as applicable) or from any delay in the receipt thereof, in each case as a result of such holder failing to duly submit a Conversion Shares Settlement Notice and the relevant Securities, if applicable, on a timely basis or at all.

Holders of the Securities do not have anti-dilution protection in all circumstances.

The number of Conversion Shares to be issued to the Conversion Shares Depository upon an Automatic Conversion will be the aggregate principal amount of the Securities outstanding immediately prior to the Automatic Conversion on the Conversion Date divided by the Conversion Price (rounded down to the nearest whole number of Conversion Shares). The Conversion Price will be adjusted if there is a consolidation, reclassification or subdivision of the Issuer’s ordinary shares, an issuance of ordinary shares in certain circumstances by way of capitalization of profits or reserves, a rights issue, an Extraordinary Dividend or a Qualifying Takeover Event (but only in the situations and only to the extent provided in “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Anti-Dilution”). There is no requirement that there should be an adjustment for every corporate or other event that may affect the market price of the Conversion Shares. In particular, there will be no adjustment to the Conversion Price if a Takeover Event occurs that is not a Qualifying Takeover Event (because the Acquirer is not an Approved Entity or the New Conversion Condition is not satisfied). Furthermore, the adjustment events that are included are less extensive than those often included in the terms of convertible securities. Accordingly, the occurrence of events in respect of which no adjustment to the Conversion Price is made may adversely affect the value of the Securities.

If a Takeover Event occurs, the Securities may be convertible into shares of an entity other than the Issuer or into unlisted shares.

If a Takeover Event is a Qualifying Takeover Event, then following an Automatic Conversion the Securities shall become convertible or exchangeable into the Approved Entity Shares of the Acquirer at the New Conversion Price as more fully described under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Anti-Dilution—Qualifying Takeover Event” below. There can be no assurance as to the nature of any such Acquirer, or of the risks associated with becoming an actual or potential shareholder in such Acquirer and, accordingly, a Qualifying Takeover Event may have an adverse effect on the value of the Securities.

If the Issuer’s ordinary shares become delisted following a Takeover Event which is not a Qualifying Takeover Event or otherwise, there shall be no automatic adjustment to the terms of the Securities and the Securities will remain convertible into unlisted ordinary shares upon an Automatic Conversion. Unlisted shares may be more illiquid than listed shares and may have little or no resale value. In addition, if a Takeover Event is not a Qualifying Takeover Event because the Acquirer is a Governmental Entity, there can be no assurance as to whether the Securities would be convertible into, or exchangeable for, any securities or other instruments of the Acquirer or any other person or entity. Accordingly, a Takeover Event that is not a Qualifying Takeover Event is likely to have an adverse effect on holders of the Securities or the value of the Securities.

In addition, the Issuer has considerable discretion in determining whether a Qualifying Takeover Event has occurred. A Qualifying Takeover Event requires the New Conversion Condition to be satisfied. For the New Conversion Condition to be satisfied, among other requirements, the Issuer must determine, in its sole and absolute discretion, that the arrangements to deliver Approved Entity Shares following an Automatic Conversion are in place and that such arrangements would be in the best interest of the Issuer and its shareholders taken as a whole having regard to the interests of its stakeholders (including, but not limited to, the holders of the Securities) and are consistent with applicable law and regulation (including, but not limited to, the guidance of any applicable regulatory body). Therefore, the Issuer may consider factors other than the interests of holders of the Securities in determining whether the New Conversion Condition is satisfied.

Further, a Takeover Event shall occur only where the right to cast more than 50% of the votes which may ordinarily be cast on a poll at a general meeting of the Issuer has or will become unconditionally vested in an Acquirer (together with any associate). There can be no assurance that the acquisition by an Acquirer of the right to cast 50% or less of the votes which may ordinarily be cast on a poll at a general meeting of the Issuer will not have an adverse effect on the value of the Securities.

Holders of the Securities may be subject to disclosure obligations, take-over requirements and/or may need approval from the Issuer’s regulator under certain circumstances.

As the holders of the Securities may receive Conversion Shares if a Capital Adequacy Trigger Event occurs, an investment in the Securities may result in holders having to comply with certain disclosure, take-over and/or regulatory approval requirements pursuant to applicable laws and regulations following an Automatic Conversion. For example, pursuant to Chapter 5 of the Disclosure Rules and Transparency Rules Sourcebook of the FCA Handbook, the Issuer (and the FCA) must be notified by a person when the percentage of voting rights in the Issuer controlled by that person (together with its concert parties), by virtue of direct or indirect holdings of shares aggregated with direct or indirect holdings of certain financial instruments, reaches, exceeds or falls below 3% and every percentage point thereafter.

Furthermore, as Conversion Shares represent voting securities of a parent undertaking of a number of regulated group entities, under the laws of the U.K., the United States and other jurisdictions, ownership of the Securities themselves (or the Conversion Shares) above certain levels may require the holder of the voting securities to obtain regulatory approval or subject the holder to additional regulation.

Non-compliance with such disclosure and/or approval requirements may lead to the incurrence of substantial fines or other criminal and/or civil penalties and/or suspension of voting rights associated with the Conversion Shares. Accordingly, each potential investor should consult its legal advisers as to the terms of the Securities, in respect of its existing shareholding and the level of holding it would have if it receives Conversion Shares following a Capital Adequacy Trigger Event.

Holders of the Securities will bear the risk of changes in the Group’s fully loaded CET1 Ratio.

The market price of the Securities is expected to be affected by changes in the Group’s fully loaded CET1 Ratio. Changes in the Group’s fully loaded CET1 Ratio may be caused by changes in the amount of CET1 Capital and/ or Risk Weighted Assets as well as changes to their respective definition and/or interpretation by the Issuer under the Capital Regulations. Each of the Group’s CET1 Capital and/or Risk Weighted Assets shall be determined by the Issuer on a fully loaded and consolidated basis and such determination shall be binding on the Trustee and the holders. See “—The circumstances surrounding or triggering an Automatic Conversion are unpredictable, and there are a number of factors that could affect the Group’s fully loaded CET1 Ratio” and “Future regulatory changes to the calculation of CET1 Capital and/or Risk Weighted Assets may negatively affect the Group’s fully loaded CET1 Ratio and thus increase the risk of a Capital Adequacy Trigger Event, which will lead to an Automatic Conversion, as a result of which holders of the Securities could lose all or part of the value of their investment in the Securities.”

We currently only publicly report the Group’s fully loaded CET1 Ratio quarterly as of the period end, and therefore during the quarterly period there is no published updating of the Group’s fully loaded CET1 Ratio and there may be no prior warning of adverse changes in the Group’s fully loaded CET1 Ratio. However, any indication that the Group’s fully loaded CET1 Ratio is moving towards the level of a Capital Adequacy Trigger Event may have an adverse effect on the market price of the Securities. A decline or perceived decline in the Group’s fully loaded CET1 Ratio may significantly affect the trading price of the Securities.

The circumstances surrounding or triggering an Automatic Conversion are unpredictable, and there are a number of factors that could affect the Group’s fully loaded CET1 Ratio.

The occurrence of a Capital Adequacy Trigger Event is inherently unpredictable and depends on a number of factors, including those discussed in greater detail in the following paragraphs, any of which may be outside the Issuer’s control. Although the Issuer currently publicly reports the Group’s fully loaded CET1 Ratio only as of each quarterly period end, a Capital Adequacy Trigger Event will occur if at any time the Group’s fully loaded CET1 Ratio is less than 7.00%. Whether a Capital Adequacy Trigger Event has occurred at any time shall be determined by the Issuer and such determination shall be binding on the Trustee and the holders of the Securities.

The Group’s fully loaded CET1 Ratio may fluctuate during a quarterly period. The calculation of such ratio could be affected by one or more factors, including, among other things, changes in the mix of the Group’s business, major events affecting the Issuer’s earnings, dividend payments by the Issuer, regulatory changes (including changes to definitions, interpretation and calculations of regulatory capital ratios and their components, including CET1 Capital and Risk Weighted Assets), revisions to models used by the Issuer to calculate its capital requirements (or revocation of, or amendments to, the regulatory permissions for using such models), and the Group’s ability to manage Risk Weighted Assets in both its ongoing businesses and those which it may seek to exit. In addition, the Group has capital resources and Risk Weighted Assets denominated in foreign currencies, and changes in foreign exchange rates will result in changes in the sterling equivalent value of foreign currency denominated capital resources and Risk Weighted Assets. As a result, the Group’s fully loaded CET1 Ratio is exposed to foreign currency movements.

The calculation of the Group’s fully loaded CET1 Ratio may also be affected by changes in applicable accounting rules, or by changes to regulatory adjustments which modify the regulatory capital impact of accounting rules. Moreover, even if changes in applicable accounting rules, or changes to regulatory adjustments which modify accounting rules, are not yet in force as of the relevant calculation date, the PRA could require us to reflect such changes in any particular calculation of the Group’s fully loaded CET1 Ratio.

Accordingly, accounting changes or regulatory changes may have a material adverse impact on the Group’s calculations of regulatory capital resources and requirements, including CET1 Capital and Risk Weighted Assets, and the Group’s fully loaded CET1 Ratio.

Because of the inherent uncertainty regarding whether a Capital Adequacy Trigger Event will occur, it will be difficult to predict when, if at all, an Automatic Conversion may occur. Accordingly, the trading behavior of the Securities is not necessarily expected to follow the trading behavior of other types of securities. Any indication that a Capital Adequacy Trigger Event (and subsequent Automatic Conversion) may occur can be expected to have a material adverse effect on the market price of the Securities.

In addition, any of the factors that affect the Group’s overall capital position, including those mentioned above, may in turn affect the Group’s capital, leverage and/or MREL resources, see “—The Capital Regulations impose capital and regulatory requirements that will restrict the Issuer’s ability to make discretionary distributions in certain circumstances, in which case the Issuer may reduce or cancel interest payments on the Securities. In addition, the PRA has broad powers to impose prudential requirements on the Issuer which may include requiring the Issuer to limit or cancel interest on the Securities” for a description of certain risks to the holders of a decrease in the Group’s capital, leverage and/or MREL resources.

The Group’s fully loaded CET1 Ratio, and more generally, its overall capital position, will be affected by the Group’s business decisions and, in making such decisions, its interests may not be aligned with those of the holders of the Securities.

As discussed in “—The circumstances surrounding or triggering an Automatic Conversion are unpredictable, and there are a number of factors that could affect the Group’s fully loaded CET1 Ratio” and “—The Capital Regulations impose capital and regulatory requirements that will restrict the Issuer’s ability to make discretionary distributions in certain circumstances, in which case the Issuer may reduce or cancel interest payments on the Securities. In addition, the PRA has broad powers to impose prudential requirements on the Issuer which may include requiring the Issuer to limit or cancel interest on the Securities” above, the Group’s fully loaded CET1 Ratio, and, more generally, its overall capital position, could be affected by a number of factors. The Group’s fully loaded CET1 Ratio and its overall capital position will also depend on the Group’s decisions relating to its businesses and operations, as well as the management of its capital position. Neither the Issuer nor any member of the Group will have any obligation to consider the interests of the holders of the Securities in connection with its strategic decisions, including in respect of its capital management. Holders of the Securities will not have any claim against us or any other member of the Group relating to decisions that affect the business and operations of the Group, including the Group’s capital position, regardless of whether they result in the occurrence of mandatory distribution restrictions and/or a Capital Adequacy Trigger Event. Such decisions could cause holders of the Securities to lose all or part of the value of their investment in the Securities.

Future regulatory changes to the calculation of CET1 Capital and/or Risk Weighted Assets may negatively affect the Group’s fully loaded CET1 Ratio and thus increase the risk of a Capital Adequacy Trigger Event, which will lead to an Automatic Conversion, as a result of which holders of the Securities could lose all or part of the value of their investment in the Securities.

For the purposes of the Securities, the Issuer will determine the Group’s CET1 Capital and Risk Weighted Assets on a “fully loaded basis” without applying the transitional provisions set out in Part Ten of the U.K. CRD Regulation (which currently means the phase-in arrangements for the regulatory capital impact of IFRS 9). As a result, the Issuer’s CET1 Ratio may be lower than it would be were it to calculate the CET1 Ratio applying the IFRS 9 phase-in arrangements. Furthermore, the application of IFRS 9 is expected to result in greater changes from period to period in the level of provisions, which in turn would result in greater volatility over time in the Group’s income and consequently the Group’s CET1 Ratio.

As at December 31, 2022, the Group’s fully loaded CET1 Ratio was 13.7% while the Group’s CET1 Ratio calculated applying the IFRS 9 phase-in arrangements was 13.9%. The Group’s interpretation of the Capital Regulations and the basis of its determination of the Group’s fully loaded CET1 Ratio may be different from those of other financial institutions. For more information on how this ratio is determined, see the section entitled “Risk review—Treasury and Capital risk” on pages 265-286 of the 2022 Form 20-F. For the purposes of the Securities, the calculation by the Issuer of the Group’s fully loaded CET1 Ratio (based on its interpretation of the Capital Regulations) at any time is binding on the Trustee and the holders of the Securities.

The requirements relating to capital ratios in the Capital Regulations may change whether as a result of further changes to U.K. CRD to complete the U.K. implementation of the remaining Basel III reforms, and/or changes to the way in which the PRA interprets and applies these requirements to U.K. banks and bank holding companies (including as regards individual model approvals granted by the PRA) and/or changes to the U.K. capital framework as a result of the U.K.’s withdrawal from the EU.

In addition, regulatory initiatives may impact the calculation of the Group’s Risk Weighted Assets, being the denominator of the CET1 Ratio. For example, in December 2017, the Basel Committee on Banking Supervision published proposed regulatory reforms including a standardized approach to the determination of risk weighted assets in “Basel III: Finalising post-crisis reforms” (the “BCBS package”). Broadly, the finalized BCBS package aims to: (i) strengthen risk sensitivity and comparability in credit risk by adopting minimum “input” floors for certain metrics; (ii) introduce a standardized approach to credit valuation adjustment risk; (iii) introduce a standardized approach to operational risk; (iv) provide safeguards against unsustainable levels of leverage by adding a leverage ratio buffer for global systemically important banks; and (v) ensure that banks’ “output” floors can be calculated as being 72.5% of total standardized approach RWAs. The date of implementation for most of the proposed reforms listed above had been set at January 1, 2022. However, the Basel Committee on Banking Supervision has chosen to bring the output floor requirements into force over the course of an added five-year phased implementation period post January 1, 2022, ending on January 1, 2027. In March 2020, the oversight body of the Basel Committee on Banking Supervision, the Group of Central Bank Governors and Heads of Supervision (the “GHOS”) announced that it has endorsed a set of measures to provide additional operational capacity for banks and supervisors to respond to the immediate financial stability priorities resulting from the impact of the COVID-19 pandemic on the global banking system, including the deferral by one year to January 1, 2023 of the implementation date of most of the proposed reforms listed above and the deferral by one year to January 1, 2028 of the implementation period for the accompanying transitional arrangements for the output floor. In November 2022, the PRA published a consultation paper setting out its proposed rules for the implementation of the BCBS package, with a proposed implementation date of January 1,

2025 and HM Treasury (as defined below) published a consultation with the proposed secondary legislation to facilitate the implementation of such PRA rules. These proposals and resulting changes, either individually and/or in aggregate, may lead to further enhanced requirements in relation to the Group’s capital, leverage, liquidity and funding ratios or alter the way such ratios are calculated.

Therefore, any changes that may occur in the application of the Capital Regulations subsequent to the date of this prospectus supplement and/or any subsequent changes to such rules and other variables may individually and/or in the aggregate negatively affect the Group’s fully loaded CET1 Ratio and thus increase the risk of a Capital Adequacy Trigger Event, the occurrence of which would lead to an Automatic Conversion, as a result of which you could lose all or part of the value of your investment in the Securities.

Failure to meet the requirements of regulatory stress tests could result in the Group taking steps to improve its capital position and may otherwise adversely affect the Group.

The Group and certain of its members are subject to supervisory stress testing exercises in a number of jurisdictions. These exercises currently include the programs of the Bank of England, the EBA, the Federal Deposit Insurance Corporation and the Federal Reserve Bank of New York. These exercises are designed to assess the resilience of banks to adverse economic or financial developments and ensure that they have robust, forward-looking capital planning processes that account for the risks associated with their business profile. Assessment by regulators is on both a quantitative and qualitative basis, the latter focusing on the Group’s, or certain of its members’ business model, data provision, stress testing capability and internal management processes and controls.

Failure to meet requirements of regulatory stress tests, or the failure by regulators to approve the stress test results and capital plans of the Group, could result in the Group or certain of its members being required to enhance their capital position, including, for example, an additional PRA buffer which may be set by the PRA in certain circumstances, as set out in the PRA’s Policy Statement PS17/15 (Assessing capital adequacy under Pillar 2) and the related Statement of Policy (The PRA’s methodologies for setting Pillar 2 capital). This may result in a need for management actions, such as reducing capital and/or leverage exposures and/or taking steps to conserve capital, which could include reducing discretionary payments (for example, potentially exercising the Issuer’s discretion to cancel (in whole or in part) interest payments in respect of the Securities).

We may redeem the Securities at our option in certain situations.

We may, at our option, at any time, redeem the Securities, in whole but not in part, at a price equal to 100% of their principal amount, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Interest Cancellation” below) to (but excluding) the date fixed for redemption, if a Regulatory Event or a Tax Event has occurred, as more particularly described under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Redemption—Regulatory Event Redemption” and “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Redemption—Tax Redemption,” respectively. In addition, we may, at our option, redeem the Securities, in whole but not in part, on (i) any day falling in the period commencing on (and including) September 15, 2028, and ending on (and including) the first Reset Date or (ii) any day falling in the period commencing on (and including) the date that is six months before any subsequent Reset Date and ending on (and including) such Reset Date at a redemption price equal to 100% of their principal amount, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Interest Cancellation” below) to (but excluding) the date fixed for redemption. The Issuer may choose to redeem the Securities at times when prevailing interest rates may be relatively low or in other circumstances favorable to the Issuer. If we redeem the Securities, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the Securities. In addition, any early redemption of the

Securities is subject to among other things, receipt of the prior consent of the PRA and/or the Relevant U.K. Resolution Authority (in either case if such consent is then required by the Capital Regulations), regardless of whether such redemption would be favorable or unfavorable to you.

Furthermore, holders of the Securities have no right to request the redemption of the Securities and should not invest in the Securities in the expectation that the Issuer would exercise its option to redeem the Securities. Any decision by the Issuer as to whether it will exercise its option to redeem the Securities will be taken at the absolute discretion of the Issuer with regard to factors such as, but not limited to, the economic impact of exercising such option to redeem the Securities, any tax consequences, the regulatory capital requirements and the prevailing market conditions.

Our obligations under the Securities will be unsecured and subordinated, and the rights of the holders of Conversion Shares will be further subordinated.

Our obligations under the Securities will be unsecured and subordinated to all of the Issuer’s existing and future obligations to Senior Creditors (as defined under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Ranking” below). In addition, payment of principal or interest in respect of the Securities cannot be made in respect of the Securities except to the extent that the Issuer could make such payment and still satisfy the Solvency Condition (as defined under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Ranking” below) immediately thereafter. The Banks and Building Societies (Priorities on Insolvency) Order 2018 (the “2018 Order”) splits a financial institution’s non-preferential debts into classes, and provides that ordinary non-preferential debts will rank ahead of secondary non-preferential debts and tertiary non-preferential debts. The Securities constitute tertiary non-preferential debts under the terms of the 2018 Order, and therefore both ordinary and secondary non-preferential debts would continue to rank ahead of claims in respect of the Securities.

If (a) an order is made, or an effective resolution is passed, for the winding-up of the Issuer (except in any such case for a solvent winding-up solely for the purpose of a merger, reconstruction or amalgamation); or (b) following the appointment of an administrator of the Issuer, the administrator gives notice that it intends to declare and distribute a dividend, then, (1) if such events specified in (a) or (b) above occur before the date on which a Capital Adequacy Trigger Event occurs, there shall be payable by the Issuer in respect of each Security (in lieu of any other payment by the Issuer) such amount, if any, as would have been payable to a holder of Securities if, on the day prior to the commencement of such winding-up or administration and thereafter, such holder of Securities were the holder of the most senior class of preference shares in the capital of the Issuer, having an equal right to a return of assets in such winding-up or administration to, and so ranking pari passu with, the holders of such class of preference shares (if any) from time to time issued by the Issuer that has a preferential right to a return of assets in such winding-up or administration, and so ranking ahead of the holders of all other classes of issued shares for the time being in the capital of the Issuer, but ranking junior to the claims of Senior Creditors, and on the assumption that the amount that such holder of Securities was entitled to receive in respect of such preference shares, on a return of assets in such winding-up or administration, was an amount equal to the principal amount of the relevant Security together with any damages (if payable) and (2) if such events specified in (a) or (b) above occur on or after the date on which a Capital Adequacy Trigger Event occurs but before the Conversion Date, then for the purposes of determining the claim of a holder in such winding-up or administration, the Conversion Date in respect of an Automatic Conversion shall be deemed to have occurred immediately before the occurrence of such events specified in (a) or (b) above.

Therefore, if the Issuer were to be wound up or placed into administration, the Issuer’s liquidator or administrator would first apply assets of the Issuer to satisfy all rights and claims of Senior Creditors. If the Issuer does not have sufficient assets to settle claims of such Senior Creditors in full, the claims of the holders of the Securities will not be settled and, as a result, the holders of the Securities will lose the entire amount of their investment in the Securities. In such winding-up or administration, the Securities will share equally in payment with claims under Parity Securities (or, with claims in respect of ordinary shares, in the event of a winding-up or administration occurring in the intervening period between a Capital Adequacy Trigger Event and the Conversion Date) if the Issuer does not have sufficient funds to make full payments on all of them, as applicable. In such a situation, holders of the Securities could lose all or part of their investment. See also “—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the Relevant U.K. Resolution Authority of a variety of statutory resolution powers, could materially adversely affect the value of the Securities.”

Furthermore, holders of the Securities should be aware that, upon the occurrence of an Automatic Conversion, all of the Issuer’s obligations under the Securities (other than the CSO Obligations, if any) shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities), and each holder will be effectively further subordinated due to the change in their status on a winding-up or administration after the Conversion Date from being the holder of a debt instrument ranking ahead of holders of ordinary shares to being the holder of ordinary shares of the Issuer or the beneficial owner of ordinary shares of the Issuer as evidenced by the Security. As a result, upon the occurrence of an Automatic Conversion, the holders could lose all or part of their investment in the Securities irrespective of whether the Issuer has sufficient assets available to settle what would have been the claims of the holders of the Securities or other securities subordinated to the same extent as the Securities, in winding-up proceedings or otherwise. Therefore, even if other securities that rank pari passu with the Securities are paid in full, following the Conversion Date in respect of an Automatic Conversion, the holders will have no rights to the repayment of the principal amount of the Securities or the payment of interest on the Securities and will rank as holders of ordinary shares of the Issuer (or beneficial owners of ordinary shares of the Issuer).

Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the Relevant U.K. Resolution Authority of a variety of statutory resolution powers, could materially adversely affect the value of the Securities.

The tools and powers described below are in addition to the operation of the Automatic Conversion upon the occurrence of a Capital Adequacy Trigger Event pursuant to the terms of the Securities.

The Issuer and the Group are subject to substantial resolution powers.

Under the Banking Act substantial powers are granted to the Bank of England (or, in certain circumstances, His Majesty’s Treasury (“HM Treasury”)), in consultation with the PRA, the FCA and HM Treasury, as appropriate as part of a special resolution regime (the “SRR”). These powers enable the Relevant U.K. Resolution Authority to implement various resolution measures and stabilization options (including, but not limited to, the bail-in tool) with respect to a U.K. bank or investment firm and certain of its affiliates (as of the date of this prospectus supplement, including the Issuer) (each a “relevant entity”) in circumstances in which the Relevant U.K. Resolution Authority is satisfied that the relevant resolution conditions are met.

The SRR consists of five stabilization options: (i) private sector transfer of all or part of the business or shares of the relevant entity, (ii) transfer of all or part of the business of the relevant entity to a “bridge bank” established by the Bank of England, (iii) transfer to an asset management vehicle wholly or partly owned by HM Treasury or the Bank of England, (iv) the bail-in tool (as described below) and (v) temporary public ownership (nationalization).

The Banking Act also provides for additional insolvency and administration procedures for relevant entities and for certain ancillary powers, such as the power to modify contractual arrangements in certain circumstances (which could include a variation of the terms of the Securities), powers to impose temporary suspension of payments, powers to suspend enforcement or termination rights that might be invoked as a result of the exercise of the resolution powers and powers for the Relevant U.K. Resolution Authority to disapply or modify laws in the U.K. (with possible retrospective effect) to enable the powers under the Banking Act to be used effectively.

Holders of the Securities should assume that, in a resolution situation, financial public support will only be available to a relevant entity as a last resort after the Relevant U.K. Resolution Authority has assessed and used, to the maximum extent practicable, the resolution tools, including the bail-in tool.

The exercise of any resolution power or any suggestion of any such exercise could materially adversely affect the value of the Securities and could lead to holders of the Securities losing some or all of the value of their investment in the Securities.

Resolution powers triggered prior to insolvency may not be anticipated and holders may have only limited rights to challenge them.

The resolution powers conferred by the SRR are intended to be used prior to the point at which any insolvency proceedings with respect to the relevant entity could have been initiated. The purpose of the resolution powers is to address the situation where all or part of a business of a relevant entity has encountered, or is likely to encounter, financial difficulties, giving rise to wider public interest concerns.

Although the Banking Act provides specific conditions to the exercise of any resolution powers, it is uncertain how the Relevant U.K. Resolution Authority would assess such conditions in any particular pre-insolvency scenario affecting the Issuer and/or other members of the Group and in deciding whether to exercise a resolution power.

The Relevant U.K. Resolution Authority is also not required to provide any advance notice to holders of the Securities of its decision to exercise any resolution power. Therefore, holders of the Securities may not be able to anticipate a potential exercise of any such powers nor the potential effect of any exercise of such powers on the Issuer, the Group and the Securities.

Furthermore, holders of the Securities may have only limited rights to challenge and/or seek a suspension of any decision of the Relevant U.K. Resolution Authority to exercise its resolution powers (including the bail-in tool) or to have that decision reviewed by a judicial or administrative process or otherwise.

The Relevant U.K. Resolution Authority may exercise the bail-in tool in respect of the Issuer and the Securities, which may result in holders of the Securities losing some or all of their investment.

Where the relevant statutory conditions for use of the bail-in tool have been met, the Relevant U.K. Resolution Authority would be expected to exercise these powers without the consent of the holders. The Banking Act specifies the order in which the bail-in tool should be applied, reflecting the hierarchy of capital instruments under U.K. CRD and otherwise respecting the hierarchy of claims in an ordinary insolvency. Any such exercise of the bail-in tool in respect of the Issuer and the Securities may result in the cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the Securities and/or the conversion of the Securities into shares or other securities or other obligations of the Issuer or another person, or any other modification or variation to the terms of the Securities.

The exercise of the bail-in tool in respect of the Issuer and the Securities or any suggestion of any such exercise could materially adversely affect the rights of the holders of the Securities, the price or value of their investment in the Securities and/or the ability of the Issuer to satisfy its obligations under the Securities and could lead to holders of the Securities losing some or all of the value of their investment in the Securities. The bail-in tool contains an express safeguard (known as “no creditor worse off”) with the aim that shareholders and creditors do not receive a less favorable treatment than they would have received in ordinary insolvency proceedings. However, even in circumstances where a claim for compensation is established under the “no creditor worse off” safeguard in accordance with a valuation performed after the resolution action has been taken, it is unlikely that such compensation would be equivalent to the full losses incurred by the holders of the Securities in the resolution and there can be no assurance that holders of the Securities would recover such compensation promptly.

Mandatory write-down and conversion of capital instruments may affect the Securities.

In addition, the Banking Act grants the power to the Relevant U.K. Resolution Authority to permanently write-down, or convert into equity, Tier 1 Capital instruments (such as the Securities), Tier 2 Capital instruments and internal eligible liabilities at the point of non-viability of the relevant entity and before, or together with, the exercise of any resolution powers conferred by the SRR (except in the case where the bail-in tool is to be utilized for other liabilities, in which case such capital instruments or internal eligible liabilities would be written down or converted into equity pursuant to the exercise of the bail-in tool, as described above, rather than the mandatory write-down and conversion power).

Holders of the Securities may be subject to write-down or conversion into equity on application of such powers (without requiring the consent of such holders), which may result in such holders losing some or all of their investment or the Securities being converted into ordinary shares at a rate that may deliver fewer ordinary shares than if the Securities were to be converted into ordinary shares in accordance with their terms. The “no creditor worse off” safeguard would not apply in relation to an application of such powers to capital instruments such as these Securities in circumstances where resolution powers are not also exercised.

The exercise of such mandatory write-down and conversion power under the Banking Act or any suggestion of such exercise could, therefore, materially adversely affect the rights of holders of the Securities, the price or value of their investment in the Securities and/or the ability of the Issuer to satisfy its obligations under the Securities.

See “—The Issuer is a holding company, which means that its right to participate in the assets of any of its subsidiaries (including those of BBPLC, BBUKPLC, Barclays Execution Services Limited or any other present or future subsidiary) upon the liquidation of such subsidiaries, and the extent to which the Issuer suffers losses if it or any of its subsidiaries are subject to bank resolution proceedings, may depend, amongst other things, upon the degree to which the Issuer’s loans to, and investments in, such subsidiaries are subordinated” for a description of the risks relating to and arising from the Issuer’s rights to participate in the assets of its subsidiaries and the effect of the exercise of such mandatory write-down and conversion power in respect of such subsidiaries.

For a description of the relevant underlying regulatory background, including the bail-in tool and the mandatory write-down and conversion power, see the section entitled “Risk Review—Supervision and Regulation” on pages 291-298 of the 2022 Form 20-F.

Under the terms of the Securities, you agree to be bound by the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority.

Notwithstanding and to the exclusion of any other term of the Securities or any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Securities or the Trustee on behalf of the holders of the Securities, by acquiring the Securities, each holder and beneficial owner of the Securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the Relevant U.K. Resolution Authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Securities; (ii) the conversion of all, or a portion of, the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Issuer or another person (and the issue to, or conferral on, the holder or beneficial owner of the Securities, of such shares, securities or obligations); (iii) the cancellation of the Securities; and/or (iv) the amendment or alteration of the maturity, if any, of the Securities, or the amendment of the amount of interest due on the Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the Securities solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-in Power. Each holder of the Securities further acknowledges and agrees that the rights of the holders of the Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority.

Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders of the Securities losing all or a part of the value of your investment in the Securities or receiving a different security from the Securities, which may be worth significantly less than the Securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the Relevant U.K. Resolution Authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders of the Securities. In addition, under the terms of the Securities, the exercise of the

U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Securities is not a Winding-up Event or a default in payment. For more information, see “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power” below and “Description of Contingent Capital Securities— Agreement with Respect to the Exercise of U.K. Bail-in Power” in the accompanying prospectus. See also “—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the Relevant U.K. Resolution Authority of a variety of statutory resolution powers, could materially adversely affect the value of the Securities.”

The Resolvability Assessment Framework could impact market perceptions of the Issuer and/or the Group and in turn affect the value of the Securities.

The Banking Act and associated FCA and PRA rules contain requirements relating to recovery and resolution plans, early supervisory interventions and the resolution of firms (including the bail-in tool).

The Bank of England and the PRA rules on a resolvability assessment framework (the “Resolvability Assessment Framework”) require the largest U.K. banks (including the Group) to carry out realistic assessments of their preparations for resolution. Summaries of the same and the Bank of England’s assessment of such preparations are to be disclosed publicly. The Group’s latest assessment and the Bank of England’s assessment thereof was published on June 10, 2022. Although the Bank of England’s assessment concluded that there are no shortcomings, deficiencies or substantive impediments identified in the Group’s resolution capabilities that could impede its ability to execute the preferred resolution strategy, the Group will continue to work with the Bank of England, along with the Group’s other regulators and resolution authorities globally, to maintain and enhance its resolvability capabilities. The outcomes of complying with the Resolvability Assessment Framework from time to time and any possible regulatory or other actions deriving thereof may affect the way in which the Issuer and/ or the Group is perceived by the market, which in turn may affect the value of the Securities.

For a description of the relevant underlying regulatory background, see the section entitled “Risk review— Supervision and regulation” on pages 291-298 of the 2022 Form 20-F.

Holders of the Securities will have limited remedies.

Payment of principal on the Securities shall be accelerated only in the event of certain events of a winding-up or administration involving us that constitute a Winding-up Event before the occurrence of a Capital Adequacy Trigger Event. Under the terms of the Indenture, a “Winding-up Event” results if either (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within 30 days of the making of such order, (ii) our shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator, the administrator gives notice that it intends to declare and distribute a dividend. There is no right of acceleration in the case of non-payment of principal or interest on the Securities or of our failure to perform any of our obligations under or in respect of the Securities.

The sole remedy against us available for recovery of amounts owing in respect of any non-payment of any amount that has become due and payable under the Securities is, subject to certain conditions and to the provisions set forth in “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Enforcement Events and Remedies—Trust Indenture Act remedies” below, for the Trustee to institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration.

Although the Trustee may institute such proceedings against us as it may think fit to enforce any term, obligation or condition binding on us under the Securities or the Indenture (other than any payment obligation of the Issuer under or arising from the Securities or the Indenture, including, payment of any principal or interest, including Contingent Capital Additional Amounts) (referred to herein as “Performance Obligations”), provided always that the Trustee (acting on behalf of the holders of the Securities) and the holders of the Securities may not enforce, and may not be entitled to enforce or otherwise claim, against the Issuer any judgment or other award given in such proceedings that requires the payment of money by the Issuer, whether by way of damages or otherwise (a “Monetary Judgment”), except by proving such Monetary Judgment in a winding-up of the Issuer and/or by claiming such Monetary Judgment in an administration of the Issuer.

For the avoidance of doubt, the sole and exclusive manner by which the Trustee (acting on behalf of holders of the Securities) and the holders of the Securities may seek to enforce or otherwise claim a Monetary Judgment against the Issuer in connection with the Issuer’s breach of a Performance Obligation shall be by proving such Monetary Judgment in a winding-up of the Issuer and/or by claiming such Monetary Judgment in an administration of the Issuer. By its acquisition of the Securities, each holder of the Securities acknowledges and agrees that such holder will not seek to enforce or otherwise claim, and will not direct the Trustee (acting on behalf of the holders of the Securities) to enforce or otherwise claim, a Monetary Judgment against the Issuer in connection with the Issuer’s breach of a Performance Obligation, except by proving such Monetary Judgment in a winding-up of the Issuer and/or by claiming such Monetary Judgment in an administration of the Issuer.

The remedies under the Securities are more limited than those typically available to our unsubordinated creditors.

No interest will be due and payable if such interest has been cancelled or deemed cancelled (in each case, in whole or in part) as described under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Interest Cancellation” below. Accordingly, no default in payment or otherwise under the Securities will have occurred or be deemed to have occurred in such circumstances.

Following the occurrence of an Automatic Conversion, all of the Issuer’s obligations under the Securities (other than the CSO Obligations, if any) shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) on the Conversion Date, and no principal or interest can become due and payable after such date. An Automatic Conversion will not constitute a default or a Winding-up Event under the Indenture.

Under the terms of the Indenture, the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Securities is not a Winding-up Event, a Non-Payment Event, a default in payment or otherwise.

For further detail regarding the limited remedies of the Trustee and the holders of the Securities, see “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Enforcement Events and Remedies” and “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Trustee’s Duties” in this prospectus supplement.

Waiver of set-off

Holders of the Securities waive any right of set-off, compensation, retention and netting in relation to the Securities insofar as permitted by applicable law. Therefore, holders of the Securities will not be entitled (subject to applicable law) to set-off, compensate or apply netting in respect of the Issuer’s obligations under the Securities against obligations owed by them to the Issuer. Holders of the Securities may therefore be required to initiate separate proceeding to recover amounts in respect of any counterclaim and may receive a lower recovery in the event of a winding-up or administration of the Issuer than if set-off, compensation, retention or netting were permitted.

Changes in law may adversely affect the rights of holders of the Securities.

Changes in law after the date hereof may affect the rights of holders as well as the market value of the Securities. Such changes in law may include changes in statutory, tax and regulatory regimes during the life of the Securities, which may have an adverse effect on an investment in the Securities.

In addition, any change in law or regulation that triggers a Regulatory Event or a Tax Event would entitle us, at our option (subject to, amongst other things, receipt of the prior consent of the PRA and/or the Relevant U.K. Resolution Authority (in either case if such consent is then required by the Capital Regulations)), to redeem the Securities, in whole but not in part, as more particularly described under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Redemption—Regulatory Event Redemption” and “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Redemption— Tax Redemption,” respectively.

Such legislative and regulatory uncertainty could also affect an investor’s ability to accurately value the Securities and, therefore, affect the trading price of the Securities given the extent and impact on the Securities that one or more regulatory or legislative changes, including those described above, could have on the Securities.

The financial services industry has been and continues to be the focus of significant regulatory change and scrutiny which may adversely affect the Group’s business, financial performance, capital and risk management strategies—see the section entitled “Risk Review—Material existing and emerging risks—v) Regulatory change agenda and impact on business model” on pages 193-194 of the 2022 Form 20-F for more detail. Such regulatory changes may include higher capital and additional loss absorbency requirements and increased powers of competent authorities. Such changes, and the resulting actions taken to address such regulatory changes, may have an adverse impact on the Group’s, and therefore the Issuer’s, performance and financial condition. It is not yet possible to predict the detail of such legislation or regulatory rulemaking or the ultimate consequences to the Group or the holders of the Securities which could be material to the rights of holders of the Securities and/or the ability of the Issuer to satisfy its obligations under the Securities.

There is no restriction on the amount or type of further securities or indebtedness that the Issuer or its subsidiaries may issue, incur or guarantee.

Subject to complying with applicable regulatory requirements in respect of the Group’s leverage and capital ratios, there is no restriction on the amount or type of further securities or indebtedness that the Issuer or its subsidiaries may issue, incur or guarantee, as the case may be, that rank senior to, or pari passu with, the Securities. The issue or guaranteeing of any such further securities or indebtedness may reduce the amount recoverable by holders of the Securities on a liquidation or winding-up of the Issuer and may limit the Issuer’s ability to meet its obligations under the Securities. In addition, the Securities do not contain any restriction on the Issuer issuing securities that may have preferential rights to the Securities or securities with similar or different provisions to those described herein.

Prior to the Conversion Date, holders will not be entitled to any rights with respect to the Issuer’s ordinary shares, but will be subject to all changes made with respect to the Issuer’s ordinary shares.

The exercise of voting rights and certain other rights related to any Conversion Shares is only possible after the issue, registration and delivery of the Conversion Shares on the Conversion Date to the Conversion Shares

Depository (or the relevant recipient) in accordance with the provisions of, and subject to the limitations provided in, the articles of association of the Issuer and under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Automatic Conversion Upon Capital Adequacy Trigger Event.” Prior to such issuance, registration and delivery, holders will be subject to all changes made with respect to the Issuer’s ordinary shares.

As a result of holders of the Securities receiving Conversion Shares upon the occurrence of a Capital Adequacy Trigger Event, they are particularly exposed to changes in the market price of the Issuer’s ordinary shares.

In general, investors in convertible or exchangeable securities may seek to hedge their exposure in the underlying equity securities at the time of acquisition of the convertible or exchangeable securities. Prospective investors in the Securities may look to sell ordinary shares of the Issuer in anticipation of taking a position in, or whilst holding, the Securities. This could drive down the price of the Issuer’s ordinary shares. Since the Securities will mandatorily convert into Conversion Shares upon the occurrence of a Capital Adequacy Trigger Event, the price of the Issuer’s ordinary shares may be more volatile if the Issuer is trending toward a Capital Adequacy Trigger Event.

There may not be any trading market for the Securities.

The Securities are a new issue of securities and have no established trading market. Although application will be made to have the Securities admitted to listing and to trading on the ISM, there can be no assurance that an active trading market will develop. Even if an active trading market does develop, it may not be liquid and may not continue for the term of the Securities. The liquidity and the market prices for the Securities can be expected to vary with changes in market and economic conditions, the Group’s financial condition and prospects and other factors that generally influence the market prices of securities. If the secondary market for the Securities is limited, there may be few buyers and this may reduce the relevant market price of the Securities.

There can be no assurance that events in the U.K. or elsewhere will not cause market volatility or that such volatility will not adversely affect the price of the Securities or that economic and market conditions will not have any other adverse effect on the Securities.

A downgrade of the credit rating assigned by any credit rating agency to the Issuer or to the Securities could adversely affect the liquidity or market value of the Securities. Credit ratings downgrades could occur as a result of, among other causes, changes in the ratings methodologies used by credit rating agencies.

Upon issuance, it is expected that the Securities will be rated by credit rating agencies and may in the future be rated by additional credit rating agencies, although the Issuer is under no obligation to ensure that the Securities are rated by any credit rating agency. Credit ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed in these Risk Factors and other factors that may affect the liquidity or market value of the Securities. A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the credit rating agency at any time.

Any rating assigned to the Issuer and/or the Securities may be withdrawn entirely by a credit rating agency, may be suspended or may be lowered, if, in that credit rating agency’s judgment, circumstances relating to the basis of the rating so warrant. Ratings may be impacted by a number of factors which can change over time, including the credit rating agency’s assessment of: the Issuer’s strategy and management’s capability; the Issuer’s financial condition including in respect of capital, funding and liquidity; competitive and economic conditions in the Issuer’s key markets; the level of political support for the industries in which the Issuer operates; and legal and regulatory frameworks affecting the Issuer’s legal structure, business activities and the rights of its creditors. The credit rating agencies may also revise the ratings methodologies applicable to issuers within a particular industry or political or economic region. If credit rating agencies perceive there to be adverse changes in the factors affecting an issuer’s credit rating, including by virtue of changes to applicable ratings methodologies, the credit rating agencies may downgrade, suspend or withdraw the ratings assigned to an issuer and/or its securities. Revisions to ratings methodologies and actions on the Issuer’s ratings by the credit rating agencies may occur in the future.

If the Issuer determines to no longer maintain one or more ratings, or if any credit rating agency withdraws, suspends or downgrades the credit ratings of the Issuer or the Securities, or if such a withdrawal, suspension or downgrade is anticipated (or any credit rating agency places the credit ratings of the Issuer or, if applicable, the Securities on “credit watch” status in contemplation of a downgrade, suspension or withdrawal), whether as a result of the factors described above or otherwise, such event could adversely affect the liquidity or market value of the Securities (whether or not the Securities had an assigned rating prior to such event).

The Securities are not considered investment grade by some of the rating agencies and are subject to the risks associated with non-investment grade securities.

The Securities, upon issuance, will not be considered to be investment grade securities by some of the rating agencies. As such, they will be subject to a higher risk of price volatility than higher-rated securities. Furthermore, increases in leverage or deteriorating outlooks for the Issuer, or volatile markets, could lead to a significant deterioration in market prices of below-investment grade rated securities such as the Securities.

You may be subject to U.S. tax upon adjustments (or failure to make adjustments) to the Conversion Price even though you do not receive a corresponding cash distribution.

The Conversion Price is subject to adjustment in certain circumstances, as described under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Anti-Dilution” below. If, as a result of adjustments (or failure to make adjustments), your proportionate interest in our assets or earnings were deemed to be increased for U.S. federal income tax purposes, you may be treated as having received a taxable distribution for these purposes, without the receipt of any cash or property. See “Tax Considerations—U.S. Federal Income Tax Consequences—Adjustment of the Conversion Price” for a further discussion of these U.S. federal tax implications.

You may be subject to FATCA withholding.

Under certain provisions of the U.S. Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (commonly referred to as “FATCA”), as well as certain intergovernmental agreements between the United States and certain other countries (including the U.K.) together with local country implementing legislation, a 30% withholding tax may be imposed on all or some of the payments on the Securities and Conversion Shares, if those payments are treated as “foreign passthru payments”, to holders of the Securities and non-U.S. financial institutions receiving payments on behalf of such holders that, in each case, fail to comply with information reporting, certification and related requirements. Under current regulations, the term “foreign passthru payments” is not defined, and it is not yet clear whether or to what extent payments on the Securities and Conversion Shares may be subject to this withholding tax. However, the U.S. Internal Revenue Service (the “IRS”) has indicated that it will not apply withholding tax to any foreign passthru payments made prior to two years after the date on which final regulations on this issue are published. This withholding tax, if it applies, could apply to any payment made with respect to the Securities and Conversion Shares, including payments of both principal and interest. Moreover, withholding may be imposed at any point in a chain of payments if a non-U.S. payee fails to comply with U.S. information reporting, certification and related requirements. Accordingly, Securities and Conversion Shares held through a non-compliant institution may be subject to withholding even if the holder of the Securities otherwise would not be subject to withholding.

If withholding is required in respect of this withholding tax, the Issuer will not be required to pay any additional amounts with respect to any amounts withheld. Holders of the Securities are urged to consult their tax advisers and any banks or brokers through which they will hold the Securities and Conversion Shares as to the consequences (if any) of these rules to them.

An investment in the Securities by a holder whose home currency is not sterling entails significant risks.

An investment in the Securities by a holder whose home currency is not sterling entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder’s functional currency and sterling and tax consequences as a result of any foreign exchange gains resulting from an investment in the Securities. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between sterling, on the one hand, and certain currencies, on the other, have been highly volatile, and each holder should be aware that volatility may be expected to continue in the future. Fluctuations in any particular rate of exchange that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the Securities. Depreciation of sterling against the holder’s functional currency would result in a decrease in the effective yield of the Securities below its coupon rate and, in certain circumstances, could result in a loss to the holder. If you are a beneficial owner of securities subject to U.S. federal income tax, see “U.S. Federal Income Tax Considerations” for certain U.S. federal income tax consequences related to the Securities being denominated in sterling.

In a lawsuit for payment on the Securities, holders of the Securities may bear currency exchange risk.

The Indenture is, and the Securities will be, governed by the laws of the State of New York, with certain limited exceptions. A New York state statute presently in effect would require a New York state court hearing such a lawsuit to render its decision or award in sterling. The judgment entered on that award, however, will be denominated in U.S. dollars, and converted at the exchange rate prevailing on the date of entry of the judgment. Consequently, subject to the limited remedies provided for in the terms of the Securities (see the risk factor above “—Holders of the Securities will have limited remedies”) in a lawsuit for payment on the Securities, if permitted under the Indenture and terms of the Securities, holders of such Securities would bear currency exchange risk until a New York state court judgment is entered, which could be a long time. A Federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the Securities would apply the foregoing New York law.

In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the Securities in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of sterling into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

The Securities will be represented by one global certificate that will be deposited with a common depositary for Clearstream, Luxembourg and/or Euroclear and registered in the name of such common depositary or its nominee and, therefore, holders of the Securities will have to rely on their procedures for transfer, payment and communication with us.

The Securities will be represented by one global certificate that will be deposited with a common depositary for Clearstream, Luxembourg and/or Euroclear and registered in the name of such common depositary or its nominee. Except in certain limited circumstances described in the global certificate, holders of the Securities will not be entitled to receive Securities in definitive form in exchange for interests in the global certificate. While the Securities are represented by the global certificate, holders of the Securities will be able to trade their beneficial interests only through Clearstream, Luxembourg and/or Euroclear.

We will discharge our payment obligations under the Securities by making payments to or to the order of the common depositary for Clearstream, Luxembourg and/or Euroclear for distribution to their accountholders. A holder of a beneficial interest in a global certificate must rely on the procedures of Clearstream, Luxembourg and/or Euroclear to receive payments under the Securities. We have no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in the global certificate.

Holders of the Securities of beneficial interests in the global certificate will not have a direct right to vote in respect of the Securities. Instead, such holders will be permitted to act directly only to the extent that they are enabled in accordance with the procedures of Clearstream, Luxembourg and/or Euroclear to appoint appropriate proxies.

Trading in the Clearing Systems is subject to minimum denomination requirements.

The Securities will be issued only in minimum denominations of £200,000 and integral multiples of £1,000 in excess thereof. It is possible that the Clearing Systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If Securities in definitive form are required to be issued in relation to such Securities in accordance with the provisions of the relevant global securities, a holder who does not have at least the minimum denomination of £200,000 or any integral multiple of £1,000 in excess thereof in its account with the relevant Clearing System at the relevant time may not receive its entitlement of Securities in definitive form unless and until such time as its holding satisfies the requirement of the minimum denomination of £200,000 or any integral multiple of £1,000 in excess thereof.

The market continues to develop in relation to near risk-free rates (including overnight rates).

Investors should be aware that the market continues to develop in relation to near risk-free rates (“RFRs”), such as SONIA as a reference rate in the capital markets for sterling, and their adoption as alternatives to the relevant interbank offered rates. This relates not only to the substance of the calculation and the development and adoption of market infrastructure for the issuance and trading of bonds referencing such rates, but also how widely such rates and methodologies might be adopted. RFRs, such as SONIA, may differ from interbank offered rates in a number of material components, including (without limitation) by being backwards-looking, calculated on a compounded or weighted average basis, near risk free, overnight rates.

In addition, market participants and relevant working groups have been working together to design alternative reference rates based on RFRs, including applying term versions of RFRs (which seek to measure the market’s forward expectation of an average of these RFRs over a designated term, as they are overnight rates) or different measures of such RFRs.

The market or a significant part thereof may adopt an application of SONIA that differs significantly from that underlying the rate set out in the terms of the Securities and used in relation to the Securities. If SONIA does not prove to be widely used in securities such as the Securities, the trading price of the Securities may be lower than those securities referencing rates that are more widely used. The development of RFRs for sterling bonds could result in reduced liquidity or increased volatility or could otherwise affect the market price of the Securities.

In addition, the manner of adoption or application of RFRs in the sterling bond market may differ materially compared with the application and adoption of RFRs in other markets, such as the derivatives and loan markets. Investors should carefully consider how any mismatch between the adoption of such reference rates in the bond, loan and derivatives markets may impact any hedging or other financial arrangements which they may put in place in connection with any acquisition, holding or disposal of Securities. In addition, the methodology for determining SONIA could change during the life of the Securities.

Market terms for debt securities referencing SONIA, such as the Securities, may evolve over time, and trading prices of the Securities may be lower than those of later-issued SONIA indexed debt securities as a result. Investors in the Securities may not be able to sell the Securities at all or may not be able to sell the Securities at prices that will provide them with a yield comparable to similar investments that have a developed secondary market and may consequently suffer from increased pricing volatility and market risk.

RFRs offered as alternatives to interbank offered rates also have a limited history. For that reason, future performance of such rates may be difficult to predict based on their limited historical performance. The level of such rates after the Issue Date may bear little or no relation to historical levels. Prior observed patterns, if any, in the behavior of market variables and their relation to such rates such as correlations, may change in the future. Investors should not rely on historical performance data as an indicator of the future performance of such risk-free rates nor should they rely on any hypothetical data.

Investors should consider these matters when making their investment decision with respect to the Securities.

The administrator of SONIA may make changes that could change the value of SONIA or discontinue SONIA respectively.

The Bank of England (or its successor) as administrator of SONIA, may make methodological or other changes that could change the value of SONIA or any indices or rates linked to SONIA, including changes related to the method by which such rates and/or indices are calculated, eligibility criteria applicable to the transactions used to calculate such rates and/or indices, or timing related to the publication of SONIA. In addition, an administrator may alter, discontinue or suspend calculation or dissemination of SONIA, in which case a fallback method of determining the interest rate on the Securities will apply in accordance with the terms of the Securities (see “—Uncertainty relating to the regulation of “benchmark rates” may adversely affect the value of the Securities” below). The Bank of England has no obligation to consider the interests of holders of the Securities when calculating, adjusting, converting, revising or discontinuing SONIA.

Uncertainty relating to the regulation of “benchmark rates” may adversely affect the value of the Securities.

Interest rates or other types of rates and indices which are deemed to be “benchmark rates” are the subject of ongoing national and international regulatory review and reform, with further changes anticipated. These reforms have resulted in the cessation of certain benchmarks, including the sterling London Interbank Offered Rate (“LIBOR”) and the cessation of U.S. dollar LIBOR at the end of June 2023. Other benchmarks could be eliminated entirely or declared unrepresentative. Such reforms may cause benchmarks to perform differently than in the past, a benchmark could be eliminated entirely or declared unrepresentative, or there could be other consequences that cannot be predicted. Any such consequence could have a material adverse effect on the Securities.

Regulations in line with the global benchmark reforms could have a material impact on the Securities, in particular, if the methodology or other terms of the benchmark are changed in order to comply with the requirements of any such regulation. In each case, such changes could, among other things, have the effect of reducing or increasing the rate or level, or affect the volatility of, the published rate or level of benchmarks.

More broadly, any of the international or national reforms, or the general increase in regulatory scrutiny of benchmarks, could increase the costs and risks of administering or participating in the setting of a benchmark and complying with any such regulations or requirements. Such factors may have the effect of discouraging market participants from continuing to administer or contribute to certain benchmarks, trigger changes in the rules or methodologies used in certain benchmarks or lead to the discontinuation or unavailability of quotes of certain benchmarks.

As the Securities may reference an affected benchmark, uncertainty as to the nature of alternative reference rates and as to potential changes or other reforms to such benchmark may adversely affect such benchmark rates and the return on, value of and the trading market for the Securities.

In accordance with the terms of the Securities, the Securities may be subject to the adjustment of the interest provisions in certain circumstances, such as the potential elimination of SONIA or the then applicable benchmark, an inability to obtain authorisation or registration by the administrator of SONIA or the then applicable benchmark, changes in the manner of administration of SONIA or the then applicable benchmark or the availability of a successor or replacement benchmark. The circumstances which could trigger such adjustments are beyond the Issuer’s control. The subsequent use of a replacement benchmark may result in changes to the terms of the Securities (which could be extensive) and/or interest payments that are lower than or that do not otherwise correlate over time with the payments that could have been made on the Securities if SONIA (or the then applicable benchmark) remained available in its current form.

Although pursuant to the terms of the Securities, spread adjustments may be applied to any such replacement benchmark in order to reduce or eliminate, to the extent reasonably practicable in the circumstances, any economic prejudice or benefit (as applicable) to investors arising out of the replacement of SONIA or the then applicable benchmark, the application of such adjustments to the Securities may not achieve this objective. Any such changes may result in the Securities performing differently (which may include payment of a lower interest rate) than if the original benchmark continued to apply. There is no assurance that the characteristics of any replacement benchmark would be similar to the affected benchmark, that any replacement benchmark would produce the economic equivalent of the affected benchmark or would be a suitable replacement for the affected benchmark. The choice of replacement benchmark is uncertain and could result in the use of other near risk-free rates (see “—The market continues to develop in relation to near risk free rates (including overnight rates)” above for the risks relating to the use of such rates) and/or in the replacement benchmark being unavailable or indeterminable.

In certain circumstances the ultimate fallback of interest for a particular Reset Period may result in the rate of interest for the immediately preceding Reset Period being used. This may result in the effective application of a fixed rate for the Securities based on the Rate of Interest for the previous Reset Period or the Initial Interest Rate, as applicable. Furthermore, if the Issuer determines it is not able to follow the prescribed steps set out in the terms of the Securities or that following such steps prejudices or, in certain circumstances, could reasonably be expected to prejudice, the then current capital or eligible liabilities qualification of the Securities, the relevant fallback provisions may not operate as intended at the relevant time. Any such consequence could have a material adverse effect on the trading markets for the Securities, the liquidity of the Securities and/or the value of and return on the Securities.

The terms of the Securities may require the exercise of discretion by the Issuer or an independent adviser, as the case may be, and the making of potentially subjective judgments (including as to the occurrence or not of any events which may trigger amendments to the terms of the Securities) and/or the amendment of the terms of the Securities without the consent of the holders of the Securities. The interests of the Issuer or those of the Independent Adviser, as applicable, in making such determinations or amendments may be adverse to the interests of the holders of the Securities.

Moreover, any of the above matters or any other significant change to the setting or existence of any relevant reference rate could affect the ability of the Issuer to meet its obligations under the Securities or could have a material adverse effect on the market value or liquidity of, and the amount payable under, the Securities.

CURRENCY CONVERSION

On February 27, 2023, the Prevailing Rate of sterling against U.S. dollars was £1.00 = $1.1987.

Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors” beginning on page S-25 of this prospectus supplement.

USE OF PROCEEDS

After deduction of the underwriting compensation stated on the cover of this prospectus supplement and expenses payable by us estimated at £330,000, the net proceeds from the sale of the Securities are estimated to be £1,484,670,000. We intend to use the proceeds of the offering for general corporate purposes of the Issuer and its subsidiaries and/or the Group and to strengthen further the capital base of the Issuer and its subsidiaries and/or the Group.

DESCRIPTION OF FIXED RATE RESETTING PERPETUAL SUBORDINATED CONTINGENT CONVERTIBLE SECURITIES

The following description of the Securities supplements (and, where different from, supersedes) the description of the Securities in the accompanying prospectus. If this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will prevail with regard to the Securities.

The Securities will constitute a series of Contingent Capital Securities issued under the Contingent Capital Securities Indenture dated as of August 14, 2018 among us and The Bank of New York Mellon, London Branch, as Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Contingent Capital Security Registrar (as heretofore supplemented and amended, the “Base Indenture”), as further supplemented by the eight supplemental indenture expected to be entered into on March 6, 2023 (the “Eighth Supplemental Indenture,” and together with the Base Indenture, the “Indenture”). The terms of the Securities include those stated in the Indenture and any supplements thereto, and those terms made part of the Indenture by reference to the Trust Indenture Act. Certain terms used in this prospectus supplement, unless otherwise defined herein, have the meaning given to them in the Indenture. We filed the Base Indenture as an exhibit to the Form 6-K filed on August 14, 2018 (Film No. 181018017), and will file the Eighth Supplemental Indenture as an exhibit to a report on Form 6-K on or about March 6, 2023.

The shareholders of the Issuer passed an ordinary resolution on May 4, 2022 to increase its share capital by the creation of new shares of up to £825,000,000 in relation to any issue of securities that automatically convert into or are exchanged for ordinary shares of the Issuer, which authorization expires at the end of the Issuer’s Annual General Meeting to be held in 2023 or the close of business on June 30, 2023 (whichever is earlier), unless otherwise renewed or passed pursuant to a separate resolution.

The Securities will be issued in an aggregate principal amount of £1,500,000,000 and will have no fixed maturity or fixed redemption date. From (and including) the Issue Date to (but excluding) March 15, 2029, the interest rate on the Securities will be 9.250% per annum (the “Initial Interest Rate”). From (and including) each Reset Date to (but excluding) the next following Reset Date (each such period, a “Reset Period”), the applicable per annum interest rate (the “Subsequent Interest Rate”) will be equal to the sum, as determined by the Calculation Agent, of the applicable Mid-Market Swap Rate (such term subject to the provisions described under “—Determination of Subsequent Interest Rate” below) on the relevant Reset Determination Date and 5.639% (the “Margin”), converted to a quarterly rate in accordance with market convention as instructed by the Issuer (rounded to three decimal places, with 0.0005 rounded down). Subject to the conditions described under “—Interest Cancellation” below and to the last sentence of this paragraph, interest, if any, will be payable quarterly in arrear on March 15, June 15, September 15 and December 15 of each year (each an “Interest Payment Date”). The first date on which interest may be paid will be June 15, 2023 for the period commencing on (and including) March 6, 2023, and ending on (but excluding) June 15, 2023 (and thus a long first interest period). Subject to the conditions described herein, interest on the Securities, if any, will be computed and payable as set out under “—Day Count Fraction” below.

The regular record dates for the Securities will be the close of business on the Clearing System Business Day immediately preceding each Interest Payment Date (or, if the Securities are held in definitive form, the close of business on the 15th Business Day preceding each Interest Payment Date).

The Reset Dates are March 15, 2029 and each fifth (5th) anniversary thereafter.

The Reset Determination Date is the second Payment Business Day immediately preceding each Reset Date.

If any Interest Payment Date is not a Payment Business Day, we will pay interest on the next Payment Business Day, but interest on that payment will not accrue during the period from and after the Interest Payment

Date. If a date of redemption is not a Payment Business Day, we may pay interest (if any) and principal on the next Payment Business Day, but interest on that payment will not accrue during the period from and after the date of redemption.

The term “Business Day” means any weekday, other than one on which banking institutions are authorized or obligated by law, regulation or executive order to close in London, U.K.

The term “Clearing System Business Day” means a day on which each Clearing System for which the global certificate is being held is open for business.

The term “Payment Business Day” means any day on which banks are open for general business (including dealings in foreign currencies) in London, U.K. or, if the Securities are held in definitive form, in the case of payment by transfer to a sterling account, any day on which dealings in foreign currencies may be carried on in London, U.K.; and in the case of surrender (or, in the case of part payment only, endorsement) of any Securities in definitive form, any day on which banks are open for general business (including dealings in foreign currencies) in the place in which the Securities in definitive form are surrendered (or, as the case may be, endorsed).

References to “you” and “holder” in the subsections “—Interest Cancellation,” “—Ranking,” “—Agreement with Respect to the Exercise of U.K. Bail-in Power,” “—Automatic Conversion Upon Capital Adequacy Trigger Event,” “—Definitions” and “—Subsequent Holders’ Agreement” below, and in “Certain Definitions” above, include beneficial owners of the Securities.

Currency of Payments

Initial holders of the Securities will be required to pay for the Securities in sterling, and principal and interest payments in respect of the Securities will be payable in sterling. If, on any date on which a payment in respect of the Securities is contemplated, sterling is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or is no longer used for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the Securities will be made in U.S. dollars until sterling is again available to us or so used. The amount payable on any date in sterling will be converted into U.S. dollars at the Prevailing Rate as of the close of business on the second Payment Business Day prior to the relevant payment date.

Any payment in respect of the Securities so made in U.S. dollars will not constitute a Winding-up Event, a Non-Payment Event, a default in payment or otherwise under the Indenture or the Securities. Neither the Trustee, the Principal Paying Agent nor any other paying agent will be responsible for obtaining exchange rates, effecting currency conversions or otherwise handling redenominations.

General

Book-entry interests in the Securities will be issued in minimum denominations of £200,000 and in integral multiples of £1,000 in excess thereof (the denomination of each book-entry interest being the “Tradable Amount” of such book-entry interest). Prior to an Automatic Conversion, the aggregate Tradable Amount of the book-entry interests in each Security shall be equal to such Security’s principal amount. Following an Automatic Conversion, the principal amount of each Security shall be zero (as described below under “—Automatic Conversion Upon Capital Adequacy Trigger Event”) but the Tradable Amount of the book-entry interests in each Security shall remain unchanged.

The principal corporate trust office of the Trustee in the City of London, U.K. is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Securities in registered form. The Securities will be represented by one global certificate that will be deposited with a common depositary for Clearstream, Luxembourg and/or Euroclear, and registered in the name of such common depositary or its nominee. You will hold beneficial interests in the Securities through Clearstream, Luxembourg and/or Euroclear and their respective direct and indirect participants and such direct and indirect participants will record your beneficial interests on their books. The underwriters expect to deliver the Securities through the facilities of the Clearing Systems on March 6, 2023. Settlement of the Securities will occur through Clearstream, Luxembourg and/or Euroclear for value on the Issue Date. Secondary market trading through Clearstream, Luxembourg and/or Euroclear will occur in the ordinary way following the applicable rules and operating procedures of the Clearing Systems. For information on Clearstream, Luxembourg’s or Euroclear’s book-entry systems, see “Clearance and Settlement” in the accompanying prospectus.

Definitive securities will only be issued in the limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Contingent Capital Securities—Special Situations When a Global Security Will Be Terminated” in the accompanying prospectus, provided that we shall not have the option described in the accompanying prospectus to determine in our sole discretion that the global certificate representing the Securities should be exchanged for definitive Securities in registered form.

Payment of principal of and interest (if any) on the Securities, so long as the Securities are represented by a global certificate, will be made in immediately available funds. Beneficial interests in the global certificate will trade, and secondary market trading activity in such interests will be settled, in accordance with the normal rules and operating procedures of Clearstream, Luxembourg and/or Euroclear. The Issuer currently expects such trading and settlement to continue in the period between the Conversion Date and the Suspension Date.

Notwithstanding the provisions set out in “Description of Contingent Capital Securities—Notices” in the accompanying prospectus, so long as the Securities are represented by a global certificate deposited with a depositary or a common depositary for Euroclear and/or Clearstream, Luxembourg, notices to holders of Securities represented by such global certificate may be given by delivery of the relevant notice to Euroclear and/ or Clearstream, Luxembourg and, in any case, such notices shall be deemed to have been given to holders of Securities on the date of dispatch to Euroclear and/or Clearstream, Luxembourg.

Any reference to “DTC” or “The Depository Trust Company” in “Description of Contingent Capital Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the accompanying prospectus shall be deemed a reference to the Clearing Systems.

Determination of Subsequent Interest Rate

Mid-Market Swap Rate and fallbacks

“Five-year Mid-Market Swap Rate Quotations” means, for any Reset Period, the arithmetic mean of the bid and offered rates for the annual fixed leg (calculated on an Actual/365 (Fixed) day count basis) of a fixed-for-floating sterling interest rate swap transaction which: (i) has a term of five years commencing on the applicable Reset Date; (ii) is in an amount that is representative of a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the swap market; and (iii) has a floating leg based on the overnight SONIA rate compounded for 12-months (calculated on an Actual/365 (Fixed) day count basis).

“Mid-Market Swap Rate” means, in relation to a Reset Date and the related Reset Determination Date:

(i)

the annual sterling mid-market swap rate with a term of five years where the floating leg pays daily compounded SONIA annually, which is calculated and published by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) and appearing on the Bloomberg screen page BPISDS05 (or such other page as may replace such page on Bloomberg, or such other information service as may be nominated or authorized by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) (the “Relevant Screen Page”) at approximately 11.00 a.m. (London time) on the relevant Reset Determination Date, as determined by the Calculation Agent; and

(ii)

if the Relevant Screen Page is not available or such swap rate does not appear on the Relevant Screen Page at such time on such Reset Determination Date, (in circumstances other than those in which the Issuer has determined that a Benchmark Event has occurred or that there is a Successor Rate, as set out in the provisions described under “—Benchmark Replacement Event” below), then the Mid-Market Swap Rate shall be the Reset Reference Bank Rate on such Reset Determination Date.

“Reference Banks” means four major banks in the sterling swap, money, securities or other market most closely connected with the relevant Mid-Market Swap Rate, as selected by the Issuer on the advice of an investment bank of international repute.

“Reset Reference Bank Rate” means, in relation to a Reset Date and the related Reset Determination Date, the percentage rate determined by the Calculation Agent on the basis of the Five-year Mid-Market Swap Rate Quotations provided by each of the Reference Banks at approximately 11:00 a.m. (London time) on the relevant Reset Determination Date (or thereafter on such date), rounded, if necessary, to the nearest 0.001% (with 0.0005% being rounded upwards). If at least three Five-year Mid-Market Swap Rate Quotations are provided, the Reset Reference Bank Rate will be the arithmetic mean of such Five-year Mid-Market Swap Rate Quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If only two Five-year Mid-Market Swap Rate Quotations are provided, the Reset Reference Bank Rate will be the arithmetic mean of such Five-year Mid-Market Swap Rate Quotations. If only one Five-year Mid-Market Swap Rate Quotation is provided, the Reset Reference Bank Rate will be the quotation provided. If no Five-year Mid-Market Swap Rate Quotations are provided, the Reset Reference Bank Rate will be (i) in respect of the Reset Reference Bank Rate determined in respect of the Reset Date falling on March 15, 2029, 4.045% per annum or (ii) in respect of the Reset Reference Bank Rate determined in respect of any Reset Date other than March 15, 2029, the Mid-Market Swap Rate in respect of the immediately preceding Reset Date.

Benchmark Replacement Event

In addition to and notwithstanding the provisions in “Determination of Subsequent Interest Rate—Mid-Market Swap Rate and fallbacks” above, if the Issuer determines that a Benchmark Event has occurred or that there is a Successor Rate, in either case when any Subsequent Interest Rate (or the relevant component part thereof) remains to be determined by reference to the Reference Rate, then the Issuer may elect (acting in good faith and in a commercially reasonable manner) to apply the following provisions:

(i)

the Issuer shall use reasonable endeavors to appoint, as soon as reasonably practicable, an Independent Adviser to determine (acting in good faith and in a commercially reasonable manner), no later than five (5) Business Days prior to the relevant Reset Determination Date relating to the next succeeding Reset Period (the “IA Determination Cut-off Date”), a Successor Rate (as defined below) or, alternatively, if the Independent Adviser determines that there is no Successor Rate, an Alternative Reference Rate (as defined below) for purposes of determining the Subsequent Interest Rate (or the relevant component part thereof) applicable to the Securities;

(ii)

if the Issuer is unable to appoint an Independent Adviser, or the Independent Adviser appointed by it fails to determine a Successor Rate or an Alternative Reference Rate prior to the IA Determination Cut-off Date, the Issuer (acting in good faith and in a commercially reasonable manner) may determine a Successor Rate or, if the Issuer determines that there is no Successor Rate, an Alternative Reference Rate;

(iii)

if a Successor Rate or, failing which, an Alternative Reference Rate (as applicable) is determined in accordance with the preceding provisions, such Successor Rate or, failing which, an Alternative Reference Rate (as applicable) shall be used in place of the Reference Rate as a component part for determining the relevant Mid-Market Swap Rate in respect of each of the future Reset Periods (subject to the subsequent operation of, and to adjustment as provided in, this section “Determination of Subsequent Interest Rate—Benchmark Replacement Event”); provided, however, that if sub-paragraph (ii) applies and the Issuer is unable to or does not determine a Successor Rate or an Alternative Reference Rate prior to the relevant Reset Determination Date, the Subsequent Interest Rate applicable to the next succeeding Reset Period shall be equal to the Subsequent Interest Rate last determined in relation to the Securities in respect of the preceding Reset Period (or alternatively, in the case of the first Reset Period, the rate of interest shall be the Initial Interest Rate); for the avoidance of doubt, the proviso in this sub-paragraph (iii) shall apply to the relevant Reset Period only and any subsequent Reset Periods are subject to the subsequent operation of, and to adjustment as provided in this section “Determination of Subsequent Interest Rate—Benchmark Replacement Event”;

(iv)

if the Independent Adviser (in consultation with the Issuer) or (if the Issuer is unable to appoint an Independent Adviser, or the Independent Adviser appointed by it fails to determine whether an Adjustment Spread should be applied) the Issuer (acting in good faith and in a commercially reasonable manner) determines that an Adjustment Spread should be applied to the relevant Successor Rate or the relevant Alternative Reference Rate (as applicable) and determines the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread shall be applied to such Successor Rate or Alternative Reference Rate (as applicable). If the Independent Adviser or the Issuer (as applicable) is unable to determine, prior to the Reset Determination Date relating to the next succeeding Reset Period, the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Successor Rate or Alternative Reference Rate (as applicable) will apply without an Adjustment Spread;

(v)

if the Independent Adviser or the Issuer determines a Successor Rate or, failing which, an Alternative Reference Rate (as applicable) and, in each case, any Adjustment Spread in accordance with the above provisions, the Independent Adviser or the Issuer (as applicable), may also specify changes to the terms of the Securities, including but not limited to the Day Count Fraction, business day convention, Relevant Screen Page, Reset Determination Date and/or the definitions of the relevant Reference Rate, Mid-Market Swap Rate and/or business day applicable to the Securities, and the method for determining the fallback rate in relation to the Securities, in order to follow market practice in relation to the Successor Rate, the Alternative Reference Rate (as applicable) and/or the Adjustment Spread. For the avoidance of doubt, the Trustee, the Principal Paying Agent and the Calculation Agent shall, at the direction and expense of the Issuer, effect such consequential amendments to the Indenture and other agreements or documents as may be required in order to give effect to this section “Determination of Subsequent Interest Rate—Benchmark Replacement Event”; provided, however, that none of the Trustee, the Principal Paying Agent or the Calculation Agent shall be obligated to effect any such amendment which affects its own rights, duties or immunities under the Indenture, any paying agency agreement, any calculation agency agreement or otherwise. The consent of the holders of the Securities shall not be required in connection with implementing the Successor Rate, Alternative Reference Rate (as applicable) and/or any Adjustment Spread or such other changes, including for the execution of any documents, amendments or other steps by the Trustee, the Principal Paying Agent or the Calculation Agent (if required); and

(vi)

the Issuer shall promptly, following the determination of any Successor Rate, Alternative Reference Rate (as applicable) and/or any Adjustment Spread, give notice thereof to the Trustee, the Principal Paying Agent, the Calculation Agent and the holders of the Securities, which shall specify the effective date(s) for such Successor Rate, Alternative Reference Rate (as applicable) and/or any Adjustment Spread and any consequential changes made to the terms of the Securities and the Indenture, provided that the determination of any Successor Rate or Alternative Reference Rate or Adjustment Spread, and any other related changes to the Securities, shall be made in accordance with the relevant Capital Regulations (if applicable) and shall not prejudice the then current capital or eligible liabilities qualification of the Securities, as applicable, in each case for the purposes of and in accordance with the Capital Regulations.

None of the Trustee, the Principal Paying Agent, any other paying agent or the Calculation Agent shall have any duty to determine whether a Benchmark Event has occurred or that there is a Successor Rate.

For the purposes of this section:

“Adjustment Spread” means a spread (which may be positive or negative) or formula or methodology for calculating a spread, which the Independent Adviser (in consultation with the Issuer) or the Issuer (as applicable), determines is required to be applied to the Successor Rate or the Alternative Reference Rate (as applicable) in order to reduce or eliminate, to the extent reasonably practicable in the circumstances, any economic prejudice or benefit (as applicable) to the holders of Securities as a result of the replacement of the Reference Rate with the Successor Rate or the Alternative Reference Rate (as applicable) and is the spread, formula or methodology which:

(i)	in the case of a Successor Rate, is recommended in relation to the replacement of the Reference Rate with the Successor Rate by any Relevant Nominating Body;

(ii)

in the case of a Successor Rate for which no such recommendation has been made or in the case of an Alternative Reference Rate, the Independent Adviser (in consultation with the Issuer) or the Issuer (as applicable) determines is recognized or acknowledged as being in customary market usage in international debt capital markets transactions which reference the Reference Rate, where such rate has been replaced by the Successor Rate or the Alternative Reference Rate (as applicable); or

(iii)

if no such customary market usage is recognized or acknowledged, the Independent Adviser (in consultation with the Issuer) or the Issuer in its discretion (as applicable), determines (acting in good faith and in a commercially reasonable manner) to be appropriate;

“Alternative Reference Rate” means the rate that the Independent Adviser or the Issuer (as applicable) determines has replaced the Reference Rate in customary market usage in the international debt capital markets for the purposes of determining rates of interest in respect of bonds denominated in sterling and of a five year duration or, if the Independent Adviser or the Issuer (as applicable) determines that there is no such rate, such other rate as the Independent Adviser or the Issuer (as applicable) determines in its discretion (acting in good faith and in a commercially reasonable manner) is most comparable to the Reference Rate;

“Benchmark Event” means:

(i)	the Reference Rate has ceased to be published as a result of such benchmark ceasing to be calculated or administered; or

(ii)

a public statement by the administrator of the Reference Rate that it has ceased, or will cease, publishing the Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of the Reference Rate); or

(iii)	a public statement by the supervisor of the administrator of the Reference Rate that the Reference Rate has been or will be permanently or indefinitely discontinued; or

(iv)

a public statement by the supervisor of the administrator of the Reference Rate as a consequence of which the Reference Rate will be prohibited from being used or that its use will be subject to restrictions or adverse consequences either generally, or in respect of the Securities; or

(v)

a public statement by the supervisor of the administrator of the Reference Rate that, in the view of such supervisor, the Reference Rate is no longer representative of an underlying market or the methodology to calculate the Reference Rate has materially changed; or

(vi)

it has or will become unlawful for the Calculation Agent or the Issuer to calculate any payments due to be made to any holders of the Securities using the Reference Rate (including, without limitation, under Benchmark Regulation (EU) 2016/1011, as it forms part of domestic law of the U.K. by virtue of the Withdrawal Act, if applicable);

“Independent Adviser” means an independent financial institution of international repute or other independent financial adviser experienced in the international debt capital markets, in each case appointed by the Issuer at its own expense;

“Reference Rate” means (i) SONIA or (ii) (if applicable) any other Successor Rate or Alternative Reference Rate (or any component part(s) thereof) determined and applicable to the Securities pursuant to the earlier operation of the provisions in this section “—Determination of Subsequent Interest Rate—Benchmark Replacement Event”;

“Relevant Nominating Body” means, in respect of the Reference Rate:

(i)

the central bank, reserve bank, monetary authority or any similar institution for the currency to which the Reference Rate relates, or any other central bank or other supervisory authority which is responsible for supervising the administrator of the Reference Rate; or

(ii)

any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank, reserve bank, monetary authority or any similar institution for the currency to which the Reference Rate relates, (b) any other central bank or other supervisory authority which is responsible for supervising the administrator of the Reference Rate, (c) a group of the aforementioned central banks or other supervisory authorities, (d) the International Swaps and Derivatives Association, Inc. or any part thereof, or (e) the Financial Stability Board or any part thereof; and

“Successor Rate” means the reference rate (and related alternative screen page or source, if available) that the Independent Adviser or the Issuer (as applicable) determines is a successor to or replacement of the Reference Rate (for the avoidance of doubt, whether or not the Reference Rate has ceased to be available) which is formally recommended by any Relevant Nominating Body.

Day Count Fraction

If the Calculation Period is equal to or shorter than the Regular Period during which it falls, interest on the Securities, if any, will be computed and payable on the basis of the number of days in the Calculation Period, divided by the product of (1) the number of days in the Regular Period in which the Calculation Period falls and (2) four. If the Calculation Period is longer than one Regular Period, interest on the Securities, if any, will be computed and payable on the basis of the sum of: (A) the number of days in such Calculation Period falling in the Regular Period in which it begins divided by the product of (1) the number of days in such Regular Period and (2) four; and (B) the number of days in such Calculation Period falling in the next Regular Period divided by the product of (1) the number of days in such Regular Period and (2) four.

“Calculation Period” means the relevant period for which interest is to be calculated from (and including) the first day in such period to (but excluding) the last day in such period.

“Regular Period” means each period from (and including) any Interest Payment Date to (but excluding) the next Interest Payment Date.

Further Issues

We may, without the consent of the holders of the Securities, issue additional securities having the same ranking and same interest rate, interest cancellation terms, redemption terms, Conversion Price and other terms as the Securities described in this prospectus supplement except for the price to the public and issue date (the “additional securities”).

Any such additional securities, together with the Securities offered by this prospectus supplement, will constitute a single series of securities under the Indenture. There is no limitation on the amount of Securities or other debt securities that we or our subsidiaries may issue under the Indenture and there is no restriction on us issuing securities that may have preferential rights to the Securities or securities with similar or different provisions to those described herein.

Interest Cancellation

Interest Payments Discretionary

Interest on the Securities will be due and payable only at the sole discretion of the Issuer, and the Issuer shall have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any Interest Payment Date. If the Issuer does not make an interest payment on the relevant Interest Payment Date (or if the Issuer elects to make a payment of a portion, but not all, of such interest payment), such non-payment shall evidence the Issuer’s exercise of its discretion to cancel such interest payment (or the portion of such interest payment not paid), and accordingly such interest payment (or the portion thereof not paid) shall not be due and payable.

If the Issuer provides notice to cancel a portion, but not all, of an interest payment and the Issuer subsequently does not make a payment of the remaining portion of such interest payment on the relevant Interest Payment Date, such non-payment shall evidence the Issuer’s exercise of its discretion to cancel such remaining portion of the interest payment, and accordingly such remaining portion of the interest payment shall also not be due and payable.

Because the Securities are intended to qualify as Additional Tier 1 Capital under U.K. CRD, the Issuer may cancel (in whole or in part) any interest payment at its discretion and may pay dividends on its ordinary or preference shares notwithstanding such cancellation. In addition, the Issuer may use such cancelled payments without restriction to meet its obligations as they fall due.

See also “Interest Cancellation—Agreement to Interest Cancellation” and “—Notice of Interest Cancellation” below.

Restriction on Interest Payments

Subject to the extent permitted in the following paragraph in respect of partial interest payments, the Issuer shall not make an interest payment on the Securities on any Interest Payment Date (and such interest payment shall therefore be deemed to have been cancelled and thus shall not be due and payable on such Interest Payment Date) if:

(a)

the Issuer has an amount of Distributable Items on such Interest Payment Date that is less than the sum of (i) all distributions or interest payments made or declared by the Issuer since the end of the last financial year and prior to such Interest Payment Date on or in respect of any Parity Securities, the Securities and any Junior Securities and (ii) all distributions or interest payments payable by the Issuer (and not cancelled or deemed cancelled) on such Interest Payment Date (x) on the Securities and (y) on or in respect of any Parity Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items; or

(b)	the Solvency Condition (as defined under “—Ranking” below) is not satisfied in respect of such interest payment.

The Issuer may, in its sole discretion, elect to make a partial interest payment on the Securities on any Interest Payment Date, only to the extent that such partial interest payment may be made without breaching the restriction in the preceding paragraph.

The Issuer will be responsible for determining compliance with this restriction on interest payments and neither the Trustee nor any agent shall be required to monitor such compliance or to perform any calculations in connection therewith.

See also “—Agreement to Interest Cancellation” and “—Notice of Interest Cancellation” below.

Agreement to Interest Cancellation

By subscribing for, purchasing or otherwise acquiring the Securities, holders of the Securities acknowledge and agree that:

(a)

interest is payable solely at the discretion of the Issuer, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been (x) cancelled (in whole or in part) by the Issuer at its sole discretion and/or (y) deemed cancelled (in whole or in part) as a result of us having insufficient Distributable Items or failing to satisfy the Solvency Condition; and

(b)

a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture shall not constitute a default in payment or otherwise under the terms of the Securities.

Interest will only be due and payable on an Interest Payment Date to the extent it is not cancelled or deemed cancelled in accordance with the provisions described under “—Interest Payments Discretionary” and “—Restriction on Interest Payments” above. Any interest cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described above shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation. The Issuer may use such cancelled payments without restriction to meet its obligations as they fall due.

Notice of Interest Cancellation

If practicable, we shall provide notice of any cancellation or deemed cancellation of interest (in whole or in part) to the holders of the Securities through the Clearing Systems (or, if the Securities are held in definitive form, to the holders at their addresses shown on the register for the Securities) and to the Trustee directly on or prior to the relevant Interest Payment Date. If practicable, we shall endeavor to provide such notice at least five (5) Business Days prior to the relevant Interest Payment Date. Failure to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of interest, or give holders of the Securities any rights as a result of such failure.

Ranking

The Securities will constitute our direct, unsecured and subordinated obligations, ranking pari passu without any preference among themselves. In the event of our winding up or administration, the rights and claims of the holders of the Securities in respect of or arising from the Securities (including any damages (if payable)) will be subordinated to the claims of Senior Creditors.

If:

(a)

an order is made, or an effective resolution is passed, for the winding-up of the Issuer (except in any such case for a solvent winding-up solely for the purpose of a merger, reconstruction or amalgamation); or

(b)	following the appointment of an administrator of the Issuer, the administrator gives notice that it intends to declare and distribute a dividend,

(c)

then, (1) if such events specified in (a) or (b) above occur before the date on which a Capital Adequacy Trigger Event occurs, there shall be payable by the Issuer in respect of each Security (in lieu of any other payment by the Issuer) such amount, if any, as would have been payable to a holder of Securities if, on the day prior to the commencement of such winding-up or administration and thereafter, such holder of Securities were the holder of the most senior class of preference shares in the capital of the Issuer, having an equal right to a return of assets in such winding-up or administration to, and so ranking pari passu with, the holders of such class of preference shares (if any) from time to time issued by the Issuer that has a preferential right to a return of assets in such winding-up or administration, and so ranking ahead of the holders of all other classes of issued shares for the time being in the capital of the Issuer, but ranking junior to the claims of Senior Creditors, and on the assumption that the amount that such holder of Securities was entitled to receive in respect of such preference shares, on a return of assets in such winding-up or administration, was an amount equal to the principal amount of the relevant Security together with any damages (if payable) and (2) if such events specified in (a) or (b) above occur on or after the date on which a Capital Adequacy Trigger Event occurs but before the Conversion Date, then for the purposes of determining the claim of a holder of Securities in such winding-up or administration, the Conversion Date in respect of an Automatic Conversion shall be deemed to have occurred immediately before the occurrence of such events specified in (a) or (b) above.

Furthermore, other than in the event of a winding-up or administration of the Issuer specified in (a) or (b) above, payments in respect of or arising from the Securities are conditional upon the Issuer being solvent at the time of payment by the Issuer and in that no sum in respect of or arising from the Securities may fall due and be paid except to the extent that the Issuer could make such payment and still be solvent immediately thereafter (such condition referred to herein as the “Solvency Condition”). For purposes of determining whether the Solvency Condition is met, the Issuer shall be considered to be solvent at a particular point in time if (i) it is able to pay its debts owed to Senior Creditors as they fall due and (ii) the Balance Sheet Condition (as defined herein) has been met.

An officer’s certificate executed in accordance with the Indenture as to the Issuer’s solvency at any particular point in time shall be treated by the Issuer, the Trustee, the holders of the Securities and all other interested parties as correct and sufficient evidence thereof.

Any payment of interest not due by reason of these provisions relating to ranking shall be deemed cancelled as provided under “—Interest Cancellation” above.

“Senior Creditors” means creditors of the Issuer (i) who are unsubordinated creditors; (ii) whose claims are, or are expressed to be, subordinated (whether only in the event of the winding-up or administration of the Issuer or otherwise) to the claims of unsubordinated creditors of the Issuer but not further or otherwise; (iii) who are creditors in respect of any secondary non-preferential debts; or (iv) whose claims are, or are expressed to be, junior to the claims of other creditors of the Issuer, whether subordinated or unsubordinated, other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of the holders of the Securities.

“secondary non-preferential debts” shall have the meaning given to it in the 2018 Order and any other law or regulation applicable to the Issuer which is amended by the 2018 Order, as each may be amended or replaced from time to time.

The “Balance Sheet Condition” shall be satisfied in relation to the Issuer if the value of its assets is at least equal to the value of its liabilities (taking into account its contingent and prospective liabilities), according to the criteria that would be applied by the High Court of Justice of England and Wales (or the relevant authority of such other jurisdiction in which the Issuer may be organized) in determining whether the Issuer is “unable to pay its debts” under section 123(2) of the U.K. Insolvency Act 1986 or any amendment or re-enactment thereof (or in accordance with the corresponding provisions of the applicable laws of such other jurisdiction in which the Issuer may be organized).

Because of the subordination described above, in the event of our winding-up in England (or in any other jurisdiction which we are incorporated), our Senior Creditors may recover more, ratably, than the holders of the Securities and any Parity Securities. Currently, we have no limitations on issuing indebtedness which would constitute the claims of Senior Creditors.

In addition, the Issuer is a holding company that currently has no significant assets other than its loans to, and investment in, its subsidiaries, including BBPLC and BBUKPLC. As a holder of ordinary shares in BBPLC or BBUKPLC (or any of its other subsidiaries), the Issuer’s right to participate in the assets of BBPLC or BBUKPLC (or any other subsidiary) if such subsidiary is liquidated will be subject to the prior claims of such subsidiary’s third party creditors and preference shareholders, except in the limited circumstance where the Issuer is a creditor with claims that are recognized to be ranked pari passu with such claims of other of the subsidiary’s third party creditors and/or preference shareholders against such subsidiary. See “Risk Factors—Risks Relating to the Securities—The Issuer is a holding company, which means that its right to participate in the assets of any of its subsidiaries (including those of BBPLC, BBUKPLC, Barclays Execution Services Limited or any other present or future subsidiary) upon the liquidation of such subsidiaries and the extent to which the Issuer suffers losses if it or any of its subsidiaries are subject to bank resolution proceedings, may depend, amongst other things, upon the degree to which the Issuer’s loans to, and investments in, such subsidiaries are subordinated.”

No Set-off

Subject to applicable law, no holder of Securities may exercise, claim or plead any right of set-off, compensation, retention or netting in respect of any amount owed to it by us arising under, or in connection with, the Securities and the Indenture and each holder of Securities shall, by virtue of its holding of any Security, be deemed to have waived all such rights of set-off, compensation, retention and netting. Notwithstanding the foregoing, if any amounts due and payable to any holder of the Securities by us in respect of, or arising under, the Securities or the Indenture are discharged by set-off, compensation, retention or netting, such holder shall, subject to applicable law, immediately pay to us an amount equal to the amount of such discharge (or, in the event of our winding-up or administration, our liquidator or administrator, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust for us (or our liquidator or administrator, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place. By its acquisition of the Securities, each holder agrees to be bound by these provisions relating to waiver of set-off, compensation, retention and netting. No holder of Securities shall be entitled to proceed directly against us except as described in “—Limitation on Suits” below.

Agreement with Respect to the Determination of the Subsequent Interest Rate

Notwithstanding and to the exclusion of any other term of the Securities or any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Securities (or the Trustee on behalf of the holders of the Securities), by acquiring the Securities, each holder and beneficial owner of the

Securities acknowledges, accepts, agrees to be bound by and consents to the determinations made by the Issuer, the Independent Adviser, the Trustee, the Principal Paying Agent, the Calculation Agent or other relevant entities, as applicable, to determine the Subsequent Interest Rate in the event the Issuer determines that a Benchmark Event has occurred or that there is a Successor Rate, including as may occur without any prior notice from the Issuer and without the need for the Issuer to obtain any further consent from holders and beneficial owners of the Securities to implement consequential amendments to the Indenture and other agreements or documents relating to the Securities. For more information, see “—Determination of Subsequent Interest Rate.”

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the Securities or any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Securities (or the Trustee on behalf of the holders of the Securities), by acquiring the Securities, each holder and beneficial owner of the Securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the Relevant U.K. Resolution Authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Issuer or another person (and the issue to, or conferral on, the holder or beneficial owner of the Securities, of such shares, securities or obligations); (iii) the cancellation of the Securities; and/or (iv) the amendment or alteration of the maturity, if any, of the Securities, or the amendment of the amount of interest due on such Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the Securities solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-in Power.

No repayment of the principal amount of the Securities or payment of interest on the Securities shall become due and payable after the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the U.K. and the European Union applicable to the Issuer.

Upon the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Securities, the Issuer shall provide a written notice to the Clearing Systems as soon as practicable regarding such exercise of the U.K. Bail-in Power for purposes of notifying holders of the Securities of such occurrence. The Issuer shall also deliver a copy of such notice to the Trustee for information purposes. Any delay or failure by the Issuer in delivering any notice referred to in this paragraph shall not affect the validity and enforceability of the U.K. Bail-in Power.

For more information, see “Description of Contingent Capital Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the accompanying prospectus. See also “Risk Factors—Under the terms of the Securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority.”

Payment of Contingent Capital Additional Amounts

The Securities are subject to the provisions set forth in the accompanying prospectus under “Description of Contingent Capital Securities—Payment of Contingent Capital Additional Amounts.”

Redemption

Optional Redemption

We may, at our option, redeem the Securities, in whole but not in part, on (i) any day falling in the period commencing on (and including) September 15, 2028 and ending on (and including) the first Reset Date or (ii)

any day falling in the period commencing on (and including) the date that is six months before any subsequent Reset Date and ending on (and including) such Reset Date at 100% of their principal amount, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described under “—Interest Cancellation” above) to (but excluding) the date fixed for redemption. Any optional redemption will be subject, among other things, to the provisions described under “—Notice of Redemption” and “—Condition to Redemption” below.

Regulatory Event Redemption

If there is a change in the regulatory classification of the Securities that occurs on or after the Issue Date and that does, or would be likely to, result in the whole or any part of the outstanding aggregate principal amount of the Securities at any time being excluded from, or ceasing to count towards, the Group’s Tier 1 Capital (a “Regulatory Event”), we may, at our option, at any time, redeem the Securities, in whole but not in part, at a redemption price equal to 100% of their principal amount, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described under “—Interest Cancellation” above) to (but excluding) the date fixed for redemption. Any redemption upon the occurrence of a Regulatory Event will be subject, among other things, to the provisions described under “—Notice of Redemption” and “—Condition to Redemption” below.

As a holding company of financial institutions, we are required to hold certain kinds and amounts of capital to help us meet our obligations as they fall due. Under U.K. CRD, this capital includes both “Tier 1 Capital” and “Tier 2 Capital,” with Tier 1 Capital divided into “Common Equity Tier 1 Capital” and “Additional Tier 1 Capital.” The Securities are intended to qualify as Additional Tier 1 Capital under the U.K. CRD. Additional Tier 1 Capital under the U.K. CRD consists of (i) perpetual subordinated capital instruments that meet the requirements set out in U.K. CRD to ensure that they are sufficiently loss absorbent on a “going concern” basis (i.e., capital that absorbs losses enabling the relevant credit institution to avoid insolvency) and (ii) the share premium account related to such instruments. Under the U.K. CRD, Tier 2 Capital broadly includes qualifying subordinated debt that provides loss absorption on a “gone concern” basis (i.e., capital that absorbs losses in an insolvency prior to senior creditors suffering any losses). Both Tier 1 Capital and Tier 2 Capital items are subject to deductions that are specific to each type of capital as provided under U.K. CRD. For more information, see “Risk Factors—Risks Relating to the Securities—Changes in law may adversely affect the rights of holders of the Securities.”

Tax Redemption

We may, at our option, redeem the Securities, in whole but not in part, at any time, at a redemption price equal to 100% of their principal amount, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described under “—Interest Cancellation” above) to (but excluding) the date fixed for redemption, if we determine that as a result of a change in, or amendment to, the laws or regulations of a Taxing Jurisdiction, including any treaty to which the relevant Taxing Jurisdiction is a party, or a change in an official application of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the Issue Date (or which becomes effective on or after the date of a successor entity’s assumption of our obligations):

(a)	we will or would be required to pay holders of the Securities Contingent Capital Additional Amounts (as defined in the accompanying prospectus);

(b)	we would not be entitled to claim a deduction in respect of any payments in respect of the Securities in computing our taxation liabilities or the value of such deduction would be materially reduced;

(c)

we would not, as a result of the Securities being in issue, be able to have losses or deductions set-off against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be so grouped for applicable U.K. tax purposes (whether under the group relief system current as at the Issue Date or any similar system or systems having like effect as may from time to time exist);

(d)	we would, in the future, have to bring into account a taxable credit if the principal amount of the Securities were written down or the Securities were converted into Conversion Shares; or

(e)	the Securities or any part thereof would become treated as a derivative or an embedded derivative for U.K. tax purposes,

(each such change in tax law or regulation or the official application thereof, a “Tax Event”); provided that, in the case of each Tax Event, the consequences of the Tax Event cannot be avoided by us taking reasonable measures available to us.

Before we give a notice of redemption as a result of a Tax Event, we shall be required to deliver to the Trustee an opinion of independent counsel of recognized standing, chosen by us, confirming that we are entitled to exercise our right of redemption.

Any redemption as a result of a Tax Event will also be subject to the provisions described under “—Notice of Redemption” and “—Condition to Redemption” below.

Notice of Redemption

Any redemption of the Securities shall be subject to our giving not less than fifteen (15) days’, nor more than sixty (60) days’, prior notice to the holders of the Securities through the Clearing Systems (or, if the Securities are held in definitive form, to the holders at their addresses shown on the register for the Securities) (such notice being irrevocable except in the limited circumstances described in the following paragraph) specifying our election to redeem the Securities and the date fixed for such redemption. The Issuer shall not be entitled to deliver a notice of redemption after an Automatic Conversion Notice has been delivered.

If the Issuer has elected to redeem the Securities but the Solvency Condition is not satisfied in respect of the relevant redemption payment on the applicable redemption date, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect and no payment of the redemption amount will be due and payable. The Issuer shall notify the holders and the Trustee of any such rescission as soon as practicable prior to, or, as the case may be, following, the applicable redemption date, provided however that failure to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such rescission. In addition, if the Issuer has elected to redeem the Securities but prior to the payment of the redemption amount with respect to such redemption a Capital Adequacy Trigger Event occurs, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, no payment of the redemption amount will be due and payable and an Automatic Conversion shall occur as described under “—Automatic Conversion Upon Capital Adequacy Trigger Event” below.

If the Issuer has elected to redeem the Securities but prior to the payment of the redemption amount with respect to such redemption the Relevant U.K. Resolution Authority exercises its U.K. Bail-in Power in respect of the Securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Condition to Redemption

Notwithstanding any other provision, we may redeem the Securities (and give notice thereof to the holders of the Securities) only if we have obtained the prior consent of the PRA and/or the Relevant U.K. Resolution Authority (in either case if such consent is then required by the Capital Regulations) for the redemption of the Securities.

Condition to Repurchase

The Issuer or any member of the Group may purchase or otherwise acquire any of the outstanding Securities at any price in the open market or otherwise in accordance with the Capital Regulations, and subject to the prior consent of the PRA and/or the Relevant U.K. Resolution Authority (in either case if such consent is then required by the Capital Regulations) and to applicable law and regulation.

Description of Certain U.K. CRD Provisions Relating to Redemption and Repurchase

The rules under U.K. CRD prescribe certain conditions for the granting of permission by the competent authority (the PRA in our case) to a request by us to redeem or repurchase the Securities. Such rules are described in the accompanying prospectus under “Description of Contingent Capital Securities—Description of Certain U.K. CRD Provisions Relating to Redemption and Repurchase of Contingent Capital Securities.”

Conversion Price

The Conversion Price of the Securities is fixed at £1.65 per Conversion Share, subject to certain anti-dilution adjustments, as described under “—Anti-Dilution” below (the “Conversion Price”).

Automatic Conversion Upon Capital Adequacy Trigger Event

If a Capital Adequacy Trigger Event occurs, then an Automatic Conversion will occur on the Conversion Date, as described under “—Automatic Conversion Procedure” below, at which point all of the Issuer’s obligations under the Securities (other than the CSO Obligations, if any) shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository on the Conversion Date at the Conversion Price, and under no circumstances shall such released obligations be reinstated. If the Issuer has been unable to appoint a Conversion Shares Depository, it shall make such other arrangements for the issuance and/or delivery of the Conversion Shares or Conversion Shares Offer Consideration, as applicable, to the holders of the Securities as it shall consider reasonable in the circumstances, which may include issuing the Conversion Shares to another nominee or to the holders of the Securities directly, which issuance shall irrevocably and automatically release all of the Issuer’s obligations under the Securities (other than the CSO Obligations, if any) as if the Conversion Shares had been issued to the Conversion Shares Depository.

The Automatic Conversion shall occur without delay upon the occurrence of a Capital Adequacy Trigger Event.

A “Capital Adequacy Trigger Event” shall occur if at any time the fully loaded CET1 Ratio is less than 7.00%. Whether a Capital Adequacy Trigger Event has occurred at any time shall be determined by the Issuer and such determination shall be binding on the Trustee and holders of the Securities.

The Conversion Shares shall initially be registered in the name of the Conversion Shares Depository (which shall hold the Conversion Shares on behalf of the holders of the Securities) or the relevant recipient as contemplated above, and each holder of the Securities shall be deemed to have irrevocably directed the Issuer to issue the Conversion Shares corresponding to the conversion of its holding of Securities to the Conversion Shares Depository (or to such other relevant recipient).

The Issuer shall immediately inform the PRA of the occurrence of a Capital Adequacy Trigger Event and shall deliver an Automatic Conversion Notice to holders of the Securities as described under “—Automatic Conversion Procedure” below.

Following an Automatic Conversion, no holder of the Securities will have any rights against the Issuer with respect to the repayment of the principal amount of the Securities or the payment of interest or any other amounts in respect of or arising under such Securities, which liabilities of the Issuer shall be irrevocably and automatically released and, accordingly, the principal amount of the Securities shall equal zero at all times thereafter. Any interest in respect of an interest period ending on any Interest Payment Date falling between the date of a Capital Adequacy Trigger Event and the Conversion Date shall be deemed to have been cancelled upon the occurrence of such Capital Adequacy Trigger Event and shall not be due and payable.

Provided that the Issuer issues the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient as contemplated above) in accordance with the terms of the Securities as described herein, with effect from the Conversion Date, holders of the Securities shall have recourse only to the Conversion Shares Depository (or to such other relevant recipient, as applicable) for the delivery to them of Conversion Shares or, if the Issuer elects that a Conversion Shares Offer be made as described under “—Conversion Shares Offer” below, of any Conversion Shares Offer Consideration to which such holders are entitled as described herein.

Following the issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient as contemplated above and as applicable) on the Conversion Date, the Securities shall remain in existence until the applicable Cancellation Date for the sole purpose of evidencing (a) the holder’s right to receive Conversion Shares or Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository (or such other relevant recipient) and (b) the Issuer’s CSO Obligations, if any. The Issuer currently expects that beneficial interests in the Securities will be transferrable until the Suspension Date and that any trades in the Securities would clear and settle through the Clearing Systems until such date. However, there is no guarantee that an active trading market will exist for the Securities following the Automatic Conversion. The Securities will cease to be admitted to trading on the ISM after the Suspension Date, subject to receipt by the ISM of any notice by the Issuer required under the ISM’s rules and operating procedures.

Subject to the conditions described under “—Settlement Procedure” below, the Conversion Shares or Conversion Share component, if any, of any Conversion Shares Offer Consideration, as applicable, will be delivered to holders of the Securities on the applicable Settlement Date, the cash component, if any, of any Conversion Shares Offer Consideration will be delivered to holders of the Securities on or around the date on which the Conversion Shares Offer Period ends and the Securities shall be cancelled on the applicable Cancellation Date.

The Securities are not convertible into Conversion Shares at the option of the holders at any time.

Notwithstanding any other provision herein, by its subscription, purchase or acquisition of the Securities, each holder shall (i) agree to all the terms of the Securities, including, without limitation, those related to (x) the occurrence of a Capital Adequacy Trigger Event and any related Automatic Conversion and (y) the appointment of the Conversion Shares Depository, the issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) and the potential sale of the Conversion Shares pursuant to a Conversion Shares Offer, (ii) agree that effective upon, and following, an Automatic Conversion, no amount shall be due and payable to the holders under the Securities and the liability of the Issuer to pay any such amounts (including the principal amount of, or any interest in respect of, the Securities) shall be automatically released, and the holders shall not have the right to give a direction to the Trustee with respect to the Capital Adequacy Trigger Event and any related Automatic Conversion and (iii) waive, to the extent permitted by the Trust Indenture Act, any claim against the Trustee arising out of its acceptance of its trusteeship for the Securities), including, without limitation, claims related to or arising out of or in connection with a Capital Adequacy Trigger Event and/or any Automatic Conversion.

Automatic Conversion Procedure

If a Capital Adequacy Trigger Event has occurred, we shall deliver an Automatic Conversion Notice to the Trustee and to the holders of the Securities through the Clearing Systems as soon as practicable after such time.

The date on which the Automatic Conversion Notice shall be deemed to have been given shall be the date on which it is dispatched by the Issuer to each of the Clearing Systems (or if the Securities are held in definitive form, to the Trustee).

The Automatic Conversion shall occur on the Conversion Date and all of the Issuer’s obligations under the Securities (other than the CSO Obligations, if any) shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) and the principal amount of the Securities shall equal zero at all times thereafter (although the Tradable Amount shall remain unchanged) as a result of the Automatic Conversion.

Within ten (10) Business Days following the Conversion Date, the Issuer shall deliver a Conversion Shares Offer Notice to the Trustee directly and to the holders of the Securities through the Clearing Systems.

The Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities, as applicable) shall hold the Conversion Shares on behalf of the holders of the Securities, who shall be entitled to direct (each in respect of their pro rata share of the Conversion Shares) the Conversion Shares Depository or such other recipient, as applicable, to exercise on their behalf all rights of an ordinary shareholder (including voting rights and rights to receive dividends) except that holders shall not be able to sell or otherwise transfer the Conversion Shares until such time as they have been delivered to holders in accordance with the procedures set forth under “—Settlement Procedure” below. A holder’s pro rata share of the Conversion Shares at any particular time shall be determined based on the aggregate amount of the Tradable Amount of the Securities held by such holder as a proportion of the aggregate amount of the Tradable Amount of all Securities outstanding at the relevant time rounded down, if necessary, to the nearest whole number of Conversion Shares.

Once we have delivered the Automatic Conversion Notice to each of the Clearing Systems following the occurrence of a Capital Adequacy Trigger Event (or following an Automatic Conversion (if sooner)), (a) the holders shall have no rights whatsoever under the Indenture or the Securities to instruct the Trustee to take any action whatsoever and (b) as of the date of the Automatic Conversion Notice, except for any indemnity and/or security provided by any holder in such direction or related to such direction, any direction previously given to the Trustee by any holders shall cease automatically and shall be null and void and of no further effect, except in each case of (a) and (b), with respect to any rights of holders with respect to any payments under the Securities that were unconditionally due and payable prior to the date of the Automatic Conversion Notice (if any) or unless the Trustee is instructed in writing by us to act otherwise.

The procedures set forth in this section are subject to change to reflect changes in clearing system practices.

The Conversion Shares

The number of Conversion Shares to be issued to the Conversion Shares Depository on the Conversion Date shall be determined by the Issuer by dividing the aggregate principal amount of the Securities outstanding immediately prior to the Automatic Conversion on the Conversion Date by the Conversion Price rounded down, if necessary, to the nearest whole number of Conversion Shares. Fractions of Conversion Shares will not be issued following an Automatic Conversion and no cash payment will be made in lieu thereof. Upon Automatic Conversion on the Conversion Date, the number of Conversion Shares to be held by the Conversion Shares Depository for the benefit of each holder shall be the number of Conversion Shares thus calculated multiplied by a fraction equal to the aggregate amount of the Tradable Amount of the book-entry interests in the Securities held by such holder on the Conversion Date divided by the aggregate amount of the Tradable Amount of the book-entry interests of all Securities outstanding immediately prior to the Automatic Conversion on the Conversion Date rounded down, if necessary, to the nearest whole number of Conversion Shares.

The Conversion Shares issued following an Automatic Conversion will be fully paid and non-assessable and will in all respects rank pari passu with our fully paid ordinary shares in issue on the Conversion Date, except in any such case for any right excluded by mandatory provisions of applicable law, and except that the Conversion Shares so issued will not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, the entitlement to which falls prior to the Conversion Date.

If a Qualifying Takeover Event shall have occurred, then, where the Conversion Date falls on or after the QTE Effective Date, Approved Entity Shares of the Approved Entity shall be issued to the Conversion Shares

Depository on the Conversion Date instead of Conversion Shares (see “—Anti-Dilution—Qualifying Takeover Event” below).

The Conversion Shares or the Conversion Shares Offer Consideration, as the case may be, will be delivered to holders of the Securities pursuant to the procedures set forth in “—Settlement Procedure” below.

Conversion Shares Offer

No later than ten (10) Business Days following the Conversion Date, the Issuer may, in its sole and absolute discretion, elect that the Conversion Shares Depository make an offer of all or some of the Conversion Shares to all or some of the Issuer’s ordinary shareholders at such time at a cash price per Conversion Share equal to the Conversion Price, subject as provided below (the “Conversion Shares Offer”). The Issuer may, on behalf of the Conversion Shares Depository, appoint a Conversion Shares Offer Agent to act as placement or other agent to facilitate the Conversion Shares Offer. The Issuer will deliver a Conversion Shares Offer Notice to the Trustee directly and to the holders of the Securities through the Clearing Systems within ten (10) Business Days following the Conversion Date specifying whether or not it has elected that a Conversion Shares Offer be conducted. If so elected, the Conversion Shares Offer Period, during which the Conversion Shares Offer may be made, shall end no later than forty (40) Business Days after the delivery of the Conversion Shares Offer Notice.

Any Conversion Shares Offer shall be made subject to applicable laws and regulations in effect at the relevant time and shall be conducted, if at all, only to the extent that the Issuer, in its sole and absolute discretion, determines that the Conversion Shares Offer is practicable. The Issuer or the purchasers of the Conversion Shares sold in any Conversion Shares Offer shall bear the costs and expenses of any Conversion Shares Offer (other than the taxes referred to in the definition of Conversion Shares Offer Consideration), including the fees of the Conversion Shares Offer Agent, if any. If a prospectus or other offering document is required to be prepared in connection with a Conversion Shares Offer, the Issuer will facilitate the preparation of such prospectus or other offering document, and the Issuer and/or its directors will take responsibility for such prospectus or other offering document, in each case, if and to the extent then required by applicable laws and regulations then in effect. In addition, if so requested by the Conversion Shares Depository as offeror, the Issuer shall indemnify the Conversion Shares Depository for any losses incurred in connection with any Conversion Shares Offer.

Upon completion of the Conversion Shares Offer, the Issuer or the Conversion Shares Depository will provide notice to the holders of the Securities of the composition of the Conversion Shares Offer Consideration (and of the deductions to the cash component, if any, of the Conversion Shares Offer Consideration (as set out in the definition of Conversion Shares Offer Consideration)) per £1,000 Tradable Amount of the Securities. The Conversion Shares Offer Consideration will be delivered to holders of the Securities pursuant to the procedures set forth under “—Settlement Procedure” below. The Issuer reserves the right, in its sole and absolute discretion, to terminate the Conversion Shares Offer at any time during the Conversion Shares Offer Period by providing at least three (3) Business Days’ notice to the Trustee directly and to holders of the Securities through the Clearing Systems, and, if it does so, the Issuer may, in its sole and absolute discretion, take steps (including changing the Suspension Date) to deliver to holders of the Securities the Conversion Shares at a time that is earlier than the time at which they would have otherwise received the Conversion Shares Offer Consideration had the Conversion Shares Offer been completed.

By its subscription for, purchase or other acquisition of the Securities, each holder of the Securities acknowledges and agrees that if the Issuer elects, in its sole and absolute discretion, that a Conversion Shares Offer be conducted by the Conversion Shares Depository, such holder shall be deemed to have: (i) irrevocably consented to any Conversion Shares Offer and to the Conversion Shares Depository using the Conversion Shares to settle any Conversion Shares Offer in accordance with the terms of the Securities, (ii) consented to the transfer of the beneficial interest it holds in the Conversion Shares to the Conversion Shares Depository in connection with the Conversion Shares Offer in accordance with the terms of the Securities, (iii) irrevocably agreed that the Issuer, the Conversion Shares Depository and the Conversion Shares Offer Agent, if any, may take any and all actions necessary to conduct the Conversion Shares Offer in accordance with the terms of the Securities, agreed that none of the Issuer, the Trustee, the Conversion Shares Depository, if any, or the Conversion Shares Offer Agent, if any, shall, to the extent permitted by applicable law, incur any liability to the holders in respect of the Conversion Shares Offer (except for the obligations of the Conversion Shares Depository in respect of the holders’ entitlement to any Conversion Shares Offer Consideration) and (v) authorized, directed and requested each of the Clearing Systems and their respective direct or indirect participants or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the Automatic Conversion (including any related Conversion Shares Offer).

The Conversion Shares Offer may be conducted at the election of the Issuer, in its sole and absolute discretion, on the terms described above. The Issuer currently expects that in determining whether or not a Conversion Shares Offer shall be conducted and, if one is to be conducted, how and to whom such Conversion Shares Offer shall be made, the directors of the Issuer would, in accordance with their duties, have regard to a variety of matters, including, without limitation, the interests of the Issuer’s shareholders, taken as a whole, and the potential impact of a Conversion Shares Offer on the Issuer’s financial stability.

Further, neither the occurrence of a Capital Adequacy Trigger Event nor, following the occurrence of a Capital Adequacy Trigger Event, the election (if any) by the Issuer to undertake a Conversion Shares Offer on the terms set out herein, shall preclude the Issuer from undertaking a rights issue at any time on such terms as the Issuer deems appropriate, at its sole discretion, including—for the avoidance of doubt—the offer of ordinary shares at or below the Conversion Price. Moreover, there can be no assurance that the Conversion Shares Offer would be conducted pursuant to registration under the Securities Act.

Settlement Procedure

Delivery of the Conversion Shares or Conversion Shares Offer Consideration, as applicable, to the holders of the Securities will be made in accordance with the following procedures. The procedures set forth in this section are subject to change to reflect changes in clearing system practices.

It is expected that the Conversion Shares (or the Conversion Share component, if any, of any Conversion Shares Offer Consideration) will be delivered to holders of the Securities in uncertificated form through the dematerialized securities trading system operated by Euroclear UK & International Limited, known as CREST, unless the Conversion Shares are not a participating security in CREST at the relevant time, in which case the Conversion Shares (or the Conversion Share component, if any, of any Conversion Shares Offer Consideration) will either be delivered in the form of the relevant clearing system in which the Conversion Shares are a participating security or in certificated form, as notified by the Issuer to the holders of the Securities through the Clearing Systems (or, if the Securities are held in definitive form, to the Trustee directly and to the holders at their addresses shown on the register for the Securities). It is expected that where the Conversion Shares (or the Conversion Share component, if any, of any Conversion Shares Offer Consideration) are to be delivered through CREST or such other clearing system in which such Conversion Shares are a participating security, they will be delivered to the account specified by the relevant holder in the relevant Conversion Shares Settlement Notice as described below. It is expected that where the Conversion Shares (or the Conversion Share component, if any, of any Conversion Shares Offer Consideration) are to be delivered in certificated form, the name of the relevant holder (or its nominee) will be entered in the Issuer’s share register and a certificate in respect thereof will be dispatched by mail free of charge to the relevant holder or as it may direct in the relevant Conversion Shares Settlement Notice as described below. It is expected that the cash component, if any, of any Conversion Shares Offer Consideration will be delivered through the facilities of the Clearing Systems (or, if the Securities are held in definitive form, by check mailed to the holders at their address shown on the register for the Securities) on or around the date on which the Conversion Shares Offer Period ends, subject to the respective procedures of each of the Clearing Systems in effect at such time. If it is not expected that the cash component, if any, of any Conversion Shares Offer Consideration will be delivered through the Clearing Systems, such cash component will be delivered by transfer on or around the date on which the Conversion Shares Offer Period ends to such sterling account maintained by the payee with a bank in London as the holder of the Securities may direct in the Conversion Shares Settlement Notice, provided that such notice is delivered to the Conversion Shares Depository before the end of the Conversion Shares Offer Period.

The Conversion Shares Offer Notice shall specify the Suspension Date. On the Suspension Date, the Issuer shall deliver a Conversion Shares Settlement Request Notice to the Trustee directly and to the holders of the Securities through the Clearing Systems. Such notice shall request that holders complete a Conversion Shares Settlement Notice and shall specify the Notice Cut-off Date and the Final Cancellation Date.

On the Suspension Date, each of the Clearing Systems shall suspend all clearance and settlement of transactions in the Securities. As a result, holders of the Securities will not be able to settle the transfer of any Securities following the Suspension Date, and any sale or other transfer of the Securities that a holder of the Securities may have initiated prior to the Suspension Date that is scheduled to settle after the Suspension Date will be rejected by the Clearing Systems and will not be settled through the Clearing Systems.

The Securities will cease to be admitted to trading on the ISM after the Suspension Date, subject to receipt by the ISM of any notice by the Issuer required under the ISM’s rules and operating procedures.

In order to obtain delivery of the relevant Conversion Shares or Conversion Share component, if any, of any Conversion Shares Offer Consideration, as applicable, a holder must deliver its Conversion Shares Settlement Notice to the Conversion Shares Depository on or before the Notice Cut-off Date. If such delivery is made after the end of normal business hours at the specified office of the Conversion Shares Depository, such delivery shall be deemed for all purposes to have been made or given on the next following Business Day.

If the Securities are held through the Clearing Systems, the Conversion Shares Settlement Notice must be given in accordance with the standard procedures of the Clearing Systems (which may include the notice being given to the Conversion Shares Depository by electronic means) and in a form acceptable to the Clearing Systems and the Conversion Shares Depository. If the Securities are in definitive form, the Conversion Shares Settlement Notice must be delivered to the specified office of the Conversion Shares Depository together with the relevant Securities.

Subject as provided herein and provided the Conversion Shares Settlement Notice and the relevant Securities, if applicable, are delivered on or before the Notice Cut-off Date, the Conversion Shares Depository shall deliver the relevant Conversion Shares (rounded down to the nearest whole number of Conversion Shares) or Conversion Share component, if any, of any Conversion Shares Offer Consideration (rounded down to the nearest whole number of Conversion Shares), as applicable, to the holder of the relevant Securities completing the relevant Conversion Shares Settlement Notice or its nominee in accordance with the instructions given in such Conversion Shares Settlement Notice on the applicable Settlement Date.

Each Conversion Shares Settlement Notice shall be irrevocable. Failure to properly complete and deliver a Conversion Shares Settlement Notice and the relevant Securities, if applicable, may result in such notice being treated by the Conversion Shares Depository as null and void. Any determination as to whether any Conversion Shares Settlement Notice has been properly completed and delivered shall be made by the Conversion Shares Depository in its sole and absolute discretion and shall be conclusive and binding on the relevant holder.

Neither the Issuer, nor any member of the Group shall be liable for any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid as a consequence of the delivery of Conversion Shares (or the Conversion Share component, if any, of any Conversion Shares Offer Consideration), which tax shall be borne solely by the holder or, if different, the person to whom the Conversion Shares (or the Conversion Share component, if any, of any Conversion Shares Offer Consideration) are delivered.

The Conversion Shares (and the Conversion Share component, if any, of any Conversion Shares Offer Consideration) will not be available for delivery (i) to, or to a nominee for, Euroclear or Clearstream, Luxembourg or any other person providing a clearance service within the meaning of Section 96 of the Finance Act 1986 of the U.K. or (ii) to a person, or nominee or agent for a person, whose business is or includes issuing depository receipts within the meaning of Section 93 of the Finance Act 1986 of the U.K., in each case at any time prior to the “abolition day” as defined in Section 111(1) of the Finance Act 1990 of the U.K., or, if earlier, such other time at which the Issuer, in its absolute discretion, determines that no charge under Section 67, 70, 93 or 96 of the Finance Act 1986 or any similar charge (under any successor legislation) would arise as a result of such delivery or (iii) to the CREST account of such a person described in (i) or (ii).

Failure to Deliver a Conversion Shares Settlement Notice

If a Conversion Shares Settlement Notice and the relevant Securities, if applicable, are not delivered to the Conversion Shares Depository on or before the Notice Cut-off Date, then the Conversion Shares Depository shall continue to hold the relevant Conversion Shares (or Conversion Share component, if any, of any Conversion Shares Offer Consideration) until a Conversion Shares Settlement Notice (and the relevant Securities, if applicable) is so delivered. However, the relevant Securities shall be cancelled on the Final Cancellation Date and any holder of Securities delivering a Conversion Shares Settlement Notice after the Notice Cut-off Date will have to provide evidence of its entitlement to the relevant Conversion Shares (or the relevant Conversion Shares component, if any, of any Conversion Shares Offer Consideration) satisfactory to the Conversion Shares Depository in its sole and absolute discretion in order to receive delivery of such Conversion Shares (or Conversion Share component of any Conversion Shares Offer Consideration). The Issuer shall have no liability to any holder of the Securities for any loss resulting from such holder not receiving any Conversion Shares (or Conversion Share component of any Conversion Shares Offer Consideration) or from any delay in the receipt thereof, in each case as a result of such holder failing to duly submit a Conversion Shares Settlement Notice and the relevant Securities, if applicable, on a timely basis or at all.

Definitions

For the purposes of these provisions:

“Automatic Conversion” means the irrevocable and automatic release of all of the Issuer’s obligations under the Securities (other than the CSO Obligations, if any) in consideration of the Issuer’s issuance of the Conversion Shares at the Conversion Price to the Conversion Shares Depository (on behalf of the holders of the Securities) or to the relevant recipient, in accordance with the terms of the Securities.

“Automatic Conversion Notice” means the written notice to be delivered by us to the Trustee directly and to the holders of the Securities through the Clearing Systems (or, if the Securities are held in definitive form, by us to the Trustee directly and to the holders at their addresses shown on the register for the Securities) specifying (i) that a Capital Adequacy Trigger Event has occurred, (ii) the Conversion Date or expected Conversion Date, (iii) the Conversion Price, (iv) that we have the option, at our sole and absolute discretion, to elect that a Conversion Shares Offer be conducted and that we will issue a Conversion Shares Offer Notice through the Clearing Systems within ten (10) Business Days following the Conversion Date notifying holders of our election and (v) that the Securities shall remain in existence for the sole purpose of evidencing (a) the holder’s right to receive Conversion Shares or Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository and (b) the Issuer’s CSO Obligations, if any, and that the Securities may continue to be transferable until the Suspension Date, which shall be specified in the Conversion Shares Offer Notice.

“Cancellation Date” means (i) with respect to any Security for which a Conversion Shares Settlement Notice is received by the Conversion Shares Depository on or before the Notice Cut-off Date, the applicable Settlement Date and (ii) with respect to any Security for which a Conversion Shares Settlement Notice is not received by the Conversion Shares Depository on or before the Notice Cut-off Date, the Final Cancellation Date.

“Conversion Date” means the date on which the Automatic Conversion shall take place, or has taken place, as applicable.

“Conversion Price” means £1.65 per Conversion Share (subject to certain anti-dilution adjustments, as described under “Description of Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities—Anti-Dilution” below).

“Conversion Shares” means the ordinary shares of the Issuer to be issued to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) following an Automatic Conversion, which ordinary shares shall be in such number as is determined by dividing the aggregate principal amount of the Securities outstanding immediately prior to the Automatic Conversion on the Conversion Date by the Conversion Price rounded down, if necessary, to the nearest whole number of ordinary shares.

“Conversion Shares Depository” means a financial institution, trust company, depository entity, nominee entity or similar entity to be appointed by the Issuer on or prior to any date when a function ascribed to the Conversion Shares Depository in the Indenture is required to be performed, to perform such functions and which, as a condition of such appointment, will be required to undertake, for the benefit of the holders of the Securities, to hold the Conversion Shares (and any Conversion Shares Offer Consideration) on behalf of such holders of the Securities in one or more segregated accounts, unless otherwise required for the purposes of the Conversion Shares Offer and, in any event, on terms consistent with the Indenture.

“Conversion Shares Offer Agent” means the agent(s), if any, to be appointed on behalf of the Conversion Shares Depository by the Issuer, in its sole and absolute discretion, to act as placement or other agent of the Conversion Shares Depository to facilitate a Conversion Shares Offer.

“Conversion Shares Offer Consideration” means in respect of each Security (i) if all of the Conversion Shares are sold in the Conversion Shares Offer, the pro rata share of the cash proceeds in sterling from the sale of the Conversion Shares attributable to such Security (ii) if some but not all of the Conversion Shares are sold in the Conversion Shares Offer, (x) the pro rata share of the cash proceeds in sterling from the sale of the Conversion Shares attributable to such Security and (y) the pro rata share of the Conversion Shares not sold pursuant to the Conversion Shares Offer attributable to such Security rounded down to the nearest whole number of Conversion Shares, and (iii) if no Conversion Shares are sold in a Conversion Shares Offer, the relevant Conversion Shares attributable to such Security rounded down to the nearest whole number of Conversion Shares, subject in the case of (i) and (ii)(x) above to deduction from any such cash proceeds of an amount equal to the pro rata share of any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid as a consequence of the transfer of any interest in the Conversion Shares to the Conversion Shares Depository as a consequence of the Conversion Shares Offer.

“Conversion Shares Offer Notice” means the written notice to be delivered by us to the Trustee directly and to the holders of the Securities through the Clearing Systems (or, if the Securities are held in definitive form, by us to the Trustee directly and to the holders at their addresses shown on the register for the Securities) specifying (i) whether or not the Issuer has elected that a Conversion Shares Offer be made and, if so, the Conversion Shares Offer Period, (ii) the Suspension Date, and (iii), details of the Conversion Shares Depository or if the Issuer has been unable to appoint a Conversion Shares Depository, such other arrangements for the issuance and/or delivery of the Conversion Shares or the Conversion Shares Offer Consideration, as applicable, to the holders of the Securities as it shall consider reasonable in the circumstances.

“Conversion Shares Offer Period” means the period during which the Conversion Shares Offer may occur, which period shall end no later than forty (40) Business Days after the delivery of the Conversion Shares Offer Notice.

“Conversion Shares Settlement Notice” means a written notice to be delivered by a holder to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities), with a copy to the

Trustee, no earlier than the Suspension Date containing the following information: (i) the name of the holder, the aggregate amount of the Tradable Amount of the book-entry interests in the Securities held by such holder on the date of such notice, (iii) the name to be entered in the Issuer’s share register, (iv) the details of the CREST or other clearing system account or, if the Conversion Shares are not a participating security in CREST or another clearing system, the address to which the Conversion Shares (or the Conversion Share component, if any, of any Conversion Shares Offer Consideration) and/or cash (if not expected to be delivered through the Clearing Systems) should be delivered and (v) such other details as may be required by the Conversion Shares Depository.

“Conversion Shares Settlement Request Notice” means the written notice to be delivered by us to the Trustee directly and to the holders of the Securities through the Clearing Systems (or, if the Securities are held in definitive form, by us to the Trustee directly and to the holders at their registered addresses as shown on the register for the Securities) on the Suspension Date requesting that holders complete a Conversion Shares Settlement Notice and specifying (i) the Notice Cut-off Date and (ii) the Final Cancellation Date.

“CSO Obligations” means the obligations of the Issuer under the Securities that may arise in connection with a Conversion Shares Offer to: (i) facilitate the preparation of a prospectus or other offering document, if applicable, and (ii) take responsibility for such prospectus or other offering document, which obligations (and any claims relating to a failure to facilitate the preparation of, or take responsibility for, such prospectus or other offering document) shall terminate in the event of the winding-up or administration of the Issuer.

“Final Cancellation Date” means the date, as specified in the Conversion Shares Settlement Request Notice, on which the Securities in relation to which no Conversion Shares Settlement Notice has been received by the Conversion Shares Depository on or before the Notice Cut-off Date shall be cancelled, which date may be up to twelve (12) Business Days following the Notice Cut-off Date.

“Notice Cut-off Date” means the date specified as such in the Conversion Shares Settlement Request Notice, which date shall be at least forty (40) Business Days following the Suspension Date.

“Settlement Date” means (i) with respect to any Security in relation to which a Conversion Shares Settlement Notice is received by the Conversion Shares Depository on or before the Notice Cut-off Date, the later of (a) the date that is two (2) Business Days after the end of the relevant Conversion Shares Offer Period and (b) the date that is two (2) Business Days after the date on which such Conversion Shares Settlement Notice has been received by the Conversion Shares Depository and (ii) with respect to any Security in relation to which a Conversion Shares Settlement Notice is not received by the Conversion Shares Depository on or before the Notice Cut-off Date, the date on which the Conversion Shares Depository delivers the relevant Conversion Shares or Conversion Share component, if any, of any Conversion Shares Offer Consideration, as applicable.

“Suspension Date” means, with respect to each Clearing System, the date specified in the Conversion Shares Offer Notice as the date on which such Clearing System shall suspend all clearance and settlement of transactions in the Securities in accordance with its rules and procedures, which date shall be no later than thirty- eight (38) Business Days after the delivery of the Conversion Shares Offer Notice to such Clearing System (and, if the Issuer elects that a Conversion Shares Offer be made, such date shall be at least two (2) Business Days prior to the end of the relevant Conversion Shares Offer Period).

Anti-Dilution

Adjustment of Conversion Price

Upon the occurrence of any of the events described below, the Conversion Price shall be adjusted as follows:

(i)

If and whenever there shall be a consolidation, reclassification or subdivision in relation to the ordinary shares of the Issuer, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to such consolidation, reclassification or subdivision by the following fraction:

A

B

where:

A	is the aggregate number of ordinary shares of the Issuer in issue immediately before such consolidation, reclassification or subdivision, as the case may be; and

B	is the aggregate number of ordinary shares of the Issuer in issue immediately after, and as a result of, such consolidation, reclassification or subdivision, as the case may be.

Such adjustment shall become effective on the date the consolidation, reclassification or subdivision, as the case may be, takes effect.

(ii)

If and whenever the Issuer shall issue any ordinary shares credited as fully paid to the Issuer’s shareholders as a class by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) other than (1) where any such ordinary shares are or are to be issued instead of the whole or part of a Cash Dividend which the Issuer’s shareholders would or could otherwise have elected to receive, (2) where the Issuer’s shareholders may elect to receive a Cash Dividend in lieu of such ordinary shares or (3) where any such ordinary shares are or are expressed to be issued in lieu of a dividend (whether or not a Cash Dividend equivalent or amount is announced or would otherwise be payable to the Issuer’s shareholders, whether at their election or otherwise), the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to such issue by the following fraction:

A

B

where:

A	is the aggregate number of ordinary shares of the Issuer in issue immediately before such issue; and

B	is the aggregate number of ordinary shares of the Issuer in issue immediately after such issue. Such adjustment shall become effective on the date of issue of such ordinary shares.

(iii)

If and whenever the Issuer shall issue any ordinary shares to all or substantially all of the Issuer’s shareholders as a class by way of rights at a price per ordinary share which is less than 95% of the Current Market Price per ordinary share on the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

A + B

A + C

where:

A	is the aggregate number of ordinary shares of the Issuer in issue on the Effective Date;

B

is the aggregate number of ordinary shares of the Issuer that the aggregate consideration (if any) receivable for the ordinary shares issued by way of rights would purchase at such Current Market Price per ordinary share on the Effective Date; and

C	is the number of ordinary shares to be issued.

Such adjustment shall become effective on the Effective Date.

For the purpose of any calculation of the consideration receivable or price pursuant to this paragraph (iii), the following provisions shall apply:

(1)	the aggregate consideration receivable or price for ordinary shares issued for cash shall be the amount of such cash;

(2)

if the consideration or price determined pursuant to (1) above (or any component thereof) shall be expressed in a currency other than the Relevant Currency, it shall be converted into the Relevant Currency at the Prevailing Rate on the relevant Effective Date;

(3)

in determining the consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant ordinary shares or otherwise in connection therewith;

(4)

the consideration or price shall be determined as provided in (1)-(3) above on the basis of the consideration or price received, receivable, paid or payable, regardless of whether all or part thereof is received, receivable, paid or payable by or to the Issuer or another entity; and

(5)	references herein to “cash” shall be construed as cash consideration within the meaning of Section 583(3) of the Companies Act.

(iv)

If and whenever the Issuer shall pay any Extraordinary Dividend to shareholders of the Issuer as a class, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

A–B

  A

where:

A	is the Current Market Price of one ordinary share on the Effective Date; and

B

is the portion of the aggregate Extraordinary Dividend attributable to one ordinary share, with such portion being determined by dividing the aggregate Extraordinary Dividend by the number of ordinary shares entitled to receive the relevant Extraordinary Dividend. If the Extraordinary Dividend shall be expressed in a currency other than the Relevant Currency, it shall be converted into the Relevant Currency at the Prevailing Rate on the relevant Effective Date.

Such adjustment shall become effective on the Effective Date.

Notwithstanding the foregoing provisions:

(A)	where the events or circumstances giving rise to any adjustment pursuant to this section have already resulted or will result in an adjustment to the Conversion Price or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances that have already given or will give rise to an adjustment to the Conversion Price or where more than one event that gives rise to an adjustment to the Conversion Price occurs within such a short period of time that, in the opinion of the Issuer, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate to give the intended result;

(B)

such modification shall be made to the operation of the Indenture as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate to ensure that an adjustment to the Conversion Price or the economic effect thereof shall not be taken into account more than once;

(C)

for the avoidance of doubt, the issue of ordinary shares following an Automatic Conversion or upon any conversion or exchange or the exercise of any other options, warrants or other rights shall not result in an adjustment to the Conversion Price;

(D)

in respect of any adjustment pursuant to paragraphs (i) to (iii) above, such adjustment shall be made only up to the extent it does not result in a Conversion Price that, if applied to the number of relevant Securities at the time of such adjustment, would result in a number of Conversion Shares that constitutes a greater proportion of Conversion Shares as a percentage of the total number of ordinary shares issued had the adjustment not been made nor had the corporate event occurred; and

(E)

in respect of any adjustment pursuant to paragraph (iv) above, such adjustment shall be made only up to the extent it does not result in a Conversion Price that, if applied to the number of relevant Securities at the time of such adjustment, would result in the issue of an additional number of Conversion Shares having a value that is greater than the value of the aggregate Extraordinary Dividend which would be attributable to the ordinary shares underlying the Securities had such ordinary shares been issued.

No Retroactive Adjustments

The Issuer shall not issue any additional Conversion Shares if the Automatic Conversion occurs after the record date in respect of any consolidation, reclassification or subdivision as is mentioned in paragraph (i) of “—Adjustment of Conversion Price” above, or after the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in paragraphs (ii), (iii) or (iv) of “—Adjustment of Conversion Price” above, but before the relevant adjustment to the Conversion Price becomes effective under such section.

Decision of an Independent Financial Adviser

If any doubt shall arise as to whether an adjustment is required to be made to the Conversion Price or as to the appropriate adjustment to such Conversion Price, and following consultation between the Issuer and an Independent Financial Adviser, a written opinion of such Independent Financial Adviser in respect thereof shall be conclusive and binding on the Issuer, the Trustee and the holders of the Securities, save in the case of manifest error.

Rounding Down and Notice of Adjustment to the Conversion Price

On any adjustment to the Conversion Price as provided under “—Anti-Dilution”, if the resultant Conversion Price is a number with more decimal places than the initial Conversion Price, that number shall be rounded to the same number of decimal places as the initial Conversion Price. No adjustment shall be made to the Conversion

Price where such adjustment (rounded down if applicable) would be less than 1% of the Conversion Price then in effect. Any adjustment not required to be made, and/or any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made.

Notice of any adjustments to the Conversion Price shall be given by the Issuer to holders of the Securities via each Clearing System (or, if the Securities are held in definitive form, through the Trustee) promptly after the determination thereof.

The Conversion Price shall not in any event be reduced to below the nominal value of the ordinary shares.

Qualifying Takeover Event

(i)	Within ten (10) Business Days following the occurrence of a Takeover Event, the Issuer shall give notice thereof to the holders of the Securities by means of a Takeover Event Notice.

(ii)

If the Takeover Event is a Qualifying Takeover Event, the Securities shall, where the Conversion Date falls on or after the QTE Effective Date, be converted into or exchanged for Approved Entity Shares of the Approved Entity, mutatis mutandis as provided under “—Automatic Conversion Upon Capital Adequacy Trigger Event” above, at a Conversion Price that shall initially be the New Conversion Price, which may be higher or lower than the Conversion Price and references herein to “Conversion Shares” shall be deemed to be references to “Approved Entity Shares.”

(iii)

The New Conversion Price shall be subject to adjustment in the circumstances provided for under “—Adjustment of the Conversion Price” above (if necessary with such modifications and amendments as an Independent Financial Adviser acting in good faith shall determine to be appropriate and references to “ordinary shares” shall be read as references to “Approved Entity Shares”), and the Issuer shall give notice to the holders of the Securities of the New Conversion Price and of any such modifications and amendments thereafter.

(iv)	In the case of a Qualifying Takeover Event:

(1)

the Issuer shall, to the extent permitted by applicable law and regulation, on or prior to the QTE Effective Date, enter into such agreements and arrangements (which may include supplemental indentures to the Indenture and amendments and modifications to the terms of the Securities and the Indenture) as may be required to ensure that, with effect from the QTE Effective Date, the Securities shall be convertible into, or exchangeable for, Approved Entity Shares, mutatis mutandis in accordance with, and subject to, the provisions under “—Automatic Conversion Upon Capital Adequacy Trigger Event” (as may be so supplemented, amended or modified), at the New Conversion Price and any references to the Conversion Price shall be construed as references to the New Conversion Price; and

(2)

upon the occurrence of a Capital Adequacy Trigger Event where the Conversion Date falls on or after the QTE Effective Date, the Issuer shall procure (to the extent within its control) the issue of the relevant number of Approved Entity Shares mutatis mutandis in the manner provided under “—Automatic Conversion Upon Capital Adequacy Trigger Event” above, as may be amended or modified as provided above.

The Trustee shall be obliged (at the expense of the Issuer) to concur with the Issuer in making any such amendments and modifications to the Indenture, and to execute any supplemental indentures to the Indenture in respect thereof, provided that the Trustee shall not be bound to do so if any such amendments or modifications would, in the opinion of the Trustee, have the effect of (i) exposing the Trustee to any liability against which it is not indemnified and/or secured and/or pre-funded to its satisfaction, (ii) changing, increasing or adding to the obligations or duties of the Trustee or (iii) removing or amending any protection or indemnity afforded to, or any other provision in favor of, the Trustee under the Indenture and/or the terms of the Securities.

For the avoidance of doubt, if a Takeover Event is not a Qualifying Takeover Event (including if that is because the Acquirer is a Governmental Entity), there is no provision for any automatic adjustment to the terms of the Securities, whether in the manner provided for above in respect of Qualifying Takeover Events, or at all, and therefore the provisions above under “—Automatic Conversion Upon Capital Adequacy Trigger Event” shall continue to apply and “Conversion Shares” will continue to have the meaning set out in “—Automatic Conversion Upon Capital Adequacy Trigger Event—Definitions.”

Definitions

Unless otherwise provided, for the purposes of this section:

“Acquirer” means the person that controls the Issuer following a Takeover Event. For the purposes of this definition, “control” means the acquisition or holding of legal or beneficial ownership of more than 50% of the votes which may ordinarily be cast on a poll at a general meeting of the Issuer or the right to appoint or remove a majority of the board of directors of the Issuer. On and after the date of a Qualifying Takeover Event, references to “ordinary shares” shall be read as references to “Approved Entity Shares.”

“Approved Entity” means a body corporate which, on the occurrence of the Takeover Event and thereafter, has in issue Approved Entity Shares.

“Approved Entity Shares” means ordinary shares in the capital of a body corporate that constitutes equity share capital or the equivalent (or depository or other receipts representing the same) which are listed and admitted to trading on a Recognized Stock Exchange and is not share capital which, if the Securities could convert into such share capital in accordance with the terms of the Indenture, would cause a Relevant Tax Effect in circumstances where, if the Securities could instead only convert into ordinary shares of the Issuer, would not cause a Relevant Tax Effect. Such shares shall cease to be “Approved Entity Shares” if they do not satisfy the definition above on the Conversion Date. In relation to an Automatic Conversion in respect of which the Conversion Date falls on or after the QTE Effective Date, references herein to “Conversion Shares” shall be deemed to be references to “Approved Entity Shares.”

“Cash Dividend” means any dividend or distribution in respect of the ordinary shares to shareholders of the Issuer which is to be paid or made in cash (in whatever currency), and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to shareholders upon or in connection with a reduction of capital.

“Companies Act” means the Companies Act 2006.

“Current Market Price” means, in respect of an ordinary share at a particular date, the average of the daily Volume Weighted Average Price of an ordinary share on each of the five (5) consecutive dealing days ending on the dealing day immediately preceding such date; provided that, if at any time during the said five-dealing-day period the Volume Weighted Average Price shall have been based on a price ex-Cash Dividend (or ex- any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-Cash Dividend (or cum- any other entitlement), then:

(i)

if the ordinary shares to be issued do not rank for the Cash Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the ordinary shares shall have been based on a price cum-Cash Dividend (or cum- any other entitlement) shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to such Cash Dividend or entitlement per ordinary share as at the date of first public announcement relating to such Cash Dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit; or

(ii)

if the ordinary shares to be issued do rank for the Cash Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the ordinary shares shall have been based on a price ex-Cash Dividend (or ex- any other entitlement) shall, for the purposes of this definition, be deemed to be the amount thereof increased by an amount equal to such Cash Dividend or entitlement per ordinary share as at the date of first public announcement relating to such Cash Dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit, and provided further that, if on each of the said five dealing days the Volume Weighted Average Price shall have been based on a price cum-Cash Dividend (or cum- any other entitlement) in respect of a Cash Dividend (or other entitlement) which has been declared or announced but the ordinary shares to be issued do not rank for that Cash Dividend (or other entitlement), the Volume Weighted Average Price on each of such dates shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to such Cash Dividend or entitlement per ordinary share as at the date of first public announcement relating to such Cash Dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit, and provided further that, if the Volume Weighted Average Price of an ordinary share is not available on one or more of the said five dealing days (disregarding for this purpose the proviso to the definition of Volume Weighted Average Price), then the average of such Volume Weighted Average Prices which are available in that five-dealing-day period shall be used (subject to a minimum of two such prices) and if only one, or no, such Volume Weighted Average Price is available in the relevant period, the Current Market Price shall be determined in good faith by an Independent Financial Adviser.

“dealing day” means a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is open for business and on which ordinary shares may be dealt in (other than a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is scheduled to or does close prior to its regular weekday closing time).

“Effective Date” means, for the purposes of paragraph (iii) under “—Adjustment of Conversion Price” above, the first date on which the ordinary shares are traded ex-rights, on the Relevant Stock Exchange and, for the purposes of paragraph (iv) under “—Adjustment of Conversion Price” above, the first date on which the ordinary shares are traded ex-the relevant Cash Dividend on the Relevant Stock Exchange.

“Extraordinary Dividend” means any Cash Dividend that is expressly declared by the Issuer to be a capital distribution, extraordinary dividend, extraordinary distribution, special dividend, special distribution or return of value to shareholders or any analogous or similar term, in which case the Extraordinary Dividend shall be such Cash Dividend.

“Governmental Entity” means (i) the U.K. Government, (ii) an agency of the U.K. Government or (iii) a person or entity (other than a body corporate) controlled by the U.K. Government or any such agency referred to in (ii). If the Issuer is then organized in another jurisdiction, the references to “U.K. Government” shall be read as references to the government of such other jurisdiction.

“Independent Financial Adviser” means an independent financial institution of international repute appointed by the Issuer at its own expense.

The “New Conversion Condition” shall be satisfied if (a) by not later than seven (7) Business Days following the completion of a Takeover Event where the Acquirer is an Approved Entity, there shall be arrangements in place for the Approved Entity to provide for issuance of Approved Entity Shares following an Automatic Conversion of the Securities on terms mutatis mutandis identical to the provisions under “—Automatic Conversion Upon Capital Adequacy Trigger Event” above and (b) the Issuer, in its sole and absolute discretion has determined that such arrangements are in the best interest of the Issuer and its shareholders taken as a whole having regard to the interests of its stakeholders (including, but not limited to, the holders of the Securities) and are consistent with applicable law and regulation (including, but not limited to, the guidance of any applicable regulatory body).

“New Conversion Price” means the amount determined in accordance with the following formula, which shall apply from the QTE Effective Date:

NCP = ECP * (VWAPAES / VWAPOS)

where:

“NCP” is the New Conversion Price.

“ECP” is the Conversion Price in effect on the dealing day immediately prior to the QTE Effective Date.

“VWAPAES” means the average of the Volume Weighted Average Price of the Approved Entity Shares (translated, if necessary, into the same currency as the price of the ordinary shares at the Prevailing Rate on the relevant dealing day) on each of the five (5) dealing days ending on the dealing day prior to the closing date of the Takeover Event (and where references in the definition of “Volume Weighted Average Price” to “ordinary share” shall be construed as a reference to the Approved Entity Shares and in the definition of “dealing day,” references to the “Relevant Stock Exchange” shall be to the relevant Recognized Stock Exchange).

“VWAPOS” is the average of the Volume Weighted Average Price of the ordinary shares on each of the five (5) dealing days ending on the dealing day immediately prior to the closing date of the Takeover Event.

“ordinary shares” means (a) prior to the QTE Effective Date, fully paid ordinary shares in the capital of the Issuer currently with a nominal value of 25 pence each and (b) on and after the QTE Effective Date, the relevant Approved Entity Shares.

A “person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organization, trust, state or agency of a state (in each case whether or not being a separate legal entity) or other legal entity.

“QTE Effective Date” means the date with effect from which the New Conversion Condition shall have been satisfied.

“Qualifying Takeover Event” means a Takeover Event where: (i) the Acquirer is an Approved Entity; and (ii) the New Conversion Condition is satisfied.

“Recognized Stock Exchange” means a Regulated Market or another regulated, regularly operating, recognized stock exchange or securities market in an OECD member state.

“Regulated Market” means a regulated market as defined by Article 4.1(21) of Directive 2014/65/EC of the European Parliament and of the Council on markets in financial instruments or as defined in Regulation (EU) No 600/2014 as it forms part of U.K. domestic law by virtue of the Withdrawal Act, as each may be amended or replaced from time to time.

“Relevant Currency” means sterling or, if at the relevant time or for the purposes of the relevant calculation or determination the LSE is not the Relevant Stock Exchange, the currency in which the ordinary shares are quoted or dealt in on the Relevant Stock Exchange at such time.

“Relevant Stock Exchange” means the LSE or, if at the relevant time the ordinary shares are not at that time listed and admitted to trading on the LSE, the principal stock exchange or securities market on which the ordinary shares are then listed, admitted to trading or quoted or accepted for dealing.

“Relevant Tax Effect” means a circumstance, as on the date hereof or at any time thereafter, that interest payments (or funding costs of the Issuer as recognized in its accounts) under or with respect to the Securities are not or would not be deductible for U.K. corporation tax purposes (whether for the Issuer, or for companies with which the Issuer is grouped for U.K. tax purposes).

“shareholders” means the holders of ordinary shares.

“Subsidiary” has the meaning provided in Section 1159 of the Companies Act.

A “Takeover Event” shall occur if an offer is made to all (or as nearly as may be practicable all) shareholders (or all (or as nearly as may be practicable all) such shareholders other than the offeror and/or any associate (as defined in Section 988(1) of the Companies Act) of the offeror), to acquire all or a majority of the issued ordinary share capital of the Issuer or if any person proposes a scheme with regard to such acquisition and (such offer or scheme having become or been declared unconditional in all respects or having become effective) the right to cast more than 50% of the votes which may ordinarily be cast on a poll at a general meeting of the Issuer has or will become unconditionally vested in any person and/or any associate of that person (as defined in Section 988(1) of the Companies Act).

“Takeover Event Notice” means the notice to the holders of the Securities notifying them that a Takeover Event has occurred and specifying: (1) the identity of the Acquirer; (2) whether the Takeover Event is a Qualifying Takeover Event or not; (3) in the case of a Qualifying Takeover Event, if determined at such time, the New Conversion Price; and (4) if applicable, the QTE Effective Date.

“Taxes” has the meaning given to such term in the accompanying prospectus.

“Taxing Jurisdiction” has the meaning given to such term in the accompanying prospectus.

“Volume Weighted Average Price” means, in respect of an ordinary share (or an Approved Entity Share, as applicable) on any dealing day, the order book volume-weighted average price of an ordinary share (or Approved Entity Share, as applicable) published by or derived from the relevant Bloomberg page or such other source as shall be determined in good faith to be appropriate by an Independent Financial Adviser on such dealing day, provided that if on any such dealing day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of an ordinary share (or an Approved Entity Share, as applicable) in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined or determined as an Independent Financial Adviser might otherwise determine in good faith to be appropriate.

References to “ordinary share capital” has the meaning provided in Section 1119 of the U.K. Corporation Tax Act 2010 (or successor provision or legislation) and “equity share capital” has the meaning provided in Section 548 of the Companies Act.

References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment.

References to any issue or offer or grant to shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all shareholders, as the case may be, other than shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognized regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

Enforcement Events and Remedies

Winding-up

If a Winding-up Event occurs before the occurrence of a Capital Adequacy Trigger Event, subject to “—Ranking” above, the outstanding principal amount of the Securities will become immediately due and payable.

For the avoidance of doubt, as the principal amount of the Securities will become immediately due and payable upon a Winding-up Event that occurs before the occurrence of a Capital Adequacy Trigger Event, neither the Trustee nor the holders of the Securities are required to declare such principal amount to be due and payable.

A “Winding-up Event” with respect to the Securities shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within thirty (30) days of the making of such order, (ii) our shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator of the Issuer, the administrator gives notice that it intends to declare and distribute a dividend.

Non-payment

If we fail to pay any amount that has become due and payable under the Securities and such failure continues for fourteen (14) days, the Trustee may give us written notice of such failure. If within a period of fourteen (14) days following the provision of such notice, the failure continues and has not been cured nor waived (a “Non-Payment Event”), the Trustee may, at its discretion and without further notice to us, institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration. For the avoidance of doubt, no interest will be due and payable if such interest has been cancelled or is deemed cancelled (in each case, in whole or in part) as described under “—Interest Cancellation” above. Accordingly, no default in payment under the Securities will have occurred or be deemed to have occurred in such circumstances.

Limited remedies for breach of obligations (other than non-payment)

In addition to the remedies for non-payment provided above, the Trustee may without further notice institute such proceedings against the Issuer as the Trustee may deem fit to enforce any term, obligation or condition binding on us under the Securities or the Indenture (other than any payment obligation of the Issuer under or arising from the Securities or the Indenture, including, without limitation, payment of any principal or interest, including Contingent Capital Additional Amounts) (such obligation, a “Performance Obligation”); provided always that the Trustee (acting on behalf of the holders of the Securities) and the holders of the Securities may not enforce, and may not be entitled to enforce or otherwise claim, against the Issuer any judgment or other award given in such proceedings that requires the payment of money by the Issuer, whether by way of damages or otherwise (a “Monetary Judgment”), except by proving such Monetary Judgment in a winding-up of the Issuer and/or by claiming such Monetary Judgment in an administration of the Issuer. By its acquisition of the Securities, each holder of the Securities acknowledges and agrees that such holder will not seek to enforce or otherwise claim, and will not direct the Trustee (acting on behalf of the holders of the Securities) to enforce or otherwise claim, a Monetary Judgment against the Issuer in connection with the Issuer’s breach of a Performance Obligation, except by proving such Monetary Judgment in a winding-up of the Issuer and/or by claiming such Monetary Judgment in an administration of the Issuer. See “Risk Factors—Risks Relating to the Securities— Holders of the Securities will have limited remedies.”

No other remedies

Other than the limited remedies specified herein under “Enforcement Events and Remedies” above and subject to “—Trust Indenture Act remedies” below, no remedy against us will be available to the Trustee (acting on behalf of the holders of the Securities) or the holders of the Securities whether for the recovery of amounts owing in respect of the Securities or under the Indenture or in respect of any breach by us of any of our obligations under or in respect of the terms of such Securities or under the Indenture in relation thereto; provided, however, that such limitation shall not apply to our obligations to pay the fees and expenses of, and to indemnify, the Trustee (including fees and expenses of Trustee’s counsel) and the Trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in the Indenture.

Trust Indenture Act remedies

Notwithstanding the limitation on remedies specified herein under “Enforcement Events and Remedies” above, (1) the Trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the Securities under the provisions of the Indenture and (2) nothing shall impair the right of a holder of the Securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to the Securities; provided that, in the case of each of (1) and (2) above, any payments in respect of, or arising from, the Securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Securities, are subject to the subordination provisions set forth in the Indenture. No holder of Securities shall be entitled to proceed directly against us except as described herein in “—Limitation on Suits” below.

An Automatic Conversion will not constitute a default under the Indenture.

Trustee’s Duties

In case of a default under the Securities, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. For these purposes, a “default” shall occur (i) upon a Winding-Up Event that occurs before the occurrence of a Capital Adequacy Trigger Event, (ii) upon the occurrence of a Non-Payment Event or (iii) upon a breach by the Issuer of a Performance Obligation (as described under “Enforcement Events and Remedies—Limited remedies for breach of obligations (other than non-payment)”). Holders of a majority of the aggregate principal amount of the outstanding Securities may not waive any past default specified in clauses (i) and (ii) in the preceding sentence.

If a default occurs and is continuing with respect to the Securities, the Trustee will have no obligation to take any action at the direction of any holders of the Securities, unless they have offered the Trustee security or indemnity satisfactory to the Trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the Trustee for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities. However, this direction (a) must not be in conflict with any rule of law or the Indenture and (b) must not be unjustly prejudicial to the holder(s) of the Securities not taking part in the direction, in the case of either (a) or (b) as determined by the Trustee in its sole discretion. The Trustee may also take any other action, consistent with the direction, that it deems proper.

Limitation on Suits

Before a holder of the Securities may bypass the Trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the Securities, the following must occur:

•

The holder must give the Trustee a written notice that a default (as defined in the first paragraph under “—Trustee’s Duties” above) has occurred and remains uncured specifying such default and stating that such notice is a “Notice of Default” under the Indenture;

•

The holders of not less than 25% in outstanding principal amount of the Securities must make a written request that the Trustee take action because of the default (as defined in the first paragraph under “—Trustee’s Duties” above), and the holder must offer security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities to be incurred in compliance with such request; and

•

The Trustee must not have taken action for sixty (60) days after receipt of the above notice and offer of security or indemnity, and the Trustee must not have received an inconsistent direction from the majority in principal amount of the Securities during that period.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder of the Securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payments due but unpaid with respect to the Securities.

Trustee; Direction of Trustee

The Trustee under the Indenture is The Bank of New York Mellon, London Branch (which is referred to as The Bank of New York Mellon acting through its London Branch in the accompanying prospectus).

The Trustee makes no representation, and shall not be liable with respect to, the information set forth in this prospectus supplement.

Subsequent Holders’ Agreement

Holders of the Securities that acquire the Securities in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities, including in relation to interest cancellation, the Automatic Conversion, the Conversion Shares Offer, the U.K. Bail-in Power (as defined in the accompanying prospectus), the subordination provisions described under “—Ranking”, the waiver of set-off provisions described under “—No Set-off” above and the limitations on remedies specified in “Description of Convertible Securities—Enforcement Events and Remedies—Limited remedies for breach of obligations (other than non-payment)” in the accompanying prospectus.

Calculation Agent

The Calculation Agent is The Bank of New York Mellon, London Branch, or its successor appointed by the Issuer. All determinations and any calculations made by the Calculation Agent for the purposes of calculating the applicable Subsequent Interest Rate (or component thereof) shall be conclusive and binding on the holders of the Securities, the Issuer and the Trustee, absent manifest error. The Calculation Agent shall not be responsible to the Issuer, holders of the Securities or any third party for any failure of the Reference Banks to provide quotations as requested of them or as a result of the Calculation Agent having acted on any quotation or other information given by any Reference Banks which subsequently may be found to be incorrect or inaccurate in any way.

TAX CONSIDERATIONS

U.S. Federal Income Tax Consequences

The material U.S. federal income tax consequences of your investment in the Securities and Conversion Shares are summarized below. This section applies to you only if you are a U.S. holder (as defined herein) and you hold your Securities or Conversion Shares as capital assets for tax purposes.

This section does not discuss the tax consequences of members of special classes of holders subject to special rules, including (i) dealers in securities, (ii) traders in securities that elect to use a mark-to-market method of accounting for securities holdings, (iii) tax-exempt organizations, (iv) life insurance companies, (v) holders liable for alternative minimum tax, (vi) holders that actually or constructively own 10 percent or more, of the combined voting power of our voting stock or of the total value of our stock, (vii) holders that hold Securities or Conversion Shares as part of a straddle or a hedging or conversion transaction, (viii) holders that purchase or sell Securities or Conversion Shares as part of a wash sale, (ix) holders whose functional currency is not the U.S. dollar, (x) entities or arrangements that are treated as partnerships for U.S. federal income tax purposes (or partners therein), or (xi) holders who are resident, or (in the case of individuals) ordinarily resident, or who are carrying on a trade, in the U.K. Additionally, this summary only addresses U.S. federal income tax consequences, and does not address consequences arising under state, local, or non-U.S. taxes, U.S. federal estate or gift taxes or the Medicare contribution tax applicable to net investment income of certain non-corporate U.S. holders.

This section is also based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations, published rulings and court decisions, and on the Double Taxation Convention between the U.K. and the U.S. as entered into force in March 2003 (the “Treaty”). These laws are subject to change, possibly on a retroactive basis.

A “U.S. holder” is a beneficial owner of Securities or Conversion Shares that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a U.S. domestic corporation, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SECURITIES AND CONVERSION SHARES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL, OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES AND CONVERSION SHARES.

Tax Characterization and Distributions on the Securities and Conversion Shares. The Securities and Conversion Shares will be treated as equity for U.S. federal income tax purposes. Accordingly, in general, the interest payments with respect to the Securities and distributions with respect to Conversion Shares will be treated as dividends to the extent of the Issuer’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Subject to the discussion under “—PFIC Considerations” below, any portion of such a payment in excess of the Issuer’s current and accumulated earnings and profits would be treated first as a nontaxable return of capital that would reduce your tax basis in the Securities or Conversion Shares, as applicable, and would thereafter be treated as capital gain, the tax treatment of which is discussed below under “—Sale or Redemption of the Securities and Conversion Shares.” Because the Issuer does not currently maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that all interest payments on the Securities and distributions on the Conversion Shares will generally be reported to U.S. holders as dividends.

Subject to the discussion under “—PFIC Considerations” below, interest payments we make with respect to the Securities and distributions with respect to the Conversion Shares that are treated as dividends for U.S.

federal income tax purposes generally will be qualified dividend income taxable to you at the preferential rates applicable to long-term capital gains, provided that you are treated as holding the Securities and/or Conversion Shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date, which is generally the relevant record date in respect of the applicable Interest Payment Date or distribution date (or, if the interest on the Securities or distributions with respect to the Conversion Shares is attributable to a period or periods aggregating over 366 days, provided that you are treated as holding the Securities or the Conversion Shares for more than 90 days during the 181-day period beginning 90 days before such date) and meet other holding period requirements. Amounts we pay with respect to the Securities and with respect to the Conversion Shares will not be eligible for the dividends received deduction generally allowed to U.S. corporations.

Interest payments generally will be includible in your income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the day you receive such amounts. Any gain or loss you recognize on a subsequent sale, conversion or other disposition of such non-U.S. currency generally will be treated as ordinary income or loss and generally will be income or loss from sources within the United States.

The amount of income you will receive as a result of an interest payment on the Securities and distributions on the Conversion Shares will include amounts, if any, withheld in respect of U.K. taxes. For more information on U.K. withholding taxes, please see the discussion under “—United Kingdom Taxation” in this prospectus supplement. Subject to generally applicable limitations and conditions, some of which may vary depending upon your circumstances, U.K. income taxes withheld at the appropriate rate applicable to a U.S. holder from interest payments on the Securities and distributions on Conversion Shares to a U.S. holder not eligible for an exemption from U.K. withholding tax (under the Treaty or otherwise) may be creditable against the U.S. holder’s U.S. federal income tax liability. These generally applicable limitations and conditions include new requirements recently adopted by the IRS and any U.K. tax will need to satisfy these requirements in order to be eligible to be a creditable tax for a U.S. holder. The application of these requirements to the U.K. tax on the Securities and distributions on Conversion Shares is uncertain and we have not determined whether these requirements have been met. If the U.K. tax on the Securities and distributions on Conversion Shares is not a creditable tax for a U.S. holder or the U.S. holder does not elect to claim a foreign tax credit for any foreign income taxes paid or accrued within the same taxable year, the U.S. holder may be able to deduct the U.K. tax on the Securities and distributions on Conversion Shares in computing such U.S. holder’s taxable income for U.S. federal income tax purposes. Amounts we pay with respect to the Securities and Conversion Shares will be considered foreign source income to U.S. holders, and for U.S. holders that elect to claim foreign tax credits, will generally constitute “passive” income for foreign tax credit purposes. The availability and calculation of foreign tax credits and deductions for foreign taxes depend on a U.S. holder’s particular circumstances and involve the application of complex rules to those circumstances, and you should consult your own tax adviser regarding the application of these rules to your particular situation.

Automatic Conversion of the Securities into Conversion Shares. Subject to the discussion under “—PFIC Considerations” below, a U.S. holder generally will not recognize any gain or loss in respect of the receipt of the Conversion Shares following an Automatic Conversion. Your tax basis of the Conversion Shares received will equal the tax basis of the Securities converted and the holding period of such Conversion Shares will generally include the period during which the Securities were held prior to such Automatic Conversion. In general, your tax basis in your Securities will be equal to the U.S. dollar value of the price you paid for them. Where different blocks of Securities were acquired at different times or at different prices, the tax basis and holding period of the Conversion Shares may be determined by reference to each such block of Securities. The tax basis of any Conversion Shares received as a taxable adjustment of the Conversion Price, as described below, should be equal to the amount included in income as a constructive distribution, as a result of such adjustment, and the holding period of such stock will commence on the date following such constructive distribution.

Conversion of the Securities into Approved Entity Shares. A conversion or exchange of Securities into Approved Entity Shares after a Qualifying Takeover Event may be a taxable event for U.S. holders, depending upon the circumstances. If treated as a taxable event, you will recognize gain or loss equal to the difference between the fair market value of the Approved Entity Shares you receive upon the conversion or exchange and your tax basis in the Securities. If not treated as a taxable event, the consequences to a U.S. holder with respect to the receipt of Approved Entity Shares after a Qualifying Takeover Event should be the same as described above in “—Automatic Conversion of the Securities into Conversion Shares,” with respect to the receipt of Conversion Shares following an Automatic Conversion.

Sale or Redemption of the Securities and Conversion Shares. Subject to the discussion under “—PFIC Considerations” below, you will generally recognize capital gain or loss upon the sale or redemption of your Securities (other than a conversion of the Securities into Conversion Shares, as discussed above) or upon the sale of your Conversion Shares in an amount equal to the difference between the amount you receive at such time and your tax basis in the Securities or Conversion Shares (as described above), in each case as determined in U.S. dollars. Such capital gain or loss will be long-term capital gain or loss if you held your Securities and Conversion Shares for more than one year. Long-term capital gain of a non-corporate U.S. holder is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations. Such gain or loss will generally be gain or loss from sources within the United States for foreign tax credit purposes. U.S. holders that continue to hold equity of the Issuer following a redemption of their Securities may be subject to Section 302 of the Code, which could cause the redemption proceeds to be treated as dividend income, and treated as described in “—Tax Characterization and Distributions on the Securities and Conversion Shares” above. Please consult your own tax adviser regarding the treatment of sales pursuant to a Conversion Shares Offer and how to account for proceeds received on the sale or redemption of Securities or Conversion Shares that are not paid in U.S. dollars.

Adjustment of the Conversion Price. The Conversion Price is subject to adjustment under certain circumstances. U.S. Treasury Regulations promulgated under Section 305 of the Code may treat a U.S. holder of the Securities as having received a constructive distribution if and to the extent that certain adjustments (or, in some cases, certain failures to make adjustments) to the fixed conversion rates increase a U.S. holder’s proportionate interest in our assets or earnings.

Adjustments to the Conversion Price made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the U.S. holder of the Securities, however, will generally not be considered to result in a constructive distribution to the U.S. holder. If adjustments that do not qualify as being pursuant to a bona fide reasonable adjustment formula are made (or, in some cases, adjustments that do so qualify that fail to be made), U.S. holders of Securities may be treated as having received a distribution even though they have not received any cash or property. For example, the IRS could assert that decreases in the Conversion Price to reflect an Extraordinary Dividend to holders of ordinary shares will generally give rise to a constructive taxable distribution to the U.S. holders of the Securities. Any constructive distribution would be includable in such U.S. holder’s income at its then fair market value in a manner described above under “—Tax Characterization and Distributions on the Securities and Conversion Shares.” Although the Issuer does not believe that an adjustment in most cases is likely to be treated as giving rise to a taxable distribution, it is possible that the IRS, and, if challenged, a court, could disagree with the Issuer’s position.

PFIC Considerations. The Issuer does not expect to be a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes, and therefore believes that the Securities and Conversion Shares should not be treated as stock of a PFIC, but this conclusion is a factual determination made annually and thus may be subject to change. In general, the Issuer will be a PFIC with respect to you if, for any taxable year in which you hold the Securities or Conversion Shares, either (i) at least 75% of the gross income of the Issuer for the taxable year is passive income or (ii) at least 50% of the value, generally determined on the basis of a quarterly average, of the Issuer’s assets is attributable to assets that produce or are held for the production of passive income (including cash). If the Issuer were to be treated as a PFIC, U.S. holders of Securities or Conversion Shares would be required (i) to pay a special addition to tax on certain distributions and gains on sale and (ii) to pay tax on any gain from the sale or other disposition of Securities or Conversion Shares at ordinary income (rather than capital gains) rates in addition to paying the special addition to tax on this gain. Additionally, in certain circumstances the receipt of the Conversion Shares following an Automatic Conversion could be treated as a taxable disposition of the Securities. Further, with respect to any amounts treated as dividends paid on the Securities or Conversion Shares, as applicable, as described above under “—Tax Characterization and Distributions on the Securities and Conversion Shares,” if the Issuer were a PFIC in either the taxable year in which such dividend is paid or in the preceding taxable year, such dividends generally would not be “qualified dividend income” taxable to you at the preferential rates applicable to long-term capital gains. Holders of the Securities should consult their tax advisers regarding the potential application of the PFIC regime.

Information with Respect to Foreign Financial Assets. Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year, may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. The Securities and Conversion Shares may be subject to these rules. Holders of the Securities are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the Securities or Conversion Shares.

Information Reporting and Backup Withholding. If you are a non-corporate U.S. holder, information reporting requirements, on IRS Form 1099, generally would apply to payments of interest, and the payment of proceeds to you from the sale of Securities or Conversion Shares effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of interest payments) are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

Payment of the proceeds from the sale of Securities or Conversion Shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

United Kingdom Taxation

The following is a summary of certain material U.K. withholding taxation matters at the date hereof in relation to payments of principal and interest in respect of the Securities and certain U.K. stamp duty and stamp duty reserve tax implications of acquiring, holding and disposing of the Securities. Save where expressly stated to the contrary, it is based on current U.K. law and the published practice of His Majesty’s Revenue & Customs (“HMRC”), (which may not be binding on HMRC and may be subject to change, sometimes with retrospective effect), in each case at the latest practical date before the date of this document. The comments do not deal with other U.K. tax aspects of acquiring, holding or disposing of the Securities. The comments relate only to the position of persons who are absolute beneficial owners of the Securities and who hold the Securities as investments. The following is a general guide and should be treated with appropriate caution. It is not intended as tax advice and it does not purport to describe all of the tax considerations that might be relevant to a prospective purchaser. Holders of the Securities who are in any doubt as to their tax position should consult their professional advisers. Holders of the Securities who may be liable to taxation in jurisdictions other than the U.K. in respect of their acquisition, holding or disposal of the Securities are particularly advised to consult their professional advisers as to whether they are so liable (and if so under the laws of which jurisdictions), since the following comments relate only to certain U.K. taxation aspects. In particular, holders of the Securities should be aware that they may be liable to taxation under the laws of other jurisdictions in relation to payments in respect of the Securities even if such payments may be made without withholding or deduction for or on account of taxation under the laws of the U.K.

Payments of Interest

The Securities issued by the Issuer which carry a right to interest will constitute “quoted Eurobonds” provided they are and continue to be listed on a recognized stock exchange (within the meaning of section 1005 of the Income Tax Act 2007 (the “Act”) for the purpose of section 987 of the Act) or admitted to trading on a “multilateral trading facility” operated by a regulated recognized stock exchange within the meaning of section 987 of the Act.

While the Securities are and continue to be quoted Eurobonds, payments of interest on the Securities may be made without withholding or deduction for or on account of U.K. income tax.

The Issuer’s understanding is that the ISM is a multilateral trading facility operated by a regulated recognized stock exchange for the purposes of section 987 of the Act.

Under current U.K. legislation, if the exemption referred to above does not apply, interest on the Securities may fall to be paid under deduction of U.K. income tax at the basic rate (currently 20%) unless: (i) another relief applies under domestic law; or (ii) the Issuer has received a direction to the contrary from HMRC in respect of such relief as may be available pursuant to the provisions of any applicable double taxation treaty.

Other considerations

Where interest has been paid under deduction of U.K. income tax, holders of the Securities who are not resident in the U.K. for tax purposes may be able to recover all or part of the tax deducted if there is an appropriate provision in any applicable double taxation treaty.

The references to “interest” above mean “interest” as understood in U.K. tax law. The statements above do not take account of any different definitions of “interest” or “principal” which may prevail under any other law or which may be created by the terms and conditions of the Securities or any related documentation.

The above description of the U.K. withholding tax position assumes that there will be no substitution of the Issuer and does not consider the tax consequences of any such substitution.

For a summary of certain U.K. tax consequences of holding ordinary shares see pages 431-432 of the 2022 Form 20-F, which is incorporated by reference herein.

Stamp duty and stamp duty reserve tax

1.        The Finance Act 2019 introduced a new regime for hybrid capital instruments (the “HCI rules”). The HCI rules contain an exemption from all stamp duties on transfer so that no liability to U.K. stamp duty or stamp duty reserve tax should arise on the issue or transfer of the Securities provided that the Securities each constitute a “hybrid capital instrument” for the purposes of the HCI rules and there are no arrangements, the main purpose, or one of the main purposes, of which is to secure a tax advantage.

The Securities should constitute “hybrid capital instruments” for the purposes of the HCI rules provided that:

•	the Issuer is entitled to defer or cancel a payment of interest under the Securities;

•	the Securities “have no other significant equity features”; and

•	the Issuer has made an election in respect of the Securities.

The Securities would “have no other significant equity features” provided that:

•	the Securities carry neither significant voting rights in the Issuer nor a right to exercise a dominant influence over the Issuer;

•

any provision in the Securities for altering the amount of the principal is limited to write-down or conversion events in certain qualifying cases and that is not a right exercisable by the holders; one of the qualifying cases is where a provision is included solely because of a need to comply with a regulatory or other legal requirement; and

•	any provision for the holder to receive anything other than interest or principal is limited to conversion events in qualifying cases.

The Issuer will make a hybrid capital election in respect of the Securities within the required timeframe pursuant to section 475C of the U.K. Corporation Tax Act 2009 and the Securities are not being issued in consequence of, or otherwise in connection with, any arrangements, the main purpose, or one of the main purposes of which, is to secure a tax advantage. Consequently, the Issuer expects that the HCI rules should apply to the Securities such that they would benefit from the exemption from all stamp duties.

2.        No liability to U.K. stamp duty or stamp duty reserve tax will generally arise on a cash redemption of Securities, provided no issue or transfer of shares or other securities is effected upon or in connection with such redemption.

3.        No liability to U.K. stamp duty or stamp duty reserve tax will arise for a holder of the Securities on the release of Securities on Automatic Conversion.

4.        No liability to U.K. stamp duty or stamp duty reserve tax will arise for a holder of the Securities on the issuance of new ordinary shares in Barclays PLC by Barclays PLC to holders of Securities under an Automatic Conversion.

5.        U.K. stamp duty and stamp duty reserve tax may be payable in relation to a Conversion Shares Offer.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or any entity or account deemed to hold “plan assets” of the foregoing (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans, any other plans that are subject to Section 4975 of the Code and any entities or accounts deemed to hold “plan assets” of the foregoing (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The Issuer, the Calculation Agent, the Trustee, Principal Paying Agent and the underwriters and/or any of their respective affiliates may be considered a party in interest or disqualified person with respect to many Plans or entities whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”). The acquisition and holding of the Securities by a Plan or a Plan Asset Entity with respect to which the Issuer, the Calculation Agent, the Trustee, Principal Paying Agent and the underwriters and/ or any of their respective affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Securities are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of the Securities, provided that neither the Issuer nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase and holding of the Securities or any interest therein that either (1) it is not a Plan, Plan Asset Entity or Non-ERISA Arrangement and is not purchasing the Securities on behalf of, or with the assets of, any Plan, Plan Asset Entity or Non-ERISA Arrangement or (2)(i) the purchase and holding of the Securities will not constitute a non-exempt prohibited transaction under ERISA or the Code or a similar violation under any applicable Similar Laws and (ii) none of the Issuer, the Calculation Agent, the Trustee, Principal Paying Agent, the underwriters or any of their affiliates directly or indirectly exercises any discretionary authority or control or renders investment advice or otherwise acts in a fiduciary capacity with respect to the assets of the Plan or Plan Asset Entity within the meaning of ERISA.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Securities on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable.

Purchasers of the Securities have exclusive responsibility for ensuring that their purchase and holding of the Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions set forth in the Underwriting Agreement—Standard Provisions, dated March 3, 2021 (the “Underwriting Agreement”), incorporated in the pricing agreement dated February 27, 2023 (as integrated by the Underwriting Agreement, the “Pricing Agreement”), between us and the underwriters named below, we have agreed to issue to the underwriters, and each underwriter has severally undertaken to purchase, the principal amount of Securities set forth opposite its name below:

Principal Amount of the Securities
Barclays Bank PLC	£1,177,500,000
Banco Bilbao Vizcaya Argentaria, S.A.	£20,000,000
BNP Paribas	£20,000,000
Citigroup Global Markets Limited	£20,000,000
Commerzbank Aktiengesellschaft	£20,000,000
J.P. Morgan Securities plc	£20,000,000
Lloyds Bank Corporate Markets plc	£20,000,000
Mizuho International plc	£20,000,000
Nordea Bank Abp	£20,000,000
Société Générale	£20,000,000
The Toronto-Dominion Bank	£20,000,000
UBS AG London Branch	£20,000,000
UniCredit Bank AG	£20,000,000
Australia and New Zealand Banking Group Limited	£7,500,000
Banco Santander, S.A.	£7,500,000
Bank of Montreal, London Branch	£7,500,000
CaixaBank, S.A.	£7,500,000
Canadian Imperial Bank of Commerce, London Branch	£7,500,000
Coöperatieve Rabobank U.A.	£7,500,000
Danske Markets Inc.	£7,500,000
DZ Financial Markets LLC	£7,500,000
MUFG Securities EMEA plc	£7,500,000
Raiffeisen Bank International AG	£7,500,000
Swedbank AB (publ)	£7,500,000

Total	£1,500,000,000

The Pricing Agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have undertaken to purchase all the Securities offered by this prospectus supplement if any of these Securities are purchased.

The underwriters propose to offer the Securities directly to the public at the price to public set forth on the cover of this prospectus supplement.

We estimate that our total expenses for the offering, excluding underwriting commissions, will be approximately £330,000.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

The Securities are new issue securities with no established trading market. The Securities are expected to be admitted to trading on the ISM on or about March 6, 2023. Application will be made to the LSE for listing of the Securities on the ISM. Settlement of the Securities will occur through Clearstream, Luxembourg and/or Euroclear for value on the Issue Date. The ISIN is XS2591803841 and the Common Code is 259180384. For more information, see also “General Information for the International Securities Market” below.

Certain of the underwriters may not be U.S. registered broker-dealers and accordingly will not effect any sales within the United States except in compliance with applicable U.S. laws and regulations, including the rules of FINRA.

Certain of the underwriters and their affiliates have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters and their affiliates may from time to time engage in transactions with and perform services for us in the ordinary course of business.

It is expected that delivery of the Securities will be made for value on or about March 6, 2023, which will be the fifth (5th) business day in the United States following the date of pricing of the Securities. Under Rule 15c6-1 under the Securities Exchange Act of 1934, purchases or sales of Securities in the secondary market generally are required to settle within two (2) business days (T+2), unless the parties to any such transaction expressly agree otherwise. Accordingly, purchasers of the Securities who wish to trade the Securities on the date of this prospectus supplement or the next succeeding business days will be required, because the Securities initially will settle within five (5) business days (T+5) in the United States, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Securities who wish to trade on the date of this prospectus supplement or the next two (2) succeeding business days should consult their own legal advisers.

Conflicts of Interest

Barclays Bank PLC, the Sole Structuring Adviser and Sole Bookrunner, is an affiliate of Barclays Capital, Inc. Because Barclays Capital, Inc. is an affiliate of the Issuer, it is deemed to have a conflict of interest in this offering within the meaning of Rule 5121 (or any successor rule thereto) (“Rule 5121”) of the Financial Industry Regulatory Authority Inc. (“FINRA”). Consequently, this offering is being conducted in compliance with the provisions of Rule 5121. Neither Barclays Capital, Inc. nor Barclays Bank PLC is permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Stabilization Transactions and Short Sales

In connection with the offering, the underwriters may purchase and sell Securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Securities than they are required to purchase in the offering. The underwriters may close a short position by purchasing Securities in the open market. Stabilizing transactions consist of various bids for or purchases of the Securities made by the underwriters in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the Securities. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the Securities of any series in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. Among other activities, broker-dealers and other persons may make short sales of the Securities of any series and may cover such short positions by borrowing Securities from us or our affiliates or by purchasing Securities from us or our affiliates subject to our obligation to repurchase such Securities at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus delivery and liability provisions of the Securities Act. This prospectus will be deemed to cover any short sales of Securities of any series by market participants who cover their short positions with Securities borrowed or acquired from us or our affiliates in the manner described above.

Market-Making Resales

This prospectus supplement and the accompanying prospectus may be used by an affiliate of the Issuer in connection with offers and sales of the Securities in market-making transactions. In a market-making transaction, such affiliate may resell the Securities it acquires from other holders, after the original offering and sale of the Securities. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, such affiliate may act as principal, or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal.

Such affiliate may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The price to public specified on the cover of this prospectus supplement relates to the initial offering of the Securities. This amount does not relate to Securities sold in market-making transactions.

We do not expect to receive any proceeds from market-making transactions.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Selling Restrictions

Canada

The Securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

United Kingdom

Each underwriter has represented, warranted and agreed that, in connection with the distribution of the Securities, directly or indirectly:

(i)

it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(ii)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the U.K.

Prohibition of Sales to U.K. Retail Investors

Each underwriter has represented, warranted and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the U.K. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law of the U.K. by virtue of the Withdrawal Act; or

(ii)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the U.K. by virtue of the Withdrawal Act.

Prohibition of Sales to EEA Retail Investors

Each underwriter has represented, warranted and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the EEA. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Hong Kong

Each underwriter has represented, warranted and agreed that:

(i)

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Securities other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

(ii)

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Singapore

Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any Securities or caused the Securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any Securities or cause the Securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Securities pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Japan

The Securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “FIEA”) and accordingly, each underwriter undertakes that it will not offer or sell any Securities directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan or to others for re-offering or resale, directly or indirectly, in Japan or to any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with the FIEA and other relevant laws and regulations of Japan. As used in this paragraph, “resident of Japan” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Australia

No “prospectus” or other “disclosure document” (as defined in the Corporations Act 2001 of Australia (the “Corporations Act”)) in relation to the Securities has been, or will be, lodged with, or registered by, the

Australian Securities and Investments Commission (“ASIC”) or any other regulatory authority in Australia. Each underwriter has represented, warranted and agreed that it:

(a)

has not (directly or indirectly) offered or invited applications, and will not offer or invite applications, for the issue, sale or purchase of, any Securities (or an interest in them) in, to or from Australia (including an offer or invitation which is received by a person in Australia); and

(b)

has not distributed or published, and will not distribute or publish, the prospectus supplement, the accompanying prospectus or any other offering material or advertisement relating to the Securities (or an interest in them) in Australia, unless:

(i)

the aggregate consideration payable by each offeree or invitee is at least A$500,000 (or its equivalent in an alternative currency and, in either case, disregarding moneys lent by the offeror or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or Part 7.9 of the Corporations Act and complies with the terms of any consent granted under the Banking Act of 1959 of Australia;

(ii)	the offer or invitation is not made to a person who is a “retail client” within the meaning of section 761G of the Corporations Act;

(iii)

such action complies with all applicable laws, regulations and directives in Australia (including without limitation, the licensing requirements set out in Chapter 7 of the Australian Corporations Act); and

(iv)	such action does not require any document to be lodged with ASIC or any other regulatory authority in Australia.

This prospectus supplement and the accompanying prospectus are not, under any circumstances to be construed as, an advertisement or public offering of any Securities in Australia.

In addition, each underwriter has represented and agreed that all offers, invitations and transfers by such underwriter which occur within Australia are to be in parcels of not less than A$500,000 in aggregate principal amount. Such restriction does not apply to transfers which occur outside of Australia.

By applying for Securities under this prospectus supplement and the accompanying prospectus, each person to whom Securities are issued (an “Investor”):

(a)

will be deemed by the Issuer and each of the underwriters to have acknowledged that if any Investor on-sells Securities within 12 months from their issue, the Investor will be required to lodge a prospectus or other disclosure document (as defined in the Corporations Act) with ASIC unless either:

(i)

that sale is to an investor within one of the categories set out in sections 708(8) or 708(11) of the Corporations Act to whom it is lawful to offer Securities in Australia without a prospectus or other disclosure document lodged with ASIC; or

(ii)	the sale offer is received outside Australia; and

(b)

will be deemed by the Issuer and each of the underwriters to have undertaken not to sell those Securities in any circumstances other than those described in paragraphs (a)(i) and (a)(ii) above for 12 months after the date of issue of such Securities.

TRADING IN ORDINARY SHARES BY THE ISSUER AND ITS AFFILIATES

The SEC has granted exemptive relief from Rules 101 and 102 of Regulation M in connection with certain distributions of securities qualifying as Additional Tier 1 Capital under U.K. CRD. This exemptive relief permits certain transactions in ordinary shares underlying such securities, including ordinary shares represented by American depositary shares (“ADSs”), by issuers and affiliated purchasers, including those acting as distribution participants, during a distribution of such securities.

As a result, we and our affiliates may continue to engage, including during the offering of the Securities, in one or more market activities involving our ordinary shares and ADSs. These market activities have occurred and are expected to continue to occur both outside and inside the United States, solely in the ordinary course of business and not for the purpose of facilitating the distribution of the Securities. In addition, our affiliates may, under certain circumstances, participate in the offering of the Securities.

VALIDITY OF SECURITIES

Cleary Gottlieb Steen & Hamilton LLP, our United States counsel, will pass upon the validity of the Securities under New York law. Clifford Chance LLP, our English solicitors, will pass on the validity of the Securities under English law. Linklaters LLP, United States counsel for the underwriters, will pass upon certain matters of New York law for the underwriters.

BARCLAYS PLC

Debt Securities

Contingent Capital Securities

Ordinary Shares

This prospectus describes some of the general terms that may apply to the securities described herein (the “securities”) and the general manner in which they may be offered.

We will give you the specific terms of the securities, and the manner in which they are offered, in supplements to this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest. We may offer and sell these securities to or through one or more underwriters, dealers and agents, including our subsidiary Barclays Capital Inc., or directly to purchasers, on a delayed or continuous basis. We will indicate the names of any underwriters in the applicable prospectus supplement.

We may use this prospectus to offer and sell from time to time senior and dated subordinated debt securities, contingent capital securities and ordinary shares (including the ordinary shares into which the contingent capital securities may under certain circumstances convert). In addition, Barclays Capital Inc. or another of our affiliates may use this prospectus in market-making transactions in certain of these securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in market-making transactions.

Our ordinary shares are admitted to trading on the London Stock Exchange under the symbol “BARC.” Our American depositary shares, each currently representing four of our ordinary shares, are listed on the New York Stock Exchange under the trading symbol “BCS.”

The securities are not deposit liabilities of Barclays PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Each holder or beneficial owner of senior debt securities, dated subordinated debt securities or contingent capital securities acknowledges and agrees that the rights of the holders or beneficial owners of such securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power (as defined herein) by the Relevant U.K. Resolution Authority (as defined herein). For more information, see the sections entitled “Description of Debt Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power” and “Description of Contingent Capital Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power” in this prospectus.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 1, 2021

FORWARD-LOOKING STATEMENTS

This prospectus and certain documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to the Group (as defined below). We caution readers that no forward-looking statement is a guarantee of future performance and that actual results or other financial condition or performance measures could differ materially from those contained in the forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as “may,” “will,” “seek,” “continue,” “aim,” “anticipate,” “target,” “projected,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “achieve” or other words of similar meaning. Examples of forward-looking statements include, among others, statements or guidance regarding or relating to the Group’s future financial position, income growth, assets, impairment charges, provisions, business strategy, capital, leverage and other regulatory ratios, capital distributions (including dividend payout ratios and expected payment strategies), projected levels of growth in the banking and financial markets, projected costs or savings, any commitments and targets, estimates of capital expenditures, plans and objectives for future operations, projected employee numbers, International Financial Reporting Standards (“IFRS”) impacts and other statements that are not historical fact. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. The forward-looking statements speak only as at the date on which they are made. Forward-looking statements may be affected by: changes in legislation; the development of standards and interpretations under IFRS, including evolving practices with regard to the interpretation and application of accounting and regulatory standards; the outcome of current and future legal proceedings and regulatory investigations; future levels of conduct provisions; the policies and actions of governmental and regulatory authorities; the Group’s ability along with government and other stakeholders to manage and mitigate the impacts of climate change effectively; geopolitical risks; and the impact of competition. In addition, factors including (but not limited to) the following may have an effect: capital, leverage and other regulatory rules applicable to past, current and future periods; United Kingdom (“U.K.”), United States (“U.S.”), Eurozone and global macroeconomic and business conditions; the effects of any volatility in credit markets; market related risks such as changes in interest rates and foreign exchange rates; effects of changes in valuation of credit market exposures; changes in valuation of issued securities; volatility in capital markets; changes in credit ratings of any entity within the Group or any securities issued by such entities; direct and indirect impacts of the coronavirus (COVID-19) pandemic; instability as a result of the U.K.’s exit from the European Union (the “EU”), the effects of the EU-U.K. Trade and Cooperation Agreement and the disruption that may subsequently result in the U.K. and globally; the risk of cyber-attacks, information or security breaches or technology failures on the Group’s business or operations; and the success of future acquisitions, disposals and other strategic transactions. A number of these influences and factors are beyond the Group’s control. As a result, the Group’s actual financial position, future results, capital distributions, capital, leverage or other regulatory ratios or other financial and non-financial metrics or performance measures may differ materially from the statements or guidance set forth in the Group’s forward-looking statements. Additional risks and factors which may impact the Group’s future financial condition and performance are identified in our filings with the SEC (including, without limitation, our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on February 18, 2021 (the “2020 Form 20-F”)), which are available on the SEC’s website at www.sec.gov.

Subject to our obligations under the applicable laws and regulations of any relevant jurisdiction, (including, without limitation, the U.K. and the U.S.), in relation to disclosure and ongoing information, we undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference into this prospectus is an important part of this prospectus. The most recent information that we file with the SEC automatically updates and supersedes earlier information.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and omits some of the information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in, and exhibits to, the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we have filed or will file as an exhibit to the registration statement or that we have otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements. You may review a copy of the registration statement at the SEC’s internet site, as described under “Where You Can Find More Information” in this prospectus.

We filed the 2020 Form 20-F with the SEC on February 18, 2021 (Film No. 21648757). We are incorporating the 2020 Form 20-F by reference into this prospectus.

In addition, we incorporate by reference into this prospectus any future documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the offering contemplated in this prospectus is completed. Reports on Form 6-K we may furnish to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus.

We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents referred to above which we have incorporated in this prospectus by reference. You should direct your requests to Barclays Treasury, Barclays PLC, 1 Churchill Place, London E14 5HP, United Kingdom (telephone: 011-44-20-7116-1000).

CERTAIN DEFINITIONS

For purposes of this prospectus:

•

“Capital Regulations” means, at any time, the laws, regulations, requirements, standards, guidelines and policies relating to capital adequacy and/or minimum requirement for own funds and eligible liabilities and/or loss absorbing capacity for credit institutions of either (i) the PRA and/or (ii) any other national or European authority, in each case then in effect in the United Kingdom (or in such other jurisdiction in which the Issuer may be organized or domiciled) and applicable to the Group including U.K. CRD;

•	“EU CRD” means:

(i)

Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investments firms, as amended before IP completion day; and

(ii)

Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended before IP completion day;

•	“Group” refers to Barclays PLC (or any successor entity) and its consolidated subsidiaries;

•	“IP completion day” has the meaning given in the U.K. European Union (Withdrawal Agreement) Act 2020;

•

“PRA” shall mean the Prudential Regulation Authority of the United Kingdom or such other governmental authority in the United Kingdom (or if Barclays PLC becomes domiciled in a jurisdiction other than the United Kingdom, such other jurisdiction) having primary responsibility for the prudential supervision of Barclays PLC;

•	“The Depository Trust Company” or “DTC” shall include any successor clearing system;

•	“Tier 1 Capital” means Tier 1 Capital for the purposes of the Capital Regulations;

•	“Tier 2 Capital” means Tier 2 Capital for the purposes of the Capital Regulations;

•	“U.K. CRD” means the legislative package consisting of:

(i)	the U.K. CRD Regulation;

(ii)

the law of the U.K. or any part of it (as amended or replaced in accordance with domestic law from time to time), which immediately before IP completion day implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and its implementing measures, such Directive as amended before IP completion day; and

(iii)

direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day implemented EU CRD as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act and as the same may be amended or replaced in accordance with domestic law from time to time;

•

“U.K. CRD Regulation” means Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investments firms, as amended before IP completion day, as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act and as the same may be further amended or replaced in accordance with domestic law from time to time;

•	“Withdrawal Act” means the U.K. European Union (Withdrawal Act) 2018;

•	“we,” “us,” “our,” “Barclays” and the “Issuer” refer to Barclays PLC (or any successor entity), unless the context requires otherwise;

•	“£” and “sterling” shall refer to the lawful currency for the time being of the United Kingdom; and

•	“US$,” “$” and “U.S. dollars” shall refer to the lawful currency for the time being of the United States.

THE BARCLAYS GROUP

Barclays is a British universal bank with a diversified and connected portfolio of businesses, serving retail and wholesale customers and clients globally. The Group’s businesses include consumer banking and payments operations around the world, as well as a top-tier, full service, global corporate and investment bank. The Group operates as two operating divisions—the Barclays UK (“Barclays UK”) division and the Barclays International (“Barclays International”) division—which are supported by Barclays Execution Services Limited. Barclays UK consists of UK Personal Banking, UK Business Banking and Barclaycard Consumer UK businesses. These businesses are carried on by Barclays Bank UK PLC and certain other entities within the Group. Barclays International consists of Corporate and Investment Bank and Consumer, Cards and Payments businesses. These businesses are carried on by Barclays Bank PLC and its subsidiaries, as well as by certain other entities within the Group. Barclays Execution Services Limited is the Group-wide service company providing technology, operations and functional services to businesses across the Group.

The Issuer is the ultimate holding company of the Group.

USE OF PROCEEDS

Unless otherwise indicated in the accompanying prospectus supplement, the net proceeds from the offering of the securities will be used for general corporate purposes of the Issuer and its subsidiaries and/or the Group and may be used to strengthen further the capital base of the Issuer and its subsidiaries and/or the Group.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities (as defined below). It sets forth possible terms and provisions for each series of debt securities. Each time that we offer debt securities, we will prepare and file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms and provisions of those securities. If there is any inconsistency between the terms and provisions presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

The debt securities of any series will be either our senior obligations (the “Senior Debt Securities”) or our dated subordinated obligations (the “Dated Subordinated Debt Securities” and, together with the Senior Debt Securities, the “debt securities”). Neither the Senior Debt Securities nor the Dated Subordinated Debt Securities will be secured by any assets or property of Barclays PLC or any of its subsidiaries or affiliates (including Barclays Bank PLC, its subsidiary).

We will issue Senior Debt Securities and Dated Subordinated Debt Securities, respectively, under the Senior Debt Securities Indenture dated as of January 17, 2018, between us and The Bank of New York Mellon, London Branch, as trustee (as heretofore supplemented and amended, the “Senior Debt Securities Indenture”) and the Dated Subordinated Debt Securities Indenture dated as of May 9, 2017, between us and The Bank of New York Mellon, London Branch, as trustee (as heretofore supplemented and amended, the “Dated Subordinated Debt Securities Indenture”). The terms of the debt securities include those stated in the relevant indenture and any supplements thereto, and those terms made part of the relevant indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Senior Debt Securities Indenture and Dated Subordinated Debt Securities Indenture and any supplements thereto are sometimes referred to in this section of the prospectus individually as an “indenture” and collectively as the “indentures.” We have filed the indentures as exhibits to the registration statement of which this prospectus is a part.

Because this section is a summary, it does not describe every aspect of the debt securities in detail. This summary is subject to, and qualified by reference to, all of the definitions and provisions of the relevant indenture, any supplement to the relevant indenture and the form of the instrument representing each series of debt securities. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant indenture.

References to “you” and “holder” in the subsections to this section “Description of Debt Securities,” entitled “—Ranking,” “—No Set-off,” “—Senior Enforcement Events and Remedies; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits—Senior Enforcement Events and Remedies—Limited remedies for breach of obligations (other than non-payment),” “—Senior Enforcement Events and Remedies; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits —Senior Enforcement Events and Remedies—No other remedies,” “—Senior Enforcement Events and Remedies; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits—Dated Subordinated Enforcement Events and Remedies—Limited remedies for breach of obligations (other than non-payment),” “—Senior Enforcement Events and Remedies; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits —Dated Subordinated Enforcement Events and Remedies—No other remedies,” “—Agreement with Respect to the Exercise of U.K. Bail-in Power,” “—Subsequent Holders’ Agreement” and “—Payment of Debt Security Additional Amounts” below, include beneficial owners of the debt securities.

General

The debt securities are not deposit liabilities of Barclays PLC and are not insured by any regulatory body of the United States or the United Kingdom.

Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon its liquidation will be subject to the prior claims of the subsidiaries’ creditors, including, in the case of our bank subsidiaries, their respective depositors, except, in our case, to the extent that we may ourselves be a creditor with recognized claims against the relevant subsidiary.

The indentures do not limit the amount of debt securities that we may issue. We may issue the debt securities in one or more series, or as units comprised of two or more related series. The prospectus supplement will indicate for each series or of two or more related series of debt securities:

•	the issue date;

•	the maturity date;

•	the specific designation and aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount of the debt securities that may be authenticated or delivered;

•	the person to whom any interest on a debt security may be payable, if other than the holder on the relevant record date;

•	the prices at which we will issue the debt securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates, and under what circumstances interest is payable;

•	whether we will issue the Senior Debt Securities as Discount Senior Debt Securities, as explained in this section below, and the amount of the discount;

•	provisions, if any, for the discharge and defeasance of debt securities of any series;

•	any condition applicable to payment of any principal, premium or interest on debt securities of any series;

•	the dates and places at which any payments are payable;

•	the places where notices, demands to or upon us in respect of the debt securities may be served and notice to holders may be published;

•	the terms of any mandatory or optional redemption;

•	the denominations in which the debt securities will be issued, which may be an integral multiple of either $1,000, $25 or any other specified amount;

•

the amount, or how to calculate the amount, that we will pay to the debt security holder, if the debt security is redeemed before its stated maturity or accelerated, or for which the trustee shall be entitled to file and prove a claim;

•	whether and how the debt securities may or must be converted into any other type of securities, or their cash value, or a combination of these;

•	the currency or currencies in which the debt securities are denominated, and in which we make any payments;

•	whether we will issue the debt securities wholly or partially as one or more global debt securities;

•	what conditions must be satisfied before we will issue the debt securities in definitive form (“definitive debt securities”);

•	any reference asset we will use to determine the amount of any payments on the debt securities;

•

any other or different Senior Enforcement Events, in the case of Senior Debt Securities, or any other or different Dated Subordinated Enforcement Events, in the case of Dated Subordinated Debt Securities, or category of defaults or covenants applicable to any of the debt securities, and the relevant terms if they are different from the terms in the Senior Debt Securities Indenture or the Dated Subordinated Debt Securities Indenture, as applicable;

•	in the case of Dated Subordinated Debt Securities, any other applicable subordination provisions if different from the subordination provisions in the Dated Subordinated Debt Securities Indenture;

•	any restrictions applicable to the offer, sale and delivery of the debt securities;

•	whether we will pay Debt Security Additional Amounts, as defined below, on the debt securities;

•	whether we will issue the debt securities in registered form (“registered debt securities”) or in bearer form (“bearer debt securities”) or both;

•	for registered debt securities, the record date for any payment of principal, interest or premium;

•	any listing of the debt securities on a securities exchange;

•

the extent to which holders of the debt securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the debt securities, if different from the waiver of set-off provisions in the Senior Debt Securities Indenture or the Dated Subordinated Debt Securities Indenture, as applicable;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, calculation agents, transfer agents or registrars of any series;

•	any applicable additional or alternative provision or provisions related to the U.K. Bail-in Power (as defined below);

•	any other or different terms of the debt securities; and

•	what we believe are any additional material U.S. federal and U.K. tax considerations.

If we issue debt securities in bearer form, the special restrictions and considerations relating to such bearer debt securities, including applicable offering restrictions and U.S. tax considerations, will be described in the relevant prospectus supplement.

Debt securities may bear interest at a fixed rate or a floating rate or we may sell debt securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or we may sell Senior Debt Securities at a discount to their stated principal amount (“Discount Senior Debt Securities”). The relevant prospectus supplement will describe special U.S. federal income tax considerations applicable to Discount Senior Debt Securities or to debt securities issued at par that are treated for U.S. federal income tax purposes as having been issued at a discount.

Holders of debt securities have no voting rights except as explained in this section below under “—Modification and Waiver” and “—Senior Enforcement Events and Remedies; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits.”

If we issue Senior Debt Securities designed to count towards any minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity for the purposes of the Capital Regulations, the terms of such Senior Debt Securities may differ from those described in this prospectus and will be set out in the accompanying prospectus supplement.

If we issue Dated Subordinated Debt Securities that qualify as Tier 2 Capital or other capital for the purposes of the Capital Regulations, the terms may vary from those described in this prospectus and will be set forth in the accompanying prospectus supplement.

Market-Making Transactions. If you purchase your debt security in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Barclays Capital Inc. or another of our affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular debt security occurs after the original issuance and sale of the debt security.

Payments

The relevant prospectus supplement will specify the date on which we will pay interest, if any, the date for payments of principal and any premium, on any particular series of debt securities. The prospectus supplement will also specify the interest rate or rates, if any, or how the rate or rates will be calculated.

Ranking

Senior Debt Securities. Senior Debt Securities constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu without any preference among themselves. In the event of our winding-up or administration, the Senior Debt Securities will rank pari passu with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Pursuant to the U.K. Banks and Building Societies (Priorities on Insolvency) Order 2018, as may be amended or replaced from time to time (the “Order”), the Senior Debt Securities will constitute ordinary non-preferential debt of the Issuer and will rank in priority to secondary non-preferential debts and tertiary non-preferential debts. The terms “ordinary non-preferential debt,” “secondary-non preferential debt” and “tertiary non-preferential debt” shall have the meanings given to each of them in such Order and any other law or regulation applicable to the Issuer which is amended by such Order, as each may be amended or replaced from time to time.

Dated Subordinated Debt Securities. Dated Subordinated Debt Securities constitute our direct, unsecured and subordinated obligations ranking pari passu without any preference among themselves.

Unless the applicable prospectus supplement provides otherwise, in the event of our winding-up or administration, the claims of the trustee (on behalf of the holders of the Dated Subordinated Debt Securities but not the rights and claims of the trustee in its personal capacity under the Dated Subordinated Debt Securities Indenture) and the holders of the Dated Subordinated Debt Securities against us, in respect of such Dated Subordinated Debt Securities (including any damages or other amounts (if payable)) shall:

(i) be subordinated to the claims of all Senior Creditors;

(ii) rank at least pari passu with the claims in respect of Parity Obligations and with the claims of all other subordinated creditors of the Issuer which in each case by law rank, or by their terms are expressed to rank, pari passu with the Dated Subordinated Debt Securities; and

(iii) rank senior to the Issuer’s ordinary shares, preference shares and any junior subordinated obligations (including Junior Obligations) or other securities which in each case either by law rank, or by their terms are expressed to rank, junior to the Dated Subordinated Debt Securities.

“Senior Creditors” with respect to a particular series of Dated Subordinated Debt Securities, means creditors of the Issuer (i) who are unsubordinated creditors; (ii) who are subordinated creditors (whether in the event of a winding-up or administration of the Issuer or otherwise) other than (x) those whose claims by law rank, or by their terms are expressed to rank, pari passu with or junior to the claims of the holders of the Dated Subordinated Debt Securities or (y) those whose claims are in respect of Parity Obligations or Junior Obligations; or (iii) who are creditors in respect of any secondary non-preferential debts.

“Secondary non-preferential debts” shall have the meaning given to it in the Order and any other law or regulation applicable to the Issuer which is amended by the Order, as each may be amended or replaced from time to time.

“Parity Obligations” with respect to a particular series of Dated Subordinated Debt Securities, shall have the meaning set forth in the applicable prospectus supplement.

“Junior Obligations” with respect to a particular series of Dated Subordinated Debt Securities, shall have the meaning set forth in the applicable prospectus supplement.

In the event of our winding-up or liquidation, if any amount in respect of the Dated Subordinated Debt Securities is paid to the holders of such Dated Subordinated Debt Securities or to the trustee (including any damages or other amounts (if payable)) before the claims of Senior Creditors, then such payment or distribution shall be held by such holders or the trustee upon trust to be applied in the following order: (i) to the amounts due to the trustee in connection with the Dated Subordinated Debt Securities Indenture, the Dated Subordinated Debt Securities and the acceptance or administration of the trust or trusts under the Dated Subordinated Debt Securities Indenture; (ii) in payment of all claims of Senior Creditors outstanding at the commencement of, or arising solely by virtue of, a winding-up of the Issuer to the extent that such claims shall be admitted in the winding-up and shall not be satisfied out of the Issuer’s other resources; and (iii) in payment of Dated Subordinated Debt Securities issued under the Dated Subordinated Debt Securities Indenture. By accepting the Dated Subordinated Debt Securities, each holder agrees to be bound by the Dated Subordinated Debt Securities Indenture’s subordination provisions and irrevocably authorizes the Issuer’s liquidator to perform on behalf of the holder the above subordination trust.

Pursuant to the Order, the Dated Subordinated Debt Securities will constitute tertiary non-preferential debts of the Issuer and therefore both ordinary non-preferential debts and secondary non-preferential debts will rank ahead of any claims in respect of the Dated Subordinated Debt Securities.

No Set-off

Subject to applicable law and unless the applicable prospectus supplement provides otherwise, no holder of debt securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the debt securities and the Senior Debt Securities Indenture or Dated Subordinated Debt Securities Indenture, as applicable, and each holder of debt securities shall, by virtue of its holding of any debt security, be deemed to have waived all such rights of set-off, compensation or retention. Notwithstanding the foregoing, if any amounts due and payable to any holder of the debt securities by us in respect of, or arising under, the debt securities or the relevant indenture are discharged by set-off, such holder shall, subject to applicable law and unless the applicable prospectus supplement provide otherwise, immediately pay to us an amount equal to the amount of such discharge (or, in the event of our winding-up or administration, our liquidator or administrator, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust for us (or our liquidator or administrator, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place. By its acquisition of debt securities, each holder agrees to be bound by these provisions relating to waiver of set-off. No holder of debt securities shall be entitled to proceed directly against us except as described in “—Senior Enforcement Events and Remedies; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits—Limitation on Suits” below.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the debt securities or any other agreements, arrangements or understandings between the Issuer and any holder of debt securities, by acquiring debt securities, each holder of debt securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the Relevant U.K. Resolution Authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the debt securities; (ii) the conversion of all, or a portion of, the principal amount of, or interest on, the debt securities into shares or other securities or other obligations of the Issuer or another person (and the issue to, or conferral on, the holder of the debt securities of such shares, securities or obligations); (iii) the cancellation of the debt securities and/or (iv) the amendment or alteration of the maturity of the debt securities, or amendment of the amount of interest due on the debt securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the debt securities solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-in Power. Each holder further acknowledges and agrees that the rights of the holders of the debt securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders of the debt securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the Relevant U.K. Resolution Authority in breach of laws applicable in England.

For the purposes of the debt securities, a “U.K. Bail-in Power” is any write-down, conversion, transfer, modification and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Issuer or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of any applicable European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms, and/or within the context of a U.K. resolution regime under the U.K. Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise, the “Banking Act”), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “Relevant U.K. Resolution Authority” is to any authority with the ability to exercise a U.K. Bail-in Power).

No repayment of the principal amount of the debt securities or payment of interest on the debt securities shall become due and payable after the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the United Kingdom and the European Union applicable to the Issuer.

By its acquisition of the debt securities, each holder of debt securities, to the extent permitted by the Trust Indenture Act, waives any and all claims against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the debt securities.

Upon the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the debt securities, the Issuer shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. Bail-in Power for purposes of notifying holders of such occurrence. The Issuer shall also deliver a copy of such notice to the trustee for information purposes.

By its acquisition of the debt securities, each holder of debt securities acknowledges and agrees that the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to a particular series of debt securities shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

The Issuer’s obligations to indemnify the trustee in accordance with the indentures shall survive the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the debt securities.

By its acquisition of the debt securities, each holder of debt securities acknowledges and agrees that, upon the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the debt securities, (a) the trustee shall not be required to take any further directions from holders of the debt securities under Section 5.12 (Control by Holders) of the Senior Debt Securities Indenture or Section 5.13 (Control by Holders) of the Dated Subordinated Debt Securities Indenture, as applicable, which sections authorize holders of a majority in aggregate principal amount of the outstanding debt securities of the relevant series of Senior Debt Securities or Dated Subordinated Debt Securities to direct certain actions relating to the relevant debt securities and (b) the Senior Debt Securities Indenture and the Dated Subordinated Debt Securities Indenture, as applicable, shall impose no duties upon the trustee whatsoever with respect to the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority in respect of the debt securities, the debt securities remain outstanding (for example, if the exercise of the U.K. Bail-in Power results in only a partial write-down of the principal of the debt securities), then the trustee’s duties under the Senior Debt Securities Indenture or Dated Subordinated Debt Securities Indenture shall remain applicable with respect to the debt securities following such completion to the extent that the Issuer and the trustee shall agree pursuant to a supplemental indenture to the Senior Debt Securities Indenture or the Dated Subordinated Debt Securities Indenture, as applicable, or an amendment thereto.

By its acquisition of the debt securities, each holder of debt securities shall be deemed to have (a) consented to the exercise of any U.K. Bail-in Power as it may be imposed without any prior notice by the Relevant U.K. Resolution Authority of its decision to exercise such power with respect to the debt securities and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such debt securities to take any and all necessary action, if required, to implement the exercise of any U.K. Bail-in Power with respect to the debt securities as it may be imposed, without any further action or direction on the part of such holder or the trustee.

The exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the debt securities shall not constitute a Senior Enforcement Event or a Dated Subordinated Enforcement Event, as applicable.

The relevant prospectus supplement may describe additional or alternative related provisions with respect to the U.K. Bail-in Power, including certain waivers by the holders of debt securities of certain claims against the trustee, to the extent permitted by the Trust Indenture Act.

Subsequent Holders’ Agreement

Holders of debt securities that acquire debt securities in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein and in the applicable prospectus supplement to the same extent as the holders of the debt securities that acquire the debt securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the debt securities, including in relation to the U.K. Bail-in Power, the waiver of set-off provisions described under “—No Set-off” and, for the Dated Subordinated Debt Securities, the subordination provisions described under “—Ranking” and the limitations on remedies specified in “—Senior Enforcement Events and Remedies; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits—Dated Subordinated Enforcement Events and Remedies—Limited remedies for breach of obligations (other than non-payment).”

Payment of Debt Security Additional Amounts

Unless the relevant prospectus supplement provides otherwise, we will pay any amounts to be paid by us on any series of debt securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein that has the power to tax (each, a “Taxing Jurisdiction”), unless the deduction or withholding is required by law. Unless the relevant prospectus supplement provides otherwise, if at any time a Taxing Jurisdiction requires us to deduct or withhold Taxes, we will pay the additional amounts of, or in respect of, the principal of, premium, if any, and any interest on, the debt securities (“Debt

Security Additional Amounts”) that are necessary so that the net amounts paid to the holders, after the deduction or withholding, shall equal the amounts which would have been payable had no such deduction or withholding been required. However, we will not pay Debt Security Additional Amounts for Taxes that are payable because:

•

the holder of the debt securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, a Taxing Jurisdiction requiring that deduction or withholding, or otherwise has some connection with the Taxing Jurisdiction other than the holding or ownership of the debt security, or the collection of any payment of, or in respect of, principal of, and any premium, or any interest on, any debt securities of the relevant series;

•	except in the case of our winding-up in England, the relevant debt security is presented for payment in the United Kingdom;

•

the relevant debt security is presented for payment more than thirty (30) days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Debt Security Additional Amounts on presenting the debt security for payment at the close of such 30-day period;

•

the holder of the relevant debt securities or the beneficial owner of any payment of (or in respect of) principal of, and premium, if any, or any interest on debt securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such holder or beneficial owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a condition to relief or exemption from such Taxes; or

•

if the Taxes would not have been imposed or would have been excluded under one of the preceding points if the beneficial owner of, or person ultimately entitled to obtain an interest in, the debt securities had been the holder of the debt securities.

Whenever we refer in this prospectus and any prospectus supplement to the payment of the principal of, or any interest on (and premium, if any), or in respect of, any debt securities of any series, we mean to include the payment of Debt Security Additional Amounts to the extent that, in context, Debt Security Additional Amounts are, were or would be payable.

For the avoidance of doubt, unless the relevant prospectus supplement provides otherwise, any amounts to be paid by us or any paying agent on the debt securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and neither we nor any paying agent will be required to pay Debt Security Additional Amounts on account of any FATCA Withholding Tax.

Unless the relevant prospectus supplement provides otherwise, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the debt securities and the relevant indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the paying agent under this paragraph will be treated as paid to the holder of a debt security, and we will not pay Debt Security Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this subsection “—Payment of Debt Security Additional Amounts” explicitly provide otherwise.

Redemption

Redemption for Tax Reasons. Unless the relevant prospectus supplement provides otherwise, we may, at our option, at any time, redeem the debt securities of any series, in whole but not in part, upon not less than thirty (30) nor more than sixty (60) days’ notice (or the shorter or longer notice period specified in the relevant prospectus supplement) to the holders at any time, if (A) in the case of the Senior Debt Securities, we are required to issue definitive debt securities (see “Description of Certain Provisions Relating to Debt Securities and Contingent Capital Securities—Special Situations When a Global Security Will Be Terminated”) and, as a result, we are or would be required to pay Debt Security Additional Amounts with respect to the Senior Debt Securities; or (B) we determine that as a result of a change in or amendment to the laws or regulations of a Taxing Jurisdiction, including any treaty to which the relevant Taxing Jurisdiction is a party, or a change in an official application of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the issue date of the relevant series of debt securities (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations), (i) we will or would be required to pay holders Debt Security Additional Amounts; (ii) we would not be entitled to claim a deduction in respect of any payments in respect of the relevant series of debt securities in computing our taxation liabilities or the value of the deduction would be materially reduced; (iii) we would not, as a result of the relevant series of debt securities being in issue, be able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the issue date of the relevant series of debt securities or any similar system or systems having like effect as may from time to time exist); (iv) in the case of any Dated Subordinated Debt Securities, we would have to treat the relevant series of Dated Subordinated Debt Securities or any part thereof as a derivative or an embedded derivative for United Kingdom tax purposes; or (v) in the case of any Dated Subordinated Debt Securities, we would, in the future, have to bring into account a taxable credit if the principal amount of the relevant series of Dated Subordinated Debt Securities were written down or converted (each such change in tax law or regulation or the official application thereof, a “Tax Event”), in each of cases (A) and (B) above, at an amount equal to 100% of the principal amount of the debt securities being redeemed together with accrued but unpaid interest, if any, on the principal amount of the debt securities to be redeemed to (but excluding) the date fixed for redemption; or, in the case of Discount Senior Debt Securities, such portion of the principal amount of such Discount Senior Debt Securities as may be specified by their terms, provided that in the case of each Tax Event, the consequences of the Tax Event cannot be avoided by us taking reasonable measures available to us.

In each case and unless the relevant prospectus supplement provides otherwise, before we give a notice of redemption (which notice shall be irrevocable), we shall be required to deliver to the trustee a written legal opinion of independent counsel of recognized standing, chosen by us, confirming that we are entitled to exercise our right of redemption. Any redemption of debt securities as a result of a Tax Event will also be subject to the provisions described under “—Notice of Redemption of Debt Securities” and “—Condition to Redemption of Debt Securities” below.

Optional Redemption. The relevant prospectus supplement will specify whether we may redeem the debt securities of any series, in whole or in part, at our option, in any additional circumstances. The prospectus supplement will also specify the notice we will be required to give, what prices and any premium we will pay, and the dates on which we may redeem the debt securities. Any notice of redemption of debt securities will state:

•	the date fixed for redemption;

•	the amount of debt securities to be redeemed if we are only redeeming a part of the series;

•	the redemption price;

•

that on the date fixed for redemption the redemption price will become due and payable on each debt security to be redeemed and, if applicable, that any interest will cease to accrue on or after the redemption date;

•	the place or places at which each holder may obtain payment of the redemption price; and

•	the CUSIP number or numbers, if any, with respect to the debt securities.

In the case of a partial redemption, the trustee shall select the debt securities that we will redeem in any manner it deems fair and appropriate. Any optional redemption of debt securities will also be subject to the provisions described under “—Notice of Redemption of Debt Securities” and “—Condition to Redemption of Debt Securities” below.

Notice of Redemption of Debt Securities

Unless the relevant prospectus supplement provides otherwise, any redemption of the debt securities shall be subject to our giving not less than thirty (30) days’, nor more than sixty (60) days’, prior notice to the holders of such debt securities (unless a shorter or longer period is specified in the applicable prospectus supplement) via DTC or the relevant clearing system(s) (or, if the debt securities are held in definitive form, to the holders at their addresses shown on the register for the debt securities) (such notice being irrevocable except in the limited circumstances described in the following paragraph and as may be specified in the relevant prospectus supplement) specifying our election to redeem the relevant series of debt securities and the date fixed for such redemption. Notice by DTC to participating institutions and by these participants to street name holders of beneficial interests in the relevant series of debt securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

If we have elected to redeem a particular series of debt securities but prior to the payment of the redemption amount with respect to such redemption the Relevant U.K. Resolution Authority exercises its U.K. Bail-in Power in respect of such series of debt securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Condition to Redemption of Debt Securities

Senior Debt Securities

Notwithstanding any other provision, and unless otherwise specified in the applicable prospectus supplement, we may redeem any series of Senior Debt Securities (and give notice thereof to the holders of the Senior Debt Securities) only if we have obtained the prior consent of the Relevant U.K. Resolution Authority (if such consent is then required by the Capital Regulations) for the redemption of the Senior Debt Securities.

Dated Subordinated Debt Securities

Notwithstanding any other provision, and unless otherwise specified in the applicable prospectus supplement, we may redeem the Dated Subordinated Debt Securities (and give notice thereof to the holders of the Dated Subordinated Debt Securities) only if we have obtained the prior consent of the PRA and/or the Relevant U.K. Resolution Authority (in either case, if such consent is then required by the Capital Regulations) for the redemption of the Dated Subordinated Debt Securities.

Condition to Repurchase of Debt Securities

Senior Debt Securities

Unless the applicable prospectus supplement provides otherwise, we or any member of the Group may purchase or otherwise acquire any outstanding Senior Debt Securities of any series at any price in the open market or otherwise in accordance with the Capital Regulations, and subject to the prior consent of the Relevant U.K. Resolution Authority (if such consent is then required by the Capital Regulations).

We will treat as cancelled and no longer issued and outstanding any Senior Debt Securities of any series that we purchase beneficially for our own account, other than a purchase in the ordinary course of a business dealing in securities. Unless otherwise specified in the applicable prospectus supplement, you have no right to require us to repurchase the Senior Debt Securities. Such Senior Debt Securities will stop bearing interest on the redemption date, even if you do not collect your money.

Dated Subordinated Debt Securities

Unless the applicable prospectus supplement provides otherwise, we or any member of the Group may purchase or otherwise acquire any outstanding Dated Subordinated Debt Securities of any series at any price in the open market or otherwise in accordance with the Capital Regulations, and subject to the prior consent of the PRA and/or the Relevant U.K. Resolution Authority (in either case, if such consent is then required by the Capital Regulations).

We will treat as cancelled and no longer issued and outstanding any Dated Subordinated Debt Securities of any series that we purchase beneficially for our own account, other than a purchase in the ordinary course of a business dealing in securities. Unless otherwise specified in the applicable prospectus supplement, you have no right to require us to repurchase the Dated Subordinated Debt Securities. Such Dated Subordinated Debt Securities will stop bearing interest on the redemption date, even if you do not collect your money.

Description of Certain U.K. CRD Provisions Relating to Redemption and Repurchase of Debt Securities

Senior Debt Securities

The rules under U.K. CRD prescribe certain conditions for the granting of permission by the Relevant U.K. Resolution Authority to a request by us to redeem or repurchase a particular series of Senior Debt Securities. In this respect, the U.K. CRD Regulation provides that the Relevant U.K. Resolution Authority shall grant permission to redeem or repurchase a particular series of Senior Debt Securities, provided that one of the following conditions is met, as applicable to such Senior Debt Securities:

(1) before or at the same time as such redemption or repurchase of the Senior Debt Securities, we replace such Senior Debt Securities with “own funds instruments” or “eligible liabilities instruments” (each as defined below) of equal or higher quality at terms that are sustainable for our income capacity; or

(2) we have demonstrated to the satisfaction of the Relevant U.K. Resolution Authority that our “own funds” and “eligible liabilities” (each as defined below) would, following such redemption or repurchase, exceed the requirements for own funds and eligible liabilities laid down in U.K. CRD and in the U.K. legislation that implemented EU Directive 2014/59/EU by a margin that the Relevant U.K. Resolution Authority, in agreement with the competent authority (the PRA in our case) considers necessary; or

(3) we have demonstrated to the satisfaction of the Relevant U.K. Resolution Authority that the partial or full replacement of the Senior Debt Securities with own funds instruments is necessary to ensure compliance with the own funds requirements in U.K. CRD for continuing authorization.

The rules under U.K. CRD may be modified from time to time after the date hereof or the date of issuance of the relevant series of Senior Debt Securities.

“eligible liabilities” has the meaning given to such term in the Banking Act and “eligible liabilities instruments” means eligible liabilities instruments for the purposes of the Capital Regulations.

“own funds” has the meaning given to such term in the U.K. CRD Regulation as interpreted and applied in accordance with the Capital Regulations. Under the U.K. CRD Regulation, as at the date hereof, “own funds” means the sum of Tier 1 Capital and Tier 2 Capital.

“own funds instruments” has the meaning given to such term in the U.K. CRD Regulation as interpreted and applied in accordance with the Capital Regulations. Under the U.K. CRD Regulation, as at the date hereof, “own funds instruments” means capital instruments issued by the institution that qualify as Common Equity Tier 1, Additional Tier 1 or Tier 2 instruments.

“Common Equity Tier 1, Additional Tier 1 or Tier 2 instruments” means Common Equity Tier 1, Additional Tier 1 or Tier 2 instruments, respectively, for purposes of the Capital Regulations.

Dated Subordinated Debt Securities

The rules under U.K. CRD prescribe certain conditions for the granting of permission by the competent authority (the PRA in our case) to a request by us to redeem or repurchase a particular series of Dated Subordinated Debt Securities. In this respect, the U.K. CRD Regulation provides that the PRA shall grant permission to redeem or repurchase a particular series of Dated Subordinated Debt Securities, provided that one of the following conditions is met, as applicable to such Dated Subordinated Debt Securities:

(1) before or at the same time as such redemption or repurchase of the Dated Subordinated Debt Securities, we replace such Dated Subordinated Debt Securities with “own funds instruments” of equal or higher quality at terms that are sustainable for our income capacity; or

(2) we have demonstrated to the satisfaction of the PRA that our “own funds” and “eligible liabilities” would, following such redemption or repurchase, exceed the requirements laid down in U.K. CRD and in the U.K legislation that implemented EU Directive 2014/59/EU by a margin that the PRA considers necessary.

In addition, the rules under the U.K. CRD Regulation provide that the PRA may permit us to redeem or repurchase a particular series of Dated Subordinated Debt Securities before five years after the date of issuance of the relevant series of Dated Subordinated Debt Securities if the conditions listed in paragraphs (1) or (2) above and one of the following conditions is met:

(1) in the case of redemption due to the occurrence of a change in the regulatory classification of the relevant Dated Subordinated Debt Securities that does or would be likely to result in their exclusion from own funds or reclassification as a lower quality form of own funds (i) the PRA considers such change to be sufficiently certain and (ii) we demonstrate to the satisfaction of the PRA that such regulatory reclassification was not reasonably foreseeable at the time of the issuance of the relevant Dated Subordinated Debt Securities; or

(2) in the case of redemption due to the occurrence of a Tax Event, we demonstrate to the satisfaction of the PRA that such Tax Event is material and was not reasonably foreseeable at the time of issuance of the relevant Dated Subordinated Debt Securities; or

(3) before or at the same time as such redemption or repurchase of the relevant Dated Subordinated Debt Securities, we replace such Dated Subordinated Debt Securities with own funds instruments of equal or higher quality at terms that are sustainable for our income capacity and the PRA has permitted that action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional circumstances; or

(4) the relevant Dated Subordinated Debt Securities are repurchased for market making purposes.

The rules under U.K. CRD may be modified from time to time after the date hereof or the date of issuance of the relevant Dated Subordinated Debt Securities.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the indenture applicable to each series of debt securities without the consent of the holders of the debt securities. We may make other modifications and amendments with the consent of the holder(s) of not less than, in the case of the Senior Debt Securities, a majority of or, in the case of the Dated Subordinated Debt Securities, 66 2/3% in aggregate principal amount of the debt securities of the series outstanding under the applicable indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected debt security that would:

•	change the terms of any debt security to change the stated maturity date of its principal amount;

•	change the principal amount of, or any premium, or rate of interest, with respect to any debt security;

•	reduce the amount of principal on a Discount Senior Debt Security that would be due and payable upon an acceleration of the maturity date of any series of debt securities;

•	change our obligation, or any successor’s, to pay Debt Security Additional Amounts;

•	change the places at which payments are payable or the currency of payment;

•	impair the right to sue for the enforcement of any payment due and payable;

•

reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the relevant indenture or to waive compliance with certain provisions of the relevant indenture and any past Senior Enforcement Event or Dated Subordinated Enforcement Event (in each case as defined below);

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the relevant indenture;

•

modify the subordination provisions, if any, or the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities, in either case in a manner adverse to the holders; or

•

modify the foregoing requirements or the provisions of the relevant indenture relating to the waiver of any past Senior Enforcement Event, Dated Subordinated Enforcement Event or covenants, except as otherwise specified.

Unless the relevant prospectus supplement provides otherwise, in addition, any variations in the terms and conditions of Dated Subordinated Debt Securities of any series, including modifications relating to the subordination or redemption provisions of such Dated Subordinated Debt Securities, can only be made in accordance with the rules and requirements of the PRA, as and to the extent applicable from time to time.

Senior Enforcement Events and Remedies; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits

Senior Enforcement Events and Remedies

Winding-up

Unless the relevant prospectus supplement provides otherwise, if a Senior Winding-up Event occurs, the outstanding principal amount of the Senior Debt Securities of any series together with any accrued but unpaid interest thereon will become immediately due and payable.

A “Senior Winding-up Event” with respect to the Senior Debt Securities of any series shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within thirty (30) days of the making of such order, (ii) our shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator of the Issuer, the administrator gives notice that it intends to declare and distribute a dividend.

Non-payment

If we fail to pay any amount that has become due and payable under the Senior Debt Securities of the relevant series and such failure continues for fourteen (14) days, the trustee may give us notice of such failure. If within a period of fourteen (14) days following the provision of such notice, the failure continues and has not been cured nor waived (a “Senior Non-Payment Event”), the trustee may at its discretion and without further notice to us institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration.

Limited remedies for breach of obligations (other than non-payment)

In addition to the remedies for non-payment provided above, the trustee may, without further notice, institute such proceedings against us as the trustee may deem fit to enforce any term, obligation or condition binding on us under the relevant series of Senior Debt Securities or the Senior Debt Securities Indenture (other than any payment obligation of the Issuer under or arising from the Senior Debt Securities of such series or the Senior Debt Securities Indenture, including, without limitation, payment of any principal or interest, including Debt Security Additional Amounts) (such obligation, a “Senior Performance Obligation”); provided always that the trustee (acting on behalf of the holders of the Senior Debt Securities of such series) and the holders of such Senior Debt Securities may not enforce, and may not be entitled to enforce or otherwise claim, against us any judgment or other award given in such proceedings that requires the payment of money by us, whether by way of damages or otherwise (a “Senior Monetary Judgment”), except by proving such Senior Monetary Judgment in our winding-up and/or by claiming such Senior Monetary Judgment in our administration.

By its acquisition of the Senior Debt Securities of any series, each holder of such Senior Debt Securities acknowledges and agrees that such holder will not seek to enforce or otherwise claim, and will not direct the trustee (acting on behalf of the holders of such Senior Debt Securities) to enforce or otherwise claim, a Senior Monetary Judgment against us in connection with our breach of a Senior Performance Obligation, except by proving such Senior Monetary Judgment in our winding-up and/or by claiming such Senior Monetary Judgment in our administration.

No other remedies

Other than the limited remedies specified herein under “Senior Enforcement Events and Remedies” and subject to “—Trust Indenture Act remedies” below, no remedy against us will be available to the trustee (acting on behalf of the holders of the Senior Debt Securities of any series) or the holders of such Senior Debt Securities whether for the recovery of amounts owing in respect of such Senior Debt Securities or under the Senior Debt Securities Indenture or in respect of any breach by us of any of our obligations under or in respect of the terms of such Senior Debt Securities or under the Senior Debt Securities Indenture in relation thereto; provided, however, that such limitation shall not apply to our obligations to pay the fees and expenses of, and to indemnify, the trustee (including fees and expenses of trustee’s counsel).

Trust Indenture Act remedies

Notwithstanding the limitation on remedies specified herein under “Senior Enforcement Events and Remedies,” (1) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the Senior Debt Securities of any series under the provisions of the Senior Debt Securities Indenture and (2) nothing shall impair the right of a holder of the Senior Debt Securities of any series under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to the relevant Senior Debt Securities. No holder of Senior Debt Securities of any series shall be entitled to proceed directly against us except as described below under “—Limitation on Suits.”

Under the terms of the Senior Debt Securities Indenture, the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Senior Debt Securities is not a Senior Enforcement Event.

Trustee’s Duties—Senior Debt Securities

In case of a Senior Enforcement Event under the Senior Debt Securities Indenture of which a responsible officer of the trustee shall have received written notice at the corporate trust office of the trustee, the trustee shall exercise such of the rights and powers vested in it by the Senior Debt Securities Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. For these purposes, a “Senior Enforcement Event” shall occur (i) upon the occurrence of a Senior Winding-up Event, (ii) upon the occurrence of a Senior Non-Payment Event or (iii) upon a breach by us of a Senior Performance Obligation with respect to the relevant series of the Senior Debt Securities. Holders of a majority of the aggregate principal amount of the outstanding Senior Debt Securities may waive any past Senior Enforcement Event specified in clause (iii) in the preceding sentence but may not waive any past Senior Enforcement Event specified in clauses (i) and (ii) in the preceding sentence.

If a Senior Enforcement Event occurs and is continuing with respect to the Senior Debt Securities of any series, the trustee will have no obligation to take any action at the direction of any holders of such series of the Senior Debt Securities, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. Subject to the foregoing sentence, the holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of the Senior Debt Securities. However, this direction (a) must not be in conflict with any rule of law or the Senior Debt Securities Indenture and (b) must not be unjustly prejudicial to the holder(s) of such series of the Senior Debt Securities not taking part in the direction, in the case of either (a) or (b) as determined by the trustee in its sole discretion. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within ninety (90) days of a Senior Enforcement Event with respect to the Senior Debt Securities of any series, give to each affected holder of the Senior Debt Securities of the affected series notice of any Senior Enforcement Event known to the trustee, unless the Senior Enforcement Event has been cured or waived. However, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the Senior Debt Securities Indenture.

Dated Subordinated Enforcement Events and Remedies

Winding-up

Unless the relevant prospectus supplement provides otherwise, if a Dated Subordinated Winding-up Event occurs, the outstanding principal amount of the Dated Subordinated Debt Securities of any series together with any accrued but unpaid interest thereon will become immediately due and payable, subject to the subordination provisions described above under “—Ranking.”

A “Dated Subordinated Winding-up Event” with respect to the Dated Subordinated Debt Securities of any series shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within thirty (30) days of the making of such order, (ii) our shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator of the Issuer, the administrator gives notice that it intends to declare and distribute a dividend.

Non-payment

If we fail to pay any amount that has become due and payable under the relevant Dated Subordinated Debt Securities and such failure continues for fourteen (14) days, the trustee may give us written notice of such failure.

If within a period of fourteen (14) days following the provision of such notice, the failure continues and has not been cured nor waived (a “Dated Subordinated Non-Payment Event”), the trustee may at its discretion and without further notice to us institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration.

Limited remedies for breach of obligations (other than non-payment)

In addition to the remedies for non-payment provided above, the trustee may, without further notice, institute such proceedings against us as the trustee may deem fit to enforce any term, obligation or condition binding on us under the relevant Dated Subordinated Debt Securities or the Dated Subordinated Debt Securities Indenture (other than any payment obligation of the Issuer under or arising from such Dated Subordinated Debt Securities or the Dated Subordinated Debt Securities Indenture, including, without limitation, payment of any principal or interest, including Debt Security Additional Amounts) (such obligation, a “Dated Subordinated Performance Obligation”); provided always that the trustee (acting on behalf of the holders of such Dated Subordinated Debt Securities) and the holders of such Dated Subordinated Debt Securities may not enforce, and may not be entitled to enforce or otherwise claim, against us any judgment or other award given in such proceedings that requires the payment of money by us, whether by way of damages or otherwise (a “Dated Subordinated Monetary Judgment”), except by proving such Dated Subordinated Monetary Judgment in our winding-up and/or by claiming such Dated Subordinated Monetary Judgment in our administration.

By its acquisition of the Dated Subordinated Debt Securities of any series, each holder of such Dated Subordinated Debt Securities acknowledges and agrees that such holder will not seek to enforce or otherwise claim, and will not direct the trustee (acting on behalf of the holders of such Dated Subordinated Debt Securities) to enforce or otherwise claim, a Dated Subordinated Monetary Judgment against us in connection with our breach of a Dated Subordinated Performance Obligation, except by proving such Dated Subordinated Monetary Judgment in our winding-up and/or by claiming such Dated Subordinated Monetary Judgment in our administration.

No other remedies

Other than the limited remedies specified herein under “Dated Subordinated Enforcement Events and Remedies” and subject to “—Trust Indenture Act remedies” below, no remedy against us will be available to the trustee (acting on behalf of the holders of the Dated Subordinated Debt Securities of any series) or the holders of such Dated Subordinated Debt Securities whether for the recovery of amounts owing in respect of such Dated Subordinated Debt Securities or under the Dated Subordinated Debt Securities Indenture or in respect of any breach by us of any of our obligations under or in respect of the terms of such Dated Subordinated Debt Securities or under the Dated Subordinated Debt Securities Indenture in relation thereto; provided, however, that such limitation shall not apply to our obligations to pay the fees and expenses of, and to indemnify, the trustee (including fees and expenses of trustee’s counsel) and the trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in the Dated Subordinated Debt Securities Indenture and any subordination provision in any supplemental indenture thereto.

Trust Indenture Act remedies

Notwithstanding the limitation on remedies specified herein under “Dated Subordinated Enforcement Events and Remedies,” (1) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the Dated Subordinated Debt Securities of any series under the provisions of the Dated Subordinated Debt Securities Indenture and (2) nothing shall impair the right of a holder of the Dated Subordinated Debt Securities of any series under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to the relevant Dated Subordinated Debt Securities; provided that, in the case of each of (1) and (2) above, any payments in respect of, or arising from, the

Dated Subordinated Debt Securities of any series, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of such Dated Subordinated Debt Securities, are subject to the subordination provisions set forth in the Dated Subordinated Debt Securities Indenture and any subordination provisions in any supplemental indenture thereto.

Under the terms of the Dated Subordinated Debt Securities Indenture, the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Dated Subordinated Debt Securities is not a Dated Subordinated Enforcement Event.

Trustee’s Duties—Dated Subordinated Debt Securities

In case of a Dated Subordinated Enforcement Event under any series of the Dated Subordinated Debt Securities, the trustee shall exercise such of the rights and powers vested in it by the Dated Subordinated Debt Securities Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. For these purposes, a “Dated Subordinated Enforcement Event” shall occur (i) upon the occurrence of Dated Subordinated Winding-up Event, (ii) upon the occurrence of a Dated Subordinated Non-Payment Event or (iii) upon a breach by us of a Dated Subordinated Performance Obligation with respect to the relevant series of the Dated Subordinated Debt Securities. Holders of a majority of the aggregate principal amount of the outstanding Dated Subordinated Debt Securities of a series may waive any past Dated Subordinated Enforcement Event specified in clause (iii) in the preceding sentence but may not waive any past Dated Subordinated Enforcement Event specified in clauses (i) and (ii) in the preceding sentence.

If a Dated Subordinated Enforcement Event occurs and is continuing with respect to any series of the Dated Subordinated Debt Securities, the trustee will have no obligation to take any action at the direction of any holders of such series of the Dated Subordinated Debt Securities, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding Dated Subordinated Debt Securities of a series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of the Dated Subordinated Debt Securities. However, this direction (a) must not be in conflict with any rule of law or the Dated Subordinated Debt Securities Indenture and (b) must not be unjustly prejudicial to the holder(s) of such series of the Dated Subordinated Debt Securities not taking part in the direction, in the case of either (a) or (b) as determined by the trustee in its sole discretion. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within ninety (90) days of a Dated Subordinated Enforcement Event with respect to the Dated Subordinated Debt Securities of any series, give to each affected holder of the Dated Subordinated Debt Securities of the affected series notice of any Dated Subordinated Enforcement Event known to the trustee, unless the Dated Subordinated Enforcement Event has been cured or waived. However, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the Dated Subordinated Debt Securities Indenture.

Limitation on Suits

Before a holder of debt securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the debt securities, the following must occur:

•	The holder must give the trustee written notice that a Senior Enforcement Event or a Dated Subordinated Enforcement Event, as applicable, has occurred and remains uncured, specifying such default and stating that such notice is a “Notice of Default” under the Senior Debt Securities Indenture or Dated Subordinated Debt Securities Indenture, as applicable.

•

The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and the holder must offer to the trustee indemnity or security satisfactory to the trustee in its sole discretion against the cost and other liabilities of taking that action.

•

The trustee must not have taken action for sixty (60) days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding debt securities of the relevant series during that period.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the debt securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any past Senior Enforcement Event or Dated Subordinated Enforcement Event, as applicable, as described below in “Description of Certain Provisions Relating to Debt Securities and Contingent Capital Securities—Legal Ownership; Form of Securities.”

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, merge into or transfer or lease our assets substantially as an entirety to, any person of the persons specified in the applicable indenture. However, any successor person formed by any consolidation, amalgamation or merger, or any transferee or lessee of our assets, must assume our obligations on the debt securities and the applicable indenture, and a number of other conditions must be met.

Subject to applicable law and regulation (and if and to the extent required by the Capital Regulations at such time, the prior consent of the PRA and/or the Relevant U.K. Resolution Authority in the case of the Dated Subordinated Debt Securities or the Relevant U.K. Resolution Authority in the case of the Senior Debt Securities), any of our wholly owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder. We, however, must irrevocably guarantee (on a subordinated basis in substantially the manner described under “—Ranking—Dated Subordinated Debt Securities” above, in the case of Dated Subordinated Debt Securities) the obligations of the subsidiary under the debt securities of that series. If we do, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Unless the relevant prospectus supplement provides otherwise, any Debt Security Additional Amounts under the debt securities of the series will be payable in respect of Taxes imposed by the jurisdiction in which the successor entity is organized, rather than Taxes imposed by a U.K. Taxing Jurisdiction, subject to exceptions equivalent to those that apply to any obligation to pay Debt Security Additional Amounts in respect of Taxes imposed by a U.K. Taxing Jurisdiction. However, if we make payment under this guarantee, we shall also be required to pay Debt Security Additional Amounts related to taxes (subject to the exceptions set forth in “—Payment of Debt Security Additional Amounts” above) imposed by a U.K. Taxing Jurisdiction due to this guarantee payment. A subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described under “—Redemption” above with respect to any change or amendment to, or change in the official application of the laws or regulations (including any treaty) of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations.

The U.S. Internal Revenue Service (the “IRS”) might deem an assumption of our obligations as described above to be an exchange of the existing debt securities for new debt securities, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Governing Law

Unless the applicable prospectus supplement provides otherwise, the debt securities, the Senior Debt Securities Indenture and the Dated Subordinated Debt Securities Indenture will be governed by and construed in accordance with the laws of the State of New York, except that, as specified in the relevant indenture, any applicable subordination provisions of each series of Dated Subordinated Debt Securities and any applicable provisions relating to waiver of set-off of each series of debt securities and the related provisions in the relevant indenture will be governed by and construed in accordance with English law.

Notices

Notices regarding the debt securities will be valid:

•	with respect to global debt securities if given in accordance with the applicable procedures of the depositary for such global debt securities; or

•

if registered debt securities are affected, if given in writing and mailed to each registered holder as provided in the applicable Senior Debt Securities Indenture or Dated Subordinated Debt Securities Indenture, as applicable.

With respect to a global debt security representing any series of debt securities, a copy of all notices with respect to such series will be delivered to the depositary for such global debt security.

The Trustee

The Bank of New York Mellon acting through its London Branch, will be the trustee under the indentures. The trustee has two principal functions:

•

first, it can enforce a holder’s rights against us if we default on debt securities issued under the relevant indenture. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “—Senior Enforcement Events and Remedies; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits”; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring debt securities to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of our respective businesses.

Consent to Service

The indentures provide that we irrevocably designate Barclays Bank PLC (New York Branch), 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel as our authorized agent for service of process in any proceeding arising out of or relating to the Senior Debt Securities Indenture or Dated Subordinated Debt Securities Indenture, as applicable, or debt securities brought in any federal or state court in the Borough of Manhattan, the City of New York, and we irrevocably submit to the jurisdiction of these courts.

DESCRIPTION OF CONTINGENT CAPITAL SECURITIES

The following is a summary of the general terms of the contingent capital securities (as defined below). It sets forth possible terms and provisions for each series of contingent capital securities. Each time that we offer contingent capital securities, we will prepare and file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms and provisions of those contingent capital securities. If there is any inconsistency between the terms and provisions presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

As used in this prospectus, “contingent capital securities” means the subordinated securities of Barclays PLC which may be convertible into ordinary shares of Barclays PLC or which may be permanently written down to zero that the trustee authenticates and delivers under the applicable indenture. The contingent capital securities will not be secured by any assets or property of Barclays PLC or any of its subsidiaries or affiliates (including Barclays Bank PLC, its subsidiary).

Contingent capital securities will be issued in one or more series under the Contingent Capital Securities Indenture dated as of August 14, 2018, among us, The Bank of New York Mellon, London Branch, as trustee and the Bank of New York Mellon SA/NV, Luxembourg Branch, as Contingent Capital Security Registrar (as heretofore supplemented and amended, the “Contingent Capital Securities Indenture”). The terms of the contingent capital securities include those stated in the indenture and any supplements thereto, and those terms made part of the Contingent Capital Securities Indenture by reference to the Trust Indenture Act. We have filed the Contingent Capital Securities Indenture as an exhibit to the registration statement of which this prospectus is a part.

Because this section is a summary, it does not describe every aspect of the contingent capital securities in detail. This summary is subject to, and qualified by reference to, all of the definitions and provisions of the Contingent Capital Securities Indenture, any supplement to the Contingent Capital Securities Indenture and the form of the instrument representing each series of contingent capital securities. Certain terms, unless otherwise defined here, have the meaning given to them in the Contingent Capital Securities Indenture.

References to “you” and “holder” in the subsections to this section “Description of Contingent Capital Securities,” entitled “—Interest Cancellation,” “—Ranking of Contingent Capital Securities,” “—No Set-off,” “—Agreement with Respect to the Exercise of U.K. Bail-in Power,” “—Payment of Contingent Capital Additional Amounts,” “—Contingent Capital Enforcement Events and Remedies—Limited remedies for breach of obligations (other than non-payment),” “—Contingent Capital Enforcement Events and Remedies—No other remedies” and “—Subsequent Holders’ Agreement” below, include beneficial owners of the contingent capital securities.

General

The contingent capital securities are not deposit liabilities of Barclays PLC and are not insured by any regulatory body of the United States or the United Kingdom.

Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon its liquidation will be subject to the prior claims of the subsidiaries’ creditors, including, in the case of our bank subsidiaries, their respective depositors, except, in our case, to the extent that we may ourselves be a creditor with recognized claims against the relevant subsidiary.

The Contingent Capital Securities Indenture does not limit the amount of contingent capital securities that we may issue. We may issue the contingent capital securities in one or more series, or as units comprised of two or more related series. A series of contingent capital securities will be perpetual (i.e., without a maturity date).

The prospectus supplement will indicate for each series or of two or more related series of contingent capital securities:

•	the issue date;

•	the maturity date, if any;

•	the specific designation and aggregate principal amount of the contingent capital securities;

•	any limit on the aggregate principal amount of the contingent capital securities that may be authenticated or delivered;

•	the person to whom any interest on any contingent capital security may be payable, if other than the holder on the relevant record date;

•	whether the contingent capital securities are intended to qualify as capital for capital adequacy purposes;

•

the ranking of the contingent capital securities relative to our issued debt and equity, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner, if different from the relevant provisions in the Contingent Capital Securities Indenture;

•	the prices at which we will issue the contingent capital securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates, and under what circumstances interest is payable;

•

provisions, if any, for the cancellation of any interest payment at our discretion or under other circumstances, if different from the interest cancellation provisions and restrictions on interest payments set forth in the Contingent Capital Securities Indenture;

•	limitations, if any, on our ability to pay principal or interest in respect of the contingent capital securities, including situations whereby we may be prohibited from making such payments;

•

provisions, if any, for write-downs in the principal amount of the contingent capital securities and the effect, if any, of such write-downs on interest payable on such contingent capital securities and any additional or other provisions relating to such write-down, including any triggering event that may give rise to such write-down (which may include, but shall not be limited to, certain regulatory capital events) and the terms upon which such write-down should occur;

•	provisions, if any, for the discharge and defeasance of contingent capital securities of any series;

•	any condition applicable to payment of any principal, premium or interest on contingent capital securities of any series;

•	the dates and places at which any payments are payable;

•	the places where notices, demands to or upon us in respect of the contingent capital securities may be served and notice to holders may be published;

•	the terms of any mandatory or optional redemption and related notices;

•

provisions, if any, for terms on which the contingent capital securities may or will be converted at our option or otherwise into ordinary shares or other securities of Barclays PLC (“Conversion Securities”), and, if so, the nature and terms of the Conversion Securities into which such contingent capital securities are convertible and any additional or other provisions relating to such conversion, including any triggering event that may give rise to such conversion (which may include, but shall not be limited to, certain regulatory capital events) and the terms upon which such conversion should occur;

•	any terms relating to the adjustment of the Conversion Securities into which the contingent capital securities may be converted;

•	the terms of any repurchase of the contingent capital securities;

•	the denominations in which the contingent capital securities will be issued, which may be an integral multiple of either $1,000, $25 or any other specified amount;

•

the amount, or how to calculate the amount, that we will pay to the contingent capital security holder, if the contingent capital security is redeemed before its stated maturity, if any, or accelerated, or for which the trustee shall be entitled to file and prove a claim to the extent so permitted;

•	whether and how the contingent capital securities may or must be converted into any other type of securities, or their cash value, or a combination of these;

•	the currency or currencies in which the contingent capital securities are denominated, and in which we make any payments;

•	whether we will issue the contingent capital securities wholly or partially as one or more global contingent capital securities;

•	what conditions must be satisfied before we will issue the contingent capital securities in definitive form (“definitive contingent capital securities”);

•	any reference asset we will use to determine the amount of any payments on the contingent capital securities;

•

any other or different Contingent Capital Enforcement Event (as defined below), other categories of default or covenants applicable to any of the contingent capital securities, and the relevant terms if they are different from the terms in the Contingent Capital Securities Indenture;

•	any restrictions applicable to the offer, sale and delivery of the contingent capital securities;

•	whether we will pay Contingent Capital Additional Amounts, as defined below, on the contingent capital securities;

•	whether we will issue the contingent capital securities in registered form (“registered contingent capital securities”) or in bearer form (“bearer contingent capital securities”) or both;

•	for registered contingent capital securities, the record date for any payment of principal, interest or premium;

•	any listing of the contingent capital securities on a securities exchange;

•

the extent to which holders of the contingent capital securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the securities, if different from the waiver of set-off provisions in the Contingent Capital Securities Indenture;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, calculation agents, transfer agents or registrars of any series;

•	any applicable additional or alternative provision or provisions related to the U.K. Bail-in Power;

•	any other or different terms of the contingent capital securities; and

•	what we believe are any additional material U.S. federal and U.K. tax considerations.

The prospectus supplement relating to any series of contingent capital securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, or ERISA.

If we issue contingent capital securities in bearer form, the special restrictions and considerations relating to such bearer contingent capital securities, including applicable offering restrictions and U.S. tax considerations, will be described in the relevant prospectus supplement.

Contingent capital securities may bear interest at a fixed rate or a floating rate or we may issue contingent capital securities that bear no interest or that bear interest at a rate below the prevailing market interest rate. The relevant prospectus supplement will describe special U.S. federal income tax considerations applicable to contingent capital securities issued at par that are treated for U.S. federal income tax purposes as having been issued at a discount.

Holders of contingent capital securities have no voting rights except as explained in this section below under “—Modification and Waiver,” “—Contingent Capital Enforcement Events and Remedies,” “—Trustee’s Duties” and “—Limitation on Suits.”

If we issue contingent capital securities that qualify as Tier 1 Capital or other regulatory capital securities for the purposes of the Capital Regulations, the terms may vary from those described in this prospectus and will be set forth in the accompanying prospectus supplement.

Market-Making Transactions. If you purchase your contingent capital security in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Barclays Capital Inc. or another of our affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular contingent capital security occurs after the original issuance and sale of the contingent capital security.

Payments

The relevant prospectus supplement will specify the date on which we will pay interest, if any, the date, if any, for payments of principal and any premium, if any, on any particular series of contingent capital securities.

Interest Cancellation

Interest Payments Discretionary

Unless the relevant prospectus supplement provides otherwise, interest on the contingent capital securities will be due and payable only at the sole discretion of the Issuer, and the Issuer shall have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any interest payment date. If the Issuer does not make an interest payment on the relevant interest payment date (or if the Issuer elects to make a payment of a portion, but not all, of such interest payment), such non-payment shall evidence the Issuer’s exercise of its discretion to cancel such interest payment (or the portion of such interest payment not paid), and accordingly such interest payment (or the portion thereof not paid) shall not be due and payable.

If the Issuer provides notice to cancel a portion, but not all, of an interest payment and the Issuer subsequently does not make a payment of the remaining portion of such interest payment on the relevant interest payment date, such non-payment shall evidence the Issuer’s exercise of its discretion to cancel such remaining portion of the interest payment, and accordingly such remaining portion of the interest payment shall also not be due and payable.

Because the contingent capital securities are intended to qualify in whole or in part as Additional Tier 1 Capital under U.K. CRD, the Issuer may cancel (in whole or in part) any interest payment at its discretion and may pay dividends on its ordinary or preference shares notwithstanding such cancellation. In addition, the Issuer may use such cancelled payments without restriction to meet its obligations as they fall due.

See also “—Agreement to Interest Cancellation,” “—Notice of Interest Cancellation” and “—Interest Cancellation Following a Contingent Capital Regulatory Event” below.

Restriction on Interest Payments

Unless the relevant prospectus supplement provides otherwise, subject to the extent permitted in the following paragraph in respect of partial interest payments, the Issuer shall not make an interest payment on the relevant series of contingent capital securities on any interest payment date (and such interest payment shall therefore be deemed to have been cancelled and thus shall not be due and payable on such interest payment date) if:

(a) the Issuer has an amount of Distributable Items on such interest payment date that is less than the sum of (i) all distributions or interest payments made or declared by the Issuer since the end of the last financial year and prior to such interest payment date on or in respect of any Parity Securities, the relevant series of contingent capital securities and any Junior Securities and (ii) all distributions or interest payments payable by the Issuer (and not cancelled or deemed cancelled) on such interest payment date (x) on the relevant series of contingent capital securities and (y) on or in respect of any Parity Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items; or

(b) the Solvency Condition (as defined under “—Ranking” below) is not satisfied in respect of such interest payment.

The Issuer may, in its sole discretion, elect to make a partial interest payment on the relevant series of contingent capital securities on any interest payment date, only to the extent that such partial interest payment may be made without breaching the restriction in the preceding paragraph.

The Issuer will be responsible for determining compliance with this restriction on interest payments and neither the trustee nor any agent shall be required to monitor such compliance or to perform any calculations in connection therewith.

“Distributable Items” shall have the meaning assigned to such term in the Capital Regulations, but amended so that for so long as there is any reference therein to “before distributions to holders of own funds instruments” it shall be read as a reference to “before distributions to holders of Parity Securities, the contingent capital securities or any Junior Securities.” Under U.K. CRD, as at the date hereof, “distributable items” means the amount of the profits at the end of the last financial year plus any profits brought forward and reserves available for that purpose before distributions to holders of own funds instruments less any losses brought forward, profits which are non-distributable pursuant to the law of the United Kingdom, or any part of it, or of a third country or the institution’s by-laws and sums placed to non-distributable reserves in accordance with the law of the United Kingdom, or any part of it, or of a third country or the statutes of the institution, in each case with respect to the specific category of own fund instruments to which the law of the United Kingdom, or any part of it, or of a third country or the institution’s by-laws or statutes relate, such profits, losses and reserves being determined on the basis of the individual accounts of the institution and not on the basis of the consolidated accounts.

“Junior Securities” means any ordinary shares, securities or other obligations (including any guarantee, credit support or similar undertaking) of the Issuer ranking, or expressed to rank, junior to the relevant series of contingent capital securities in a winding-up or administration of the Issuer.

“Parity Securities” means any preference shares, securities or other obligations (including any guarantee, credit support or similar undertaking) of the Issuer ranking, or expressed to rank, pari passu with the relevant series of contingent capital securities in a winding-up or administration of the Issuer.

See also “—Agreement to Interest Cancellation” and “—Notice of Interest Cancellation” below.

Agreement to Interest Cancellation

By subscribing for, purchasing or otherwise acquiring the contingent capital securities, holders of the contingent capital securities acknowledge and agree that:

(a) interest is payable solely at the discretion of the Issuer, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been (x) cancelled (in whole or in part) by the Issuer at its sole discretion and/or (y) deemed cancelled (in whole or in part) as a result of us having insufficient Distributable Items or failing to satisfy the Solvency Condition; and

(b) a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Contingent Capital Securities Indenture shall not constitute a default in payment or otherwise under the terms of the contingent capital securities.

Subject as set out under “—Interest Cancellation Following a Contingent Capital Regulatory Event,” interest will only be due and payable on an interest payment date to the extent it is not cancelled or deemed cancelled in accordance with the provisions described under “—Interest Payments Discretionary” and “—Restriction on Interest Payments” above. Any interest cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described above shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the contingent capital securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation. The Issuer may use such cancelled payments without restriction to meet its obligations as they fall due.

Notice of Interest Cancellation

If practicable, we shall provide notice of any cancellation or deemed cancellation of interest (in whole or in part) to the holders of the contingent capital securities through DTC (or, if the contingent capital securities are held in definitive form, to the holders at their addresses shown on the register for the relevant series of contingent capital securities and as may be specified in the relevant prospectus supplement) and to the trustee directly on or prior to the relevant interest payment date. If practicable, we shall endeavor to provide such notice at least five (5) business days prior to the relevant interest payment date. Failure to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of interest, or give holders of the contingent capital securities any rights as a result of such failure.

Interest Cancellation Following a Contingent Capital Regulatory Event

The applicable prospectus supplement may provide that, if the whole of the outstanding aggregate principal amount of the relevant series of contingent capital securities is excluded from, or ceases to count towards, the Group’s Tier 1 Capital and this constitutes a Contingent Capital Regulatory Event in respect of the relevant series of contingent capital securities, but the Issuer has not exercised its option to redeem the relevant series of contingent capital securities pursuant to the provisions described in the applicable prospectus supplement, the Issuer will not exercise its discretion as described under “—Interest Payments Discretionary” above to cancel interest that would be payable on any interest payment date following the occurrence of such Contingent Capital Regulatory Event. If, despite this undertaking, the Issuer does not make an interest payment (in whole or in part) on any such interest payment date, such payment will thereafter (notwithstanding any other term of the relevant series of contingent capital securities) be deemed not to be cancelled and to be due and payable, subject to the following paragraph.

The above provision is without prejudice to the limitations and restrictions on interest payments described under “—Restriction on Interest Payments” which will continue to apply to such series of contingent capital securities.

A “Contingent Capital Regulatory Event” means, in respect of a particular series of contingent capital securities, a change in the regulatory classification of such contingent capital securities that occurs on or after the issue date of such contingent capital securities and that does, or would be likely to, result in the whole or any part of the outstanding aggregate principal amount of the contingent capital securities of the relevant series at any time being excluded from, or ceasing to count towards, the Group’s Tier 1 Capital.

Automatic Conversion upon a Capital Adequacy Trigger Event

The applicable prospectus supplement may provide that, upon the occurrence of a Capital Adequacy Trigger Event, an Automatic Conversion (as defined below) will occur on the relevant Conversion Date (as defined below).

A “Capital Adequacy Trigger Event” will occur with respect to a particular series of contingent capital securities if the specified capital ratio, calculated in accordance with the Capital Regulations then applicable to the Group or as otherwise specified in the applicable prospectus supplement, falls below a pre-determined threshold specified for such series in the applicable prospectus supplement. Whether a Capital Adequacy Trigger Event has occurred at any time shall be determined by the Issuer and such determination will be binding on the trustee and holders of the contingent capital securities. The applicable prospectus supplement will also specify a rate of conversion, conversion price or other conversion formula for the number of ordinary shares to be issued upon an Automatic Conversion.

“Automatic Conversion” means, in respect of a particular series of contingent capital securities, the irrevocable and automatic release of all of the Issuer’s obligations under such series of contingent capital securities (other than the CSO Obligations, if any) in consideration of the Issuer’s issuance of the Conversion Shares in accordance with the terms of such contingent capital securities.

“CSO Obligations” means, with respect to a particular series of contingent capital securities, shall have the meaning set forth in the applicable prospectus supplement. “Conversion Date” with respect to a particular series of contingent capital securities, shall have the meaning set forth in the applicable prospectus supplement.

“Conversion Shares” means the ordinary shares of the Issuer to be issued following an Automatic Conversion.

Unless otherwise specified in the applicable prospectus supplement, following an Automatic Conversion the Issuer may, in its sole and absolute discretion, elect to cause all or some of the Conversion Shares to be offered to all or some of the Issuer’s ordinary shareholders at a cash price per Conversion Share that will be specified (or determined in accordance with a formula set forth) in the applicable prospectus supplement. The applicable prospectus supplement will also include the procedures relating to any such offer of Conversion Shares. Any such offer of Conversion Shares will be made subject to applicable laws and regulations (including the Securities Act) in effect at the relevant time and shall be conducted, if at all, only to the extent that the Issuer, in its sole and absolute discretion, determines that the offer of Conversion Shares is practicable.

Automatic Write-Down Upon Capital Adequacy Trigger Event

The applicable prospectus supplement may provide that, upon the occurrence of a Capital Adequacy Trigger Event (whether before or after the occurrence of a Contingent Capital Regulatory Event), an Automatic Write-Down (as defined below) will occur with respect to a particular series of contingent capital securities on the Write-Down Date (as defined below), at which point the full principal amount of each contingent capital security of such series shall be irrevocably and automatically written down to zero, any accrued but unpaid interest (and any other amounts in respect of or arising under such particular series of contingent capital securities or the Contingent Capital Securities Indenture) shall be cancelled and such contingent capital securities shall be cancelled.

“Automatic Write-Down” means the irrevocable and automatic write-down to zero of the full principal amount of each contingent capital security of the relevant series (without the need for the consent of the holders of such contingent capital securities), in accordance with the terms of the particular series of contingent capital securities.

“Write-Down Date” with respect to a particular series of contingent capital securities, shall have the meaning set forth in the applicable prospectus supplement.

Ranking of Contingent Capital Securities

Contingent capital securities will constitute our direct, unsecured and subordinated obligations ranking pari passu without any preference among themselves.

Unless the applicable prospectus supplement provides otherwise, in the event of our winding-up or administration, the rights and claims of the holders of any series of contingent capital securities in respect of, or arising from, the contingent capital securities (including any damages (if payable)) shall be subordinated to the claims of Senior Creditors.

If:

(a) an order is made, or an effective resolution is passed, for the winding-up of the Issuer (except in any such case for a solvent winding-up solely for the purpose of a merger, reconstruction or amalgamation); or

(b) following the appointment of an administrator of the Issuer, the administrator gives notice that it intends to declare and distribute a dividend,

then, (1) if such events specified in (a) or (b) above occur before the date on which a Capital Adequacy Trigger Event occurs, there shall be payable by the Issuer in respect of each such contingent capital security (in lieu of any other payment by the Issuer) such amount, if any, as would have been payable to a holder of contingent capital securities if, on the day prior to the commencement of such winding-up or administration and thereafter, such holder of contingent capital securities were the holder of the most senior class of preference shares in the capital of the Issuer, having an equal right to a return of assets in such winding-up or administration to, and so ranking pari passu with, the holders of such class of preference shares (if any) from time to time issued by the Issuer that has a preferential right to a return of assets in such winding-up or administration, and so ranking ahead of the holders of all other classes of issued shares for the time being in the capital of the Issuer, but ranking junior to the claims of Senior Creditors, and on the assumption that the amount that such holder of contingent capital securities was entitled to receive in respect of such preference shares, on a return of assets in such winding-up or administration, was an amount equal to the principal amount of the relevant contingent capital security together with any damages (if payable) and if the applicable prospectus supplement provides that “—Interest Cancellation—Interest Cancellation Following a Contingent Capital Regulatory Event” applies, Accrued Interest (as defined below) (if applicable) and (2) if such events specified in (a) or (b) above occur on or after the date on which a Capital Adequacy Trigger Event occurs but before the Conversion Date or the Write-Down Date (as applicable), then for purposes of determining the claim of a holder of contingent capital securities in such winding-up or administration, the Conversion Date in respect of an Automatic Conversion or the Write-Down Date in respect of an Automatic Write-Down (as applicable) shall be deemed to have occurred immediately before the occurrence of such events specified in (a) or (b) above.

Furthermore, other than in the event of a winding-up or administration of the Issuer specified in (a) or (b) above, payments in respect of or arising from the contingent capital securities are conditional upon the Issuer being solvent at the time of payment by the Issuer and in that no sum in respect of or arising from the contingent capital securities may fall due and be paid except to the extent that the Issuer could make such payment and still be solvent immediately thereafter (such condition referred to herein as the “Solvency Condition”). For purposes of determining whether the Solvency Condition is met, the Issuer shall be considered to be solvent at a particular point in time if (i) it is able to pay its debts owed to Senior Creditors as they fall due and (ii) the Balance Sheet Condition has been met.

An officer’s certificate executed in accordance with the Contingent Capital Securities Indenture as to the Issuer’s solvency at any particular point in time shall be treated by the Issuer, the trustee, the holders and all other interested parties as correct and sufficient evidence thereof.

Any payment of interest not due by reason of these provisions relating to ranking shall be deemed cancelled as provided under “—Interest Cancellation” above.

“Accrued Interest” means, in respect of each contingent capital security of the relevant series following the occurrence of the circumstances described under “—Interest Cancellation—Interest Cancellation Following a Contingent Capital Regulatory Event” above, if applicable, and subject to the provisions described therein, any accrued but unpaid interest on such contingent capital security, which excludes any interest cancelled or deemed cancelled as described under “Interest Cancellation” above.

“Senior Creditors” with respect to a particular series of contingent capital securities, means creditors of the Issuer (i) who are unsubordinated creditors; (ii) whose claims are, or are expressed to be, subordinated (whether only in the event of the winding-up or administration of the Issuer or otherwise) to the claims of unsubordinated creditors of the Issuer but not further or otherwise; (iii) who are creditors in respect of any secondary non-preferential debts; or (iv) whose claims are, or are expressed to be, junior to the claims of other creditors of the Issuer, whether subordinated or unsubordinated, other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of the holders of the contingent capital securities.

The “Balance Sheet Condition” shall be satisfied in relation to the Issuer if the value of its assets is at least equal to the value of its liabilities (taking into account its contingent and prospective liabilities), according to the criteria that would be applied by the High Court of Justice of England and Wales (or the relevant authority of such other jurisdiction in which the Issuer may be organized) in determining whether the Issuer is “unable to pay its debts” under section 123(2) of the U.K. Insolvency Act 1986 or any amendment or re-enactment thereof (or in accordance with the corresponding provisions of the applicable laws of such other jurisdiction in which the Issuer may be organized).

Pursuant to the Order, the Contingent Capital Securities will constitute tertiary non-preferential debts of the Issuer and therefore both ordinary non-preferential debts and secondary non-preferential debts will rank ahead of any claims in respect of the Contingent Capital Securities.

No Set-off

Subject to applicable law and unless the applicable prospectus supplement provides otherwise, no holder of contingent capital securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the contingent capital securities and the Contingent Capital Securities Indenture and each holder of contingent capital securities shall, by virtue of its holding of any contingent capital security, be deemed to have waived all such rights of set-off, compensation or retention. Notwithstanding the foregoing, if any amounts due and payable to any holder of the contingent capital securities by us in respect of, or arising under, the contingent capital securities or the Contingent Capital Securities Indenture are discharged by set-off, such holder shall, subject to applicable law and unless the applicable prospectus supplement provide otherwise, immediately pay to us an amount equal to the amount of such discharge (or, in the event of our winding-up or administration, our liquidator or administrator, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust for us (or our liquidator or administrator, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place. By its acquisition of contingent capital securities, each holder agrees to be bound by these provisions relating to waiver of set-off. No holder of contingent capital securities shall be entitled to proceed directly against us except as described in “—Limitation on Suits” below.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the contingent capital securities or any other agreements, arrangements, or understandings between the Issuer and any holder of contingent capital securities, by acquiring contingent capital securities, each holder of contingent capital securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the Relevant U.K. Resolution Authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the contingent capital securities; (ii) the conversion of all, or a portion of, the principal amount of, or interest on, the contingent capital securities into shares or other securities or other obligations of the Issuer or another person (and the issue to, or conferral on, the holder of the contingent capital securities of such shares, securities or obligations); (iii) the cancellation of the contingent capital securities and/or (iv) the amendment or alteration of the maturity, if any, of the contingent capital securities, or amendment of the amount of interest due on the contingent capital securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the contingent capital securities solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-in Power. Each holder further acknowledges and agrees that the rights of the holders of the contingent capital securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. Any issuance of ordinary shares or other securities or any write-down of any contingent capital securities pursuant to such exercise of the U.K. Bail-in Power would be separate and distinct from the issuance of ordinary shares resulting from an Automatic Conversion or the write-down of any contingent capital securities resulting from an Automatic Write-Down (as applicable). For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders of the contingent capital securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the Relevant U.K. Resolution Authority in breach of laws applicable in England.

For the purposes of the contingent capital securities, a “U.K. Bail-in Power” is any write-down, conversion, transfer, modification and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Issuer or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of any applicable European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms, and/or within the context of a U.K. resolution regime under the Banking Act pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “Relevant U.K. Resolution Authority” is to any authority with the ability to exercise a U.K. Bail-in Power).

No repayment of the principal amount of the contingent capital securities or payment of interest on the contingent capital securities shall become due and payable after the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the United Kingdom and the European Union applicable to the Issuer.

By its acquisition of the contingent capital securities, each holder of contingent capital securities, to the extent permitted by the Trust Indenture Act, waives any and all claims against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the contingent capital securities.

Upon the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the contingent capital securities, the Issuer shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. Bail-in Power for purposes of notifying holders of such occurrence. The Issuer shall also deliver a copy of such notice to the trustee for information purposes.

By its acquisition of the contingent capital securities, each holder of contingent capital securities acknowledges and agrees that the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to a particular series of contingent capital securities shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

The Issuer’s obligations to indemnify the trustee in accordance with the indentures shall survive the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the contingent capital securities.

By its acquisition of the contingent capital securities, each holder of contingent capital securities acknowledges and agrees that, upon the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority, (a) the trustee shall not be required to take any further directions from holders of the contingent capital securities under Section 5.13 (Control by Holders) of the Contingent Capital Securities Indenture, which section authorizes holders of a majority in aggregate principal amount of outstanding contingent capital securities of the relevant series of contingent capital securities to direct certain actions relating to the contingent capital securities and (b) the Contingent Capital Securities Indenture shall impose no duties upon the trustee whatsoever with respect to the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority, the contingent capital securities remain outstanding (for example, if the exercise of the U.K. Bail-in Power results in only a partial write-down of the principal of the contingent capital securities), then the trustee’s duties under the Contingent Capital Securities Indenture shall remain applicable with respect to the contingent capital securities following such completion to the extent that the Issuer and the trustee shall agree pursuant to a supplemental indenture to the Contingent Capital Securities Indenture or an amendment thereto.

By its acquisition of the contingent capital securities, each holder of contingent capital securities shall be deemed to have (a) consented to the exercise of any U.K. Bail-in Power as it may be imposed without any prior notice by the Relevant U.K. Resolution Authority of its decision to exercise such power with respect to the contingent capital securities and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such contingent capital securities to take any and all necessary action, if required, to implement the exercise of any U.K. Bail-in Power with respect to the contingent capital securities as it may be imposed, without any further action or direction on the part of such holder or the trustee.

The exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the contingent capital securities shall not constitute a Contingent Capital Enforcement Event.

The relevant prospectus supplement may describe additional or alternative related provisions with respect to the U.K. Bail-in Power, including certain waivers by the holders of contingent capital securities of certain claims against the trustee, to the extent permitted by the Trust Indenture Act.

Subsequent Holders’ Agreement

Holders of contingent capital securities that acquire contingent capital securities in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein and in the applicable prospectus supplement to the same extent as the holders of contingent capital securities that acquire contingent capital securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by, and consent to, the terms of the contingent capital securities, including in relation to the U.K. Bail-in Power, the provisions described under “—Interest Cancellation,” the subordination provisions described under “—Ranking of Contingent Capital Securities,” the waiver of set-off provisions described under “—No Set-off” and the limitations on remedies specified in “—Contingent Capital Enforcement Events and Remedies—Limited remedies for breach of obligations (other than non-payment)” in this section “Description of Contingent Capital Securities.”

Payment of Contingent Capital Additional Amounts

Unless the relevant prospectus supplement provides otherwise, we will pay any amounts to be paid by us on any series of contingent capital securities without deduction or withholding for, or on account of, any and all present or future Taxes now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of any Taxing Jurisdiction, unless the deduction or withholding is required by law. Unless the relevant prospectus supplement provides otherwise, if at any time a Taxing Jurisdiction requires us to deduct or withhold Taxes, we will pay the additional amounts of, or in respect of, the principal of, premium, if any, and any interest on, the contingent capital securities (“Contingent Capital Additional Amounts”) that are necessary so that the net amounts paid to the holders, after the deduction or withholding, shall equal the amounts which would have been payable had no such deduction or withholding been required. However, we will not pay Contingent Capital Additional Amounts for Taxes that are payable because:

•

the holder of the contingent capital securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, a Taxing Jurisdiction requiring that deduction or withholding, or otherwise has some connection with the Taxing Jurisdiction other than the holding or ownership of the contingent capital security, or the collection of any payment of, or in respect of, principal of, and any premium, or any interest on, the contingent capital securities of the relevant series;

•	except in the case of our winding-up in England, the relevant contingent capital security is presented for payment in the United Kingdom;

•

the relevant contingent capital security is presented for payment more than thirty (30) days after the date payment became due or was provided for, whichever is later, except to the extent that the holder of the relevant contingent capital security would have been entitled to the Contingent Capital Additional Amounts on presenting the contingent capital security for payment at the close of such 30-day period;

•

the holder of the relevant contingent capital securities or the beneficial owner of any payment of (or in respect of) principal of, and premium, if any, or any interest on contingent capital securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such holder or beneficial owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a condition to relief or exemption from such Taxes; or

•

if the Taxes would not have been imposed or would have been excluded under one of the preceding points if the beneficial owner of, or person ultimately entitled to obtain an interest in, the contingent capital securities had been the holder of the contingent capital securities.

Whenever we refer in this prospectus and any prospectus supplement to the payment of the principal of, or any interest on (and premium, if any) or in respect of, any contingent capital securities of any series, we mean to include the payment of Contingent Capital Additional Amounts to the extent that, in context, Contingent Capital Additional Amounts are, were or would be payable. However, for the avoidance of doubt, any limitations and restrictions on interest payments described under “—Interest Cancellation” shall apply to any Contingent Capital Additional Amounts mutatis mutandis.

For the avoidance of doubt, unless the relevant prospectus supplement provides otherwise, any amounts to be paid by us or any paying agent on the contingent capital securities will be paid net of any FATCA Withholding Tax, and neither we nor any paying agent will be required to pay Contingent Capital Additional Amounts on account of any FATCA Withholding Tax.

Unless the relevant prospectus supplement provides otherwise, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the contingent capital securities and the Contingent Capital Securities Indenture for or on account of any Applicable Law. In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the paying agent under this paragraph will be treated as paid to the holder of a contingent capital security, and we will not pay Contingent Capital Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this subsection “—Payment of Contingent Capital Additional Amounts” explicitly provide otherwise.

Redemption

Any terms of the redemption of any series of contingent capital securities, whether at our option or upon the occurrence of certain circumstances (including, but shall not be limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.

The prospectus supplement will also specify the notice we will be required to give, what prices and any premium we will pay, and the dates on which we may redeem the contingent capital securities. Any notice of redemption of contingent capital securities will state:

•	the date fixed for redemption;

•	the amount of contingent capital securities to be redeemed if we are only redeeming a part of the series;

•	the redemption price;

•

that on the date fixed for redemption the redemption price will become due and payable on each contingent capital security to be redeemed and, if applicable, that any interest will cease to accrue on or after the redemption date;

•	the place or places at which each holder may obtain payment of the redemption price; and

•	the CUSIP number or numbers, if any, with respect to the contingent capital securities.

In the case of a partial redemption, the trustee shall select the contingent capital securities that we will redeem in any manner it deems fair and appropriate.

Any optional redemption of contingent capital securities will also be subject to the provisions described under “—Notice of Redemption of Contingent Capital Securities” and “—Condition to Redemption of Contingent Capital Securities” below.

Redemption for Tax Reasons. Unless the relevant prospectus supplement provides otherwise, we may, at our option, redeem the contingent capital securities of any series, in whole but not in part, at any time, upon not less than thirty (30) nor more than sixty (60) days’ notice (or the shorter or longer notice period specified in the relevant prospectus supplement) to the holders at any time, at a redemption price equal to 100% of their principal amount of the contingent capital securities to be redeemed, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled under “—Interest Cancellation” above) to (but excluding) the date fixed for redemption, if we determine that as a result of a change in, or amendment to, the laws or regulations of a taxing jurisdiction, including any treaty to which the relevant taxing jurisdiction is a party, or a change in an official application of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the issue date of the relevant series of contingent capital securities (or which becomes effective on or after the date of a successor entity’s assumption of our obligations), (i) we will or would be required to pay holders Contingent Capital Additional Amounts; (ii) we would not be entitled to claim a deduction in respect of any payments in respect of the relevant series of contingent capital securities in computing our taxation liabilities or the value of the deduction would be materially reduced; (iii) we would not, as a result of the relevant series of contingent capital securities being in issue, be able to have losses or deductions set-off against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be so grouped for applicable U.K. tax purposes (whether under the group relief system current as at the issue date of the relevant series of contingent capital securities or any similar system or systems having like effect as may from time to time exist); (iv) we would, in the future, have to bring into account a taxable credit if the principal amount of the relevant series of contingent capital securities were written down or the relevant series of contingent capital securities were converted into Conversion Shares; or (v) the relevant series of contingent capital securities or any part thereof would become treated as derivative or an embedded derivative for U.K. tax purposes, (each such change in tax law or regulation or the official application thereof, a “Tax Event”), provided that in the case of each Tax Event, the consequences of the Tax Event cannot be avoided by us taking reasonable measures available to us.

In each case and unless the relevant prospectus supplement provides otherwise, before we give a notice of redemption, we shall be required to deliver to the trustee an opinion of independent counsel of recognized standing, chosen by us, confirming that we are entitled to exercise our right of redemption. Any redemption of debt securities as a result of a Tax Event will also be subject to the provisions described under “—Notice of Redemption of Debt Securities” and “—Condition to Redemption of Debt Securities” below.

Notice of Redemption of Contingent Capital Securities

Unless the relevant prospectus supplement provides otherwise, any redemption of the contingent capital securities shall be subject to our giving not less than thirty (30) days’, nor more than sixty (60) days’, prior notice to the holders of such contingent capital securities (unless a shorter or longer period is specified in the applicable prospectus supplement) via DTC or the relevant clearing system(s) (or, if the contingent capital securities are held in definitive form, to the holders at their addresses shown on the register for the contingent capital securities) (such notice being irrevocable except in the limited circumstances described in the following paragraphs and as may be specified in the relevant prospectus supplement) specifying our election to redeem the relevant series of contingent capital securities and the date fixed for such redemption. Notice by DTC to participating institutions and by these participants to street name holders of beneficial interests in the relevant series of contingent capital securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

Unless the relevant prospectus supplement provides otherwise, if we have elected to redeem a particular series of contingent capital securities but the Solvency Condition with respect to such series is not satisfied in respect of the relevant redemption payment on the applicable redemption date, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect and no payment of the redemption amount will be due and payable. We will notify the holders of the relevant contingent capital securities and the trustee of any such rescission as soon as practicable prior to, or, as the case may be, following, the applicable redemption date, provided however that failure to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such rescission. In addition, if we have elected to redeem the contingent capital securities but prior to the payment of the redemption amount with respect to such redemption a Capital Adequacy Trigger Event occurs with respect to the relevant series of contingent capital securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, no payment of the redemption amount will be due and payable and an Automatic Conversion or an Automatic Write-Down, as applicable, shall occur with respect to the relevant series of contingent capital securities.

If we have elected to redeem a particular series of contingent capital securities but prior to the payment of the redemption amount with respect to such redemption the Relevant U.K. Resolution Authority exercises its U.K. Bail-in Power in respect of such series of contingent capital securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Condition to Redemption of Contingent Capital Securities

Notwithstanding any other provision, and unless otherwise specified in the applicable prospectus supplement, we may redeem the contingent capital securities (and give notice thereof to the holders of the contingent capital securities) only if we have obtained the prior consent of the PRA and/or the Relevant U.K. Resolution Authority (in either case, if such consent is then required by the Capital Regulations) for the redemption of the contingent capital securities.

Condition to Repurchase of Contingent Capital Securities

Unless the applicable prospectus supplement provides otherwise, we or any member of the Group may purchase or otherwise acquire any outstanding contingent capital securities of any series at any price in the open market or otherwise in accordance with the Capital Regulations, and subject to the prior consent of the PRA and/or the Relevant U.K. Resolution Authority (in either case, if such consent is then required by the Capital Regulations) and to applicable law and regulations.

We will treat as cancelled and no longer issued and outstanding any contingent capital securities of any series that we purchase beneficially for our own account, other than a purchase in the ordinary course of a business dealing in securities. Unless otherwise specified in the applicable prospectus supplement, you have no right to require us to repurchase the contingent capital securities. Such contingent capital securities will stop bearing interest on the redemption date, even if you do not collect your money.

Description of Certain U.K. CRD Provisions Relating to Redemption and Repurchase of Contingent Capital Securities

The rules under U.K. CRD prescribe certain conditions for the granting of permission by the competent authority (the PRA in our case) to a request by us to redeem or repurchase a particular series of contingent capital securities. In this respect, the U.K. CRD Regulation provides that the PRA shall grant permission to a redemption or repurchase of a particular series of contingent capital securities, provided that one of the following conditions is met, as applicable to such contingent capital securities:

(1)

before or at the same time as such redemption or repurchase of the contingent capital securities, we replace such contingent capital securities with “own funds instruments” (as defined below) of equal or higher quality at terms that are sustainable for our income capacity; or

(2)

we have demonstrated to the satisfaction of the PRA that our “own funds” and “eligible liabilities” (each as defined below) would, following such redemption or repurchase, exceed the requirements laid down in U.K. CRD and in the U.K. legislation that implemented EU Directive 2014/59/EU by a margin that the PRA considers necessary.

In addition, the rules under the U.K. CRD Regulation provide that the PRA may permit us to redeem or repurchase a particular series of contingent capital securities before five years after the date of issuance of such contingent capital securities if the conditions listed in paragraphs (1) or (2) above and one of the following conditions is met:

(1)

in the case of redemption due to the occurrence of a change in the regulatory classification of the relevant contingent capital securities that does or would be likely to result in their exclusion from own funds or reclassification as a lower quality form of own funds (i) the PRA considers such change to be sufficiently certain and (ii) we demonstrate to the satisfaction of the PRA that such regulatory reclassification was not reasonably foreseeable at the time of the issuance of the contingent capital securities; or

(2)

in the case of redemption due to the occurrence of a change in the applicable tax treatment of the relevant contingent capital securities, we demonstrate to the satisfaction of the PRA that such change is material and was not reasonably foreseeable at the time of issuance of the relevant contingent capital securities; or

(3)

before or at the same time as such redemption or repurchase of the relevant contingent capital securities, we replace such contingent capital securities with own funds instruments of equal or higher quality at terms that are sustainable for our income capacity and the PRA has permitted that action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional circumstances; or

(4)	the relevant contingent capital securities are repurchased for market making purposes.

The rules under U.K. CRD may be modified from time to time after the date of issuance of the relevant series of contingent capital securities.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the Contingent Capital Securities Indenture applicable to each series of contingent capital securities without the consent of the holders of the contingent capital securities. We may make other modifications and amendments with the consent of the holder(s) of not less than 66 2/3% in aggregate principal amount of the contingent capital securities of the series outstanding under the Contingent Capital Securities Indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected contingent capital security that would:

•	change the principal amount of, or any premium or rate of interest, with respect to any contingent capital security;

•	change our obligation, or any successor’s, to pay Contingent Capital Additional Amounts, if any;

•	change the places at which payments are payable or the currency of payment;

•	impair the right to sue for the enforcement of any payment due and payable, to the extent that such right exists;

•

reduce the percentage in aggregate principal amount of outstanding contingent capital securities of the series necessary to modify or amend the Contingent Capital Securities Indenture or to waive compliance with certain provisions of the Contingent Capital Securities Indenture and any past Contingent Capital Enforcement Event;

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the Contingent Capital Securities Indenture;

•

modify the subordination provisions, if any, or the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the contingent capital securities, in either case in a manner adverse to the holders; or

•

modify the foregoing requirements or the provisions of the Contingent Capital Securities Indenture relating to the waiver of any past Contingent Capital Enforcement Event or covenants, except as otherwise specified.

In addition, unless the relevant prospectus supplement provides otherwise, any variations in the terms and conditions of the contingent capital securities of any series, including modifications relating to the subordination or redemption provisions of such contingent capital securities, can only be made in accordance with the rules and requirements of the PRA, as and to the extent applicable from time to time.

Contingent Capital Enforcement Events and Remedies

Winding-up

Unless the relevant prospectus supplement provides otherwise, if a Contingent Capital Winding-up Event occurs before the occurrence of a Capital Adequacy Trigger Event, the outstanding principal amount of the contingent capital securities and, if the applicable prospectus supplement provides that “—Interest Cancellation—Interest Cancellation Following a Contingent Capital Regulatory Event” applies, Accrued Interest (if applicable) will become immediately due and payable, subject to the subordination provisions described above under “—Ranking of Contingent Capital Securities” without the need of any further action on the part of the trustee, the holders of the relevant contingent capital securities or any other person.

For the avoidance of doubt, as the principal amount of the contingent capital securities and, in the circumstances mentioned above, Accrued Interest (if applicable) will become immediately due and payable upon a Contingent Capital Winding-up Event that occurs before the occurrence of a Capital Adequacy Trigger Event, neither the trustee nor the holders of the relevant contingent capital securities are required to declare such principal amount and Accrued Interest (if applicable) to be due and payable.

A “Contingent Capital Winding-up Event” with respect to the contingent capital securities shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within thirty (30) days of the making of such order, (ii) our shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator of the Issuer, the administrator gives notice that it intends to declare and distribute a dividend. For the avoidance of doubt and subject as set out under “—Interest Cancellation—Interest Cancellation Following a Contingent Capital Regulatory Event” if applicable, no interest will be due and payable if such interest has been cancelled or is deemed cancelled (in each case, in whole or in part) as described under “—Interest Cancellation” above.

Non-payment

If we fail to pay any amount that has become due and payable under the relevant contingent capital securities and such failure continues for fourteen (14) days, the trustee may give us written notice of such failure. If within a period of fourteen (14) days following the provision of such notice, the failure continues and has not been cured nor waived (a “Contingent Capital Non-Payment Event”), the trustee may at its discretion and without further notice to us institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration. For the avoidance of doubt and subject as set out under “—Interest Cancellation—Interest Cancellation Following a Contingent Capital Regulatory Event” if applicable, no interest with respect to any series of contingent capital securities will be due and payable if such interest on such series of contingent capital securities has been cancelled or is deemed cancelled (in each case, in whole or in part) as described under “—Interest Cancellation” above. Accordingly, no default in payment under such contingent capital securities will have occurred or be deemed to have occurred in such circumstances.

Limited remedies for breach of obligations (other than non-payment)

In addition to the remedies for non-payment provided above, the trustee may, without further notice, institute such proceedings against us as the trustee may deem fit to enforce any term, obligation or condition binding on us under the relevant contingent capital securities or the Contingent Capital Securities Indenture (other than any payment obligation of the Issuer under or arising from such contingent capital securities or the Contingent Capital Securities Indenture, including, without limitation, payment of any principal or interest, including Contingent Capital Additional Amounts) (such obligation, a “Contingent Capital Performance Obligation”); provided always that the trustee (acting on behalf of the holders of such contingent capital securities) and the holders of such contingent capital securities may not enforce, and may not be entitled to enforce or otherwise claim, against us any judgment or other award given in such proceedings that requires the payment of money by us, whether by way of damages or otherwise (a “Contingent Capital Monetary Judgment”), except by proving such Contingent Capital Monetary Judgment in our winding-up and/or by claiming such Contingent Capital Monetary Judgment in our administration.

By its acquisition of the contingent capital securities, each holder of the contingent capital securities acknowledges and agrees that such holder will not seek to enforce or otherwise claim, and will not direct the trustee (acting on behalf of the holders of the contingent capital securities) to enforce or otherwise claim, a Contingent Capital Monetary Judgment against us in connection with our breach of a Contingent Capital Performance Obligation, except by proving such Contingent Capital Monetary Judgment in our winding-up and/or by claiming such Contingent Capital Monetary Judgment in our administration.

No other remedies

Other than the limited remedies specified herein under “Contingent Capital Enforcement Events and Remedies” above and subject to “Trust Indenture Act remedies” below, no remedy against us will be available to the trustee (acting on behalf of the holders of the contingent capital securities) or the holders of the contingent capital securities whether for the recovery of amounts owing in respect of the contingent capital securities or under the Contingent Capital Securities Indenture or in respect of any breach by us of any of our obligations under or in respect of the terms of the contingent capital securities or under the Contingent Capital Securities Indenture in relation thereto; provided, however, that such limitation shall not apply to our obligations to pay the fees and expenses of, and to indemnify, the trustee (including fees and expenses of trustee’s counsel) and the trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in the Contingent Capital Securities Indenture and any subordination provisions in any supplemental indenture thereto.

Trust Indenture Act remedies

Notwithstanding the limitation on remedies specified herein under “Contingent Capital Enforcement Events and Remedies” above, (1) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the contingent capital securities under the provisions of the Contingent Capital Securities Indenture and (2) nothing shall impair the right of a holder of the contingent capital securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to the relevant contingent capital securities; provided that, in the case of each of (1) and (2) above, any payments in respect of, or arising from, the contingent capital securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the contingent capital securities, are subject to the subordination provisions set forth in the Contingent Capital Securities Indenture and any subordination provisions in any supplemental indenture thereto.

Under the terms of the Contingent Capital Securities Indenture, an Automatic Conversion, an Automatic Write-Down (and, in either case, the related cancellation of interest and any other amounts in respect of or arising under the particular series of contingent capital securities or the Contingent Capital Securities Indenture) or the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the contingent capital securities is not a Contingent Capital Enforcement Event.

Trustee’s Duties

In case of a Contingent Capital Enforcement Event under any series of the contingent capital securities, the trustee shall exercise such of the rights and powers vested in it by the Contingent Capital Securities Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. For these purposes, a “Contingent Capital Enforcement Event” shall occur (i) upon the occurrence of a Contingent Capital Winding-up Event that occurs before any occurrence of a Capital Adequacy Trigger Event, (ii) upon the occurrence of a Contingent Capital Non-Payment Event or (iii) upon a breach by us of (a) a Contingent Capital Performance Obligation or (b) if the applicable prospectus supplement provides that “—Interest Cancellation—Interest Cancellation Following a Contingent Capital Regulatory Event” applies, the undertaking set out under “—Interest Cancellation—Interest Cancellation Following a Contingent Capital Regulatory Event,” in each case with respect to the relevant series of the contingent capital securities. Holders of a majority of the aggregate principal amount of the outstanding contingent capital securities of a series may waive any past Contingent Capital Enforcement Event specified in clause (iii) (a) in the preceding sentence but may not waive any past Contingent Capital Enforcement Event specified in clauses (i),(ii) and (iii) (b) in the preceding sentence.

If a Contingent Capital Enforcement Event occurs and is continuing with respect to any series of the contingent capital securities, the trustee will have no obligation to take any action at the direction of any holders of such series of the contingent capital securities, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding contingent capital securities of a series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of the contingent capital securities. However, this direction (a) must not be in conflict with any rule of law or the Contingent Capital Securities Indenture and (b) must not be unjustly prejudicial to the holder(s) of such series of the contingent capital securities not taking part in the direction, in the case of either (a) or (b) as determined by the trustee in its sole discretion. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within ninety (90) days of a Contingent Capital Enforcement Event with respect to the contingent capital securities of any series, give to each affected holder of the contingent capital securities of the affected series notice of any Contingent Capital Enforcement Event known to the trustee, unless the Contingent Capital Enforcement Event has been cured or waived. However, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the Contingent Capital Securities Indenture.

Limitation on Suits

Before a holder of the contingent capital securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the contingent capital securities, the following must occur:

•

The holder must give the trustee written notice that a Contingent Capital Enforcement Event has occurred and remains uncured, specifying such default and stating that such notice is a “Notice of Default” under the Contingent Capital Securities Indenture.

•

The holders of 25% in principal amount of all outstanding contingent capital securities of the relevant series must make a written request that the trustee take action because of the Contingent Capital Enforcement Event, and the holder must offer to the trustee indemnity or security satisfactory to the trustee in its sole discretion against the costs, expenses and other liabilities to be incurred in compliance with such request.

•

The trustee must not have taken action for sixty (60) days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding contingent capital securities of the relevant series during that period.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any past Contingent Capital Enforcement Event, as described below in “Description of Certain Provisions Relating to Debt Securities and Contingent Capital Securities—Legal Ownership; Form of Securities.”

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the contingent capital securities, consolidate or amalgamate with, merge into or transfer or lease our assets substantially as an entirety to, any person of the persons specified in the applicable Contingent Capital Securities Indenture. However, any successor person formed by any consolidation, amalgamation or merger, or any transferee or lessee of our assets, must assume our obligations on the contingent capital securities and the Contingent Capital Securities Indenture, if any, and a number of other conditions must be met.

Subject to applicable law and regulation (including, if and to the extent required by the Capital Regulations at such time, the prior consent of the PRA and/or the Relevant U.K. Resolution Authority), any of our wholly owned subsidiaries may assume our obligations, if any, under the contingent capital securities of any series without the consent of any holder. We, however, must irrevocably guarantee (on a subordinated basis in substantially the manner described under “—Ranking of Contingent Capital Securities” above) the obligations of the subsidiary under the contingent capital securities of that series. If we do, all of our direct obligations under the contingent capital securities of the series and the applicable Contingent Capital Securities Indenture shall immediately be discharged. Unless the relevant prospectus supplement provides otherwise, any Contingent Capital Additional Amounts under the contingent capital securities of the series will be payable in respect of Taxes imposed by the jurisdiction in which the successor entity is organized, rather than Taxes imposed by a U.K. Taxing Jurisdiction, subject to exceptions equivalent to those that apply to any obligation to pay Contingent Capital Additional Amounts in respect of Taxes imposed by a U.K. Taxing Jurisdiction. However, if we make payment under this guarantee, we shall also be required to pay Contingent Capital Additional Amounts related to Taxes (subject to the exceptions set forth in “—Payment of Contingent Capital Additional Amounts” above) imposed by a U.K. Taxing Jurisdiction due to this guarantee payment.

A subsidiary that assumes our obligations will also be entitled to redeem the contingent capital securities of the relevant series in the circumstances described under “—Redemption” above with respect to any change or amendment to, or change in the official application of the laws or regulations (including any treaty) of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations. Such substitution can only be made in accordance with the rules and requirements of the PRA, as and to the extent applicable from time to time.

The IRS might deem an assumption of our obligations as described above to be an exchange of the existing contingent capital securities for new contingent capital securities, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Governing Law

Unless the applicable prospectus supplement provides otherwise, the contingent capital securities and Contingent Capital Securities Indenture will be governed by and construed in accordance with the laws of the State of New York, except that, as specified in the Contingent Capital Securities Indenture, the subordination provisions and any applicable provisions relating to waiver of set-off of each series of contingent capital securities and the related provisions in the Contingent Capital Securities Indenture will be governed by and construed in accordance with English law.

Notices

Notices regarding the contingent capital securities will be valid:

•	with respect to global contingent capital securities if given in accordance with the applicable procedures of the depositary for such global contingent capital securities; or

•	if registered contingent capital securities are affected, if given in writing and mailed to each registered holder as provided in the applicable Contingent Capital Securities Indenture.

With respect to a global contingent capital security representing any series of contingent capital securities, a copy of all notices with respect to such series will be delivered to the depositary for such global contingent capital security.

The Trustee

The Bank of New York Mellon acting through its London Branch, will be the trustee under the Contingent Capital Securities Indenture. The trustee has two principal functions:

•	first, it can enforce a holder’s rights against us if there is a Contingent Capital Enforcement Event under the Contingent Capital Securities Indenture; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring contingent capital securities to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of our respective businesses.

Consent to Service

The Contingent Capital Securities Indenture provides that we irrevocably designate Barclays Bank PLC (New York Branch), 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel as our authorized agent for service of process in any proceeding arising out of or relating to the Contingent Capital Securities Indenture or contingent capital securities brought in any federal or state court in the Borough of Manhattan, the City of New York, and we irrevocably submit to the jurisdiction of these courts.

DESCRIPTION OF ORDINARY SHARES

Barclays PLC only has ordinary shares in issue which are governed by the laws of England and Wales. The shareholders of Barclays PLC passed an ordinary resolution on May 7, 2020 to increase its share capital by the creation of new shares of up to £825,000,000 in relation to any issue of securities that automatically convert into or are exchanged for ordinary shares of Barclays PLC, which authorization expires the earlier of the end of Barclays PLC’s Annual General Meeting to be held in 2021 and the close of business on June 30, 2021, unless otherwise renewed or passed pursuant to a separate resolution.

Our Articles of Association (the “Articles”) contain provisions to the following effect:

Dividends

Subject to the provisions of the Articles and applicable legislation, Barclays PLC at any general meeting may declare dividends on the ordinary shares by ordinary resolution, but such dividends may not exceed the amount recommended by the Board. The Board may also pay interim or final dividends if it appears they are justified by our financial position.

All unclaimed dividends payable in respect of any share may be invested or otherwise made use of by the Board for the benefit of Barclays PLC until claimed. If a dividend is not claimed after 12 years of it becoming payable, it is forfeited and reverts to us.

Barclays PLC operates a Scrip Dividend Programme which enables eligible shareholders to elect to receive new ordinary shares issued by Barclays PLC instead of a cash dividend.

Voting

Every member who is present in person or by proxy or represented at any general meeting of Barclays PLC, and who is entitled to vote, has one vote on a show of hands. Every proxy present has one vote, except that the proxy will have one vote for and one vote against a resolution if he/she has been instructed to vote for and against the resolution by different members or in one direction by a member while another member has permitted the proxy discretion as to how to vote. On a poll, every member who is present or represented and who is entitled to vote has one vote for every share held. In the case of joint holders, only the vote of the senior holder (as determined by order in the share register) or his proxy may be counted. If any sum payable remains unpaid in relation to a member’s shareholding, that member is not entitled to vote that share or exercise any other right in relation to a meeting of Barclays PLC unless the Board otherwise determine.

If any member, or any other person appearing to be interested in any of our ordinary shares, is served with a notice under Section 793 of the Companies Act 2006 (the “Companies Act”) and does not supply us with the information required in the notice, then (unless the Board otherwise decides, and subject to applicable law) (i) that member shall not be entitled to attend or vote at any meeting of Barclays PLC, and (ii) if the shares of the defaulting member represent 0.25% or more of the issued shares of the relevant class, dividends or other monies payable on those shares shall be retained by us and no transfer of those shares shall be registered (other than certain specified “excepted transfers”). These sanctions cease to have effect seven (7) days after we have received the information requested, or when we are notified that an “excepted transfer” of all of the relevant shares to a third party has occurred, or as the Board otherwise determines.

Transfers

Ordinary shares may be held in either certificated or uncertificated form. Certificated ordinary shares shall be transferred in writing in any usual or other form approved by the Board and executed by or on behalf of the transferor. Transfers of uncertificated ordinary shares shall be made in accordance with the Companies Act and Uncertificated Securities Regulations 2001, as amended.

The Board is not bound to register a transfer of partly paid ordinary shares, or fully paid shares in exceptional circumstances approved by the FCA. The Board may also decline to register an instrument of transfer of certificated ordinary shares unless (i) it is duly stamped and deposited at the prescribed place and accompanied by the share certificate(s) and such other evidence as reasonably required by the Board to evidence right to transfer, (ii) it is in respect of one class of shares only, and (iii) it is in favor of a single transferee or not more than four transferees (except in the case of executors or trustees of a member).

Redemption and Purchase

Subject to applicable legislation and the rights of the other shareholders, any share may be issued on terms that it is, at our option or the holder of such share, redeemable. The directors are authorized to determine the terms, conditions and manner of redemption of any such shares under the Articles.

Calls on capital

The directors may make calls upon the members in respect of any monies unpaid on their shares. A person upon whom a call is made remains liable even if the shares in respect of which the call is made have been transferred. Interest will be chargeable on any unpaid amount called at a rate determined by the Board (of not more than 20% per annum).

If a member fails to pay any call in full (following notice from the Board that such failure will result in forfeiture of the relevant shares), such shares (including any dividends declared but not paid) may be forfeited by a resolution of the Board, and will become the property of Barclays PLC. Forfeiture shall not absolve a previous member for amounts payable by him/her (which may continue to accrue interest).

Barclays PLC also has a lien over all of our partly paid shares for all monies payable or called on that share and over the debts and liabilities of a member to Barclays PLC. If any monies which are the subject of the lien remain unpaid after a notice from the Board demanding payment, we may sell such shares.

Variation of Rights

The rights attached to any class of shares may be varied either with the consent in writing of the holders of at least 75% in nominal value of the issued shares of that class (excluding any share of that class held as treasury shares) or with the sanction of special resolution passed at a separate meeting of the holders of the shares of that class.

The rights of shares shall not (unless expressly provided by the rights attached to such shares) be deemed varied by the creation of further shares ranking equally with them.

Winding-up

In the winding-up of Barclays PLC (whether the liquidation is voluntary or by the court) the liquidator may, on obtaining any sanction required by law, divide among the members in kind the whole or any part of the assets of Barclays PLC, whether or not the assets consist of property of one kind or of different kinds, and vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he, with the like sanction, shall determine. For this purpose the liquidator may set the value he deems fair on a class or classes of property, and may determine on the basis of that valuation and in accordance with the then existing rights of members how the division is to be carried out between members or classes of members. The liquidator may not, however, distribute to a member without his consent an asset to which there is attached a liability or potential liability for the owner.

DESCRIPTION OF CERTAIN PROVISIONS RELATING TO DEBT SECURITIES AND CONTINGENT CAPITAL SECURITIES

In this section of the prospectus, the term “securities” refers to Senior Debt Securities, Dated Subordinated Debt Securities and contingent capital securities.

Legal Ownership; Form of Securities

Street Name and Other Indirect Holders. Investors who hold securities in accounts at banks or brokers will generally not be recognized by us as legal holders of securities. This is called holding in “street name.”

Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. An investor who holds securities in street name should check with the investor’s own intermediary institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how the investor can instruct it to send the investor’s securities registered in the investor’s own name so the investor can be a registered holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Registered Holders. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of securities. As noted above, we do not have obligations to an investor who holds in street name or other indirect means, either because the investor chooses to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the investor as a street name customer but does not do so.

Global Securities. A global security is a special type of indirectly held security, as described above under “—Legal Ownership; Form of Securities—Street Name and Other Indirect Holders.” If we issue securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

We require that the global security be registered in the name of a financial institution we select or in the name of a nominee for such financial institution. In addition, we require that the securities included in the global security not be transferred to the name of any other registered holder unless the special circumstances described in the section “—Special Situations When a Global Security Will Be Terminated” occur. The financial institution that acts (either directly or through its nominee) as the sole registered holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. Unless the applicable prospectus supplement indicates otherwise, each series of securities will be issued only in the form of global securities.

In the remainder of this section, “holders” means registered holders and not street name or other indirect holders of securities. Indirect holders should read the subsection entitled “—Legal Ownership; Form of Securities—Street Name and Other Indirect Holders.”

Payment and Paying Agents. We will pay interest (if any) to registered holders listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if the registered holder no longer owns the security on the interest due date. That particular day, usually about one business day in advance of the interest due date, is called the regular record date and is stated in the applicable prospectus supplement.

Unless the relevant prospectus supplement provides otherwise, we will pay interest (if any), principal and any other money due on the securities at the corporate trust office of the trustee in New York City. Holders of securities must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agents for any particular series of securities.

Special Investor Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

Investors in securities that are issued only in the form of global securities should be aware that:

•	they cannot get securities registered in their own name;

•	they cannot receive physical certificates for their interests in securities;

•

they will be a street name holder and must look to their own bank or broker for payments on the securities and protection of their legal rights relating to the securities, as explained earlier under “—Legal Ownership; Form of Securities—Street Name and Other Indirect Holders”;

•	they may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•

the depositary’s policies will govern payments, transfers, exchange and other matters relating to their interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in a global security transferred to their own name so that they will be registered holders. The rights of street name investors and registered holders in the securities have been described above in the sections entitled “—Legal Ownership; Form of Securities—Street Name and Other Indirect Holders; Registered Holders.”

The special situations for termination of a global security are:

•	when (x) the depositary has notified us that it is unwilling or unable to continue as depositary or (y) has ceased to be a clearing agency registered under the Exchange Act;

•

when a Senior Winding-up Event, a Dated Subordinated Winding-up Event or a Contingent Capital Winding-up Event, as applicable, with respect to relevant global security, has occurred and is continuing; or

•

when we at our option and in our sole discretion determine that the global securities of a particular series of debt securities and/or contingent capital securities should be exchanged for definitive Senior Debt Securities, definitive Dated Subordinated Debt Securities and/or definitive contingent capital securities of that series in registered form.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary (and not us or the trustee) is responsible for deciding the names of the institutions that will be the initial registered holders.

CLEARANCE AND SETTLEMENT

The securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by DTC, in the United States, Clearstream Banking, S.A. (“Clearstream, Luxembourg”), in Luxembourg and Euroclear Bank SA/NV (“Euroclear”), in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of Euroclear, Clearstream, Luxembourg, DTC and any other clearing system identified in the applicable prospectus supplement.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

Euroclear and Clearstream, Luxembourg hold interests on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with the DTC, in turn hold such interests in customers’ securities accounts in the depositories’ names on the books of the DTC.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Clearstream, Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

DTC has advised us as follows:

•	DTC is:

(1)	a limited purpose trust company organized under the laws of the State of New York;

(2)	a “banking organization” within the meaning of New York Banking Law;

(3)	a member of the Federal Reserve System;

(4)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

(5)	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of securities.

•

Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers and dealers and trust companies that have custodial relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg

Clearstream, Luxembourg has advised us as follows:

•

Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of securities.

•

Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

•

Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•

Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear has advised us as follows:

•

Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Financial Services and Markets Authority (L’Autorité des Services et Marchés Financiers) and the National Bank of Belgium (Banque Nationale de Belgique).

•

Euroclear holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants and between Euroclear participants and participants of certain other securities settlement systems through electronic book-entry changes in accounts of such participants or through other securities intermediaries.

•

Euroclear provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations. Certain of the managers or underwriters for an offering of securities, or other financial entities involved in such offering, may be Euroclear participants.

•

Non-participants in the Euroclear system may hold and transfer book-entry interests in the securities through accounts with a participant in the Euroclear system or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

•

Although Euroclear has agreed to the procedures provided below in order to facilitate transfers of securities among participants in the Euroclear system, and between Euroclear participants and participants of other securities settlement systems, it is under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time.

•

Investors electing to acquire any securities through an account with Euroclear or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of new issues of securities. Securities to be acquired against payment through an account with Euroclear will be credited to the securities clearance accounts of the respective Euroclear participants in the securities processing cycle for the business day following the settlement date for value as of the settlement date, if against payment. For more information, reference should be made to the New Issues Distribution Guide.

•

Investors electing to acquire, hold or transfer securities through an account with Euroclear or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of secondary market transactions in securities. Euroclear will not monitor or enforce any transfer restrictions with respect to the securities offered.

•

Investors who are participants in the Euroclear system may acquire, hold or transfer interests in the securities by book-entry to accounts with Euroclear. Investors who are not participants in the Euroclear system may acquire, hold or transfer interests in the securities by book- entry to accounts with a securities intermediary who holds a book-entry interest in the securities through accounts with Euroclear.

•

Investors that acquire, hold and transfer interests in the securities by book-entry through accounts with Euroclear or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the individual securities.

•

Under Belgian law, investors that are credited with securities on the records of Euroclear have a co-property right in the fungible pool of interests in securities on deposit with Euroclear in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of Euroclear, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with Euroclear. If Euroclear did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with such interests in securities on Euroclear’s records, all participants having an amount of interests in securities of such type credited to their accounts with Euroclear would have the right under Belgian law to the return of their pro-rata share of the amount of interests in securities actually on deposit.

•

Under Belgian law, Euroclear is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interests in securities on its records.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

Unless the applicable prospectus supplement states otherwise, we will issue the securities in global form and the distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream, Luxembourg

We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for securities.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for securities.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

TAX CONSIDERATIONS

U.S. Taxation of Debt Securities

This section describes the material U.S. federal income tax consequences of owning debt securities. It applies to you only if you acquire your debt securities in an offering and you hold your debt securities as capital assets for tax purposes.

This section does not describe the material U.S. federal income tax consequences of owning contingent capital securities and ordinary shares. The material U.S. federal income tax consequences of owning contingent capital securities and ordinary shares will be described in the relevant prospectus supplement.

This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a tax-exempt organization;

•	an insurance company;

•	a regulated investment company;

•	a person that holds debt securities as part of a straddle or a hedging or conversion transaction for tax purposes or as part of a “synthetic security” or other integrated financial transaction;

•	a person that purchases or sells debt securities as part of a wash sale for tax purposes;

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar;

•	an entity taxed as a partnership or the partners therein;

•	a U.S. expatriate;

•	nonresident alien individuals present in the United States for more than 182 days in a taxable year;

•	a bank; or

•	a person liable for alternative minimum tax.

This section is based on the Code, as amended, its legislative history, existing and proposed regulations, under the Code, published rulings and court decisions, all as in effect as of the date hereof, as well as on the income tax convention between the United States of America and the United Kingdom (the “Treaty”). These laws are subject to change, possibly on a retroactive basis.

This section deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities that are due to mature more than 30 years from their issue date will be discussed in an applicable prospectus supplement. In addition, this section does not address the U.S. federal income tax consequences of owning convertible or exchangeable debt securities; the U.S. federal income tax consequences of owning convertible or exchangeable debt securities will be addressed in the applicable prospectus supplement. This section also does not address the U.S. federal income tax consequences of owning bearer securities. U.S. holders of certain bearer securities may be subject to additional, adverse U.S. federal income tax rules. Dated Subordinated Debt Securities may be subject to additional U.S. federal income tax rules which will be discussed in the relevant prospectus supplement.

This section addresses only U.S. federal income tax consequences, and does not address consequences arising under U.S. state, local, non-U.S. tax laws or the Medicare tax on net investment income or under special timing rules prescribed under section 451(b) of the U.S. Internal Revenue Code.

You should consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of owning and disposing of debt securities in your particular circumstances.

U.S. Holders

This subsection describes the U.S. federal income tax consequences to a U.S. holder of owning debt securities. You are a U.S. holder if you are a beneficial owner of debt securities and you are for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a domestic corporation; or

•	otherwise subject to U.S. federal income taxation on a net income basis in respect of the debt securities.

If you are not a U.S. holder, this subsection does not apply to you, and you should refer to “— Taxation of Non-U.S. Holders” below.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “—Original Issue Discount—General,” you will be taxed on any interest on your debt securities, excluding any pre-issuance accrued interest, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes. If payments of this kind are made with respect to a debt security denominated in a single currency other than the U.S. dollar (a “foreign currency debt security”), the amount of interest income realized by a U.S. holder that uses the cash method of tax accounting will be the U.S. dollar value of such foreign currency payment based on the exchange rate in effect on the date of receipt regardless of whether the payment in fact is converted into U.S. dollars. A U.S. holder that uses the accrual method of accounting for tax purposes will accrue interest income on the debt security in the relevant foreign currency and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or portion thereof within the U.S. holder’s taxable year), or, at the accrual basis U.S. holder’s election, at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if this date is within five business days of the last day of the accrual period. A U.S. holder that makes this election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service (the “IRS”). A U.S. holder that uses the accrual method of accounting for tax purposes will recognize foreign currency gain or loss, as the case may be, on the receipt of an interest payment made with respect to a foreign currency debt security if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Amounts attributable to pre-issuance accrued interest will generally not be includable in income, except to the extent of foreign currency gain or loss attributable to any changes in exchange rates during the period between the date the U.S. Holder acquired the debt security and the first interest payment date. This foreign currency gain or loss will be treated as ordinary income or loss but generally will not be treated as an adjustment to interest income received on the debt security.

Interest paid by us on the debt securities and original issue discount (or “OID”), if any, accrued with respect to the debt securities (as described below under “Original Issue Discount”) is income from sources outside the United States subject to the rules regarding the foreign tax credit allowable to a U.S. holder. Under the foreign tax credit rules, interest and OID will generally be “passive” income for purposes of computing the foreign tax credit.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “—Variable Rate Debt Securities.”

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than 1/4 of 1% of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis OID if the amount of the excess is less than this amount. If your debt security has de minimis OID, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis OID by a fraction equal to:

•	the amount of the principal payment made divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its issue date, you must include OID in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price (and any accrued interest, if any) and any accrued OID for each prior accrual period; and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

In the case of a discount debt security that is also a foreign currency debt security, a U.S. holder should determine the U.S. dollar amount includible in income as OID for each accrual period by (a) calculating the amount of OID allocable to each accrual period in such foreign currency using the constant-yield method described above, and (b) translating the amount of the foreign currency so derived at the average exchange rate in effect during that accrual period (or portion thereof within a U.S. holder’s taxable year) or, at the U.S. holder’s election (as described above under “—Payments of Interest”), at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period. Because exchange rates may fluctuate, a U.S. holder of a discount debt security that is also a foreign currency debt security may recognize a different amount of OID income in each accrual period than would the holder of an otherwise similar discount debt security denominated in U.S. dollars. All payments on a discount debt security, other than payments of qualified stated interest, will generally be viewed first as payments of previously accrued OID to the extent thereof, with payments attributed first to the earliest-accrued OID, and then as payments of principal. Upon the receipt of an amount attributable to OID (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the discount debt security), a U.S. holder will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the discount debt security, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “—General,” the excess over the adjusted issue price is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security;

divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Variable Rate Debt Securities. A floating rate debt security generally will be treated as a “variable rate debt instrument” under applicable Treasury regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as “qualified stated interest” and such debt security will not have OID solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security qualifying as a

“variable rate debt instrument” is a discount debt security, for purposes of determining the amount of OID allocable to each accrual period under the rules above, the debt security’s “yield to maturity” and “qualified stated interest” will generally be determined as though the debt security bore interest in all periods at a fixed rate determined at the time of issuance of the debt security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest index. If a floating rate debt security does not qualify as a “variable rate debt instrument,” the debt security will be subject to special rules that govern the tax treatment of contingent payment obligations.

Debt Securities Subject to Contingencies, Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, and the debt security is not subject to other rules for debt securities with contingent payments, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. If applicable, these rules will be discussed in the relevant prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or a combination of options in the manner that minimizes the yield on your debt security; and,

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or a combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “—General,” with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the IRS.

Short-Term Debt Securities. In general, if you are an individual or other cash basis U.S. holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for U.S. federal income tax purposes unless you elect to do so (generally you will be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Alternatively, a U.S. holder of a short-term debt security can elect to accrue the “acquisition discount,” if any, with respect to the short-term debt security on a current basis. If such an election is made, the OID rules will not apply to the short-term debt security. Acquisition discount is the excess of the short-term debt security’s stated redemption price at maturity over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the U.S. holder, under a constant-yield method based on daily compounding.

Market Discount

You would be treated as if you purchased your debt security, other than a short-term debt security, at a market discount and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above under “Original Issue Discount—General”; and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1% of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1% multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the U.S. holder’s taxable year). If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the IRS. If you own a market discount debt security and do not make this election, you would generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

If you own a market discount debt security, the market discount debt security would accrue on a straight-line basis unless you elect to accrue market discount using a constant-yield method. Market discount on a foreign currency debt security will be accrued by a U.S. holder in the such foreign currency. The amount includible in income by a U.S. holder in respect of such accrued market discount will be the U.S. dollar value of the amount accrued, generally calculated at the exchange rate in effect on the date that the debt security is disposed of by the U.S. holder. If you make this election, it would apply only to the debt security with respect to which it is made and you may not revoke it. You would, however, not include accrued market discount in income unless you elect to do so as described above.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount (or, in the case of a discount debt security, in excess of the sum of all amounts payable on the debt security after the acquisition date (other than payments of qualified stated interest)), you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each accrual period with respect to interest on your debt security by the amount of amortizable bond premium allocable to that accrual period, based on your debt security’s yield to maturity. If you elect to amortize the premium, you must reduce your tax basis in your debt security by the amount of the premium amortized during your holding period.

If the amortizable bond premium allocable to an accrual period exceeds your interest income from your debt security for such accrual period, such excess is first allowed as a deduction to the extent of interest included in your income in respect of the debt security in previous accrual periods and is then carried forward to your next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which your debt security is sold, retired or otherwise disposed of exceeds your interest income for such accrual period, you would be allowed an ordinary deduction equal to such excess.

If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the IRS. See also “—Original Issue Discount—Election to Treat All Interest as Original Issue Discount.”

In the case of premium in respect of a foreign currency debt security, a U.S. holder should calculate the amortization of the premium in such foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period and therefore are translated into U.S. dollars at the exchange rate used by the U.S. holder for such interest payments. Exchange gain or loss will be realized with respect to amortized bond premium on such a debt security based on the difference between the exchange rate on the date or dates the premium is recovered through interest payments on the Note and the exchange rate on the date on which the U.S. holder acquired the debt security.

With respect to a U.S. holder that does not elect to amortize bond premium, the amount of bond premium will be included in the U.S. holder’s tax basis when the debt security matures or is disposed of by the U.S. holder. Therefore, a U.S. holder that does not elect to amortize such premium and holds the debt security to maturity will generally be required to treat the premium as a capital loss at maturity

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be your cost of your debt security adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security; and then

•

subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium to the extent that such premium either reduced interest income on your debt security or gave rise to a deduction on your debt security.

In the case of a foreign currency debt security, the cost of such debt security to a U.S. holder will be the U.S. dollar value of the foreign currency purchase price on the date of purchase. In the case of a foreign currency debt security that is traded on an established securities market, a cash basis U.S. holder (and, if it so elects, an accrual basis U.S. holder) will determine the U.S. dollar value of the cost of such debt security by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The amount of any subsequent adjustments to a U.S. holder’s tax basis in a debt security in respect of original issue discount, market discount and premium denominated in such foreign currency will be determined in the manner described under “—Original Issue Discount”, “—Market Discount” and “—Debt Securities Purchased at a Premium” above. The conversion of U.S. dollars to a foreign currency and the immediate use of the foreign currency to purchase a foreign currency debt security generally will not result in taxable gain or loss for a U.S. holder.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your debt security. If a U.S. holder receives a currency other than the U.S. dollar in respect of the sale, exchange or retirement of a debt security, the amount realized generally will be the U.S. dollar value of such foreign currency received calculated at the exchange rate in effect on the date the instrument is disposed of or retired for U.S. federal income tax purposes. In the case of a foreign currency debt security that is traded on an established securities market, a cash basis U.S. holder, and if it so elects, an accrual basis U.S. holder will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate on the settlement date of the sale. An accrual method taxpayer that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot exchange rates in effect on the date of the sale, exchange or retirement and the settlement date. The election available to accrual basis U.S. holders in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, discussed above, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent described above under “—Original Issue Discount—Short-Term Debt Securities,” “—Market Discount” or foreign currency gain or loss.

Capital gain of a non-corporate U.S. holder is generally taxed at preferential rates where the holder has a holding period of greater than one year. The deductibility of capital losses is subject to limitations. Such gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Gain or loss recognized by a U.S. holder on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the holder held such debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income received on the debt securities. Such foreign currency gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Foreign Currency Notes and Reportable Transactions

A U.S. holder that participates in a “reportable transaction” will be required to disclose its participation to the IRS. The scope and application of these rules is not entirely clear. A U.S. holder may be required to treat a foreign currency exchange loss relating to a foreign currency debt security as a reportable transaction if the loss exceeds $50,000 in a single taxable year if the U.S. holder is an individual or trust, or higher amounts for other U.S. holders. In the event the acquisition, ownership or disposition of a foreign currency debt security constitutes participation in a “reportable transaction” for purposes of these rules, a U.S. holder will be required to disclose its investment to the IRS, currently on Form 8886. Prospective purchasers should consult their tax advisors regarding the application of these rules to the acquisition, ownership or disposition of foreign currency debt securities.

Information with Respect to Foreign Financial Assets

Individual U.S. holders of “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year are generally required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders who fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. The debt securities may be subject to these rules. U.S. holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the debt securities.

Other Debt Securities

The applicable prospectus supplement will discuss any special U.S. federal income tax rules with respect to debt securities the payments on which are determined by reference to any reference asset, debt securities that are denominated in a currency other than the U.S. dollar, debt securities that are convertible into ordinary shares of Barclays PLC and other debt securities that are subject to the rules governing contingent payment obligations. Any prospectus supplement discussing the U.S. federal income tax rules with respect to debt securities that are convertible into ordinary shares of Barclays PLC will also discuss the U.S. federal income tax rules with respect to such ordinary shares.

Non-U.S. Holders

This subsection describes the tax consequences to a non-U.S. holder of owning and disposing of debt securities. You are a non-U.S. holder if you are a beneficial owner of a debt security and you are, for U.S. federal income tax purposes:

•	a non-resident alien individual;

•	a non-U.S. corporation; or

•	an estate or trust, that in either case is not a U.S. holder.

If you are a U.S. holder, this subsection does not apply to you.

Interest on Debt Securities. If you are a non-U.S. holder, subject to the discussion of backup withholding and FATCA below, interest paid to you with respect to debt securities will not be subject to U.S. federal income tax, including withholding tax. However, to receive this exemption a non-U.S. holder may be required to satisfy certification requirements, described below under “—Information Reporting and Backup Withholding,” to establish that it is not a U.S. holder.

Disposition of the Debt Securities. If you are a non-U.S. holder, subject to the discussions below under “—Information Reporting and Backup Withholding,” you generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or retirement of your debt security.

Foreign Account Tax Compliance Withholding

Certain non-U.S. financial institutions must comply with information reporting requirements or certification requirements in respect of their direct and indirect United States shareholders and/or United States accountholders to avoid becoming subject to withholding on certain payments. Barclays PLC and other non-U.S. financial institutions may accordingly be required to report information to the IRS regarding the holders of the debt securities and to withhold at a 30% rate on all or a portion of payments on the debt securities to certain holders that fail to comply with the relevant information reporting requirements (or hold the debt securities directly or indirectly through certain non-compliant intermediaries), if those payments are treated as “foreign passthru payments.” Under current regulations, the term “foreign passthru payments” is not defined, and it is not clear whether or to what extent payments on the debt securities may be subject to this withholding tax. However, the IRS has indicated that it will not apply withholding tax to any “foreign passthru payments” made prior to two years after the date on which final regulations on this issue are published in the U.S. Federal Register. Moreover, such withholding would only apply to securities issued at least six months after the date on which final regulations implementing such rule are filed with the U.S. Federal Register.

If such withholding is required, Barclays PLC will not be required to pay any additional amounts with respect to any such amounts withheld. A beneficial owner of debt securities that is not a foreign financial institution generally will be entitled to a refund of any such amounts withheld, but this may entail significant administrative burden. U.S. holders and non-U.S. holders are urged to consult their tax advisers regarding the application of such withholding tax to their ownership of the debt securities.

Information Reporting and Backup Withholding

In general, if you are a noncorporate U.S. holder, information reporting requirements, on IRS Form 1099, generally would apply to payments of principal and interest, and the accrual of OID on a debt security within the United States, and the payment of proceeds to you from the sale of a debt security effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of interest payments) are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements with respect to payments of principal and interest made to you outside the United States by us or another non-U.S. payor. You are also generally exempt from backup withholding and information reporting requirements in respect of payments of principal and interest made within the United States and the payment of the proceeds from the sale of a debt security effected at a United States office of a broker, as long as either (i) the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-U.S. person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of a debt security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

United Kingdom Taxation of Senior Debt Securities

Introduction

The following is a summary of the United Kingdom withholding and other tax considerations at the date hereof with respect to the acquisition, ownership and disposition of the Senior Debt Securities by persons who are the absolute beneficial owners of their Senior Debt Securities and who are neither (a) resident in the United Kingdom for United Kingdom tax purposes nor (b) hold the Securities in connection with any trade or business carried on in the United Kingdom through any branch, agency or permanent establishment in the United Kingdom. It is based upon the opinion of Clifford Chance LLP, our United Kingdom solicitors. This summary relates only to the position of persons who are absolute beneficial owners of the Senior Debt Securities and may not apply to certain classes of persons, such as dealers in securities.

The summary is based on current law and the published practice of Her Majesty’s Revenue and Customs (“HMRC”) which may not be binding on HMRC and may be subject to change, sometimes with retrospective effect.

The following is a general guide for information purposes and should be treated with appropriate caution. It is not intended as tax advice and it does not purport to describe all of the tax considerations that may be relevant to a prospective purchaser. If you are in any doubt as to your tax position you should consult professional advisers. You should consult your own tax advisors concerning the consequences of acquiring, owning and disposing of the Senior Debt Securities in your particular circumstances, including the applicability and effect of the Treaty. You should be aware that the particular terms of any particular series of Senior Debt Securities as specified in the applicable prospectus supplement may affect the tax treatment of those Senior Debt Securities. Additionally, holders of Senior Debt Securities should be aware that the tax legislation of any jurisdiction where a holder is resident or otherwise subject to taxation (as well as the jurisdictions mentioned herein) may have an impact on the tax consequences of an investment in the Senior Debt Securities including in respect of any income received from the Senior Debt Securities.

This summary assumes that the Senior Debt Securities will not be issued or transferred to any depositary receipt system.

Payments of Interest

Where interest on the Senior Debt Securities has a United Kingdom source for United Kingdom tax purposes, Senior Debt Securities that carry a right to interest will constitute “quoted Eurobonds” within the meaning of Section 987 of the Income Tax Act 2007 (the “ITA”), provided they are and continue to be listed on a “recognized stock exchange” within the meaning of Section 1005 of the ITA for the purposes of Section 987 of the ITA or admitted to trading on a “multilateral trading facility” operated by a regulated recognized stock exchange (within the meaning of Section 987 of the ITA). The NYSE is a “recognized stock exchange” for these purposes and accordingly the Senior Debt Securities will constitute quoted Eurobonds provided that they are and continue to be listed officially in the United States and are admitted to trading on the main market of the NYSE. Accordingly, payments of interest on the Senior Debt Securities made by us or any paying agent (or received by any collecting agent) may be made (or received, as the case may be) without withholding or deduction for or on account of United Kingdom income tax provided the Senior Debt Securities are listed on a “recognized stock exchange” at the time the interest is paid.

In all cases falling outside the above exemption, interest on the Senior Debt Securities may fall to be paid under deduction of United Kingdom income tax at the basic rate (currently 20%). However, such withholding or deduction will not apply if the relevant interest is paid on Senior Debt Securities with a maturity of less than one year from the date of issuance and which are not issued under a scheme of arrangements the effect or intention of which is, to render such Senior Debt Securities part of a borrowing with a total term of a year or more.

Where interest has been paid under deduction of United Kingdom income tax, holders who are not resident in the United Kingdom may be able to recover all or part of the tax deducted if there is an appropriate provision in any applicable double taxation treaty.

Payments made in respect of the Senior Debt Securities may be subject to United Kingdom tax by direct assessment even where such payments are paid without withholding or deduction. However, as regards a holder of Senior Debt Securities who is not resident in the United Kingdom for United Kingdom tax purposes, payments made in respect of the Senior Debt Securities without withholding or deduction will generally not be subject to United Kingdom tax provided that the relevant holder does not carry on a trade, profession or vocation in the United Kingdom through a branch or agency or (in the case of a company) carry on a trade or business in the United Kingdom through any permanent establishment in the United Kingdom in each case in connection with which the interest is received or to which the Senior Debt Securities are attributable, in which case (subject to exemptions for interest received by certain categories of agent) United Kingdom tax may be levied on the United Kingdom branch or agency, or permanent establishment.

The references to “interest” above mean “interest” as understood in United Kingdom tax law. The statements above do not take any account of any different definitions of “interest” or “principal” which may prevail under any other law or which may be created by the terms and conditions of the Senior Debt Securities or any related documentation. Holders should seek their own professional advice as regards the withholding tax treatment of any payment on the Senior Debt Securities which does not constitute “interest” or “principal” as those terms are understood in United Kingdom tax law. Where a payment on a security does not constitute (or is not treated as) interest for United Kingdom tax purposes, and the payment has a United Kingdom source, it would potentially be subject to United Kingdom withholding tax if, for example, it constitutes (or is treated as) an annual payment or a manufactured payment for United Kingdom tax purposes (which will be determined by, amongst other things, the terms and conditions specified by the particular terms of a particular series of Senior Debt Securities). In such a case, the payment may fall to be made under deduction of United Kingdom tax (the rate of withholding depending on the nature of the payment), subject to such relief as may be available.

Where Senior Debt Securities are issued at an issue price of less than 100 per cent of their principal amount, any discount element on any such Senior Debt Securities will not generally be subject to any United Kingdom withholding tax pursuant to the provisions mentioned above.

The above description of the United Kingdom withholding tax position assumes that there will be no substitution of an issuer and does not consider the tax consequences of any such substitution.

Disposal (Including Redemption)

A holder of Senior Debt Securities who is not resident in the United Kingdom will not be liable to United Kingdom taxation in respect of a disposal (including redemption) of the Senior Debt Securities, any gain accrued in respect of the Senior Debt Securities or any change in the value of the Senior Debt Securities unless the holder carries on a trade, profession or vocation in the United Kingdom through a branch or agency or, in the case of a company, through a permanent establishment and the Senior Debt Securities were used in or for the purposes of this trade, profession or vocation or acquired for the use by or for the purposes of the branch or agency or permanent establishment.

Where Senior Debt Securities are to be, or may fall to be, redeemed at a premium, as opposed to being issued at a discount, then any such element of premium may constitute a payment of interest. Payments of interest are subject to United Kingdom withholding tax as outlined above.

Inheritance tax

Where the Senior Debt Securities are not situate in the United Kingdom, beneficial owners of such Senior Debt Securities who are individuals not domiciled in the United Kingdom will not be subject to United Kingdom inheritance tax in respect of the Senior Debt Securities. “Domicile” usually has an extended meaning in respect of United Kingdom inheritance tax, so that a person who has been resident for tax purposes in the United Kingdom for a certain period of time may be regarded as domiciled in the United Kingdom.

Where the Senior Debt Securities are situate in the United Kingdom, beneficial owners of such Senior Debt Securities who are individuals may be subject to United Kingdom inheritance tax in respect of such Senior Debt Securities on the death of the individual or, in some circumstances, if the Senior Debt Securities are the subject of a gift, including a transfer at less than full market value, by that individual. United Kingdom inheritance tax is not generally chargeable on gifts to individuals made more than seven years before the death of the donor. Subject to limited exclusions, gifts to settlements (which would include, very broadly, private trust arrangements) or to companies may give rise to an immediate United Kingdom inheritance tax charge. Senior Debt Securities held in settlements may also be subject to United Kingdom inheritance tax charges periodically during the continuance of the settlement, on transfers out of the settlement or on certain other events. Investors should take their own professional advice as to whether any particular arrangements constitute a settlement for United Kingdom inheritance tax purposes.

Exemption from or reduction in any United Kingdom inheritance tax liability may be available for U.S. holders under the double tax convention between the United Kingdom and the U.S. on taxes on estates, gifts and inheritance (the “Estate Tax Treaty”) made between the United Kingdom and the United States.

Generally under United Kingdom domestic law a registered security is situate where it is registered and a bearer security is situate where the bearer security is located. However, this is subject to provisions of any applicable double tax treaty. You should consult professional advisers if you are in any doubt as to your liability to United Kingdom inheritance tax.

Stamp Duty

Issue of securities

No United Kingdom stamp duty will generally be payable on the issue of Senior Debt Securities provided that, in the case of bearer Senior Debt Securities, a statutory exemption applies, such as the exemption for the Senior Debt Securities which constitute “loan capital” for the purposes of section 78(7) of the Finance Act 1986 (see below) or which are denominated in a currency other than sterling.

Transfers of securities

No liability for United Kingdom stamp duty will arise on a transfer of, or an agreement to transfer, full legal and beneficial ownership of the Senior Debt Securities, provided that the Senior Debt Securities constitute “exempt loan capital.” Broadly, “exempt loan capital” is “loan capital” for the purposes of section 78(7) of the Finance Act 1986 which does not carry or (in the case of (ii), (iii) and (iv) below) has not at any time prior to the relevant transfer or agreement carried any of the following rights:

(i) a right of conversion into shares or other securities, or to the acquisition of shares or other securities, including loan capital of the same description;

(ii) a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital;

(iii) a right to interest the amount of which falls or has fallen to be determined to any extent by reference to the results of, or of any part of, a business or to the value of any property; or

(iv) a right on repayment to an amount which exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed in the Official List of the FCA.

Even if a security does not constitute exempt loan capital (a “Non-Exempt Security”), no United Kingdom stamp duty will arise on transfer of the security if the security is held within a clearing system and the transfer is effected by electronic means, without executing any written transfer of, or written agreement to transfer, the security.

Where a Non-Exempt Security is transferred by means of a written instrument, or a written agreement is entered into to transfer an interest in the security where such interest falls short of full legal and beneficial ownership of the security, the relevant instrument or agreement may be liable to United Kingdom stamp duty (at the rate of 0.5% of the consideration, rounded up if necessary to the nearest multiple of £5). If the relevant instrument or agreement is executed and retained outside the United Kingdom at all times, no United Kingdom stamp duty should, in practice, need to be paid on such document.

However, in the event that the relevant document is executed in or brought into the United Kingdom for any purpose, then United Kingdom stamp duty may be payable. Interest may also be payable on the amount of such stamp duty, unless the document is duly stamped within thirty (30) days after the day on which it was executed. Penalties for late stamping may also be payable on the stamping of such document (in addition to interest) unless the document is duly stamped within thirty (30) days after the day on which it was executed or, if the instrument was executed outside the United Kingdom, within thirty (30) days of it first being brought into the United Kingdom.

However, no United Kingdom stamp duty will be payable on any such written transfer, or written agreement to transfer, if the amount or value of the consideration for the transfer is £1,000 or under, and the document contains a statement that the transfer does not form part of a larger transaction or series of transactions in respect of which the amount or value, or aggregate amount or value, of the consideration exceeds £1,000.

In addition to the above, if a Non-Exempt Security is in registered form, and the security is transferred, or agreed to be transferred, to a clearance service provider or its nominee, United Kingdom stamp duty may be chargeable (at the rate of 1.5% of the consideration for the transfer or, if none, of the value of the relevant security, rounded up if necessary to the nearest multiple of £5) on any document effecting, or containing an agreement to effect, such a transfer (although see below, under “—Court of Justice of the European Union Decision”).

If a document is subject to stamp duty, it may not be produced in civil proceedings in the United Kingdom, and may not be available for any other purpose in the United Kingdom, until the United Kingdom stamp duty (and any interest and penalties for late stamping) have been paid.

Redemption of securities

No United Kingdom stamp duty will generally be payable on the redemption of the Senior Debt Securities, provided no issue or transfer of shares or other securities is effected upon or in connection with such redemption.

Stamp Duty Reserve Tax

Issue of securities

No United Kingdom stamp duty reserve tax will be payable on the issue of the Senior Debt Securities unless the Senior Debt Securities are issued directly to the provider of a clearance service or its nominee. In that case, United Kingdom stamp duty reserve tax may be chargeable at the rate of 1.5% of the issue price of the Senior Debt Securities (although see below, under “—Court of Justice of the European Union Decision”). This charge may arise unless either (a) a statutory exemption is available or (b) the clearance service has made an election under section 97A of Finance Act 1986 which applies to the Senior Debt Securities. A statutory exemption from the charge will be available:

(i) if the securities constitute “exempt loan capital”; or

(ii) for certain bearer securities provided certain conditions are satisfied.

If this charge arises, the clearance service operator or its nominee will strictly be accountable for the stamp duty reserve tax, but in practice it will generally be reimbursed by participants in the clearance service.

Transfers of securities

No United Kingdom stamp duty reserve tax will be chargeable on the transfer of, or on an agreement to transfer, full legal and beneficial ownership of a security which constitutes “exempt loan capital.”

If a Senior Debt Security is a “Non-Exempt Security,” United Kingdom stamp duty reserve tax (at the rate of 0.5% of the consideration) may be chargeable on an unconditional agreement to transfer the Senior Debt. An exemption from the charge is available for certain securities in bearer form, provided certain conditions are satisfied. In addition, an exemption from the charge will be available if the Senior Debt Securities are held within a clearance service, provided the clearance service has not made an election pursuant to section 97A of the Finance Act 1986 which applies to the relevant Senior Debt Securities.

Any liability to United Kingdom stamp duty reserve tax which arises on such an agreement may be removed if a transfer is executed pursuant to the agreement and either no United Kingdom stamp duty is chargeable on that transfer or the transfer is duly stamped within the prescribed time limits. Where United Kingdom stamp duty reserve tax arises, subject to certain exceptions, it is normally the liability of the purchaser or transferee of the Senior Debt Securities. In addition to the above, stamp duty reserve tax may be chargeable (at the rate of 1.5% of the consideration for the transfer or, if none, of the value of the relevant security) on the transfer of a Non-Exempt Security to the provider of a clearance service or its nominee (although see below, under “—Court of Justice of the European Union Decision”). This charge will arise unless either (a) a statutory exemption is available or (b) the clearance service has made an election under section 97A of Finance Act 1986 which applies to the relevant Senior Debt Securities. If this charge arises, the clearance service operator or its nominee will strictly be accountable for the stamp duty reserve tax, but in practice it will generally be reimbursed by participants in the clearance service.

Redemption of securities

No United Kingdom stamp duty reserve tax will generally be payable on the redemption of the Senior Debt Securities, provided no issuance or transfer of shares or other securities is effected upon or in connection with such redemption.

Court of Justice of the European Union Decision

The Court of Justice of the European Union (“CJEU”) gave its decision in the case of HSBC Holdings plc, Vidacos Nominees Ltd v. The Commissioners of Her Majesty’s Revenue & Customs (Case C – 596/07) on October 1, 2009. In summary, it stated that the 1.5% charge to United Kingdom stamp duty reserve tax on the issuance of shares to a clearance service is incompatible with the Council Directive 69/335/EEC(the “EC Capital Duty Directive”).

On April 27, 2012, following the decision of the First Tier Tribunal (Tax Chamber) in HSBC Holdings PLC and The Bank of New York Mellon Corporation v. The Commissioners for Her Majesty’s Revenue & Customs [2012] UKFTT 163 (TC), HMRC announced that the 1.5% stamp duty reserve tax charge is no longer applicable to the issuance of United Kingdom shares and securities to clearance services or depositary receipt systems anywhere in the world.

The CJEU made no express comment with respect to the compatibility with EC law of the 1.5% United Kingdom stamp duty reserve tax charge on the transfer of existing securities to (as opposed to issuance of new securities into) a clearance system. The position, in this regard, is therefore unclear, although HMRC’s view is that both the 1.5% United Kingdom stamp duty and depositary receipt systems charges continue to apply to the transfer of shares and securities to clearance services that are not an integral part of an issuance of share capital.

The U.K. has passed legislation, the European Union (Withdrawal) Act 2018, to preserve the effect of the decisions mentioned above following the U.K.’s exit from the European Union and the U.K. Government has previously stated that it does not propose to reintroduce the 1.5% charge.

Specific professional advice should be sought before paying the 1.5% United Kingdom stamp duty reserve tax charge in any circumstances.

United Kingdom Taxation of Dated Subordinated Debt Securities

Introduction

The following is a summary of the United Kingdom withholding and other tax considerations at the date hereof with respect to the acquisition, ownership and disposition of the Dated Subordinated Debt Securities by persons who are the absolute beneficial owners of their Dated Subordinated Debt Securities and who are neither (a) resident in the United Kingdom for United Kingdom tax purposes nor (b) hold the Dated Subordinated Debt Securities in connection with any trade or business carried on in the United Kingdom through any branch, agency or permanent establishment in the United Kingdom. It is based upon the opinion of Clifford Chance LLP, our United Kingdom solicitors. This summary relates only to the position of persons who are absolute beneficial owners of the Dated Subordinated Debt Securities and may not apply to certain classes of persons, such as dealers in securities.

The summary is based on current law and the published practice of HMRC which may not be binding on HMRC and may be subject to change, sometimes with retrospective effect.

The following is a general guide for information purposes and should be treated with appropriate caution. It is not intended as tax advice and it does not purport to describe all of the tax considerations that may be relevant to a prospective purchaser. If you are in any doubt as to your tax position you should consult professional advisers. You should consult your own tax advisors concerning the consequences of acquiring, owning and disposing of the Dated Subordinated Debt Securities in your particular circumstances, including the applicability and effect of the Treaty. You should be aware that the particular terms of any particular series of Dated Subordinated Debt Securities as specified in the applicable prospectus supplement may affect the tax treatment of those Dated Subordinated Debt Securities. Additionally, holders of Dated Subordinated Debt Securities should be aware that the tax legislation of any jurisdiction where a holder is resident or otherwise subject to taxation (as well as the jurisdictions mentioned herein) may have an impact on the tax consequences of an investment in the Dated Subordinated Debt Securities including in respect of any income received from the Dated Subordinated Debt Securities.

This summary assumes that the Dated Subordinated Debt Securities will not be issued or transferred to any depositary receipt system.

Payments of Interest

Where interest on the Dated Subordinated Debt Securities has a United Kingdom source for United Kingdom tax purposes, Dated Subordinated Debt Securities that carry a right to interest will constitute “quoted Eurobonds” within the meaning of Section 987 of the ITA, provided they are and continue to be listed on a “recognized stock exchange” within the meaning of Section 1005 of the ITA for the purposes of Section 987 of the ITA or admitted to trading on a “multilateral trading facility” operated by a regulated recognized stock exchange (within the meaning of Section 987 of the ITA). The NYSE is a “recognized stock exchange” for these purposes. The Dated Subordinated Debt Securities will be treated as listed on the NYSE if they are officially listed in the United States in accordance with the provisions corresponding to those generally applicable in the European Economic Area (“EEA”) states and are admitted to trading on the main market of the NYSE. Accordingly, payments of interest on the Dated Subordinated Debt Securities made by us or any paying agent (or received by any collecting agent) may be made (or received, as the case may be) without withholding or deduction for or on account of United Kingdom income tax provided the relevant Dated Subordinated Debt Securities are listed on a “recognized stock exchange” at the time the interest is paid.

In all cases falling outside the exemptions described above, interest on the Dated Subordinated Debt Securities may fall to be paid under deduction of United Kingdom income tax at the basic rate (currently 20%).

Where interest has been paid under deduction of United Kingdom income tax, holders who are not resident in the United Kingdom may be able to recover all or part of the tax deducted if there is an appropriate provision in any applicable double taxation treaty.

Payments made in respect of the Dated Subordinated Debt Securities may be subject to United Kingdom tax by direct assessment even where such payments are paid without withholding or deduction. However, as regards a holder of Dated Subordinated Debt Securities who is not resident in the United Kingdom for United Kingdom tax purposes, payments made in respect of the Dated Subordinated Debt Securities without withholding or deduction will generally not be subject to United Kingdom tax provided that the relevant holder does not carry on a trade, profession or vocation in the United Kingdom through a branch or agency or (in the case of a company) carry on a trade or business in the United Kingdom through any permanent establishment in the United Kingdom in each case in connection with which the interest is received or to which the relevant Dated Subordinated Debt Securities are attributable, in which case (subject to exemptions for interest received by certain categories of agent) United Kingdom tax may be levied on the United Kingdom branch or agency, or permanent establishment.

The references to “interest” above mean “interest” as understood in United Kingdom tax law. The statements above do not take any account of any different definitions of “interest” or “principal” which may prevail under any other law or which may be created by the terms and conditions of the Dated Subordinated Debt Securities or any related documentation. Holders should seek their own professional advice as regards the withholding tax treatment of any payment on the Dated Subordinated Debt Securities which does not constitute “interest” or “principal” as those terms are understood in United Kingdom tax law. Where a payment on a security does not constitute (or is not treated as) interest for United Kingdom tax purposes, and the payment has a United Kingdom source, it would potentially be subject to United Kingdom withholding tax if, for example, it constitutes (or is treated as) an annual payment or a manufactured payment for United Kingdom tax purposes (which will be determined by, amongst other things, the terms and conditions specified by the particular terms of the particular series of Dated Subordinated Debt Securities). In such a case, the payment may fall to be made under deduction of United Kingdom tax (the rate of withholding depending on the nature of the payment), subject to such relief as may be available.

Where Dated Subordinated Debt Securities are issued at an issue price of less than 100% of their principal amount, any discount element on any such Dated Subordinated Debt Securities will not generally be subject to any United Kingdom withholding tax pursuant to the provisions mentioned above.

The above description of the United Kingdom withholding tax position assumes that there will be no substitution of an issuer and does not consider the tax consequences of any such substitution.

Disposal (Including Redemption)

A holder of Dated Subordinated Debt Securities who is not resident in the United Kingdom will not be liable to United Kingdom taxation in respect of a disposal (including redemption) of the Dated Subordinated Debt Securities, any gain accrued in respect of the Dated Subordinated Debt Securities or any change in the value of the Dated Subordinated Debt Securities unless the holder carries on a trade, profession or vocation in the United Kingdom through a branch or agency or, in the case of a company, through a permanent establishment and the Dated Subordinated Debt Securities were used in or for the purposes of this trade, profession or vocation or acquired for the use by or for the purposes of the branch or agency or permanent establishment.

Where Dated Subordinated Debt Securities are to be, or may fall to be, redeemed at a premium, as opposed to being issued at a discount, then any such element of premium may constitute a payment of interest. Payments of interest are subject to United Kingdom withholding tax as outlined above.

Inheritance tax

Where the Dated Subordinated Debt Securities are not situate in the United Kingdom, beneficial owners of such Dated Subordinated Debt Securities who are individuals not domiciled in the United Kingdom will not be subject to United Kingdom inheritance tax in respect of the Dated Subordinated Debt Securities. “Domicile” usually has an extended meaning in respect of United Kingdom inheritance tax, so that a person who has been resident for tax purposes in the United Kingdom for a certain period of time may be regarded as domiciled in the United Kingdom.

Where the Dated Subordinated Debt Securities are situate in the United Kingdom, beneficial owners of such Dated Subordinated Debt Securities who are individuals may be subject to United Kingdom inheritance tax in respect of such Dated Subordinated Debt Securities on the death of the individual or, in some circumstances, if the Dated Subordinated Debt Securities are the subject of a gift, including a transfer at less than full market value, by that individual. United Kingdom inheritance tax is not generally chargeable on gifts to individuals made more than seven years before the death of the donor. Subject to limited exclusions, gifts to settlements (which would include, very broadly, private trust arrangements) or to companies may give rise to an immediate United Kingdom inheritance tax charge. Dated Subordinated Debt Securities held in settlements may also be subject to United Kingdom inheritance tax charges periodically during the continuance of the settlement, on transfers out of the settlement or on certain other events. Investors should take their own professional advice as to whether any particular arrangements constitute a settlement for United Kingdom inheritance tax purposes.

Exemption from or reduction in any United Kingdom inheritance tax liability may be available for U.S. holders under the Estate Tax Treaty made between the United Kingdom and the United States.

Generally under United Kingdom domestic law a registered security is situate where it is registered and a bearer security is situate where the bearer security is located. However, this is subject to provisions of any applicable double tax treaty. You should consult professional advisers if you are in any doubt as to your liability to United Kingdom inheritance tax.

Stamp Duty

Issue of securities

No United Kingdom stamp duty will generally be payable on the issue of Dated Subordinated Debt Securities provided that, in the case of bearer Dated Subordinated Debt Securities, a statutory exemption applies, such as the exemption for the Dated Subordinated Debt Securities which constitute “loan capital” for the purposes of section 78(7) of the Finance Act 1986 (see below) or which are denominated in a currency other than sterling.

Transfers of securities

No liability for United Kingdom stamp duty will arise on a transfer of, or an agreement to transfer, full legal and beneficial ownership of the Dated Subordinated Debt Securities, provided that the Dated Subordinated Debt Securities constitute “exempt loan capital.” Broadly, “exempt loan capital” is “loan capital” for the purposes of section 78(7) of the Finance Act 1986 which does not carry or (in the case of (ii), (iii) and (iv) below) has not at any time prior to the relevant transfer or agreement carried any of the following rights:

(i) a right of conversion into shares or other securities, or to the acquisition of shares or other securities, including loan capital of the same description;

(ii) a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital;

(iii) a right to interest the amount of which falls or has fallen to be determined to any extent by reference to the results of, or of any part of, a business or to the value of any property; or

(iv) a right on repayment to an amount which exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed in the Official List of the FCA.

Even if a security does not constitute exempt loan capital (a “Non-Exempt Security”), no United Kingdom stamp duty will arise on transfer of the security if the security is held within a clearing system and the transfer is effected by electronic means, without executing any written transfer of, or written agreement to transfer, the security.

Where a Non-Exempt Security is transferred by means of a written instrument, or a written agreement is entered into to transfer an interest in the security where such interest falls short of full legal and beneficial ownership of the security, the relevant instrument or agreement may be liable to United Kingdom stamp duty (at the rate of 0.5% of the consideration, rounded up if necessary to the nearest multiple of £5). If the relevant instrument or agreement is executed and retained outside the United Kingdom at all times, no United Kingdom stamp duty should, in practice, need to be paid on such document.

However, in the event that the relevant document is executed in or brought into the United Kingdom for any purpose, then United Kingdom stamp duty may be payable. Interest may also be payable on the amount of such stamp duty, unless the document is duly stamped within thirty (30) days after the day on which it was executed. Penalties for late stamping may also be payable on the stamping of such document (in addition to interest) unless the document is duly stamped within thirty (30) days after the day on which it was executed or, if the instrument was executed outside the United Kingdom, within thirty (30) days of it first being brought into the United Kingdom.

However, no United Kingdom stamp duty will be payable on any such written transfer, or written agreement to transfer, if the amount or value of the consideration for the transfer is £1,000 or under, and the document contains a statement that the transfer does not form part of a larger transaction or series of transactions in respect of which the amount or value, or aggregate amount or value, of the consideration exceeds £1,000.

In addition to the above, if a Non-Exempt Security is in registered form, and the security is transferred, or agreed to be transferred, to a clearance service provider or its nominee, United Kingdom stamp duty may be chargeable (at the rate of 1.5% of the consideration for the transfer or, if none, of the value of the relevant security, rounded up if necessary to the nearest multiple of £5) on any document effecting, or containing an agreement to effect, such a transfer (although see below, under “—Court of Justice of the European Union Decision”).

If a document is subject to stamp duty, it may not be produced in civil proceedings in the United Kingdom, and may not be available for any other purpose in the United Kingdom, until the United Kingdom stamp duty (and any interest and penalties for late stamping) have been paid.

Redemption of securities

No United Kingdom stamp duty will generally be payable on the redemption of the Dated Subordinated Debt Securities, provided no issue or transfer of shares or other securities is effected upon or in connection with such redemption.

Stamp Duty Reserve Tax

Issue of securities

No United Kingdom stamp duty reserve tax will be payable on the issue of the Dated Subordinated Debt Securities unless the Dated Subordinated Debt Securities are issued directly to the provider of a clearance service or its nominee. In that case, United Kingdom stamp duty reserve tax may be chargeable at the rate of 1.5% of the issue price of the Dated Subordinated Debt Securities (although see below, under “—Court of Justice of the European Union Decision”). This charge may arise unless either (a) a statutory exemption is available or (b) the clearance service has made an election under section 97A of Finance Act 1986 which applies to the Dated Subordinated Debt Securities. A statutory exemption from the charge will be available:

(i) if the securities constitute “exempt loan capital”; or

(ii) for certain bearer securities provided certain conditions are satisfied.

If this charge arises, the clearance service operator or its nominee will strictly be accountable for the stamp duty reserve tax, but in practice it will generally be reimbursed by participants in the clearance service.

Transfers of securities

No United Kingdom stamp duty reserve tax will be chargeable on the transfer of, or on an agreement to transfer, full legal and beneficial ownership of a security which constitutes “exempt loan capital.”

If a Dated Subordinated Debt Security is a “Non-Exempt Security,” United Kingdom stamp duty reserve tax (at the rate of 0.5% of the consideration) may be chargeable on an unconditional agreement to transfer the Subordinated Debt. An exemption from the charge is available for certain securities in bearer form, provided certain conditions are satisfied. In addition, an exemption from the charge will be available if the Dated Subordinated Debt Securities are held within a clearance service, provided the clearance service has not made an election pursuant to section 97A of the Finance Act 1986 which applies to the relevant Dated Subordinated Debt Securities.

Any liability to United Kingdom stamp duty reserve tax which arises on such an agreement may be removed if a transfer is executed pursuant to the agreement and either no United Kingdom stamp duty is chargeable on that transfer or the transfer is duly stamped within the prescribed time limits. Where United Kingdom stamp duty reserve tax arises, subject to certain exceptions, it is normally the liability of the purchaser or transferee of the

Dated Subordinated Debt Securities. In addition to the above, stamp duty reserve tax may be chargeable (at the rate of 1.5% of the consideration for the transfer or, if none, of the value of the relevant security) on the transfer of a Non-Exempt Security to the provider of a clearance service or its nominee (although see below, under “—Court of Justice of the European Union Decision”). This charge will arise unless either (a) a statutory exemption is available or (b) the clearance service has made an election under section 97A of Finance Act 1986 which applies to the relevant Dated Subordinated Debt Securities. If this charge arises, the clearance service operator or its nominee will strictly be accountable for the stamp duty reserve tax, but in practice it will generally be reimbursed by participants in the clearance service.

Redemption of securities

No United Kingdom stamp duty reserve tax will generally be payable on the redemption of the Dated Subordinated Debt Securities, provided no issuance or transfer of shares or other securities is effected upon or in connection with such redemption.

Court of Justice of the European Union Decision

The Court of Justice of the European Union (“CJEU”) gave its decision in the case of HSBC Holdings plc, Vidacos Nominees Ltd v. The Commissioners of Her Majesty’s Revenue & Customs (Case C – 596/07) on October 1, 2009. In summary, it stated that the 1.5% charge to United Kingdom stamp duty reserve tax on the issuance of shares to a clearance service is incompatible with the Council Directive 69/335/EEC(the “EC Capital Duty Directive”).

On April 27, 2012, following the decision of the First Tier Tribunal (Tax Chamber) in HSBC Holdings PLC and The Bank of New York Mellon Corporation v. The Commissioners for Her Majesty’s Revenue & Customs [2012] UKFTT 163 (TC), HMRC announced that the 1.5% stamp duty reserve tax charge is no longer applicable to the issuance of United Kingdom shares and securities to clearance services or depositary receipt systems anywhere in the world.

The CJEU made no express comment with respect to the compatibility with EC law of the 1.5% United Kingdom stamp duty reserve tax charge on the transfer of existing securities to (as opposed to issuance of new securities into) a clearance system. The position, in this regard, is therefore unclear, although HMRC’s view is that both the 1.5% United Kingdom stamp duty and depositary receipt systems charges continue to apply to the transfer of shares and securities to clearance services that are not an integral part of an issuance of share capital.

The U.K. has passed legislation, the European Union (Withdrawal) Act 2018, to preserve the effect of the decisions mentioned above following the U.K.’s exit from the European Union and the U.K. Government has previously stated that it does not propose to reintroduce the 1.5% charge.

Specific professional advice should be sought before paying the 1.5% United Kingdom stamp duty reserve tax charge in any circumstances.

United Kingdom Taxation of Contingent Capital Securities

Certain United Kingdom taxation considerations with respect to contingent capital securities will be described in the relevant prospectus supplement.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

Each fiduciary of a pension, profit-sharing or other employee benefit plan (a “Plan”) subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans subject to Section 4975 of the Code (also “Plans”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless relief is available under an applicable statutory or administrative exemption. Employee benefit plans and arrangements that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other regulations, rules or laws (“Similar Laws”).

Barclays PLC, Barclays Bank PLC, Barclays Capital Inc. and certain of their affiliates, among others, may each be considered a party in interest or a disqualified person with respect to many Plans. The acquisition or holding of the securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which Barclays PLC, Barclays Bank PLC, Barclays Capital Inc. or certain of their affiliates is or becomes a party in interest or disqualified person may constitute or result in prohibited transaction under ERISA or Section 4975 of the Code, unless those securities are acquired and held pursuant to an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the securities. These exemptions are:

(1)	PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

(2)	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

(3)	PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

(4)	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

(5)	PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the acquisition and disposition of the securities, provided that neither Barclays PLC, Barclays Bank PLC, Barclays Capital Inc. nor any of their affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any of the above exemptions (or any other exemption) will be satisfied.

Because of the foregoing, the securities should not be acquired or held by any person investing “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding of the securities that it either (i) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing those securities on behalf of or with “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement or (ii) any such purchase or holding, will not result in a non-exempt prohibited transaction under the rules described above or a violation of any applicable Similar Laws. Further, any person acquiring or holding the securities on behalf of any Plan or with any plan assets shall be deemed to represent on behalf of itself and such Plan that (x) the Plan is paying no more than, and is receiving no less than, adequate consideration within the meaning of Section 408(b)(17) of ERISA in connection with the transaction or any redemption of the securities, (y) neither Barclays PLC, Barclays Bank PLC, Barclays Capital Inc. or any placement agent, nor any of their affiliates directly or indirectly exercises any discretionary authority or control or renders investment advice or otherwise acts in a fiduciary capacity with respect to the assets of the Plan within the meaning of ERISA and (z) in making the foregoing representations and warranties, such person has applied sound business principles in determining whether fair market value will be paid, and has made such determination acting in good faith.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption, or any other applicable exemption, or the potential consequences of any purchase or holding under applicable Similar Laws.

Purchasers of the securities have exclusive responsibility for ensuring that their acquisition and holding of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any security to a Plan or a Non-ERISA Arrangement is in no respect a representation by Barclays PLC, Barclays Bank PLC, Barclays Capital Inc. or any of their affiliates that the investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that the investment is appropriate for a Plan or a Non-ERISA Arrangement generally or any particular Plan or Non-ERISA Arrangement.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the securities, you should consult your legal counsel.

The applicable prospectus supplement and pricing supplement may contain a further discussion of ERISA and Similar Laws.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Initial Offering and Issue of Securities

We may issue all or part of the securities from time to time, on terms determined at that time, through underwriters, dealers and/or agents, directly to purchasers or through a combination of any of these methods. We will set forth in the applicable prospectus supplement:

•	the terms of the offering of the securities;

•	the names of any underwriters, dealers or agents involved in the sale of the securities;

•	the principal amounts of securities any underwriters will subscribe for; and

•	our net proceeds.

If we use underwriters in the issue, they will acquire the securities for their own account and they may effect distribution of the securities from time to time in one or more transactions. These transactions may be at a fixed price or prices, which they may change, or at prevailing market prices, or related to prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or underwriters without a syndicate. Unless the applicable prospectus supplement specifies otherwise, the underwriters’ obligations to subscribe for the securities will depend on certain conditions being satisfied. If the conditions are satisfied, the underwriters will be obligated to subscribe for all of the securities of the series, if they subscribe for any of them. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

If we use dealers in the issue, unless the applicable prospectus supplement specifies otherwise, we will issue the securities to the dealers as principals. The dealers may then sell the securities to the public at varying prices that the dealers will determine at the time of sale.

We may also issue securities through agents we designate from time to time, or we may issue securities directly. The applicable prospectus supplement will name any agent involved in the offering and issue of the securities, and will also set forth any commissions that we will pay. Unless the applicable prospectus supplement indicates otherwise, any agent will be acting on a best efforts basis for the period of its appointment. Agents through whom we issue securities may enter into arrangements with other institutions with respect to the distribution of the securities, and those institutions may share in the commissions, discounts or other compensation received by our agents, may be compensated separately and may also receive commissions from the purchasers for whom they may act as agents.

In connection with the issue of securities, underwriters may receive compensation from us or from subscribers of securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. Dealers may also receive commissions from the subscribers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the sale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will identify any underwriter or agent, and describe any compensation that we provide.

If the applicable prospectus supplement so indicates, we will authorize underwriters, dealers or agents to solicit offers to subscribe the securities from institutional investors. In this case, the prospectus supplement will also indicate on what date payment and delivery will be made. There may be a minimum amount which an institutional investor may subscribe, or a minimum portion of the aggregate principal amount of the securities which may be issued by this type of arrangement. Institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and any other institutions we may approve. The subscribers’ obligations under delayed delivery and payment arrangements will not be subject to any conditions; however, the institutional investors’ subscription of particular securities must not at the time of delivery be prohibited under the laws of any relevant jurisdiction in respect, either of the validity of the arrangements, or the performance by us or the institutional investors under the arrangements.

We may enter into agreements with the underwriters, dealers and agents who participate in the distribution of the securities that may fully or partially indemnify them against some civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, or be affiliates of Barclays PLC in the ordinary course of business.

Conflicts of Interest

Barclays Capital Inc., an affiliate of Barclays PLC, may participate in one or more offerings of our securities and, as such, may be deemed to have a “conflict of interest” in any such offerings within the meaning of Rule 5121 of the consolidated rulebook of the Financial Industry Regulatory Authority (“FINRA”) (or any successor rule thereto) (“Rule 5121”). Rule 5121 imposes certain requirements when a FINRA member, such as Barclays Capital Inc., distributes an affiliated company’s securities, such as our securities. Barclays Capital Inc. has advised us that each particular offering of securities in which it participates will be conducted in compliance with the provisions of Rule 5121. Barclays Capital Inc. is not permitted to sell securities in any such offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Selling Restrictions

United Kingdom

Prohibition of Sales to U.K. Retail Investors

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities of any series will represent, warrant and agree that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available any securities to any retail investor in the United Kingdom. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

•	a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law of the U.K. by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or

•

a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the U.K. by virtue of the EUWA; or

•	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law of the U.K. by virtue of the EUWA (the “UK Prospectus Regulation”); and

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities or investments to be offered so as to enable an investor to decide to purchase or subscribe for the securities or investments.

Public Offer Selling Restriction Under The UK Prospectus Regulation

If the relevant agreement between us and the underwriters, dealers and/or agents in connection with an offering of securities or any investments representing securities of any series specifies that the restriction set out under “Prohibition of Sales to U.K. Retail Investors” above does not apply, and unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities of any series and subject to the terms specified in the agreement, in relation to the United Kingdom any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities of any series will represent, warrant and agree that it has not made and will not make an offer of any securities or any investments representing securities which are the subject of the offering contemplated by the prospectus as completed by the prospectus supplement in relation thereto to the public in the United Kingdom except that it may make an offer of the securities to the public in the United Kingdom:

•	Qualified investors: at any time to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

•

Fewer than 150 offerees: at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 the UK Prospectus Regulation as permitted under the UK Prospectus Regulation subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by Barclays PLC for any such offer; or

•	Other exempt offers: at any time in any other circumstances falling within section 86 of the FSMA,

provided that no such offer of securities referred to in the bullet points above shall require us or any underwriter, dealer and/or agent to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

The expression “an offer of securities or any investments representing securities to the public” in relation to such securities or investments in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and the securities or investments to be offered so as to enable an investor to decide to purchase or subscribe for the securities or investments.

Other Securities Laws

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities of any series and subject to the terms specified in the agreement, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities of any series will confirm and agree that:

•	in relation to any debt securities having a maturity of less than one year:

(i)	it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business; and

(ii)	it has not offered or sold and will not offer or sell any debt securities other than to persons:

(A)	whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses; or

(B)	who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses,

where the issue of the debt securities would otherwise constitute a contravention of Section 19 of FSMA by us;

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities or any investments representing securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities, or any investments representing securities in, from or otherwise involving the United Kingdom.

Prohibition of Sales to EEA Retail Investors

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities of any series will represent, warrant and agree that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available any securities to any retail investor in the European Economic Area. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

•	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “EU MiFID II”); or

•

a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of EU MiFID II; or

•	not a qualified investor as defined in Regulation (EU) 2017/1129 (the “EU Prospectus Regulation”); and

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities or investments to be offered so as to enable an investor to decide to purchase or subscribe for the securities or investments.

EEA Public Offer Selling Restriction Under The EU Prospectus Regulation

If the relevant agreement between us and the underwriters, dealers and/or agents in connection with an offering of securities or any investments representing securities of any series specifies that the restriction set out under “Prohibition of Sales to EEA Retail Investors” above does not apply, and unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities of any series and subject to the terms specified in the agreement, in relation to each member state of the European Economic Area (each, a “Member State”), any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities of any series will represent, warrant and agree that it has not made and will not make an offer of any securities or any investments representing securities which are the subject of the offering contemplated by the prospectus as completed by the prospectus supplement in relation thereto to the public in that Member State except that it may make an offer of the securities to the public in that Member State:

•	Qualified investors: at any time to any legal entity which is a qualified investor as defined in the EU Prospectus Regulation;

•

Fewer than 150 offerees: at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Regulation as permitted under the EU Prospectus Regulation), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by Barclays PLC for any such offer; or

•	Other exempt offers: at any time in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation,

provided that no such offer of securities referred to in the bullet points above shall require us or any underwriter, dealer and/or agent to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation.

The expression “an offer of securities or any investments representing securities to the public” in relation to such securities or investments in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities or investments to be offered so as to enable an investor to decide to purchase or subscribe for the securities or investments.

Market-Making Resales

This prospectus may be used by an affiliate of Barclays PLC in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, such affiliate may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, such affiliate may act as principal, or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal. Such affiliate may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The indeterminate aggregate initial offering price relates to the initial offering of the securities described in the prospectus supplement. This amount does not relate to securities sold in market-making transactions.

We do not expect to receive any proceeds from market-making transactions.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are an English public limited company. A majority of our directors and executive officers and a number of the experts named in this document are non-residents of the United States. All or a substantial portion of the assets of those persons are located outside the United States. Most of our assets are located outside of the United States. As a result, it may not be possible for you to effect service of process within the United States upon those persons or to enforce against them judgments of U.S. courts based upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Clifford Chance LLP, that there is doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the federal securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act. Accordingly, we file, jointly with Barclays Bank PLC, reports and other information with the SEC.

The SEC maintains an internet site at http://www.sec.gov that contains reports and other information we file electronically with the SEC. These reports and other information may also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which some of our securities are listed.

We will furnish to the trustee referred to under “Description of Debt Securities” and “Description of Contingent Capital Securities” annual reports, which will include a description of operations and annual audited consolidated financial statements prepared in accordance with IFRS. We will also furnish to the trustee interim reports that will include unaudited interim summary consolidated financial information prepared in accordance with IFRS. We will furnish to the trustee all notices of meetings at which holders of securities are entitled to vote, and all other reports and communications that are made generally available to those holders.

FURTHER INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered with this prospectus. This prospectus is a part of that registration statement and it omits some information that is contained in the registration statement. You can access the registration statement together with exhibits on the internet site maintained by the SEC at http://www.sec.gov in order to obtain that additional information about us and about the securities offered with this prospectus.

VALIDITY OF SECURITIES

If stated in the prospectus supplement applicable to a specific issuance of debt securities or contingent capital securities, the validity of such securities under New York law may be passed upon for us by our U.S. counsel, Cleary Gottlieb Steen & Hamilton LLP. If stated in the prospectus supplement applicable to a specific issuance of debt securities, contingent capital securities or ordinary shares (including the ordinary shares into which such contingent capital securities may under certain circumstances convert), the validity of such securities under English law may be passed upon by our English solicitors, Clifford Chance LLP. Cleary Gottlieb Steen & Hamilton LLP may rely on the opinion of Clifford Chance LLP as to all matters of English law and Clifford Chance LLP may rely on the opinion of Cleary Gottlieb Steen & Hamilton LLP as to all matters of New York law. If this prospectus is delivered in connection with an underwritten offering, the validity of the debt securities, contingent capital securities or ordinary shares (including the ordinary shares into which such contingent capital securities may under certain circumstances convert) may be passed upon for the underwriters by United States and English counsel for the underwriters specified in the related prospectus supplement.

EXPERTS

The consolidated financial statements of Barclays PLC as of December 31, 2020 and December 31, 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, which report appears in the Annual Report on Form 20-F of Barclays PLC for the year ended December 31, 2020, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commission and expenses reimbursed by us, to be incurred in connection with a distribution of an assumed amount of $1,000,000,000 of securities registered under this registration statement:

Securities and Exchange Commission registration fee	$109,100	(1)
Printing expenses	15,000
Legal fees and expenses	115,000
Accountants’ fees and expenses	45,000
Trustee fees and expenses	10,000
Miscellaneous	15,000

Total	$309,100

(1)	Assuming a maximum aggregate offering price of 100.00% and based on the current fee rate of $109.10 per $1,000,000.

£1,500,000,000 9.250% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities

Barclays PLC

Prospectus Supplement

February 27, 2023

(to Prospectus dated March 1, 2021)

Sole Structuring Adviser and Sole Bookrunner

Barclays

Joint Lead Managers

BBVA	BNP PARIBAS	Citigroup	Commerzbank

J.P. Morgan	Lloyds Bank Corporate Markets	Mizuho	Nordea

Société Générale Corporate & Investment Banking	TD Securities	UBS Investment Bank	UniCredit

Senior Co-Managers

ANZ	BMO Capital Markets	CaixaBank	CIBC Capital Markets

Danske Markets	DZ Financial Markets LLC	MUFG	Rabobank

Raiffeisen Bank International	Santander	Swedbank